   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 1996.
                                                            REGISTRATION NO. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                   AMRE, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                          1761                  75-2041737
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)  IDENTIFICATION NO.)

                            8585 N. STEMMONS FREEWAY
                                  SOUTH TOWER
                              DALLAS, TEXAS 75247
                           TELEPHONE: (214) 658-6300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ROBERT M. SWARTZ
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            8585 N. STEMMONS FREEWAY
                                  SOUTH TOWER
                              DALLAS, TEXAS 75247
                           TELEPHONE: (214) 658-6300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
           INCLUDING AREA CODE, OF AGENT FOR SERVICE FOR REGISTRANT)

                             ----------------------

                                   Copies to:

         GARY M. LAWRENCE, P.C.                   CHARLES D. MAGUIRE, JR., ESQ.
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.            JACKSON & WALKER, L.L.P.
     1700 PACIFIC AVENUE, SUITE 4100               901 MAIN STREET, SUITE 6000
        DALLAS, TEXAS 75201-4618                       DALLAS, TEXAS  75202
             (214) 969-2800                               (214) 953-6000

                             ----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                             ----------------------

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                               Proposed       Proposed Maximum
                                                Amount          Maximum          Aggregate         Amount of
           Title of each Class of                to be       Offering Price  Offering Price (2)  Registration
        Securities to be Registered          Registered(1)    Per Share(2)                            Fee(3)
----------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value                 3,973,471          $15.875       $63,078,852.13     $13,010.31
                                              ---------                        --------------     ----------
                                                shares
================================================================================================================

(1) Determined based upon the outstanding Common Stock and options to purchase Common Stock of Facelifters Home Systems, Inc. as of March 12, 1996.
(2) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices of the Registrant's Common Stock on March 11, 1996.
(3) Does not include initial payment of $8,741.02 made in connection with the filing of preliminary proxy materials.
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                                   AMRE, INC.

                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

ITEM
 NO.     ITEM IN FORM S-4                                                    LOCATION OR HEADING IN PROSPECTUS
-----    ----------------                                                    ---------------------------------
         A. INFORMATION ABOUT THE TRANSACTION

1.       Forepart of Registration Statement and
         Outside Front Cover Page of Prospectus . . . . . . . .         Facing Page of Registration Statement; Cross-
                                                                        Reference Sheet; Outside Front Cover Page of
                                                                        Prospectus

2.       Inside Front and Outside Back Cover Pages
         of Prospectus  . . . . . . . . . . . . . . . . . . . .         Available Information; Incorporation of
                                                                        Documents by Reference; Table of Contents

3.       Risk Factors, Ratio of Earnings to Fixed Charges
         and Other Information  . . . . . . . . . . . . . . . .         Outside Front Cover Page of Prospectus; Summary;
                                                                        Risk Factors; Comparative Market Price Data;
                                                                        Special Factors; Facelifters Consolidated
                                                                        Financial Statements

4.       Terms of the Transaction . . . . . . . . . . . . . . .         Summary; Special Factors; The Merger Agreement;
                                                                        Comparison of Stockholder Rights

5.       Pro Forma Financial Information  . . . . . . . . . . .         Summary; Unaudited Pro Forma Condensed Combined
                                                                        Financial Statements

6.       Material Contacts With the Company Being Acquired  . .         Summary; Risk Factors; Special Factors; Recent
                                                                        Developments

7.       Additional Information Required For Reoffering by
         Persons and Parties Deemed to be Underwriters  . . . .         Not applicable

8.       Interests of Named Experts and Counsel . . . . . . . .         Summary; Special Factors; Legal Matters; Experts
9.       Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities . . . . . . . . . . . .         Comparison of Stockholder Rights; Part II of the
                                                                        Registration Statement

         B. INFORMATION ABOUT THE REGISTRANT

10.      Information With Respect to S-3 Registrants  . . . . .         Summary; Risk Factors; Special Factors;
                                                                        Century 21 License Agreement; The Stockholder
                                                                        Agreement; AMRE Charter Amendment; Recent
                                                                        Developments; Management Information of AMRE;
                                                                        Security Ownership; Executive Compensation;
                                                                        Certain Relationships and Related Transactions;
                                                                        Unaudited Pro Forma Condensed Combined Financial
                                                                        Statements

11.      Incorporation of Certain Information by Reference  . .         Inside front cover page of prospectus

12.      Information With Respect to S-2 or S-3
         Registrants  . . . . . . . . . . . . . . . . . . . . .         Not applicable

13.      Incorporation of Certain Information by
         Reference  . . . . . . . . . . . . . . . . . . . . . .         Not applicable

ITEM
 NO.     ITEM IN FORM S-4                                                    LOCATION OR HEADING IN PROSPECTUS
-----    ----------------                                                    ---------------------------------
14.      Information With Respect to Registrants Other
         Than S-3 or S-2 Registrants  . . . . . . . . . . . . .         Not applicable

         C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.      Information With Respect to S-3 Companies  . . . . . .         Not applicable

16.      Information With Respect to S-2 or S-3 Companies . . .         Outside Front Cover Page of Prospectus; Inside
                                                                        Front Cover Page of Prospectus; Summary;
                                                                        Comparative Market Price Data; Special Factors;
                                                                        Facelifters Selected Consolidated Financial and
                                                                        Operating Data; Facelifters Management's
                                                                        Discussion and Analysis of Financial Condition
                                                                        and Results of Operations; Description of
                                                                        Facelifters Capital Stock; Business of
                                                                        Facelifters; Recent Developments; Facelifters
                                                                        Consolidated Financial Statements; Unaudited
                                                                        Pro Forma Condensed Combined Financial Statements

17.      Information With Respect to Companies Other Than
         S-3 or S-2 Companies . . . . . . . . . . . . . . . . .         Not applicable

         D. VOTING AND MANAGEMENT INFORMATION

18.      Information if Proxies, Consents or Authorizations
         Are to Be Solicited  . . . . . . . . . . . . . . . . .         Notice of Special Meeting of Stockholders;
                                                                        Outside Front Cover Page of Prospectus; Summary;
                                                                        The Meetings; Special Factors; The Merger
                                                                        Agreement; Recent Developments; Comparison of
                                                                        Stockholder Rights; Management Information of
                                                                        AMRE; Security Ownership; Executive Compensation

19.      Information if Proxies, Consents or Authorizations
         Are not to Be Solicited or in an Exchange Offer  . . .         Not applicable

20.      Indemnification of Directors and Officers  . . . . . .         Special Factors; Comparison of Stockholder
                                                                        Rights; Part II of the Registration Statement

21.      Exhibits and Financial Statement Schedules . . . . . .         Financial Statements; Exhibits

22.      Undertakings . . . . . . . . . . . . . . . . . . . . .         Part II of the Registration Statement

[AMRE LOGO]                                                   [FACELIFTERS LOGO]


                                March ___, 1996


Dear Stockholders of AMRE, Inc. ("AMRE") and Facelifters Home Systems, Inc. ("Facelifters"):

         Attached is a Notice of Special Meeting of Stockholders for each of AMRE and Facelifters and an accompanying Joint Proxy Statement/Prospectus which describes the matters to be acted upon at special meetings of the stockholders of AMRE and Facelifters. At the respective meetings, stockholders of AMRE and Facelifters will be asked to consider and vote upon certain proposals related to the Agreement and Plan of Merger, dated October 31, 1995, as amended (the "Merger Agreement"), by and among AMRE, AMRE Acquisition, Inc., a wholly owned subsidiary of AMRE, ("Merger Sub"), Facelifters Home Systems, Inc., a New York corporation, and Facelifters. The Merger Agreement provides for the merger of Merger Sub with and into Facelifters (the "Merger"). As the corporation surviving the Merger, Facelifters will become a direct wholly owned subsidiary of AMRE. Stockholders are urged to review carefully the attached Joint Proxy Statement/Prospectus. This document contains a detailed description of the Merger.

         Pursuant to the terms of a stockholder agreement executed in connection with the Merger Agreement, AMRE has obtained agreements from affiliates of Facelifters who own approximately 22% of the outstanding Facelifters Common Stock to vote in favor of the Merger.

         In the Merger, each outstanding share of Facelifters Common Stock (subject to certain provisions with respect to fractional shares) will be converted into one share of AMRE Common Stock. Based on the number of shares of Facelifters Common Stock outstanding on March 4, 1996, approximately 3,565,680 shares of AMRE Common Stock are expected to be issued to holders of Facelifters Common Stock upon consummation of the Merger.

         The proposed Merger requires, among other conditions, the approval of the matters described in the Joint Proxy Statement/Prospectus by the stockholders of AMRE and Facelifters.

         FOR THE REASONS DETAILED IN THE JOINT PROXY STATEMENT/PROSPECTUS, THE BOARDS OF DIRECTORS OF AMRE AND FACELIFTERS HAVE DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE IN THE BEST INTERESTS OF AMRE AND FACELIFTERS, RESPECTIVELY, AND THEIR RESPECTIVE STOCKHOLDERS. THE BOARD OF DIRECTORS OF AMRE HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT AMRE'S STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSALS TO BE CONSIDERED AT THE AMRE SPECIAL MEETING AS DESCRIBED IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS. THE BOARD OF DIRECTORS OF FACELIFTERS HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT FACELIFTERS' STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSALS TO BE CONSIDERED AT THE FACELIFTERS SPECIAL MEETING AS DESCRIBED IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS.

         Your continued support of the new AMRE is greatly appreciated. We and the rest of the new management team are excited about the prospects that lie ahead for the combined company. Because of the significance to AMRE and Facelifters of the proposed Merger, your participation at the special meetings of stockholders, in person or by proxy, is especially important. Even if you plan to attend the relevant meeting, please complete, sign and date your proxy and return it promptly in the enclosed envelope that has been provided for your convenience. This will not limit your right to vote in person or to attend the meeting. You may revoke your proxy by following the procedures set forth in the accompanying Joint Proxy Statement/Prospectus.

Sincerely yours,


           ROBERT M. SWARTZ                               MARK HONIGSFELD
President and Chief Executive Officer                  Chairman of the Board
              AMRE, Inc.                            and Chief Executive Officer
                                                  Facelifters Home Systems, Inc.

                                   AMRE, INC.
                                8585 N. Stemmons
                                  South Tower
                              Dallas, Texas  75247

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 18, 1996

To the Stockholders of AMRE, Inc.:

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of AMRE, Inc., a Delaware corporation ("AMRE"), will be held on April 18, 1996, commencing at 10:00 a.m., local time, at the corporate offices of AMRE, located at 8585 N. Stemmons Freeway, South Tower, 8th Floor, Dallas, Texas 75247, to consider and act upon the following matters which are described in more detail in the accompanying Joint Proxy Statement/Prospectus:

                 1. To consider and vote, as a single proposal, upon (a) the proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 31, 1995, as amended (the "Merger Agreement"), among AMRE, AMRE Acquisition, Inc. ("Merger Sub"), Facelifters Home Systems, Inc., a New York corporation, and Facelifters Home Systems, Inc., a Delaware corporation ("Facelifters"), pursuant to which Merger Sub will merge with and into Facelifters (the "Merger"), and (b) in connection with the consummation of the Merger, the issuance by AMRE of shares of AMRE common stock, par value $0.01 per share ("AMRE Common Stock"), whereby each outstanding share of Facelifters common stock, $0.01 par value ("Facelifters Common Stock"), will be converted into one share of AMRE Common Stock.

                 2. To consider and vote upon a proposal to approve an amendment to AMRE's Certificate of Incorporation to increase the number of authorized shares of AMRE (the "Charter Amendment") in order to permit the issuance of the additional shares of AMRE Common Stock to the former holders of Facelifters Common Stock and for other general corporate purposes.

                 3. To consider and act upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

         Unless the Charter Amendment is approved by the stockholders of AMRE, AMRE will not have a sufficient number of authorized shares of AMRE Common Stock to permit the issuance of the shares of AMRE Common Stock to the stockholders of Facelifters. Approval of the Charter Amendment is a condition to closing, and unless the Charter Amendment is approved, the Merger will not be consummated.

         The close of business on March 4, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Holders of AMRE Common Stock are not entitled to dissenters' appraisal rights under the Delaware General Corporation Law in respect of the Merger.

         When the proxies are returned properly executed, the shares represented thereby will be voted in accordance with the indicated instructions. However, if no instructions have been specified on the returned proxy, the shares represented thereby will be voted "FOR" approval of the Merger Agreement, the issuance of the AMRE Common Stock pursuant to the Merger Agreement and the Charter Amendment. Any stockholder giving a proxy has the right to revoke it at any time before it is voted by filing, with the Secretary of AMRE, either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by attending the meeting and voting in person.

                                        By Order of the Board of Directors
                                        AMRE, Inc.


                                        C. CURTIS EVERETT
                                        Secretary
March ___, 1996

         YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED WHITE PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF AMRE, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                         FACELIFTERS HOME SYSTEMS, INC.
                                 One Park Place
                        621 N.W. 53rd Street, Suite 450
                           Boca Raton, Florida  33487

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 18, 1996


To the Stockholders of Facelifters Home Systems, Inc.:

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Facelifters Home Systems, Inc., a Delaware corporation ("Facelifters"), will be held on April 18, 1996, commencing at 10:00 a.m., local time, at the offices of the Chairman of the Board of Facelifters, 800 Snediker Avenue, Brooklyn, New York 11207 to consider and act upon the following matters which are described in more detail in the accompanying Joint Proxy Statement/Prospectus:

                 1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 31, 1995, as amended (the "Merger Agreement"), among Facelifters, Facelifters Home Systems, Inc., a New York corporation, AMRE, Inc. and AMRE Acquisition, Inc., pursuant to which each outstanding share of Facelifters Common Stock, $0.01 par value, will be converted into one share of AMRE Common Stock, $0.01 par value.

                 2. To consider and act upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

         The close of business on March 4, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Holders of Facelifters Common Stock are not entitled to dissenters' appraisal rights under the Delaware General Corporation Law in respect of the Merger.

         When the proxies are returned properly executed, the shares represented thereby will be voted in accordance with the indicated instructions. However, if no instructions have been specified on the returned proxy, the shares represented thereby will be voted "FOR" approval and adoption of the Merger Agreement. Any stockholder giving a proxy has the right to revoke it at any time before it is voted by filing, with the Secretary of Facelifters, either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by attending the meeting and voting in person.

                                        By Order of the Board of Directors
                                        FACELIFTERS HOME SYSTEMS, INC.



                                        DEEDEE HONIGSFELD
                                        Secretary

March ___, 1996


         YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED BLUE PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF FACELIFTERS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                                   AMRE, INC.

                                      AND

                         FACELIFTERS HOME SYSTEMS, INC.

                             JOINT PROXY STATEMENT

                             ---------------------

                             AMRE, INC. PROSPECTUS

         This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, par value $0.01 per share ("AMRE Common Stock"), of AMRE, Inc., a Delaware corporation ("AMRE"), in connection with the solicitation of proxies by the Board of Directors of AMRE for use at a special meeting of stockholders of AMRE (the "AMRE Special Meeting") to be held on Thursday, April 18, 1996, commencing at 10:00 a.m., local time, at the corporate offices of AMRE, located at 8585 N. Stemmons Freeway, South Tower, 8th Floor, Dallas, Texas 75247 and at any adjournment or postponement thereof.

         This Joint Proxy Statement/Prospectus is also being furnished to holders of common stock, par value $0.01 per share ("Facelifters Common Stock"), of Facelifters Home Systems, Inc., a Delaware corporation ("Facelifters"), in connection with the solicitation of proxies by the Board of Directors of Facelifters for use at a special meeting of stockholders of Facelifters (the "Facelifters Special Meeting") to be held on Thursday, April 18, 1996, at the offices of the Chairman of the Board of Facelifters, 800 Snediker Avenue, Brooklyn, New York 11207, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

         At the AMRE and Facelifters Special Meetings, the stockholders of AMRE and Facelifters will vote upon the transactions contemplated by the Agreement and Plan of Merger, dated as of October 31, 1995, as amended (the "Merger Agreement"), among AMRE, AMRE Acquisition, Inc.("Merger Sub"), Facelifters Home Systems, Inc., a New York corporation, and Facelifters, pursuant to which Merger Sub will merge with and into Facelifters (the "Merger" or the "Facelifters Merger"). Holders of Facelifters Common Stock and AMRE Common Stock do not have dissenters' appraisal rights in respect of the Merger.

         This Joint Proxy Statement/Prospectus also constitutes a prospectus of AMRE with respect to shares of AMRE Common Stock to be issued in the Merger in exchange for outstanding shares of Facelifters Common Stock.

         Based on the number of shares of Facelifters Common Stock outstanding on March 4, 1996, approximately 3,565,680 shares of AMRE Common Stock are expected to be issued to former holders of Facelifters Common Stock upon consummation of the Merger (assuming that no options to acquire Facelifters Common Stock are exercised prior to the effective time of the Merger).

         The shares of AMRE Common Stock offered hereby have been listed on the New York Stock Exchange, Inc. (the "NYSE"), subject to notice of issuance and requisite approvals by Facelifters' and AMRE's stockholders. FOR A DISCUSSION OF CERTAIN CONSIDERATIONS REGARDING THE BUSINESSES AND OPERATIONS OF AMRE AND FACELIFTERS THAT SHOULD BE EVALUATED BEFORE VOTING ON THE PROPOSALS DESCRIBED HEREIN AT THE AMRE SPECIAL MEETING OR THE FACELIFTERS SPECIAL MEETING, SEE "RISK FACTORS" ON PAGE 28.

                             ---------------------

      THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/
            PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

         This Joint Proxy Statement/Prospectus and accompanying forms of proxy are first being mailed to stockholders of AMRE and Facelifters on or about March ___, 1996.

     The date of this Joint Proxy Statement/Prospectus is March ___, 1996.

                             AVAILABLE INFORMATION

         AMRE and Facelifters are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements, information statements and other information filed by AMRE and by Facelifters with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. AMRE Common Stock is listed on the NYSE. Reports, proxy and information statements and other information relating to AMRE can be inspected at the offices of the NYSE at 11 Wall Street, New York, New York 10005. Facelifters Common Stock is principally traded on the NASDAQ Stock Market ("NASDAQ"). Reports, proxy statements and other information relating to Facelifters can be inspected at the offices of NASDAQ, 1735 K Street, Washington, D.C. 20006.

         AMRE has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits filed as a part thereof, are available for inspection and copying at the Commission's offices as described above.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by AMRE (File No. 1-9632) and Facelifters (File No. 0-14831) pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

                 1. AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                 2. AMRE's Reports on Form 8-K, dated April 28, 1995, June 19, 1995, October 17, 1995 and October 31, 1995;

                 3. AMRE's Form 8-A, dated July 16, 1987, as amended by Amendment No. 1 to Form 8-A dated July 28, 1987;

                 4. Facelifters Annual Report on Form 10-K for the fiscal year ended March 31, 1995;

                 5. Facelifters Quarterly Reports on Form 10-Q for the quarters ended June 30, 1995, September 30, 1995 and December 31, 1995;

                 6. Facelifters Reports on Form 8-K dated October 31, 1995 and January 1, 1996; and

                 7. Facelifters Form 8-A dated April 28, 1994, as amended by Amendment No. 1 to Form 8-A dated April 29, 1994.

         All reports subsequently filed by AMRE or Facelifters pursuant to
Section 13(a) or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the AMRE Special Meeting or the Facelifters Special Meeting shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be part hereof from the date of filing of such reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, DIRECTED TO MORROW & CO., INC. AT
(800) 662-5200. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE RESPECTIVE SPECIAL MEETINGS, ANY REQUESTS SHOULD BE MADE BY APRIL 4, 1996.

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMRE, FACELIFTERS OR ANY OTHER PERSON. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                               TABLE OF CONTENTS


                                                       Page                                                          Page
                                                       ----                                                          ----
                                                                  NO APPRAISAL RIGHTS  . . . . . . . . . . . . . . .   58
AVAILABLE INFORMATION . . . . . . . . . . . . . . . .    2
                                                               THE MERGER AGREEMENT  . . . . . . . . . . . . . . . .   59
INCORPORATION OF DOCUMENTS BY REFERENCE . . . . . . .    2        THE MERGER . . . . . . . . . . . . . . . . . . . .   59
                                                                  EFFECTIVE TIME OF THE MERGER . . . . . . . . . . .   59
SUMMARY . . . . . . . . . . . . . . . . . . . . . . .    6        MANNER AND BASIS OF CONVERTING SHARES  . . . . . .   59
  GENERAL   . . . . . . . . . . . . . . . . . . . . .    6        TERMS OF THE MERGER AGREEMENT  . . . . . . . . . .   60
  THE PARTIES   . . . . . . . . . . . . . . . . . . .    6        MATTERS AFFECTING DIRECTORS, OFFICERS AND EMPLOYEES
  REASONS FOR THE MERGER  . . . . . . . . . . . . . .    8          OF FACELIFTERS . . . . . . . . . . . . . . . . .   64
  THE SPECIAL MEETINGS  . . . . . . . . . . . . . . .   10        OTHER MATTERS AFFECTED BY THE MERGER AGREEMENT . .   64
  RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF AMRE
     AND FACELIFTERS  . . . . . . . . . . . . . . . .   12     CENTURY 21 LICENSE AGREEMENT  . . . . . . . . . . . .   65
  OPINIONS OF FINANCIAL ADVISORS  . . . . . . . . . .   12        FACELIFTERS CENTURY 21 LICENSE AGREEMENT . . . . .   65
  THE MERGER AND THE MERGER AGREEMENT   . . . . . . .   13        CONGRESSIONAL CENTURY 21 LICENSE AGREEMENT . . . .   66
  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER
     PERSONS  . . . . . . . . . . . . . . . . . . . .   16     THE STOCKHOLDER AGREEMENT . . . . . . . . . . . . . .   66
  INTERESTS OF CERTAIN PERSONS IN THE MERGER  . . . .   16
  STOCKHOLDER AGREEMENT   . . . . . . . . . . . . . .   17     AMRE CHARTER AMENDMENT  . . . . . . . . . . . . . . .   67
  CHARTER AMENDMENT   . . . . . . . . . . . . . . . .   17
  RECENT DEVELOPMENTS   . . . . . . . . . . . . . . .   17     RECENT DEVELOPMENTS . . . . . . . . . . . . . . . . .   68
  MARKETS AND MARKET PRICES   . . . . . . . . . . . .   19        POSSIBLE CONGRESSIONAL MERGER  . . . . . . . . . .   68
  SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL              RESIGNATION OF CHAIRMAN  . . . . . . . . . . . . .   68
     DATA . . . . . . . . . . . . . . . . . . . . . .   21        AMRE'S FIRST QUARTER OUTLOOK . . . . . . . . . . .   69
  SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED                 FACELIFTERS' FOURTH QUARTER OUTLOOK  . . . . . . .   70
     FINANCIAL DATA . . . . . . . . . . . . . . . . .   23
  COMPARATIVE PER SHARE DATA  . . . . . . . . . . . .   25     FACELIFTERS SELECTED CONSOLIDATED
                                                                  FINANCIAL AND OPERATING DATA . . . . . . . . . . .   71
RISK FACTORS  . . . . . . . . . . . . . . . . . . . .   28
  MANAGEMENT OF COMBINED COMPANY; OPERATING LOSSES  .   28     FACELIFTERS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  DEPENDENCE ON THE CENTURY 21 HOME IMPROVEMENTS NAME   28        FINANCIAL CONDITION AND RESULTS OF OPERATIONS. . .   72
  NEW MARKETING STRATEGIES  . . . . . . . . . . . . .   28        RESULTS OF OPERATIONS  . . . . . . . . . . . . . .   72
  COSTS RELATING TO BRAND TRANSITION, CONSUMMATION OF             LIQUIDITY AND CAPITAL RESOURCES  . . . . . . . . .   78
     LICENSE AGREEMENT AND THE MERGER . . . . . . . .   29        IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS  . . . . .   79
  LIQUIDITY   . . . . . . . . . . . . . . . . . . . .   29
  INTEGRATION OF THE BUSINESS   . . . . . . . . . . .   29     DESCRIPTION OF FACELIFTERS CAPITAL STOCK  . . . . . .   80
  DEPENDENCE ON CENTURY 21 LICENSE AGREEMENT  . . . .   30        IN GENERAL . . . . . . . . . . . . . . . . . . . .   80
  VOLATILITY OF STOCK PRICE   . . . . . . . . . . . .   30        FACELIFTERS COMMON STOCK . . . . . . . . . . . . .   80
  SEASONALITY   . . . . . . . . . . . . . . . . . . .   30        FACELIFTERS PREFERRED STOCK  . . . . . . . . . . .   80
  SUSPENSION OF DIVIDENDS   . . . . . . . . . . . . .   30        POSSIBLE ANTI-TAKEOVER PROVISIONS  . . . . . . . .   80
  DILUTION  . . . . . . . . . . . . . . . . . . . . .   30
  SERVICE MARK AND TRADE NAME INFRINGEMENT CLAIM  . .   31     COMPARISON OF STOCKHOLDER RIGHTS  . . . . . . . . . .   81
  COMPETITION   . . . . . . . . . . . . . . . . . . .   31        AUTHORIZED STOCK . . . . . . . . . . . . . . . . .   81
                                                                  DIRECTORS  . . . . . . . . . . . . . . . . . . . .   82
COMPARATIVE MARKET PRICE DATA . . . . . . . . . . . .   32        STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL
  AMRE COMMON STOCK   . . . . . . . . . . . . . . . .   32          MEETINGS OF STOCKHOLDERS . . . . . . . . . . . .   82
  FACELIFTERS COMMON STOCK  . . . . . . . . . . . . .   33        AMENDMENT TO CERTIFICATE . . . . . . . . . . . . .   83
                                                                  AMENDMENT TO BYLAWS  . . . . . . . . . . . . . . .   83
THE MEETINGS  . . . . . . . . . . . . . . . . . . . .   34        LIABILITY OF DIRECTORS; INDEMNIFICATION  . . . . .   83
  MATTERS TO BE CONSIDERED AT THE MEETINGS  . . . . .   34
  VOTING AT MEETINGS; RECORD DATES  . . . . . . . . .   34     BUSINESS OF FACELIFTERS . . . . . . . . . . . . . . .   86
  AMRE PROXIES  . . . . . . . . . . . . . . . . . . .   35        GENERAL  . . . . . . . . . . . . . . . . . . . . .   86
  FACELIFTERS PROXIES   . . . . . . . . . . . . . . .   36        ACQUISITIONS . . . . . . . . . . . . . . . . . . .   87
  SOLICITATION OF PROXIES   . . . . . . . . . . . . .   36        DISCONTINUED OPERATIONS AND DIVESTITURE  . . . . .   88
                                                                  DIRECT MARKETING AND SALES . . . . . . . . . . . .   88
SPECIAL FACTORS . . . . . . . . . . . . . . . . . . .   37        PURCHASING, MATERIAL AND INSTALLATION  . . . . . .   88
  BACKGROUND OF THE MERGER  . . . . . . . . . . . . .   37        CONSUMER LOAN FINANCING AND NEW BUSINESS SEGMENT .   89
  REASONS FOR THE MERGER; RECOMMENDATIONS OF THE                  EMPLOYEES  . . . . . . . . . . . . . . . . . . . .   90
     BOARDS OF DIRECTORS  . . . . . . . . . . . . . .   39        INDEPENDENT CONTRACTORS  . . . . . . . . . . . . .   90
  EFFECTS OF THE MERGER   . . . . . . . . . . . . . .   41        WARRANTIES . . . . . . . . . . . . . . . . . . . .   90
  OPINIONS OF FINANCIAL ADVISORS  . . . . . . . . . .   41        DEALERS  . . . . . . . . . . . . . . . . . . . . .   90
  INTERESTS OF CERTAIN PERSONS IN THE MERGER  . . . .   50        COMPETITION  . . . . . . . . . . . . . . . . . . .   90
  CONVERSION OF FACELIFTERS STOCK OPTIONS   . . . . .   53        GOVERNMENT REGULATIONS . . . . . . . . . . . . . .   91
  ACCOUNTING TREATMENT  . . . . . . . . . . . . . . .   55        TRADEMARKS AND SERVICE MARKS . . . . . . . . . . .   91
  CERTAIN FEDERAL INCOME TAX CONSEQUENCES   . . . . .   56        SEASONALITY  . . . . . . . . . . . . . . . . . . .   91
  REGULATORY APPROVALS  . . . . . . . . . . . . . . .   58        INFLATION  . . . . . . . . . . . . . . . . . . . .   91
  FEDERAL SECURITIES LAWS CONSEQUENCES  . . . . . . .   58
  LISTING ON THE NEW YORK STOCK EXCHANGE  . . . . . .   58     MANAGEMENT INFORMATION OF AMRE  . . . . . . . . . . .   92
                                                                  DIRECTORS OF AMRE  . . . . . . . . . . . . . . . .   92

SECURITY OWNERSHIP  . . . . . . . . . . . . . . . . .   95
  OWNERSHIP OF AMRE SECURITIES  . . . . . . . . . . .   95

EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . .   97
  SUMMARY COMPENSATION TABLE  . . . . . . . . . . . .   97
  STOCK OPTIONS   . . . . . . . . . . . . . . . . . .   99
  COMPENSATION OF DIRECTORS   . . . . . . . . . . . .  100
  EXECUTIVE SEVERANCE PLAN  . . . . . . . . . . . . .  101
  EMPLOYMENT AGREEMENTS   . . . . . . . . . . . . . .  101
  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
     PARTICIPATION  . . . . . . . . . . . . . . . . .  101

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  . . .  101

INDEPENDENT ACCOUNTANTS . . . . . . . . . . . . . . .  102

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . .  102

EXPERTS . . . . . . . . . . . . . . . . . . . . . . .  102

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS  . . . . .  F-1

MERGER AGREEMENT  . . . . . . . . . . . . . . . .  Annex A

HONIGSFELD EMPLOYMENT AGREEMENT . . . . . . . . .  Annex B

GROSS EMPLOYMENT AGREEMENT  . . . . . . . . . . .  Annex C

STOCKHOLDER AGREEMENT . . . . . . . . . . . . . .  Annex D

FAIRNESS OPINION OF SOUTHWEST
  SECURITIES, INC.  . . . . . . . . . . . . . . .  Annex E

FAIRNESS OPINION OF BEAR, STEARNS
  & CO. INC.  . . . . . . . . . . . . . . . . . .  Annex F

                                    SUMMARY

         The following is only a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and does not purport to be complete. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus. As used in this Joint Proxy Statement/Prospectus, the terms "AMRE" and "Facelifters" refer to such corporations, respectively, and, except where the context otherwise requires, such entities and their respective predecessors and subsidiaries. All information concerning AMRE included in this Joint Proxy Statement/Prospectus has been furnished by AMRE, and all information concerning Facelifters included in this Joint Proxy Statement/Prospectus has been furnished by Facelifters. Unless otherwise defined herein, capitalized terms used in this Summary have the meanings ascribed to them elsewhere in this Joint Proxy Statement/Prospectus. Unless otherwise indicated, year end financial information and other information referencing a particular year with respect to AMRE is as of and for the year ended December 31, and with respect to Facelifters is as of and for the year ended March 31. Stockholders are urged to read this Joint Proxy Statement/Prospectus and the Annexes attached hereto in their entirety.

                                    GENERAL

         At the AMRE Special Meeting and the Facelifters Special Meeting, holders of AMRE Common Stock and Facelifters Common Stock will be asked to act upon proposals related to the Merger of Facelifters with Merger Sub pursuant to the terms of the Merger Agreement which are more particularly described herein. A copy of the Merger Agreement is attached hereto and incorporated herein by reference as Annex A. If the Merger and related proposals are approved by the requisite votes of such stockholders, Merger Sub will be merged with and into Facelifters, and Facelifters will become a wholly owned subsidiary of AMRE. For a description of certain important federal income tax consequences of the Merger, see "Summary -- The Merger and the Merger Agreement"; "-- Certain Federal Income Tax Consequences"; and "Special Factors -- Certain Federal Income Tax Consequences."

         As of March 4, 1996, approximately 14,127,457 shares of AMRE Common Stock were outstanding. If the matters described in this Joint Proxy Statement/Prospectus are approved by the requisite stockholders of AMRE and Facelifters, based on the number of shares of Facelifters Common Stock outstanding on March 4, 1996, AMRE will issue approximately 3,565,680 new shares of AMRE Common Stock to the former stockholders of Facelifters (assuming no options to acquire shares of Facelifters Common Stock are exercised prior to the Effective Time (as defined herein)), and approximately 407,791 shares of AMRE Common Stock will be reserved for issuance to holders of options to acquire Facelifters Common Stock.


                                  THE PARTIES

AMRE

         AMRE is a direct marketing, in-home sales and installation company providing quality home improvement products. AMRE commenced business under the laws of Texas in 1980 and was reincorporated under the laws of Delaware in February 1987. At December 31, 1995, AMRE had 61 branch offices located in 50 cities in 35 states, and one manufacturing facility. AMRE's principal executive offices are located at 8585 N. Stemmons Freeway, South Tower, Dallas, Texas 75247, and its telephone number is (214) 658-6300.

         From 1981 until December 1995, AMRE generated virtually all of its revenues through direct consumer marketing and the in-home sales and installation of certain home improvement products under an annually renewable license agreement (collectively, the "AMRE Sears License Agreement") between American Remodeling, Inc., a wholly owned subsidiary of AMRE ("ARI") and Sears, Roebuck and Co. ("Sears"). ARI, and thereby AMRE, did not renew the AMRE Sears License Agreement when it expired on December 31, 1995. On October 17, 1995, TM Acquisition Corp. and Century 21 Real Estate Corporation (collectively referred to herein as "Century 21"), subsidiaries of HFS Incorporated ("HFS"), and ARI, entered into a license agreement (the "Century 21 License Agreement"), pursuant to which Century 21(R) has granted to ARI an exclusive 20 year license to operate under the name "CENTURY 21 Home Improvements(SM)" ("CENTURY 21 Home Improvements") for the marketing, sale and installation of certain home improvement products. ARI also has the right to grant sublicenses under the Century 21 License Agreement. See "Century 21 License Agreement" and "Risk Factors -- Dependence on the CENTURY 21 Home Improvements Name"; "-- New Marketing Strategies"; "-- Dependence on Century 21 License Agreement."

AMRE ACQUISITION, INC.

         AMRE Acquisition, Inc. is a wholly owned subsidiary of AMRE that was formed to facilitate the consummation of the Merger and has conducted no activities other than in connection with the Merger and the Merger Agreement. The principal executive offices of AMRE Acquisition, Inc. are located at 8585
N. Stemmons, South Tower, Dallas, Texas, 75247, and its telephone number is
(214) 658-6300.

FACELIFTERS

         Facelifters designs, manufactures, markets, sells, and installs, directly to customers, kitchen cabinet refacing products utilized in kitchen remodeling. Refacing is a kitchen remodeling technique in which existing cabinetry framework is retained, but all exposed surfaces are changed. Facelifters markets these products directly to consumers on an installed basis. Facelifters presently operates sales and warehouse locations in 13 states and one manufacturing facility covering 26 geographic markets. Facelifters commenced business under the laws of the State of New York in 1978 under the name International Cabinet Company, Inc. and was reincorporated under the laws of Delaware in December 1995. Facelifters' principal executive offices are located at One Park Place, Suite 450, 621 N.W. 53rd Street, Boca Raton, Florida 33487, and its telephone number is (407) 997-2557.

         From January 1991 until January 1995, Facelifters entered into annually renewable license agreements with Sears to market and install Facelifters products and services under the Sears name (collectively, the "Facelifters Sears License Agreement"). In connection with the transactions contemplated by the Merger, Facelifters entered into a three- year, non-cancelable sublicense agreement with ARI, commencing January 1, 1996, to market kitchen cabinet refacing, kitchen remodeling and any and all products or services dealing with the kitchen area of the house using the CENTURY 21 Home Improvements name (the "Facelifters Century 21 License Agreement") in geographic markets where Facelifters was previously operating under the Facelifters Sears License Agreement. If the Merger is consummated, the Facelifters Century 21 License Agreement will be terminated. In the event the Merger is not consummated for any reason, the Facelifters Century 21 License Agreement will continue in effect with Facelifters operating as a sublicensee of AMRE under the Century 21 License Agreement for the remaining term of the Facelifters Century 21 License Agreement. Facelifters did not renew the Facelifters Sears License Agreement when it expired on December 31, 1995.
For additional information concerning Facelifters, see "Business of Facelifters."

                             REASONS FOR THE MERGER

REASONS FOR THE MERGER -- AMRE AND FACELIFTERS

         The Boards of Directors of AMRE and Facelifters (the "AMRE Board" and the "Facelifters Board," respectively) have approved the Merger Agreement and the Merger and have recommended that their respective stockholders vote "FOR" approval of the matters described in this Joint Proxy Statement/Prospectus.

         The business strategies of both AMRE and Facelifters have been to achieve growth through aggressive marketing of their respective products. Facelifters has also focused on growth through the acquisition of smaller companies engaged in similar operations. In addition, both AMRE and Facelifters have operated under license agreements with Sears, with revenues from such license agreements accounting for a significant percentage of annual revenues.

         In connection with entering into the Century 21 License Agreement, AMRE made a strategic decision to alter significantly the marketing and distribution focus of its home improvement services. Because of the perceived opportunities offered by the Century 21 License Agreement, including access to additional geographic markets and a greater array of home improvement products, lower licensing fees and the affiliation with Century 21 through the use of the CENTURY 21 Home Improvements name, Facelifters desired to enter into a strategic alliance with AMRE. The AMRE Board and the Facelifters Board considered a combination of the two companies to be the most attractive method to take advantage of the strengths of each of the companies and to expand the combined entity's business. The terms of the Merger Agreement and the other aspects of the Merger were negotiated anticipating the continuing involvement of the Facelifters organization.

         The AMRE Board and the Facelifters Board have recommended that their respective stockholders approve the matters described in this Joint Proxy Statement/Prospectus for the following additional reasons:

         o the combination of the two companies significantly expands the geographic market coverage of the combined entity with minimal overlap; Facelifters operates in 26 geographic markets but competes with AMRE in only four of these markets.
                 Accordingly, the combined entity has a minimal number of possibly redundant facilities or overlapping markets;

         o the Merger is expected to facilitate the development and expansion of the CENTURY 21 Home Improvements name and related home improvement products by expanding the territories in which the CENTURY 21 Home Improvements name will initially be marketed and committing the enhanced resources of the combined entity to more effectively promote and advertise the CENTURY 21 Home Improvements name;

         o the combined entity is expected to have greater revenues and operating cash flows than either of AMRE or Facelifters on a stand-alone basis, which is expected to result in enhanced financial flexibility and improved access to financing on more favorable terms than are currently available to either company on a stand-alone basis;

         o it is expected that the combination can be accomplished with minimum disruption to either company's management and employees; and

         o the Merger presents opportunities to realize economies of scale and operating efficiencies. Economies of scale may result from the increased buying power of the combined entity which should achieve lower costs for manufacturing, raw materials, advertising media, printing costs, supplies, telecommunications and other operating related costs. In addition, costs associated with television and radio commercials and direct mail advertising can be spread over more geographic markets. Operating efficiencies may result from the integration of certain operations and the elimination of facilities' costs. While the extent to which these possible economies of scale and operating efficiencies may be realized is uncertain, management believes that at least $1.0 million of annual savings will result from these opportunities.

REASONS FOR THE MERGER -- AMRE

         The AMRE Board approved the Merger Agreement and the transactions contemplated thereby and recommends that its stockholders vote "FOR" approval of the matters described in this Joint Proxy Statement/Prospectus for the following additional reasons:

         o the combined entity is expected to have enhanced operating results in the future due to the anticipated operating efficiencies and economies of scale described above;

         o because the Century 21 License Agreement contains a minimum license fee, it is expected that the anticipated additional revenue from Facelifters will help maintain the license fees due under the Century 21 License Agreement at a lower level as a percentage of contract revenues as compared to AMRE on a stand-alone basis;

         o the addition of Facelifters' telemarketing operations is expected to improve AMRE's overall marketing operations; and

         o the management and operating philosophies of Facelifters are very similar to those of AMRE, and the addition of Facelifters' management personnel is expected to strengthen AMRE's management team.

         In reaching these conclusions, the AMRE Board considered, among other things, (i) the respective geographic markets of AMRE and Facelifters, (ii) expected operating and financial characteristics of a combined entity, and the operating efficiencies and economies of scale associated with the combination,
(iii) the experience and performance of Facelifters management, (iv) the capital structure and financial performance of Facelifters, and (v) the opinion of Bear, Stearns & Co. Inc. ("Bear Stearns"), financial advisor to AMRE for the Merger, that, as of the date of such opinion, the consideration to be paid in the Merger was fair, from a financial point of view, to the public stockholders of AMRE.

REASONS FOR THE MERGER -- FACELIFTERS

         The Facelifters Board approved the Merger Agreement and the transactions contemplated thereby and recommends that its stockholders vote "FOR" approval of such matters for the following additional reasons:

         o Facelifters will become part of the largest direct marketing, in-home sales and installation home improvement company in the United States;

         o the combined entity will have a greater total market capitalization than either company on a stand- alone basis, which is expected to result in improved liquidity for Facelifters stockholders;

         o the Merger will provide Facelifters stockholders with the opportunity to continue to participate in the home improvement and kitchen refacing business through the conversion of the Facelifters stockholders' investment into an investment in a larger entity with a broader customer base in what is anticipated to be a tax free transaction;

         o the Merger will provide Facelifters with access to a larger market for its products; and

         o the Facelifters Board believes that consummation of the Merger offers the stockholders of Facelifters enhanced prospects for long-term growth in the value of their investment in Facelifters.

         The Facelifters Board also considered numerous other factors in evaluating the Merger and the Merger Agreement, including but not limited to the following: (i) the historical financial statements, financial projections and discounted cash flow values of Facelifters and AMRE, (ii) financial data concerning selected comparable public companies, (iii) comparison of the market value of the AMRE Common Stock and the Facelifters Common Stock over various periods of time, (iv) the going concern value of Facelifters on a stand-alone basis, (v) the possible values of the combined companies, (vi) the determination by the directors, in light of the comparison between the Facelifters Sears License Agreement and the apparent opportunities provided by the Century 21 License Agreement, that the Merger provides Facelifters stockholders with a more favorable opportunity to continue to participate in the home improvement and kitchen refacing business through the conversion of the Facelifters stockholders' investment into an investment in a larger entity with a broader customer base, (vii) the determination by the directors that a strategic merger with AMRE provides Facelifters and its stockholders with the best opportunity for future growth and profitability, (viii) the Merger is structured so as to permit the Facelifters Board to consider and possibly accept a superior Acquisition Proposal (as defined herein), and (ix) the financial advice of Southwest Securities, Inc. ("Southwest") to the effect that the consideration per share to be paid to the stockholders of Facelifters in connection with Merger is fair from a financial point of view.

         For a discussion of the reasons for the Merger and other factors considered by the AMRE Board and the Facelifters Board, see "Special Factors -- Reasons for the Merger; Recommendations of the Boards of Directors" and "Risk Factors."

                              THE SPECIAL MEETINGS

PURPOSES OF THE MEETINGS

         AMRE. The purpose of the AMRE Special Meeting is to consider and vote, as a single proposal, upon (a) the proposal to approve and adopt the Merger Agreement and (b) in connection with the consummation of the Merger, the issuance by AMRE of shares of AMRE Common Stock whereby each outstanding share of Facelifters Common Stock will be converted into one share of AMRE Common Stock (the "Exchange Ratio"). AMRE stockholders will also vote upon an amendment to AMRE's Certificate of Incorporation (the "Charter Amendment") to increase the number of authorized shares of AMRE Common Stock in order to permit the issuance of the additional shares of AMRE Common Stock to the former holders of Facelifters Common Stock and for other general corporate purposes. Unless the Charter Amendment is approved by the stockholders of AMRE, AMRE will not have a sufficient number of authorized shares of AMRE Common Stock to permit the issuance of the shares of AMRE Common Stock to the stockholders of Facelifters. Approval of the Charter Amendment is a condition to closing, and unless the Charter Amendment is approved, the Merger will not be consummated.

         If the matters described in the Joint Proxy Statement/Prospectus are approved by the requisite stockholder approvals of AMRE and Facelifters and the Merger is consummated, based on the number of shares of Facelifters Common Stock outstanding on March 4, 1996, AMRE will issue approximately 3,565,680 new shares of AMRE Common Stock to the former holders of Facelifters Common Stock. In addition, AMRE will reserve approximately 407,791 shares of AMRE Common Stock for issuance upon exercise of outstanding options to acquire Facelifters Common Stock.

         Facelifters. The purpose of the Facelifters Special Meeting is to consider and vote upon (i) the proposal to approve the Merger Agreement and the Merger and the consummation of the other transactions contemplated thereby and
(ii) such other matters as may properly be brought before the Facelifters Special Meeting.

DATE, TIME AND PLACE

         AMRE. The AMRE Special Meeting will be held on Thursday, April 18, 1996, at the corporate offices of AMRE, located at 8585 N. Stemmons Freeway, South Tower, 8th Floor, Dallas, Texas 75247 at 10:00 a.m., local time.

         Facelifters. The Facelifters Special Meeting will be held on Thursday, April 18, 1996, at the offices of the Chairman of the Board of Facelifters, 800 Snediker Avenue, Brooklyn, New York 11207, at 10:00 a.m., local time.

RECORD DATES; SHARES ENTITLED TO VOTE

         AMRE. The AMRE Board has established March 4, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the AMRE Special Meeting. Only holders of record of AMRE Common Stock at the close of business on such date are entitled to vote at the AMRE Special Meeting. On such date, there were approximately 14,127,457 shares of AMRE Common Stock outstanding, each of which will be entitled to vote on each matter to be acted upon or which may properly be brought before the AMRE Special Meeting.

         Facelifters. The Facelifters Board has established March 4, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Facelifters Special Meeting. Only holders of record of Facelifters Common Stock at the close of business on such date are entitled to vote at the Facelifters Special Meeting. On such date, there were approximately 3,565,680 shares of Facelifters Common Stock outstanding, each of which will be entitled to vote on each matter to be acted upon or which may properly be brought before the Facelifters Special Meeting.

VOTE REQUIRED

         AMRE. The affirmative vote of the holders of a majority of the issued and outstanding shares of AMRE Common Stock is required to approve the Merger Agreement, the issuance of the AMRE Common Stock pursuant to the Merger Agreement and the Charter Amendment.

         Facelifters. The affirmative vote of the holders of a majority of the issued and outstanding shares of Facelifters Common Stock will be required to approve the Merger Agreement and the Merger.

         For additional information concerning the special meetings, see "The Meetings." For information concerning the security ownership of AMRE and Facelifters management and certain other persons, see "Special Factors -- Interests of Certain Persons in the Merger" and "Security Ownership."

       RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF AMRE AND FACELIFTERS

AMRE

         THE AMRE BOARD BELIEVES THAT THE TERMS OF THE MERGER AND THE ISSUANCE OF SHARES OF AMRE COMMON STOCK PURSUANT TO THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, AMRE AND ITS STOCKHOLDERS. ACCORDINGLY, THE AMRE BOARD HAS APPROVED THE MERGER AGREEMENT, THE MERGER, THE ISSUANCE OF THE AMRE COMMON STOCK IN ACCORDANCE WITH THE MERGER AGREEMENT AND THE OTHER TRANSACTIONS
CONTEMPLATED THEREBY AND THE CHARTER AMENDMENT.   THE AMRE BOARD RECOMMENDS
THAT HOLDERS OF AMRE COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT, THE ISSUANCE OF THE AMRE COMMON STOCK IN ACCORDANCE WITH THE MERGER AGREEMENT AND THE CHARTER AMENDMENT. SEE "SPECIAL FACTORS -- REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS" AND "RISK FACTORS."

FACELIFTERS

         THE FACELIFTERS BOARD BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, FACELIFTERS AND ITS STOCKHOLDERS. ACCORDINGLY, THE FACELIFTERS BOARD HAS APPROVED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT HOLDERS OF SHARES OF FACELIFTERS COMMON STOCK VOTE "FOR" ADOPTION AND APPROVAL OF THE MERGER AGREEMENT, THE MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE "SPECIAL FACTORS -- REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS" AND "RISK FACTORS."

                         OPINIONS OF FINANCIAL ADVISORS

OPINION OF AMRE FINANCIAL ADVISOR

         Bear, Stearns has delivered its written opinion, dated March 14, 1996 (the "Bear Stearns Opinion"), and confirmed as of the date of this Joint Proxy Statement/Prospectus, to the AMRE Board to the effect that, as of such date, the Merger is fair, from a financial point of view, to the public stockholders of AMRE. A copy of such opinion is included as Annex F to this Joint Proxy Statement/Prospectus. For a more detailed description of the opinion and information regarding fees and expenses to be paid to Bear Stearns by AMRE upon consummation of the Merger and Bear Stearns' prior representation of AMRE, see "Special Factors -- Opinions of Financial Advisors -- AMRE."

OPINION OF FACELIFTERS FINANCIAL ADVISOR

         Southwest has delivered its written opinion, dated March 11, 1996, (the "Southwest Opinion") and confirmed as of the date of this Joint Proxy Statement/Prospectus, to the Facelifters Board to the effect that, as of such date, the Merger is fair to the holders of Facelifters Common Stock, from a financial point of view. A copy of such opinion is included as Annex E to this Joint Proxy Statement/Prospectus. For a more detailed description of this opinion and information regarding fees and expenses payable to Southwest, see "Special Factors -- Opinions of Financial Advisors -- Facelifters."

                      THE MERGER AND THE MERGER AGREEMENT

THE MERGER AGREEMENT

          Pursuant to the Merger Agreement, at the Effective Time (as defined herein), Merger Sub will merge with and into Facelifters, and Facelifters shall continue as the surviving corporation (the "Surviving Corporation") in the Merger. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time as a result of the Merger shall be converted in exchange for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Under the terms of the Merger Agreement, each outstanding share of Facelifters Common Stock will be converted into one share of AMRE Common Stock. No fractional shares of AMRE Common Stock will be issued. It is anticipated that the transaction will qualify as a tax-free reorganization under Section 368(a)(1) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986 (the "Code").
For additional information on the conversion of shares of Facelifters Common Stock, see "The Merger Agreement -- Manner and Basis of Converting Shares."

CONVERSION OF FACELIFTERS COMMON STOCK

         Pursuant to the Merger Agreement, each share of Facelifters Common Stock will, at the Effective Time and thereafter, with no action on the part of the holder thereof, be converted into one share of AMRE Common Stock. No fractional shares of AMRE Common Stock will be issued.

         Pursuant to the Merger Agreement, AMRE and Facelifters shall take all actions necessary to provide that all options (individually a "Facelifters Option" or collectively, the "Facelifters Options") then outstanding under Facelifters' stock option plans (collectively, the "Facelifters Stock Option Plans") shall remain outstanding following the Effective Time and shall be exercisable for that number of shares of AMRE Common Stock (to the nearest whole share) which the number of Facelifters shares subject to the option would have been converted if the option had been exercised at the Effective Time of the Merger. For additional information on the conversion of Facelifters Options, see "Special Factors -- Conversion of Facelifters Stock Options."

EXCHANGE OF FACELIFTERS COMMON STOCK FOR AMRE COMMON STOCK

         Promptly after consummation of the Merger, The Bank of New York (the "Exchange Agent") will mail a letter of transmittal with instructions to each holder of record of Facelifters Common Stock immediately before the Effective Time for use in exchanging certificates representing shares of Facelifters Common Stock for certificates representing shares of AMRE Common Stock and cash in lieu of any fractional shares. Certificates should not be surrendered by the holders of Facelifters Common Stock until they have received a letter of transmittal from the Exchange Agent. See "The Merger Agreement -- Manner and Basis of Converting Shares."

         The AMRE Common Stock is listed for trading on the NYSE. The AMRE Common Stock to be issued in connection with the Merger has been approved for listing on the NYSE, subject to notice of issuance and approval of the Merger by Facelifters' and AMRE's stockholders.

CONDITIONS TO THE MERGER

         Consummation of the Merger is subject to the satisfaction of a number of conditions, including obtaining requisite stockholder approvals. See "The Merger Agreement -- Terms of the Merger Agreement"; "-- Conditions to the Merger"; "-- Additional Conditions to the Obligation of Facelifters"; and
"-- Additional Conditions to the Obligation of AMRE."

EFFECTIVE TIME OF THE MERGER

         The Merger will become effective upon the issuance of a Certificate of Merger by the Secretary of State of Delaware (the "Effective Time"). Assuming all conditions to the Merger contained in the Merger Agreement are satisfied or waived prior thereto, it is anticipated that the Effective Time of the Merger will occur as soon as practicable following the Special Meetings.

TERMINATION OF THE MERGER AGREEMENT

         The Merger Agreement is subject to termination at the option of either of the Boards of Merger Sub or Facelifters if the Merger is not consummated within 60 days after AMRE files its annual report on Form 10-K for the fiscal year ended December 31, 1995, and prior to such time upon the occurrence of certain specified events. Under certain circumstances, Facelifters may become obligated to pay AMRE a termination fee of $2.0 million in the event the Merger is not consummated. See "The Merger Agreement -- Terms of the Merger Agreement -- Termination."

AMENDMENT TO THE MERGER AGREEMENT AND WAIVER

         The Merger Agreement may be amended or supplemented at any time by agreement of AMRE and Facelifters, or any provision of the Merger Agreement may be waived at any time by the Board of Directors of the party which is, or the stockholders which are, entitled to the benefits thereof, by action taken by their respective Boards of Directors; provided that, after any stockholder approval is obtained as described herein, no amendment or waiver may be made which materially adversely affects the rights of the holders of the Facelifters Common Stock or the AMRE Common Stock without further stockholder approval. Neither AMRE nor Facelifters has any current intention to seek an amendment to or waiver of any provision of the Merger Agreement. See "The Merger Agreement -- Terms of the Merger Agreement -- Other Matters."

ACCOUNTING TREATMENT

         It is the intent of the parties that the transaction be treated as a pooling of interests for accounting purposes. In that regard, the parties have agreed to use commercially reasonable efforts to prevent any of their respective subsidiaries or affiliates from taking any action or failing to take any action that would jeopardize the treatment of the Merger being accounted for as a pooling of interests in accordance with generally accepted accounting principles. The consummation of the Merger, however, is not conditioned upon the Merger being treated as a pooling of interests for accounting purposes, and stockholder approval of the Merger will not be resolicited if the Merger is not treated as a pooling of interests for accounting purposes. For a discussion of the effect of the application of pooling of interests to this transaction, see "Special Factors -- Accounting Treatment."

REGULATORY APPROVAL

         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. AMRE and Facelifters filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on November 22, 1995. On December 4, 1995, the FTC notified AMRE and Facelifters that early termination of the HSR Act waiting period had been granted.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The parties to the Merger have not and do not intend to seek a ruling from the Internal Revenue Service (the "IRS") as to the federal income tax consequences of the Merger. Instead, AMRE has obtained the opinion of its counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P. ("Akin, Gump"), and Facelifters has obtained the opinion of its counsel, Jackson & Walker, L.L.P. ("Jackson & Walker"), as to certain of the expected federal income tax consequences of the Merger, copies of which are attached as exhibits to the Registration Statement (the "Tax Opinions").

         Subject to the conditions, qualifications and assumptions contained herein, in the certificates of representations from each of AMRE and Facelifters (individually, a "Certificate of Representation" and collectively, the "Certificates of Representations") and the Tax Opinions, Akin, Gump has opined that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) AMRE, Merger Sub and Facelifters will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by AMRE or Merger Sub as a result of the Merger.

         Subject to the conditions, qualifications and assumptions contained herein, in the Certificate of Representations and in the Tax Opinions, Jackson & Walker has opined that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) AMRE, Merger Sub and Facelifters will each be a party to the reorganization within the meaning of
Section 368(b) of the Code; (iii) Facelifters will recognize no gain or loss as a result of the Merger; and (iv) Facelifters' stockholders will recognize no gain or loss upon receipt of AMRE Common Stock in exchange for their Facelifters Common Stock in the Merger (except with respect to cash received in lieu of fractional shares).

         The Tax Opinions are based on the Code, existing and proposed regulations thereunder and current administrative rulings and court decisions, all as of the date of the Tax Opinions and all of which are subject to change, possibly retroactively. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF THE MERGER AND THE ACQUISITION, HOLDING AND DISPOSITION OF THE SECURITIES OFFERED HEREBY, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES. For a discussion of these and other federal income tax considerations in connection with the Merger, see "Special Factors -- Certain Federal Income Tax Consequences."

NO APPRAISAL RIGHTS

         Holders of Facelifters Common Stock are not entitled to dissenters' appraisal rights under the Delaware General Corporation Law (the "Delaware Act") in respect of the Merger. Similarly, holders of AMRE Common Stock are not entitled to dissenters' appraisal rights under the Delaware Act.

           SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS

AMRE

         As of March 4, 1996, directors and executive officers of AMRE and their affiliates beneficially owned approximately 6.8% of the outstanding shares of AMRE Common Stock. See "Security Ownership -- Ownership of AMRE Securities."

FACELIFTERS

         As of March 4, 1996, directors and executive officers of Facelifters and their affiliates beneficially owned approximately 29% of the outstanding shares of Facelifters Common Stock. For additional information on share ownership of Facelifters and Facelifters' directors and officers, see "Special Factors -- Interests of Certain Persons in the Merger."

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

         At the Effective Time, Mark Honigsfeld and Murray Gross, each an executive officer of Facelifters, will enter into employment agreements with AMRE, each with responsibility for certain of AMRE's operations in connection with the business formerly conducted by Facelifters. Copies of the form of employment agreements with each of Messrs. Honigsfeld and Gross are attached hereto as Annexes B and C.

         Certain officers and directors of Facelifters, by virtue of their share ownership and ownership of Facelifters Options, will receive AMRE Common Stock upon consummation of the Merger.

         The AMRE Board at the Effective Time of the Merger will increase from 10 to 11 members, and the directors of AMRE will elect Murray Gross to fill such vacancy.

         AMRE has agreed, for a period of six years after the Effective Time of the Merger, to indemnify and advance expenses to current and former officers and directors of Facelifters with respect to any claims or damages based on or arising out of the transactions contemplated by the Merger Agreement. AMRE has also agreed that the Surviving Corporation will indemnify and advance expenses to current and former officers of Facelifters to the full extent provided under the Delaware Act for a period of two years; provided, however, that to the extent that the tangible net book value of the Surviving Corporation at the time the claim is made is less than the tangible net book value of Facelifters reflected in the last financial statements of Facelifters filed with the Commission prior to the Effective Time, AMRE and the Surviving Corporation will jointly and severally indemnify such parties in an amount up to the tangible net book value of Facelifters reflected in such financial statement.

         Facelifters phased out its manufacturing operations at its facility located in Brooklyn, New York (the "Brooklyn Facility") and relocated them to its newer Virginia plant which is equipped and staffed to accommodate the expanded capacity. Mark Honigsfeld, an executive officer and director of Facelifters, is the landlord with respect to the Brooklyn Facility. In December 1995, Facelifters and Mr. Honigsfeld entered into a modification of the lease agreement pursuant to which the term of the lease was reduced, the amount of square footage subject to the lease was reduced and Facelifters paid Mr. Honigsfeld, as landlord, a one time fee of $525,000. See "The Merger Agreement -- Other Matters Affected by the Merger Agreement."

         For a more detailed description of the foregoing transactions, see "Special Factors -- Background of the Merger"; "-- Interests of Certain Persons in the Merger" and "-- Effects of the Merger."

                             STOCKHOLDER AGREEMENT

         Certain directors, executive officers and stockholders of Facelifters have entered into a Stockholder Agreement, dated as of December 12, 1995, as amended (the "Stockholder Agreement") with AMRE pursuant to which each such stockholder has, among other things, agreed to vote for approval of the Merger and has granted to AMRE irrevocable proxies to vote his shares in such manner in the event such stockholder fails to vote as agreed. As of March 4, 1996, such stockholders of Facelifters beneficially own in the aggregate approximately 22% of the outstanding shares of Facelifters Common Stock and all such stockholders are affiliates of Facelifters.

         In addition, in the Stockholder Agreement, AMRE has agreed to provide certain rights with respect to the registration under the Securities Act of the AMRE Common Stock received by certain Facelifters stockholders in connection with the Merger. A form of the Stockholder Agreement is attached hereto as Annex D. See "The Stockholder Agreement."

                               CHARTER AMENDMENT

         If approved by the stockholders of AMRE at the AMRE Special Meeting, the Charter Amendment would provide for an increase in the number of authorized shares of AMRE Common Stock from 20 million to 40 million. The additional shares of AMRE Common Stock generally will be available for issuance without any requirement for further stockholder approval, unless stockholder action is required by applicable law or by the rules of the NYSE or of any other stock exchange on which AMRE's securities may be listed. Although the AMRE Board will authorize the issuance of additional shares only when it considers doing so to be in the best interest of AMRE stockholders, the issuance of additional shares of AMRE Common Stock may, among other things, have a dilutive effect on earnings and earnings per share of AMRE Common Stock. Shares of AMRE Common Stock could be issued in various transactions that would make a change in control of AMRE more difficult or costly and, therefore, less likely. For example, shares of AMRE Common Stock could be sold privately to purchasers who might support the AMRE Board in a control contest or to dilute the voting or other rights of a person seeking to obtain control. Additional shares of AMRE Common Stock will be issued in connection with the Congressional Merger if it is consummated, and AMRE has engaged in discussions with several investment banking firms regarding the possible sale of AMRE securities to raise additional capital. See "Recent Developments -- Possible Congressional Merger"; "Risk Factors -- Liquidity"; and "AMRE Charter Amendment."

                              RECENT DEVELOPMENTS

POSSIBLE CONGRESSIONAL MERGER

         On December 30, 1995, AMRE, AMRE-Congressional Acquisition, Inc., a Delaware corporation ("Congressional Merger Sub"), and Congressional Construction Corporation, a Virginia corporation ("Congressional"), entered into an Agreement and Plan of Merger (the "Congressional Merger Agreement"), pursuant to which AMRE, Congressional and Congressional Merger Sub have agreed to merge Congressional Merger Sub with and into Congressional (the "Congressional Merger"). As the corporation surviving the Congressional Merger, Congressional will become a direct wholly owned subsidiary of AMRE.
The obligations of AMRE, Congressional and Congressional Merger Sub to consummate the Congressional Merger are subject to a number of conditions, including that the results of AMRE's due diligence review of Congressional shall be materially satisfactory to AMRE. Since AMRE has not yet completed its due diligence review, there can be no assurance that the Congressional Merger will be consummated.

         If the Congressional Merger is consummated, each outstanding share of common stock of Congressional, par value $1.00 per share (the "Congressional Common Stock"), will be converted into 601.2 shares of AMRE Common Stock, and each outstanding share of preferred stock of Congressional, without par value (the "Congressional Preferred Stock"), will be converted into 857.14 shares of AMRE Common Stock. An aggregate of 900,000 shares of AMRE Common Stock are expected to be issued to holders of Congressional Common Stock and Congressional Preferred Stock upon consummation of the Congressional Merger. In connection with the Congressional Merger, AMRE incurred certain nonrecurring charges in the quarter ended December 31, 1995. For additional information on the Congressional Merger, see "Recent Developments -- Possible Congressional Merger" and "Summary -- Selected Unaudited Pro Forma Condensed Combined Financial Data."

WAGNER RESIGNATION

         On December 1, 1995, Ronald I. Wagner announced that he was resigning as Chairman of the AMRE Board. In connection therewith, Mr. Wagner entered into certain agreements with AMRE relating to his resignation. As a result, AMRE incurred a nonrecurring charge to operations of approximately $3.9 million in the quarter ended December 31, 1995. For additional information on Mr. Wagner's resignation, see "Recent Developments -- Resignation of Chairman."

ELECTION OF NEW CHAIRMAN

         On December 4, 1995, AMRE announced that Mr. John D. Snodgrass had been selected as the new Chairman of the AMRE Board. For biographical information on Mr. Snodgrass, see "Management Information of AMRE."

AMRE'S FIRST QUARTER OUTLOOK

         While the Sears License Agreement was in effect in 1995, AMRE received approximately 20% of its leads through employees working in the Sears retail stores (instore leads). This lead source will have to be replaced under the Century 21 License Agreement, and to this end AMRE opened in 1996 approximately 100 free standing kiosks in major shopping malls across the country and will increase its presence at home shows. AMRE also plans to substantially increase its reliance on telemarketing as a lead source and opened two outbound telemarketing centers in December 1995, and January 1996, in order to accomplish this objective. In addition, AMRE is working with Century 21 to develop a program of lead referrals from the Century 21 real estate broker network. However, there can be no assurance that AMRE will be successful in replacing the instore leads and the failure to replace such leads would have an adverse impact on AMRE's operating results.

         Pursuant to the Sears License Agreement, AMRE was required to deliver to Sears in January 1996, all of the leads it generated under the Sears name through December 31, 1995. Thus, in January 1996, AMRE had to quickly generate as many leads as possible and had to do so without instore leads, a major 1995 lead source. The new outbound telemarketing centers, the in-mall program and the Century 21 lead referral program may not produce any significant amount of cost-effective leads for several months. Therefore, lead generation in early 1996 will emphasize quick response media, such as television and radio, as well as telemarketing leads purchased from a third party vendor which will increase lead generation costs. In addition, AMRE will pay license fees to Sears at the 12% rate on installed revenue resulting from the installation of the December 31, 1995 production backlog of $22.3 million which should occur in the 1996 first quarter. As a result of these factors, AMRE expects to have a significant decline in installed revenues in the first quarter of 1996, as compared to the same period of 1995, and will incur a loss from operations. Furthermore, because of the uncertainties associated with the time and cost to build awareness of the CENTURY 21 Home Improvements name, AMRE's ability to generate significant amounts of cost-effective leads and the integration of the companies resulting from the mergers, it is not possible to estimate when AMRE will return to profitability.

         AMRE's cash and marketable securities totaled $19.1 million at December 31, 1995. AMRE's management believes that existing cash and marketable securities, available capacity under its $4.0 million revolving line of credit with HFS and cash flow from operations will be sufficient to meet the company's obligations. However, the conversion to the CENTURY 21 Home Improvements name, as well as the integration of the companies resulting from the mergers, will require substantial attention from management. In addition, there can be no assurance that AMRE will successfully integrate the operations of the individual companies upon consummation of the mergers, or that any of the benefits expected will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition in the short term. To ensure that adequate capital is available to complete the brand name transition and the mergers, AMRE has engaged in discussions with several investment banking firms regarding the possible sale of AMRE securities to raise additional capital. However, there can be no assurance that any additional sources of capital will be available to AMRE. See "Risk Factors -- New Market Strategies"; "-- Costs Relating to Brand Transition, Consummation of License Agreement and the Merger"; "-- Integration of the Business"; and
"-- Seasonality."

FACELIFTERS' FOURTH QUARTER OUTLOOK

         Facelifters expects to incur a loss in its fourth quarter period ending March 31, 1996. The loss is expected to be impacted by the following:
(i) costs incurred in connection with the Merger and (ii) as a result of the conversion to a CENTURY 21 Home Improvements sublicensee, Facelifters was required to return to Sears all of its leads generated through December 31, 1995 under the Sears name. This totally diminished the bank of leads available to solicit business beginning in January 1996 which resulted in a reduced number of contracts which Facelifters could install in the March 31, 1996 quarter to generate revenues.

         The result of having fewer leads available from which to solicit business is a reduction of opportunities to acquire new sales contracts. Facelifters expects to have difficulty in maintaining an adequate backlog of new contracts during the fourth quarter to maintain installed sales volumes consistent with the previous year. At December 31, 1995 the approximate backlog of contracts available for installation was approximately $7.3 million as compared to $9.1 million at December 31, 1994. Due to lower volumes in acquiring new contracts in the fourth quarter, backlog is expected to continue to diminish. See "Risk Factors -- Costs Relating to Brand Transition, Consummation of License Agreement and the Merger."

                           MARKETS AND MARKET PRICES

         AMRE Common Stock is traded on the NYSE. Facelifters Common Stock is principally traded on NASDAQ, although it traded during the period from May 3, 1994 until August 5, 1994 on the American Stock Exchange (the "AMEX"). On October 31, 1995, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the last sale price for AMRE Common Stock was $9 and the last sale price for Facelifters Common Stock was $10 5/8, and on March __, 1996, the last full trading day for which quotations were available as of the date of this Joint Proxy Statement/Prospectus, the last sale price for AMRE Common Stock was _______, and the last sale price for Facelifters Common Stock was ________.

         For information relating to market prices of and dividends on AMRE Common Stock and Facelifters Common Stock, see "Comparative Market Price Data." STOCKHOLDERS ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR EACH OF THESE SECURITIES.

         Following the Merger, AMRE Common Stock will continue to be traded on the NYSE. Following the Merger, Facelifters Common Stock will cease to be traded on NASDAQ and there will be no further market for such stock.

            SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         The following tables set forth certain selected historical consolidated financial data for AMRE and Facelifters. The financial data for the periods indicated have been derived from the AMRE historical consolidated financial statements incorporated by reference in this Joint Proxy Statement/Prospectus and from the Facelifters historical consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus. The information below should also be read in conjunction with AMRE Consolidated Financial Statements and related notes incorporated by reference in this Joint Proxy Statement/Prospectus and Facelifters Consolidated Financial Statements and related notes included elsewhere in this Joint Proxy Statement/Prospectus.

                                   AMRE, INC.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  For the
                                                                Years Ended
                                  -----------------------------------------------------------------------
                                  December 31,  December 31,    December 31,  December 31,   December 31,
                                      1995           1994           1993          1992           1991
                                   ----------      ---------     ----------     ---------     ----------
Summary of Operations
 (For the Period):
  Revenue   . . . . . . .         $271,337         $ 285,930     $ 260,692     $ 274,268      $294,716
  Income (loss) from
     continuing operations         (22,385)            1,459           856         8,240         5,251
  Income (loss) from
     continuing operations
     per share  . . . . .            (1.73)              .11           .07           .59           .37
  Weighted average shares           12,903            13,031        13,120        13,928        13,879

Financial Position (At
 Period End):
  Total assets  . . . . .         $ 54,314         $  68,827     $  70,581     $  71,289      $ 83,760
  Working capital   . . .              189            11,862         9,556         8,404         3,849
  Long-term debt  . . . .              241                --            --            --            --
  Stockholders' equity  .           13,345            33,410        33,493        34,624        28,535

                         FACELIFTERS HOME SYSTEMS, INC.
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     For the Nine
                                     Months Ended
                                     December 31,              For the Fiscal Years Ended March 31,
                                 -------------------- ----------------------------------------------------
                                    1995       1994      1995       1994       1993      1992       1991
                                 ----------  -------- ---------  ---------  ---------  --------  ---------
Summary of Operations
  (For the Period)
    Revenue . . . . . . . . .     $ 39,085   $ 28,098  $ 38,765   $ 26,358   $ 20,261   $ 9,229   $  6,635
    Income (loss) from
     continuing operations  .       (1,104)      (249)     (413)     1,048        147    (1,515)       176
    Income (loss) from
     continuing operations
     per share  . . . . . . .         (.33)      (.08)     (.13)       .31        .06      (.83)       .17
    Weighted average shares .        3,391      3,117     3,177      4,161      4,040     1,837      1,134

Financial Position (At
  Period End):
    Total assets  . . . . . .     $ 13,046   $ 11,498  $ 12,566   $  7,892   $  5,914   $ 4,980   $  2,799
    Working capital . . . . .        1,152      2,769     2,177      1,016        508       507       (187)
    Long-term debt  . . . . .        1,071      1,083     1,445        866        191       120        184
    Stockholders' equity  . .        4,417      5,663     5,515      3,504      2,262     1,754        609

         SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

         The following selected unaudited pro forma condensed combined financial data present (1) the Facelifters Merger and (2) the Congressional Merger, assuming such merger is consummated. The data are presented assuming the Facelifters Merger and the Congressional Merger will be treated as poolings of interests for accounting purposes. The Financial Position data reflect the combined historical data of AMRE, Facelifters and Congressional at December 31, 1995. The unaudited pro forma condensed combined summary of operations data were derived from the consolidated financial statements of AMRE for the years ended December 31, 1995, 1994 and 1993; the consolidated financial statements of Facelifters for the nine months ended December 31, 1995 and 1994 and the fiscal years ended March 31, 1995, 1994 and 1993; and the financial statements of Congressional for the twelve months ended December 31, 1995 and 1994, the nine months ended December 31, 1993, and the fiscal year ended March 31, 1993. The consolidated financial statements of Facelifters and Congressional have been recast to a calendar year to conform with AMRE's fiscal year in computing the unaudited pro forma condensed combined summary of operations data for all periods presented.

         The unaudited pro forma condensed combined financial data are not necessarily indicative of the operating results that would have been achieved had the Facelifters Merger and the Congressional Merger been in effect on the date indicated or as of the beginning of the periods presented and should not be construed as representative of future operations.

                                   AMRE, INC.

                     SELECTED UNAUDITED PRO FORMA CONDENSED
                            COMBINED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              For the Years Ended December 31,
                                                        ------------------------------------------------
                                                             1995            1994              1993
                                                        -------------   --------------    --------------
AMRE AND FACELIFTERS
SUMMARY OF OPERATIONS (FOR THE PERIOD):
  Revenue . . . . . . . . . . . . . . . . . . . .       $  321,089       $  320,088        $ 286,466
  Income (loss) from continuing operations  . . .          (23,653)           1,790            2,228
  Income (loss) from continuing operations per
    share   . . . . . . . . . . . . . . . . . . .            (1.47)             .10              .12
  Weighted average shares . . . . . . . . . . . .           16,294           16,208           17,281

FINANCIAL POSITION (AT PERIOD END):
  Total assets  . . . . . . . . . . . . . . . . .       $   66,660
  Working capital . . . . . . . . . . . . . . . .              540
  Long-term debt  . . . . . . . . . . . . . . . .            1,312
  Redeemable preferred stock  . . . . . . . . . .            3,000
  Stockholders' equity  . . . . . . . . . . . . .           16,262

AMRE, FACELIFTERS AND CONGRESSIONAL

SUMMARY OF OPERATIONS (FOR THE PERIOD):
  Revenue . . . . . . . . . . . . . . . . . . . .       $  339,907       $  337,695        $ 299,375
  Income (loss) from continuing operations  . . .          (24,008)           2,025            1,451
  Income (loss) from continuing operations
    per share   . . . . . . . . . . . . . . . . .            (1.41)             .10              .07
  Weighted average shares . . . . . . . . . . . .           17,194           17,108           18,181

FINANCIAL POSITION (AT PERIOD END):
  Total assets  . . . . . . . . . . . . . . . . .       $   68,121
  Working capital . . . . . . . . . . . . . . . .             (664)
  Long-term debt  . . . . . . . . . . . . . . . .            6,120
  Redeemable preferred stock  . . . . . . . . . .            3,000
  Stockholders' equity  . . . . . . . . . . . . .           10,519

                           COMPARATIVE PER SHARE DATA

  The following tables set forth certain historical per share data of AMRE and Facelifters and combined per share data of (i) AMRE and Facelifters, and, assuming the Congressional Merger is consummated, (ii) AMRE and Congressional and (iii) AMRE, Facelifters and Congressional on an unaudited pro forma basis after giving effect to the Facelifters Merger and Congressional Merger as poolings of interests assuming (i) the issuance of one share of AMRE Common Stock in the Facelifters Merger in exchange for each share of Facelifters Common Stock and (ii) the issuance of 900,000 shares of AMRE Common Stock in the Congressional Merger for all of the outstanding Congressional Preferred Stock and Congressional Common Stock. This data should be read in conjunction with the summary selected historical consolidated financial data, the unaudited pro forma condensed combined financial statements included elsewhere in the Joint Proxy Statement/Prospectus, AMRE consolidated financial statements and related notes incorporated by reference in this Joint Proxy Statement/Prospectus and Facelifters consolidated financial statements and related notes included elsewhere in this Joint Proxy Statement/Prospectus.

                                                  FOR THE YEARS ENDED DECEMBER 31,
                                              ------------------------------------------
                                                1995              1994             1993
                                              --------          ---------        -------
HISTORICAL AMRE
   Income (loss) from continuing
     operations per share   . . . . . . .     $  (1.73)          $    .11       $    .07
   Cash dividends declared per share  . .     $    .06           $    .12       $    .12
   Book value per share(1)  . . . . . . .     $   1.00


                                                  FOR THE NINE
                                                  MONTHS ENDED                   FOR THE FISCAL
                                                   DECEMBER 31,               YEARS ENDED MARCH 31,
                                             ----------------------      -------------------------------
                                                1995         1994          1995       1994        1993
                                             --------      --------      -------     ------      -------
HISTORICAL FACELIFTERS
     Income (loss) from continuing
       operations per share   . . . . . .     $(.33)         $(.08)      $(.13)      $ .31        $ .06
     Cash dividends declared per share  .     $.015          $.005       $ .01       $ .00        $ .00
     Book value per share(1)  . . . . . .     $1.30                      $1.64



                                                             FOR THE
                                                    YEARS ENDED DECEMBER 31,
                                            --------------------------------------
                                               1995          1994          1993
                                            ----------    -----------   ----------
AMRE AND FACELIFTERS(2)(3)
PRO FORMA COMBINED
     Income (loss) from continuing
       operations per share(4)  . . . . .    $(1.47)         $.10         $ .12
     Cash dividends declared per share(7)    $  .05          $.10         $ .10
     Book value per share(4)  . . . . . .    $  .97

                                                             FOR THE
                                                     YEARS ENDED DECEMBER 31,
                                               ------------------------------------
                                                 1995          1994          1993
                                               ---------    ---------     ----------
AMRE AND CONGRESSIONAL(2)(3)
PRO FORMA COMBINED
     Income (loss) from continuing
       operations per share(5)  . . . . .     $(1.62)         $.10          $(.01)
     Cash dividends declared per share(8)     $ .05           $.11          $ .11
     Book value per share(5)  . . . . . .     $ .53


                                                               FOR THE
                                                       YEARS ENDED DECEMBER 31,
                                              ---------------------------------------
                                                 1995           1994          1993
                                              ---------      ---------     ----------
AMRE, FACELIFTERS, AND CONGRESSIONAL(2)(3)
PRO FORMA COMBINED
     Income (loss) from continuing
       operations per share(6)  . . . . .     $(1.41)         $.10          $ .07

     Cash dividends declared per share(9)     $ .05           $.09          $ .10
     Book value per share(6)  . . . . . .     $ .60


(1) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding on the face of each company's balance sheet included in Form 10-K or Form 10-Q, as appropriate, as of the date indicated.

(2) For purposes of the Pro Forma Combined data, equivalent pro forma share data is the same as the pro forma per share data presented since AMRE Common Stock is exchanged for Facelifters Common Stock on a one-for-one basis, and accordingly is not presented.

(3) For purposes of the Pro Forma Combined data, Facelifters and Congressional data have been recast to a calendar year to conform with AMRE's fiscal year end for all periods presented.

(4) AMRE and Facelifters Pro Forma Combined per share is computed after giving effect to the issuance of one share of AMRE Common Stock for each share of Facelifters Common Stock to effect the Facelifters Merger. For all periods presented, the earnings (loss) per share from continuing operations gives effect to the dividends on the AMRE Senior Convertible Preferred Stock (as defined herein) ($240,000 annually) issued incident to the Century 21 License Agreement; however, the AMRE Senior Convertible Preferred Stock was not considered a common stock equivalent for any of the periods presented.

(5) AMRE and Congressional Pro Forma Combined per share is computed after giving effect to the issuance of 900,000 shares of AMRE Common Stock for all of the outstanding shares of Congressional Preferred Stock and Congressional Common Stock to effect the Congressional Merger. For all periods presented, the earnings (loss) per share from continuing operations gives effect to the dividends on the AMRE Senior Convertible Preferred Stock (as defined herein) ($240,000 annually) issued incident to the Century 21 License Agreement; however, the AMRE Senior Convertible Preferred Stock was not considered a common stock equivalent for any of the periods presented.

(6) AMRE, Facelifters and Congressional Pro Forma Combined per share data is computed after giving effect to the transactions in Footnotes 4 and 5 above.

(7) For purposes of the Pro Forma Combined data, cash dividends per share is computed by dividing the total cash dividends paid by the Pro Forma shares outstanding after giving effect to the transactions described in Footnote 4.

(8) For purposes of the Pro Forma Combined data, cash dividends per share is computed by dividing the total cash dividends paid by the Pro Forma shares outstanding after giving effect to Footnote 5 described above.

(9) For purposes of the Pro Forma Combined data, cash dividends per share is computed by dividing the total cash dividends paid by the Pro Forma shares outstanding after giving effect to Footnotes 4 and 5 described above.

                                  RISK FACTORS

         The following factors should be considered carefully by the stockholders of AMRE and Facelifters in connection with voting upon the Merger and the Merger Agreement. This Joint Proxy Statement/Prospectus contains certain forward looking statements about the business, operations and financial condition of AMRE and Facelifters, including various statements contained in "Summary -- Recent Developments"; "Recent Developments"; and "Facelifters Management's Discussion and Analysis of Financial Condition and Results of Operations" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is incorporated herein by reference from AMRE's Annual Report on Form 10-K for the year ended December 31, 1995. The actual results of AMRE and Facelifters could differ materially from those forward looking statements. The following information sets forth certain factors that could cause the actual results of each of AMRE and Facelifters (and AMRE and Facelifters as a combined company) to differ materially from those contained in the forward looking statements.

MANAGEMENT OF COMBINED COMPANY; OPERATING LOSSES

         The integration of the two companies, as well as the conversion to the CENTURY 21 Home Improvements name, will require substantial attention from management. In addition, AMRE incurred operating losses for the fourth quarter and for the 1995 year, and Facelifters incurred operating losses for the nine month period ending December 31, 1995 and expects to incur a loss for the year ended March 31, 1996. The diversion of management attention or any other difficulties encountered in the conversion or transition process or continued losses by either organization could have an adverse effect on the business, financial condition and results of operations of the combined company.

DEPENDENCE ON THE CENTURY 21 HOME IMPROVEMENTS NAME

         The Sears brand name is widely recognized and accepted in the home improvement industry and has significant brand name appeal to a wide variety of customers. Although the CENTURY 21 Home Improvements name was not used in the home improvement industry before 1996 at which time AMRE began using the name, AMRE's management believes such brand name will also be well recognized; however, there can be no assurance that revenues under the CENTURY 21 Home Improvements name will be similar to or greater than those under the Sears brand name. In addition, Facelifters did not renew the Facelifters Sears License Agreement. Facelifters entered into the Facelifters Century 21 License Agreement, and thus the Facelifters business will be subject to the same risks as AMRE in operating under the CENTURY 21 Home Improvements name. If the CENTURY 21 Home Improvements name does not result in advertising response rates and sales rates equal to or better than those experienced under the Sears brand name, it will likely have an adverse effect on the business, operating results and financial condition of the combined company.

NEW MARKETING STRATEGIES

         Leads on potential customers are critically important to AMRE's business, and under the terms of the AMRE Sears License Agreement, AMRE was required to deliver to Sears all customer leads generated through December 31, 1995. Thus, in January 1996, AMRE had to quickly generate as many leads as possible.

         Under the Sears brand name, AMRE generated 80% of its leads for potential customers through television, radio, direct mail, telemarketing and alternative media sources. AMRE now conducts this advertising using the CENTURY 21 Home Improvements name. There is no way to estimate the time required to build brand awareness of the CENTURY 21 Home Improvements name or whether AMRE will receive advertising response rates similar to those experienced under the Sears brand name. While the AMRE Sears License Agreement was in effect, AMRE received approximately 20% of its leads through AMRE employees working in the Sears retail stores. This lead source will have to be replaced under the Century 21 License Agreement, and to this end AMRE has opened approximately 100 free standing kiosks in major shopping malls across the country and intends to increase its presence at home shows. The mall kiosk program required a capital investment of approximately $750,000 and future annual operating lease rentals are estimated to be $2.0 million for the initial approximately 100 locations. AMRE will periodically evaluate the in-mall program and may open additional locations during 1996. AMRE also plans to substantially increase its reliance on telemarketing as a lead source and has opened two outbound telemarketing centers since December 1995 in order to accomplish this objective. In addition, AMRE is working with Century 21 to develop a program of lead referrals from the Century 21 real estate broker network. However, there can be no assurance that AMRE will be successful in replacing the in-store leads and the failure to replace such leads will have an adverse impact on the operating results of the combined company.

COSTS RELATING TO BRAND TRANSITION, CONSUMMATION OF LICENSE AGREEMENT AND THE MERGER

         In an effort to begin operations under the CENTURY 21 Home Improvements name on January 1, 1996 with an adequate supply of leads, AMRE incurred significant marketing costs in the quarter ended December 31, 1995 in order to build brand identity and provide leads under the CENTURY 21 Home Improvements name. An additional approximately $3.2 million was spent in this regard. AMRE also incurred a nonrecurring charge to operations of approximately $5.1 million in the quarter ended December 31, 1995 to reflect costs associated with consummating the Century 21 License Agreement. In addition, AMRE and Facelifters expect nonrecurring charges to operations currently estimated to be $1.5 million during 1996, to reflect costs associated with combining operations of the two companies. Although management of AMRE and Facelifters are not aware of any circumstances or conditions that could make consummation of the Merger or integration of their businesses unusually difficult, if AMRE and Facelifters encounter unexpected difficulties in the consummation of the Merger or in the integration of their businesses, the transaction fees and expenses incident to the Merger, such as legal and accounting fees, could increase. There can be no assurance that the combined company will not incur charges in subsequent quarters to reflect additional costs which could have an adverse effect on AMRE's business, financial condition and results of operations.

LIQUIDITY

         AMRE's cash and marketable securities totaled $19.1 million at December 31, 1995. AMRE's management believes that existing cash and marketable securities, available capacity under its $4.0 million revolving line of credit with HFS and cash flow from operations will be sufficient to meet the company's obligations. However, the conversion to the CENTURY 21 Home Improvements name, as well as the integration of the companies resulting from the Merger, will require substantial attention from management. In addition, there can be no assurance that AMRE will successfully integrate the operations of the individual companies upon consummation of the Merger, or that any of the benefits expected will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition in the short term. To ensure that adequate capital is available to complete the brand name transition and the Merger, AMRE has engaged in discussions with several investment banking firms regarding the possible sale of AMRE securities to raise additional capital. However, there can be no assurance that any additional sources of capital will be available to AMRE. See "Risk Factors -- New Market Strategies"; "-- Costs Relating to Brand Transition, Consummation of License Agreement and the Merger"; "-- Integration of the Business"; and
"-- Seasonality."

INTEGRATION OF THE BUSINESS

         The Merger involves the integration of two companies that have previously operated independently. As soon as practicable following the Merger, AMRE intends to integrate certain aspects of the operations of the combined company, including sales, marketing, finance and administration. Management estimates that at least $1.0 million of annual savings will result from this integration; however, there can be no assurance that AMRE will successfully integrate the operations of Facelifters with those of AMRE or that all of the benefits expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition. Furthermore, there can be no assurance that the operations, management and personnel of the two companies will be compatible or that AMRE or Facelifters will not experience the loss of key personnel. AMRE expects to encounter similar integration issues in the event that the Congressional Merger is consummated. Among the factors considered by the AMRE Board and the Facelifters Board in connection with their approval of the Merger Agreement were the opportunities for economies of scale and operating efficiencies that are expected to result from the Merger. While AMRE and Facelifters expect to achieve savings in operating costs as a result of the Merger, there can be no assurance that such savings will be realized.

DEPENDENCE ON CENTURY 21 LICENSE AGREEMENT

         The combined company will market and sell its products under the Century 21 License Agreement, and its revenues will be dependent upon the continued existence of such license agreement. AMRE is obligated to make certain minimum royalty payments under the Century 21 License Agreement. The license has a 20 year term, but may be terminated earlier by the licensor in the event of default by AMRE, including the failure to make the minimum royalty payments as provided therein. If the Century 21 License Agreement is terminated early, such termination will likely have an adverse effect on AMRE's business.

VOLATILITY OF STOCK PRICE

         The market price for AMRE Common Stock is volatile and could be subject to additional significant fluctuations in response to variations in AMRE's operating results and other factors, including among others, investor perceptions of AMRE and the industry in which it operates, developments in AMRE's relationship with Century 21 and its customers and general market conditions. Consequently, there can be no assurance that the market value of shares of AMRE Common Stock will be maintained subsequent to the Merger.

SEASONALITY

         Historically, AMRE's business has been subject to seasonal fluctuations. Although some products sold by AMRE and Facelifters are interior products, extreme winter weather conditions can have an adverse effect on scheduling sales appointments and installations. Products such as siding and windows usually cannot be installed in inclement weather. In addition, the home improvements industry is affected by economic factors, including, among others, interest rates, the availability of financing and general economic conditions. AMRE has historically incurred losses in the first quarter of the year, and expects to incur a loss in the first quarter of 1996.

SUSPENSION OF DIVIDENDS

         AMRE had paid a quarterly dividend from December 18, 1987 until September 22, 1995, at which time the quarterly dividend was suspended. AMRE's ability to pay dividends is restricted under the terms of AMRE's existing credit agreements. There can be no assurance that AMRE will pay any dividends in the future.

DILUTION

        In connection with the Merger, former Facelifters stockholders will be issued approximately 3,565,680 shares of AMRE Common Stock and will hold approximately 25% of the outstanding AMRE Common Stock as of March 4, 1996. In addition, in the event that the Congressional Merger is consummated, former Congressional stockholders will be issued 900,000 shares of AMRE Common Stock. If the Charter Amendment is approved, the AMRE Board shall be able to issue additional shares of AMRE Common Stock without obtaining prior stockholder approval. Although the AMRE Board will authorize such issuances only when it considers doing so to be in the best interest of the stockholders, the issuance of additional AMRE Common Stock may, among other things, have a dilutive effect on earnings and earnings per share of AMRE Common Stock and on the voting rights of holders of shares of AMRE Common Stock. See "AMRE Charter Amendment."

SERVICE MARK AND TRADE NAME INFRINGEMENT CLAIM

         AMRE has been named as a defendant in a proceeding filed in the Superior Court of California by a party who claims ownership of a registered service mark and trade name styled "21st Century Home Improvements." The plaintiff alleges, among other things, that the CENTURY 21 Home Improvements name is an infringement of the plaintiff's trade name and registered mark and constitutes an unfair business practice. AMRE has been advised by Century 21, the owner of the CENTURY 21 Home Improvements name, that it gave notice to counsel for the owner of the "21st Century Home Improvements" mark that the latter mark infringed on Century 21's federally registered mark. Century 21's federal registration predates the use of the "21st Century Home Improvements" mark, and at this time AMRE believes that it is legally entitled to use the CENTURY 21 Home Improvements name.

COMPETITION

         AMRE operates in an industry that is highly fragmented. Although AMRE believes it is the largest company in the nation involved in the direct marketing, in-home sales and installation of home improvement products, AMRE competes with numerous contractors in each of the territories in which it operates, with reputation, price, workmanship and services being the principal competitive factors. These contractors typically conduct operations in a single metropolitan area. In certain of the territories in which it operates, AMRE also competes against retail stores that may have greater financial or other resources than AMRE and that sell similar products in the stores as well as offer installation services, and will compete with contractors that are Sears licensees.

                         COMPARATIVE MARKET PRICE DATA

AMRE COMMON STOCK

         AMRE Common Stock is quoted on the NYSE under the symbol AMM. The following table sets forth certain information as to the high and low bid price per share of AMRE Common Stock as quoted on the NYSE for the past two calendar years. AMRE paid cash dividends during the year ended December 31, 1994, of $.03 per share for each of the four quarters, totalling $1,542,000. AMRE suspended its quarterly dividend payments indefinitely beginning with the quarter ended September 30, 1995. Future dividends will necessarily be dependent upon business conditions, the earnings and financial position of AMRE and such other matters as the AMRE Board deems relevant. AMRE's ability to pay dividends is restricted under the terms of AMRE's existing credit agreements, and there can be no assurance that AMRE will pay dividends in the future. AMRE's fiscal year ends on December 31 of each year. On October 31, 1995, the last full trading day prior to the public announcement of the signing of the Merger Agreement, the last sale price per share of AMRE Common Stock, as quoted on the NYSE, was $9.00. On March __, 1996, the last full trading day for which quotations were available on the date of this Joint Proxy Statement/Prospectus, the last sale price per share of AMRE Common Stock, as quoted on the NYSE, was $______. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR AMRE COMMON STOCK.

                                                                              AMRE COMMON STOCK
                                                                          --------------------------
Calendar
  Year                                                                       High           Low
--------                                                                     ----           ---
1994
  First Quarter   . . . . . . . . . . . . . . . . . . . . .               $ 4 5/8         $ 3 1/2
  Second Quarter  . . . . . . . . . . . . . . . . . . . . .               $ 4 1/8         $ 3 1/8
  Third Quarter   . . . . . . . . . . . . . . . . . . . . .               $ 4 1/2         $ 3 1/8
  Fourth Quarter  . . . . . . . . . . . . . . . . . . . . .               $ 5 7/8         $ 4

1995
  First Quarter   . . . . . . . . . . . . . . . . . . . . .               $ 5 5/8         $ 4 1/8
  Second Quarter  . . . . . . . . . . . . . . . . . . . . .               $ 4 7/8         $ 3 7/8
  Third Quarter   . . . . . . . . . . . . . . . . . . . . .               $ 4 1/2         $ 3 1/8
  Fourth Quarter  . . . . . . . . . . . . . . . . . . . . .               $15             $ 4 1/4

1996
  First Quarter   . . . . . . . . . . . . . . . . . . . . .               $21 7/8         $14 1/2
    (through March 12, 1996)

FACELIFTERS COMMON STOCK

         Facelifters Common Stock is quoted on NASDAQ under the symbol FACE.
The following table sets forth certain information as to the high and low bid prices per share of Facelifters Common Stock as quoted on NASDAQ for the past two calendar years, except for the period from May 3, 1994 until August 5, 1994, during which period shares were traded on the AMEX. Facelifters' fiscal year ends on March 31 of each year. In November 1994, Facelifters declared its first quarterly dividend of $0.005 per share of Facelifters Common Stock. Facelifters has continued to make quarterly dividend payments in the same amount since November 1994. On October 31, 1995, the last full trading day prior to the public announcement of the signing of the Merger Agreement, the last sale price per share of Facelifters Common Stock as quoted on NASDAQ was $10 5/8. On March __, 1996, the last full trading day for which quotations were available on the date of this Joint Proxy Statement/Prospectus, the last sale price per share of Facelifters Common Stock as quoted on NASDAQ was $_____. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR FACELIFTERS SHARES.

                                                                          FACELIFTERS COMMON STOCK
                                                                          --------------------------
Calendar
  Year                                                                       High           Low
--------                                                                     ----           ---
1994
  First Quarter   . . . . . . . . . . . . . . . . . . . . .               $ 7             $ 5 3/16
  Second Quarter  . . . . . . . . . . . . . . . . . . . . .               $ 5 5/8         $ 4 1/8
  Third Quarter   . . . . . . . . . . . . . . . . . . . . .               $ 7 1/8         $ 4 7/8
  Fourth Quarter  . . . . . . . . . . . . . . . . . . . . .               $ 8 1/2         $ 6 3/8

1995
  First Quarter   . . . . . . . . . . . . . . . . . . . . .               $ 7 3/4         $ 6 7/8
  Second Quarter  . . . . . . . . . . . . . . . . . . . . .               $ 7 3/8         $ 5 7/16
  Third Quarter   . . . . . . . . . . . . . . . . . . . . .               $ 8 1/8         $ 6 3/16
  Fourth Quarter  . . . . . . . . . . . . . . . . . . . . .               $13 1/2         $ 6 9/32

1996
  First Quarter   . . . . . . . . . . . . . . . . . . . . .               $20 7/8         $14 1/2
    (through March 12, 1996)

                                  THE MEETINGS

         This Joint Proxy Statement/Prospectus is being furnished to the holders of AMRE Common Stock in connection with the solicitation of proxies by the AMRE Board for use at the AMRE Special Meeting to be held on April 18, 1996, at the corporate offices of AMRE, located at 8585 N. Stemmons Freeway, South Tower, 8th Floor, Dallas, Texas 75247, commencing at 10:00 a.m. local time, and at any adjournment or postponement thereof.

         This Joint Proxy Statement/Prospectus is also being furnished to the holders of Facelifters Common Stock in connection with the solicitation of proxies by the Facelifters Board for use at the Facelifters Special Meeting to be held on April 18, 1996, at the offices of the Chairman of the Board of Facelifters, 800 Snediker Avenue, Brooklyn, New York 11207, commencing at 10:00 a.m. local time, and at any adjournment or postponement thereof.

MATTERS TO BE CONSIDERED AT THE MEETINGS

         AMRE. At the AMRE Special Meeting, stockholders of AMRE will consider and vote upon the proposal to approve and adopt the Merger Agreement and the issuance by AMRE of shares of AMRE Common Stock whereby each outstanding share of Facelifters Common Stock will be converted into one share of AMRE Common Stock. The stockholders of AMRE will also vote as a separate proposal upon the Charter Amendment and such other matters as may be properly brought before the AMRE Special Meeting.

         Facelifters. At the Facelifters Special Meeting, holders of Facelifters Common Stock will consider and vote upon the Merger Agreement and the Merger and such other matters as may properly be brought before the Facelifters Special Meeting.

         Boards of Directors' Recommendations. THE AMRE BOARD HAS APPROVED THE MERGER AND THE MERGER AGREEMENT, THE ISSUANCE OF THE AMRE COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND THE CONSUMMATION OF THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND THE CHARTER AMENDMENT, AND RECOMMENDS THAT AMRE'S STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MATTERS SUBMITTED TO AMRE STOCKHOLDERS AS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

         THE FACELIFTERS BOARD HAS APPROVED THE MERGER AND THE MERGER AGREEMENT AND THE CONSUMMATION OF THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT FACELIFTERS' STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MATTERS SUBMITTED TO FACELIFTERS' STOCKHOLDERS AS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

VOTING AT MEETINGS; RECORD DATES

         AMRE. The AMRE Board has established March 4, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the AMRE Special Meeting. Only holders of record of AMRE Common Stock at the close of business on such date are entitled to vote at the AMRE Special Meeting. On such date, there were approximately 14,127,457 shares of AMRE Common Stock outstanding, each of which will be entitled to vote on each matter to be acted upon or which may properly be brought before the AMRE Special Meeting.

        The affirmative vote of the holders of a majority of the issued and outstanding shares of AMRE Common Stock is required to approve the Merger Agreement, the issuance of the AMRE Common Stock pursuant to the Merger Agreement and the Charter Amendment. AMRE is currently authorized to issue 20 million shares of AMRE Common Stock, and as of March 4, 1996 has approximately 14,127,457 shares of AMRE Common Stock outstanding and 4,023,832 shares of AMRE Common Stock reserved for issuance in connection with certain AMRE plans, the exercise of options and conversion of AMRE preferred stock. Unless the Charter Amendment is approved by the stockholders of AMRE, AMRE will not have a sufficient number of authorized shares of AMRE Common Stock to permit the issuance of the shares of AMRE Common Stock.

to the stockholders of Facelifters. Approval of the Charter Amendment is a condition to closing, and unless the Charter Amendment is approved, the Merger will not be consummated. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the proposal.

         As of March 4, 1996, directors and executive officers of AMRE and their affiliates beneficially owned approximately 6.8% of the outstanding shares of AMRE Common Stock. Each of the directors and executive officers has advised AMRE that he intends to vote or direct the vote of all shares of AMRE Common Stock over which he has voting control for approval of the Merger Agreement, the issuance of the AMRE Common Stock in the Merger and the Charter Amendment.

         Facelifters owns no outstanding shares of AMRE Common Stock.

         Facelifters. The Facelifters Board has established March 4, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Facelifters Special Meeting. Only holders of record of Facelifters Common Stock at the close of business on such date are entitled to vote at the Facelifters Special Meeting. On such date, there were approximately 3,565,680 shares of Facelifters Common Stock outstanding, each of which will be entitled to vote on each matter to be acted upon or which may properly be brought before the Facelifters Special Meeting.

         The approval of Facelifters stockholders of the Merger and the Merger Agreement will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Facelifters Common Stock. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the proposal.

         In connection with consummation of the Merger Agreement, AMRE entered into the Stockholder Agreement with Mark Honigsfeld, Deedee Honigsfeld and Murray Gross, all of whom are affiliates of Facelifters, collectively own approximately 22% of the outstanding shares of Facelifters Common Stock and have agreed therein to vote in favor of the Merger Agreement and the Merger. See "The Stockholder Agreement."

AMRE PROXIES

         Shares of AMRE Common Stock represented by proxies received by AMRE prior to or at the AMRE Special Meeting will be voted in accordance with the instructions contained therein. Shares of AMRE Common Stock represented by proxies for which no instruction is given will be voted "FOR" the Merger Agreement, the issuance of the shares of AMRE Common Stock pursuant to the Merger Agreement and the Charter Amendment.

         Holders of AMRE Common Stock are requested to complete, sign and date the enclosed white proxy card and promptly return it in the postage paid envelope provided for this purpose in order to ensure that the shares are voted. A proxy may be revoked at any time prior to the exercise of the authority granted thereunder. Revocation may be accomplished by the granting of a later proxy with respect to the same shares or by giving notice thereof to AMRE in writing at the AMRE Special Meeting at any time prior to the vote on the matters to be considered. Presence at the AMRE Special Meeting of a stockholder who signed a proxy does not in itself revoke the proxy.

         The AMRE Board is aware of no matters to be presented at the AMRE Special Meeting other than those described in this Joint Proxy Statement/Prospectus. If other matters are properly brought before the AMRE Special Meeting, it is the intention of the persons named in the proxies to vote the shares to which said proxies relate in accordance with their judgment.

FACELIFTERS PROXIES

         Facelifters Common Stock represented by proxies received by Facelifters prior to or at the Facelifters Special Meeting will be voted in accordance with the instructions contained therein. Facelifters Common Stock represented by proxies for which no instruction is given will be voted "FOR" approval of the Merger and Merger Agreement and the other transactions contemplated thereby.

         Holders of Facelifters Common Stock are requested to complete, sign and date the enclosed blue proxy card and promptly return it in the postage paid envelope provided for this purpose in order to ensure that their shares are voted. A proxy may be revoked at any time prior to the exercise of the authority granted thereunder. Revocation may be accomplished by the granting of a later proxy with respect to the same shares or by giving notice thereof to Facelifters in writing or at the Facelifters Special Meeting at any time prior to the vote on the matters to be considered. Presence at the Facelifters Special Meeting of a stockholder who signed a proxy does not in itself revoke the proxy.

         The Facelifters Board knows of no matters to be presented at the Facelifters Special Meeting other than those described in this Joint Proxy Statement/Prospectus. If other matters are properly brought before the Facelifters Special Meeting, it is the intention of the persons named in the proxies to vote the shares to which such proxies relate in accordance with their judgment.

SOLICITATION OF PROXIES

         Morrow & Co., Inc. ("Morrow") has been retained to solicit proxies on behalf of each of AMRE and Facelifters for an aggregate fee of $8,000 plus out of pocket expenses. AMRE and Facelifters will each bear the cost of the solicitation of proxies from their respective stockholders. In addition to solicitation by Morrow, officers and regular employees of AMRE and Facelifters, who will receive no compensation in excess of their regular salaries for their services, may solicit proxies from their respective stockholders by telephone, telegram or otherwise. AMRE and Facelifters will also reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold AMRE Common Stock and Facelifters Common Stock, respectively.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

         Both AMRE and Facelifters have had a long-standing familiarity with one another, because both companies have been engaged in the same general line of home improvement business and both companies have been licensees of Sears, permitting the companies to market and install their products under the Sears name. Because of this familiarity, senior management of both companies recognized that Facelifters' kitchen cabinet refacing business and strength in marketing would complement AMRE's existing home improvement business.

         On October 17, 1995, AMRE announced that it had entered into the Century 21 License Agreement and was not going to renew the AMRE Sears License Agreement. At that time, Facelifters began discussions with Sears regarding expansion of the Facelifters markets under the Facelifters Sears License Agreement. Facelifters issued a press release regarding these discussions on October 20, 1995.

         On October 21, 1995, a consultant engaged by AMRE contacted representatives of Facelifters regarding Facelifters' interest in a potential acquisition of Facelifters by AMRE. Senior management of Facelifters considered the overture over the weekend of October 21-22, 1995.

         On October 23, 1995, Messrs. Mark Honigsfeld and Murray Gross traveled to Dallas, Texas to meet with senior management of AMRE, including Messrs. Robert Swartz and Dennis Constantine, as well as Mr. Sheldon Stein, an outside member of the AMRE Board and a Senior Managing Director of Bear Stearns. At those meetings, the representatives of the two companies discussed the historical business of Facelifters.

         On October 24, 1995, AMRE held an informal telephonic discussion with the AMRE Board regarding the potential for a transaction between AMRE and Facelifters.

         On October 24, 1995, Messrs. Stein, Swartz, Constantine, Larry Lattig and C. Curtis Everett, on behalf of AMRE, and Messrs. Honigsfeld and Gross, on behalf of Facelifters, entered into more detailed discussions regarding whether AMRE and Facelifters shared a mutual interest in considering a possible business combination. The parties generally determined that there was a framework from which a transaction could be structured and the parties discussed, more in depth, the feasibility and benefits of a business combination. In addition, the parties discussed, were such a transaction to be pursued, the possible structure of a transaction and the type of consideration. In anticipation of the transaction, the two companies engaged investment banking firms to render fairness opinions in connection with the proposed transaction, with AMRE hiring Bear Stearns and Facelifters retaining Southwest.

         The Facelifters Board held a special telephonic meeting during the evening of October 24, 1995. At the meeting, members of Facelifters management provided a detailed analysis of the discussions that had occurred between representatives of AMRE and Facelifters. The Facelifters Board unanimously approved continued negotiations with AMRE.

         On October 25, 1995, representatives of the two companies met again and began to negotiate price for the first time. AMRE made a preliminary proposal, subject to preliminary due diligence, to acquire Facelifters in a transaction to be structured as a tax-free reorganization pursuant to which Facelifters Common Stock would be exchanged for AMRE Common Stock. The proposal was based on closing trading prices for AMRE Common Stock on the NYSE and Facelifters Common Stock on NASDAQ on October 24, 1995, which were $8.00 and $9 13/16, respectively. The parties continued arms length negotiations until, as described below, a firm price was reached on Monday, October 30, 1995. Facelifters informally advised the outside members of the Facelifters Board of the proposed transaction.

         On October 25, 1995, AMRE held an informal telephonic review with the AMRE Board regarding the progress toward an agreement.

         On October 26, 1995, senior management teams and financial advisors of AMRE and Facelifters met to further review operational, marketing and financial issues and to conduct preliminary due diligence reviews concerning each other. Representatives of AMRE travelled to Facelifters' corporate headquarters in Boca Raton, Florida to continue AMRE's financial and operational due diligence investigation of Facelifters.

         On October 27, 1995, attorneys for AMRE delivered the first draft of the Merger Agreement to Facelifters, together with initial drafts of the affiliate letter, stockholder and employment agreements. Negotiations with respect to the terms of such documents continued until October 31, 1995. The parties conducted expedited due diligence regarding each other throughout this period.

         On October 28, 1995, the AMRE Board held a telephonic meeting and authorized AMRE management to proceed, subject to completion of due diligence.

         On Monday, October 30, 1995, the parties, after completion of AMRE's preliminary due diligence investigation, agreed on an exchange ratio that would result in the equivalent of $11.28 per share for Facelifters Common Stock based on the value of AMRE Common Stock and Facelifters Common Stock at the close of business on October 24, 1995. The parties agreed that the exchange ratio would fluctuate, in some circumstances, based upon the price of AMRE Common Stock. The parties agreed that the final exchange ratio would be determined by calculating the average closing price per share of AMRE Common Stock on the NYSE for the 15 trading days prior to the day three trading days before AMRE requested acceleration of effectiveness of the Registration Statement containing this Joint Proxy Statement/Prospectus. If the average closing price of AMRE Common Stock for such period is between $9.50 and $6.50 per share, then the exchange ratio would be 1.41 shares of AMRE Common Stock for each share of Facelifters Common Stock. If the average closing price for AMRE Common Stock on the NYSE for such period is greater than $9.50 per share, then the exchange ratio would be determined by dividing 11.28 by the sum of (i) the average closing price of AMRE Common Stock minus 9.50 plus (ii) 8.00. If the average closing price for AMRE Common Stock on the NYSE for the period is less than $6.50 but not less than $5.00 per share, then the exchange ratio will be determined by dividing 11.28 by the difference between (i) 8.00 minus (ii) the difference between 6.50 minus the average closing price of AMRE Common Stock. If the average closing price of AMRE Common Stock is less than $5.00 for the period, then AMRE may terminate the Merger Agreement or proceed with the transaction at an exchange rate which is determined by dividing $8.20 by the average closing price.

         The Facelifters Board held a special meeting on Tuesday, October 31, 1995 to consider the Merger Agreement. At this meeting, members of Facelifters' senior management, together with its legal and financial advisors, reviewed with the Facelifters Board, among other things, the background of the proposed transaction, the potential benefits of the transaction, including the benefits to its stockholders of a stock-for-stock tax-free business combination, a summary of AMRE, financial and valuation analyses of the transaction and the terms of the proposed agreements. In addition, Southwest presented an oral opinion that as of such date the Merger was fair from a financial point of view to the Facelifters stockholders. After extensive consideration, the Facelifters Board approved the transaction.

         On December 12, 1995, AMRE and Facelifters entered into an amendment to the Merger Agreement that provided that a share of Facelifters Common Stock would be converted into at least one share of AMRE Common Stock.

         Facelifters has not contacted, nor has it received bids from, any other prospective bidders since the commencement of negotiations with AMRE.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

         AMRE and Facelifters. The AMRE Board and the Facelifters Board have approved the Merger Agreement and the Merger and have recommended that their respective stockholders vote "FOR" approval of the matters described in this Joint Proxy Statement/Prospectus.

         The business strategies of both AMRE and Facelifters have been to achieve growth through aggressive marketing of their respective products. Facelifters has also focused on growth through the acquisition of smaller companies engaged in similar operations. In addition, both AMRE and Facelifters have operated under license agreements with Sears, with revenues from such license agreements accounting for a significant percentage of annual revenues.

         Upon entering into the Century 21 License Agreement, AMRE made a strategic decision to alter significantly the marketing and distribution focus of its home remodeling services. Because of the perceived opportunities offered by the Century 21 License Agreement, including access to additional geographic markets and a greater array of home improvement products, lower licensing fees and the affiliation with Century 21 through the use of the CENTURY 21 Home Improvements name, Facelifters desired to enter into a strategic alliance with AMRE. The AMRE Board and Facelifters Board considered a combination of the two companies to be the most attractive method to take advantage of the strengths of each of the companies and to expand the combined entity's business. The terms of the Merger Agreement and the other aspects of the Merger were negotiated anticipating the continuing involvement of the Facelifters organization.

         The AMRE Board and the Facelifters Board have recommended that their respective stockholders approve the matters described in this Joint Proxy Statement/Prospectus for the following additional reasons:

         o the combination of the two companies significantly expands the geographic market coverage of the combined entity with minimal overlap; Facelifters operates in 26 geographic markets but competes with AMRE in only four of these markets.
                 Accordingly, the combined entity has a minimal number of possibly redundant facilities or overlapping markets;

         o the Merger is expected to facilitate the development and expansion of the CENTURY 21 Home Improvements name and related home improvement products by expanding the territories in which the CENTURY 21 Home Improvements name will initially be marketed and committing the enhanced resources of the combined entity to more effectively promote and advertise the CENTURY 21 Home Improvements name;

         o the combined entity is expected to have greater revenues and operating cash flows than either of AMRE or Facelifters on a stand-alone basis, which is expected to result in enhanced financial flexibility and improved access to financing on more favorable terms than are currently available to either company on a stand-alone basis;

         o it is expected that the combination can be accomplished with minimum disruption to either company's management and employees; and

         o the Merger presents opportunities to realize economies of scale and operating efficiencies. Economies of scale may result from the increased buying power of the combined entity which should achieve lower costs for manufacturing, raw materials, advertising media, printing costs, supplies, telecommunications and other operating related costs. In addition, costs associated with television and radio commercials and direct mail advertising can be spread over more geographic markets. Operating efficiencies may result from the integration of certain operations and the elimination of facilities' costs. While the extent to which these possible economies of scale and operating efficiencies may be realized is uncertain, management believes at least $1.0 million of annual savings will result from these opportunities.

         AMRE. The AMRE Board believes that the terms of the Merger are fair to, and in the best interests of, AMRE and its stockholders. Subject to various conditions, including stockholder approval of the matters described herein, the AMRE Board has approved the Merger Agreement, the Merger, the issuance of the AMRE Common Stock upon consummation of the Merger in accordance with the Merger Agreement and the other transactions contemplated thereby and the Charter Amendment, and recommends that its stockholders vote "FOR" approval of the proposals to be voted on at the AMRE Special Meeting as described in this Joint Proxy Statement/Prospectus.

         The AMRE Board believes that the Merger is in the best interests of AMRE and its stockholders for the following additional reasons:

         o the combined entity is expected to have enhanced operating results in the future due to the anticipated operating efficiencies and economies of scale described above;

         o because the Century 21 License Agreement contains a minimum license fee, it is expected that the anticipated additional revenue from Facelifters will help maintain the license fees due under the Century 21 License Agreement at a lower level as a percentage of contract revenues as compared to AMRE on a stand-alone basis;

         o the addition of Facelifters' telemarketing operations is expected to improve AMRE's overall marketing operations; and

         o the management and operating philosophies of Facelifters are very similar to those of AMRE, and the addition of Facelifters' management personnel is expected to strengthen AMRE's management team.

         In reaching these conclusions, the AMRE Board considered, among other things, (i) the respective geographic markets of AMRE and Facelifters, (ii) expected operating and financial characteristics of a combined entity, and the operating efficiencies and economies of scale associated with the combination,
(iii) the experience and performance of Facelifters management, (iv) the capital structure and financial performance of Facelifters, and (v) the opinion of Bear Stearns, financial advisor to AMRE for the Merger, that, as of the date of such opinion, the consideration to be paid in the Merger was fair from a financial point of view, to the public stockholders of AMRE. See, however, "Risk Factors."

         Facelifters. The Facelifters Board believes that the terms of the Merger are fair to, and in the best interests of, Facelifters and its stockholders. The Facelifters Board has approved, subject to stockholder approval, the Merger Agreement, the Merger and the transactions contemplated thereby and recommends that the holders of Facelifters Common Stock vote "FOR" approval of such matters at the Facelifters Special Meeting.

         The terms of the Merger, including the Exchange Ratio, were the result of arms' length negotiations between Facelifters and AMRE and their respective representatives. In the course of reaching its decision to approve the Merger, the Facelifters Board consulted with its professional advisors as well as with management and considered numerous factors, including but not limited to the following:

         o Facelifters will become part of the largest direct marketing, in-home sales and installation home improvement company in the United States;

         o the combined entity will have a greater total market capitalization than either company on a stand- alone basis, which is expected to result in improved liquidity for Facelifters stockholders;

         o the Merger will provide Facelifters stockholders with the opportunity to continue to participate in the home improvement and kitchen refacing business through the conversion of the Facelifters stockholders' investment into an investment in a larger entity with a broader customer base in what is anticipated to be a tax free transaction;

         o the Merger will provide Facelifters with access to a larger market for its products; and

         o the Facelifters Board believes that consummation of the Merger offers the stockholders of Facelifters enhanced prospects for long-term growth in the value of their investment in Facelifters.

         The Facelifters Board also considered numerous other factors in evaluating the Merger and the Merger Agreement, including but not limited to the following: (i) the historical financial statements, financial projections and discounted cash flow values of Facelifters and AMRE, (ii) financial data concerning selected comparable public companies, (iii) comparison of the market value of the AMRE Common Stock and the Facelifters Common Stock over various periods of time, (iv) the going concern value of Facelifters on a stand-alone basis, (v) the possible values of the combined companies, (vi) the determination by the directors, in light of the comparison between the Facelifters Sears License Agreement and the apparent opportunities provided by the Century 21 License Agreement, that the Merger will provide Facelifters' stockholders with a more favorable opportunity to continue to participate in the home improvement and kitchen refacing business through the conversion of the Facelifters stockholders' investment into an investment in a larger entity with a broader customer base, (vii) the determination by the directors that a strategic merger with AMRE provides Facelifters and its stockholders with the best opportunity for future growth and profitability, (viii) the Merger is structured so as to permit the Facelifters Board to consider and possibly accept a superior Acquisition Proposal (as defined herein), and (ix) the financial advice of Southwest to the effect that the consideration per share to be paid to the stockholders of Facelifters in connection with Merger is fair from a financial point of view. See, however, "Risk Factors."

EFFECTS OF THE MERGER

         Conversion of Facelifters Common Stock. Pursuant to the Merger Agreement, among other things, Merger Sub will be merged with and into Facelifters, and Facelifters will become a wholly owned subsidiary of AMRE. In the Merger, each outstanding share of Facelifters Common Stock will be converted into one share of AMRE Common Stock. See "The Merger Agreement."

         Dilution. Subsequent to the Merger, former Facelifters stockholders will hold an aggregate of approximately 3,565,680 shares of AMRE Common Stock, representing approximately 25% of the outstanding AMRE Common Stock as of March 4, 1996, assuming no additional shares of AMRE Common Stock or Facelifters Common Stock are issued prior to the Effective Time and prior to the Congressional Merger if it is consummated. In addition, it is expected that 900,000 shares of AMRE Common Stock will be issued to former holders of Congressional Common and Preferred Stock in connection with the Congressional Merger if it is consummated.





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
OPINIONS OF FINANCIAL ADVISORS

         AMRE.

         On October 30, 1995, AMRE agreed to retain Bear Stearns to act as financial advisor to AMRE and to render an opinion as to the fairness of the Merger, from a financial point of view, to the stockholders of AMRE. AMRE engaged Bear Stearns as its financial advisor because Bear Stearns is a nationally recognized investment banking firm and because of its record and experience in rendering fairness opinions. Bear Stearns, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities, mergers and acquisitions, negotiated underwritings, secondary distribution of securities, private placements and valuations for estate, corporate and other purposes.

         Prior to this engagement, Bear Stearns advised AMRE in connection with the licensing of certain rights to the CENTURY 21 Home Improvements Name and transactions incident thereto. Sheldon I. Stein, a Senior Managing Director of Bear Stearns, is a director of AMRE.

         Pursuant to a letter agreement, dated October 30, 1995, AMRE paid Bear Stearns a retainer of $100,000 and an additional $200,000 for rendering its opinion in connection with the Merger, and on consummation of the Merger, will pay Bear Stearns an additional fee of $150,000. AMRE has also agreed to reimburse Bear Stearns for its reasonable out-of- pocket expenses, including the reasonable fees and disbursements of counsel, and to indemnify Bear Stearns and certain related persons against certain liabilities in connection with the engagement of Bear Stearns, including certain liabilities under the federal securities laws.

         On March 14, 1996, Bear Stearns delivered the Bear Stearns Opinion attached hereto as Annex F that the Merger is fair, from a financial point of view, to the stockholders of AMRE. Stockholders should be aware that Bear Stearns considered the strategic nature of the Merger to AMRE to be the single most important factor in reaching their conclusion that the Merger was fair to AMRE stockholders from a financial point of view. Additionally, as set forth therein, Bear Stearns relied upon and assumed the accuracy and completeness of the financial and other information provided to it by AMRE and Facelifters. With respect to AMRE's and Facelifters' projected financial results, Bear Stearns assumed that the projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of AMRE and Facelifters as to the expected future performance of AMRE and Facelifters, respectively. Bear Stearns did not perform any independent verification of the information or projections provided to it and Bear Stearns relied upon the assurances of the managements of AMRE and Facelifters that they are unaware of any facts that would make the information or projections provided to Bear Stearns incomplete or misleading.

         The projections received by Bear Stearns from Facelifters were fiscal year projections for 1996 and 1997. These projections were prepared by Facelifters to show possible results of operations assuming that Facelifters and AMRE continued as Sears licensees, and Bear Stearns made the following adjustments and modifications to the data provided by Facelifters:

         1. Improved the gross margin by 1% for 1996 and 1997 in connection with the closing of Facelifters' Brooklyn, New York facility and the anticipated consolidation of manufacturing facilities.

         2 Reduced projected sales by 5% for potential disruption resulting from changing from the Sears brand name to the CENTURY 21 Home Improvements name.

         3. Adjusted the license fees payable to conform them to the lower fees payable under the license for the CENTURY 21 Home Improvements name versus the license fees payable under the Sears license.

         4. Constructed calendar year projections for 1997, 1998, 1999 and 2000 from the fiscal year projections for 1996 and 1997 provided by Facelifters.

It should be noted that the projections received by Bear Stearns from Facelifters were not prepared by Facelifters in contemplation of the Merger and did not take into consideration either (i) the major change in marketing focus that would result from non-renewal of the Sears license and adoption of the CENTURY 21

Home Improvements name or (ii) the lower license fees payable for use of the CENTURY 21 Home Improvements name as compared to the license fees payable to Sears. See "Risk Factors - New Marketing Strategies." While the projections provided by Facelifters gave Bear Stearns a starting point, they were not determining factors in the conclusions reached by them.

         The projections provided to Bear Stearns indicated that Facelifters' revenue would grow at an annual rate following the Merger that is less than that experienced between 1992 and 1994, but that Facelifters' projected gross margins would be slightly higher than those realized between 1992 and 1994. EBITDA before license fees as a percent of sales for fiscal 1994 and 1995 were somewhat lower than was projected for fiscal 1996 and 1997, respectively. The historical financial data excludes the effects of certain items Bear Stearns considered non-recurring. See "Facelifters Management's Discussion and Analysis of Financial Condition and Results of Operations."

         In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets of AMRE or Facelifters. The Bear Stearns Opinion is necessarily based on economic, market and other conditions, and the information made available to it as of the date of such opinion. The Bear Stearns Opinion is not a prediction of the future operating results of the combined company should the Merger be consummated. Bear Stearns further assumed that the Merger would be accounted for in accordance with the pooling of interests method of accounting under the requirements of APB No. 16 and would qualify as a tax-free reorganization under Section 368 (a) of the Code. Bear Stearns did not consider the effect, if any, of the Congressional Merger on its analysis. The Bear Stearns Opinion addresses only the fairness of the Merger, from a financial point of view, and does not constitute a recommendation to any stockholder of AMRE as to how such stockholder should vote on the Merger Agreement. Bear Stearns did not recommend what the Exchange Ratio should be nor the range within which the Exchange Ratio should fall. The Exchange Ratio in the Merger was determined through arms' length negotiations between AMRE and Facelifters.

         The summary of the Bear Stearns Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. AMRE STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE BEAR STEARNS OPINION CAREFULLY IN ITS ENTIRETY IN CONNECTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY BEAR STEARNS.

         In rendering the Bear Stearns Opinion, Bear Stearns, among other things: (i) reviewed the Joint Proxy Statement/Prospectus in substantially final form to be sent to the stockholders of AMRE; (ii) reviewed AMRE's Annual Reports to Stockholders, Annual Reports on Form 10-K and Proxy Statements for the fiscal years ended December 31, 1991 through 1995, and its Quarterly Reports on Form 10-Q for the fiscal periods ended April 2, July 2 and October 1, 1995; (iii) reviewed Facelifters' Annual Reports to Stockholders, Annual Reports on Form 10-K and Proxy Statements, for the fiscal years ended in March 1991 through 1995, its Quarterly Reports on Form 10-Q for the fiscal periods ended June 30, September 30 and December 31, 1995; (iv) reviewed certain operating and financial information, including projections, provided to Bear Stearns by the managements of AMRE and Facelifters relating to their respective businesses and prospects; (however, as mentioned above the Facelifters projections reviewed by Bear Stearns were not prepared by Facelifters in contemplation of the Merger and did not take into consideration either the major change in marketing focus that would result from non-renewal of the Sears license and adoption of the CENTURY 21 Home Improvements name or the lower license fees payable for use of the CENTURY 21 Home Improvements name as compared to the license fees payable to Sears); (v) met with certain members of AMRE's and Facelifters' senior managements to discuss their operations, historical financial statements and future prospects, and their views of the business, operational and strategic benefits, potential synergies and other implications of the Merger; (vi) reviewed the pro forma financial impact of the Merger on AMRE stockholders; (vii) reviewed the historical stock prices and trading volumes of the common shares of AMRE and Facelifters; (viii) reviewed publicly available financial information and stock market performance data of other publicly-held companies which Bear Stearns deemed generally comparable to AMRE and Facelifters; (ix) reviewed the financial terms of certain other recent acquisitions of companies which Bear Stearns deemed generally comparable to AMRE and Facelifters; and (x) conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

         The following is a brief summary of certain of the financial analyses used by Bear Stearns in connection with providing its opinion to the AMRE Board, although stockholders should be aware that Bear Stearns considered the strategic nature of the Merger to AMRE to be the single most important factor in reaching their conclusion that the Merger was fair to AMRE stockholders from a financial point of view. For the Contribution Analysis and Pro Forma Combination Analysis set forth below, calculations were based on an AMRE stock price of $16.50 (the closing price on March 13, 1996) and an Exchange Ratio of 1.00x.

         Contribution Analysis. Bear Stearns analyzed the pro forma contribution of each of AMRE and Facelifters to the combined company, if the Merger were to be consummated, and reviewed certain historical and estimated future operating and financial information including, among other things, the earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), revenues and net income of AMRE and Facelifters, and the pro forma EBITDA, EBIT, revenues, and net income of the combined company resulting from the Merger based on internal financial analyses and projections for AMRE and Facelifters prepared by their respective managements. The contribution analysis did not take into account any potential synergies or cost savings that might be realized after the Merger and excluded restructuring and other one time write-offs. The analysis assumed that as to both Facelifters and AMRE, effective January 1996, their relationship with Sears would terminate and they would operate under the terms of the Century 21 License Agreement. Such analysis indicated that based on management projections, as to projected 1996 and 1997 results, AMRE's relative contribution to the financial results of the combined company would be (i) 82.5% and 82.0%, respectively, of revenues, (ii) 60.1% and 59.8%, respectively, of EBITDA, (iii) 54.4% and 55.2%, respectively, of EBIT, and (iv) 56.6% and 58.4%, respectively, of net income. Bear Stearns noted that the approximately 79.8% of the pro forma fully diluted number of shares for the combined company to be owned by existing AMRE stockholders after the Merger is higher than AMRE's percentage contribution to total pro forma projected EBITDA, EBIT and net income. Bear Stearns further noted that the contribution analysis did not consider the different valuation multiples, such as the price-earnings multiples, that the market ascribed to AMRE and Facelifters both on a current basis and on a historical basis.

         Pro Forma Combination Analysis. Bear Stearns analyzed projected 1996 and 1997 earnings per share for both AMRE and, on a pro forma basis, for the combined company after the Merger. This analysis was based upon projections provided by the senior managements of AMRE and Facelifters. Such analysis did not take into account any potential synergies or cost savings that might be realized after the Merger and excluded restructuring charges and other one time write-offs. The analysis assumed that as to both Facelifters and AMRE, effective January 1996, their relationship with Sears would terminate and they would operate under the terms of the Century 21 License Agreement. Based on managements' projections, and after taking into account the Exchange Ratio, such analysis showed accretion in AMRE's fully diluted earnings per share resulting from the Merger of 19.5% and 33.1%, for 1996 and 1997, respectively. Bear Stearns further noted that the combination analysis did not consider the different valuation multiples, such as the price-earnings multiples, that the market ascribed to AMRE and Facelifters both on a current basis and on a historical basis.

         Historic Stock Trading Analysis. Bear Stearns reviewed the historical public trading prices of AMRE Common Stock and Facelifters Common Stock for the last three years. Bear Stearns also reviewed both the historical ratio of the public trading price per share of AMRE Common Stock to the public trading price per share of Facelifters Common Stock on a weekly basis from January 8, 1993 to October 27, 1995, as well as the daily average public trading prices of AMRE Common Stock and Facelifters Common Stock over periods ranging from 5 to the 180 days immediately preceding November 1, 1995. Such analysis indicated that the ratio of the public trading price per share of Facelifters Common Stock to the public trading price per share of AMRE Common Stock averaged 1.60 for the 180 days preceding November 1, 1995, 1.46 for the 30 days preceding November 1, 1995, and 1.27 for the 5 days preceding November 1, 1995. Bear Stearns noted that during the 12 months preceding November 1, 1995, the lowest ratio of the weekly closing price of Facelifters Common Stock to the weekly closing price of AMRE Common Stock price was 1.15x.

         Selected Comparable Companies Analysis. Bear Stearns compared certain financial information for Facelifters with corresponding publicly available information of certain other publicly traded companies that Bear Stearns considered comparable in certain respects to Facelifters. Such comparable companies included Masco Corp., Owens Corning Fiberglass Corp., Shaw Industries, Inc., Mohawk Industries, Inc., Cameron Ashley Building Products, Inc., Morgan Products Ltd., American Woodmark Corp. and Elcor Corp. (the "Comparable Group"). An analysis of multiples for the Comparable Group yielded the following range of multiples: (i) market value to 1995 calendar earnings per share of 6.9x to 23.9x (with a harmonic mean of 16.2x); (ii) market value to estimated 1996 calendar earnings per share of 7.1x to 14.8x (with a harmonic mean of 10.7x); (iii) market capitalization to latest twelve months ("LTM") revenues of 0.3x to 1.3x (with a harmonic mean of 0.9x); and (iv) market capitalization to LTM EBITDA of 3.6x to 19.3x (with a harmonic mean of 8.9x). Based upon a price per share of AMRE of $16.50 (the closing price on March 13, 1996) and an Exchange Ratio of 1.00x, the following ratios are implied for
Facelifters: (i) market value to projected 1996 calendar year earnings per share of 10.8x; and (ii) market capitalization to LTM revenues of 1.1x. In its analysis, Bear Stearns adjusted Facelifters' projected 1996 earnings per share to reflect the license fee structure of the Century 21 License Agreement.

         Selected Transactions Analysis. Bear Stearns reviewed certain information relating to five recent acquisitions of companies in the home improvement or building products industries ("Selected Acquisition Transactions"). As part of this analysis, Bear Stearns calculated a transaction value (defined as the offer value plus liquidation value of preferred stock plus the principal amount of debt less cash and option proceeds) as a multiple of the respective acquired companies' LTM revenues and EBITDA. The calculations for the Selected Acquisition Transactions yielded harmonic mean multiples of 1.1x and 8.2x for LTM revenues and EBITDA compared to multiples of 1.1x and 24.9x, respectively, based on the transaction value in the Merger derived from the Exchange Ratio of 1.00x. Bear Stearns noted that due to the change to the CENTURY 21 Home Improvements name in connection with the Merger and the consequent reduction in license fees as a percentage of sales, Facelifters historical EBITDA may not be indicative of future results.

         Discounted Cash Flow Analysis. Under this analysis, Bear Stearns reviewed estimates of future unleveraged cash flows ("Unleveraged Free Cash Flows" defined as cash flow from operations plus interest expense, net of related income tax effects, and less capital expenditures) of Facelifters for the years ended December 31, 1996 through 2000, based on budgets provided by Facelifters' management for fiscal 1996 and 1997. Among the factors involved in Bear Stearns' discounted cash flow analysis, Bear Stearns utilized discount rates of 16.3%, 16.8% and 17.3% (the midpoint of which was determined by computing the weighted average cost of capital for Facelifters based on its capital structure as of September 30, 1995 and certain other assumptions) and
(ii) terminal value multiples of 9.0x, 9.5x and 10.0x Facelifters estimated EBITDA for the year ended December 31, 2000 (the midpoint of which was determined based on the harmonic mean latest twelve months EBITDA multiple of the Comparable Companies, as such term is hereinafter defined). This methodology resulted in a range of imputed equity values per share of $15.50 to $17.39 on a fully-diluted basis. Bear Stearns noted that this range of imputed equity values per share was in excess of the effective price per share AMRE was paying for Facelifters based on the Exchange Ratio. Bear Stearns further noted that several of the comparable companies were significantly larger than Facelifters with well-established branded products and might be expected to trade at a higher multiple of EBITDA than Facelifters. At multiples of 7.0x to 8.0x EBITDA the imputed range of equity values per share would be $12.89 to $14.69 on a fully-diluted basis.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the Bear Stearns Opinion. In arriving at its opinion, Bear Stearns considered the results of all such analyses. The analyses were prepared solely for purposes of providing its opinion as to the fairness of the Merger, from a financial point of view, to the stockholders of AMRE. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, the Bear Stearns Opinion and presentation to the AMRE Board was one of many factors taken into consideration by the AMRE Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Bear Stearns.

         Facelifters.

         On October 25, 1995, Facelifters retained Southwest to render the Southwest Opinion to the Facelifters Board as to the fairness of the Merger, from a financial point of view, to the stockholders of Facelifters.
Facelifters selected Southwest based on the firm's qualifications, expertise and familiarity with Facelifters. As part of its investment banking business, Southwest is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distribution of securities, private placements, corporate planning and other purposes. In the ordinary course of business, Southwest may actively trade the securities of both Facelifters and AMRE for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. For its financial advisory services in connection with the Merger, Facelifters has agreed to pay Southwest a total of $150,000, consisting of a retainer fee of $25,000, an additional fee of $50,000 upon the initial presentation to the Facelifters Board, and an additional $75,000 payable upon delivery of the Southwest Opinion. Facelifters has also agreed to reimburse Southwest for its out-of-pocket expenses, including the fees and disbursements of its legal counsel (the total of both being capped at $10,000), and to indemnify Southwest and certain related persons against certain liabilities, including liabilities under securities laws, arising out of its engagement. No portion of the fee was or is contingent upon the approval of the Merger.

         Southwest delivered its oral opinion on October 31, 1995 to the Facelifters Board (the "Oral Southwest Opinion"), which Oral Southwest Opinion was subsequently confirmed in writing, that, as of such date and based upon and subject to the assumptions made and matters considered in, and the limitations on, the review undertaken by Southwest, the Merger was fair to the stockholders of Facelifters from a financial point of view. The strong outlook for AMRE stock, the strategic nature of the Merger and the attractive premium over Facelifters' stock price prior to the announcement of the Merger were among the most important factors considered by Southwest in reaching its conclusion that the Merger was fair to the stockholders of Facelifters from a financial point of view. Southwest subsequently delivered to the Facelifters Board the Southwest Opinion to the effect that, as of the date of this Proxy Statement/Prospectus and based upon and subject to the assumptions made and matters considered in, and the limitations on, the review undertaken by Southwest as set forth in the Southwest Opinion, the Merger is fair to Facelifters from a financial point of view. The Oral Southwest Opinion is substantially similar to the Southwest Opinion.

         A copy of the Southwest Opinion, which sets forth the factors and considerations, matters considered, procedures followed and the limitations on, the review undertaken by Southwest, is attached as Annex E to this Joint Proxy Statement/Prospectus. The summary of the Southwest Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to
the full text of such opinion.    STOCKHOLDERS OF FACELIFTERS ARE URGED TO, AND
SHOULD, READ THE SOUTHWEST OPINION IN ITS ENTIRETY.

         The Southwest Opinion is directed only to the fairness of the Merger to Facelifters from a financial point of view, and does not constitute a recommendation to any Facelifters stockholder as to how such stockholder should vote at the Facelifters Special Meeting. The Exchange Ratio was determined through negotiations between Facelifters and AMRE and was approved by the Facelifters Board. Southwest did not provide advice to Facelifters during the course of such negotiations, nor did Southwest make a recommendation with respect to what the Exchange Ratio should be or the range within which the Exchange Ratio should fall. The Southwest Opinion is not a prediction of the future operating results of the combined company should the Merger be consummated.

         In arriving at the Southwest Opinion, Southwest, among other things:
(i) reviewed AMRE's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995 and AMRE's Form 10-Q and the related unaudited financial information for the quarterly periods ending April 2, July 2 and October 1, 1995; (ii) reviewed Facelifters' Annual Reports, Forms 10-K and related financial information for the five fiscal years ended March 31, 1995 and Facelifters' Forms 10-Q and the related unaudited financial information for the quarterly periods ending June 30, September 30 and December 31, 1995; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of AMRE, Facelifters and the combined businesses furnished to Southwest by AMRE and Facelifters; (iv) conducted discussions with members of senior management of AMRE and Facelifters concerning their respective businesses and prospects;
(v) conducted discussions with members of senior management of Facelifters and AMRE concerning the potential combination effects resulting from the Merger on the operations of the combined entity; (vi) reviewed the historical market prices and trading activity for shares of AMRE Common Stock and shares of Facelifters Common Stock; (vii) compared the results of operations of AMRE and Facelifters with that of certain companies which Southwest deemed to be reasonably similar to AMRE and Facelifters; (viii) compared the proposed financial terms of the transactions contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions which Southwest deemed to be relevant; (ix) reviewed the Merger Agreement and AMRE's registration statement on Form S-4, of which this prospectus forms a part, and supporting documents thereto; and (x) reviewed such other financial studies and information, performed such other analyses and took into account such other matters as Southwest deemed necessary.

         In preparing the Southwest Opinion, Southwest relied upon the accuracy and completeness of all information supplied or otherwise made available to it by AMRE and Facelifters, and Southwest did not independently verify such information or undertake an independent appraisal of the assets or the liabilities, contingent or otherwise, of AMRE or Facelifters. Southwest did not visit any of the facilities of AMRE or Facelifters, and Southwest did not consider the effects of the Congressional Merger on its analysis.

         With respect to the financial forecasts furnished by AMRE and Facelifters, Southwest assumed that they were reasonably prepared and reflected the best currently available estimates and judgments of AMRE's or Facelifters' management as to the expected future financial performance of AMRE or Facelifters, either on a stand-alone basis or giving effect to the Merger, as the case may be. It should be noted that the projections Southwest received from AMRE for fiscal 1996-1998 were prepared in September 1995 in connection with AMRE's board's deliberations that led to the non-renewal of the Sears license. Southwest also received the AMRE projections prepared by Bear Stearns based on the AMRE projections for fiscal 1996-1998 that were extrapolated to the year 2000. Southwest took AMRE's financial projections at face value, although they viewed the numbers as highly speculative and tentative given the dramatic and recent change in the future outlook for the company. Southwest used the projections as a starting point for their version of the combined projections for Facelifters and AMRE. In comparing AMRE's historic and projected financial information, Southwest noted that AMRE's management expects an increase in the rate of revenue growth after the transition period to the CENTURY 21 Home Improvements name is complete as compared to historical rates of growth experienced between 1992 and 1995. The increased growth rate is due to the opportunity to generate sublicense revenue, access to additional geographic markets and a greater array of home improvements products which did not exist as a Sears licensee.

         The following is a summary of the analyses performed by Southwest in connection with the Southwest Opinion. In connection with the Southwest Opinion, Southwest performed certain procedures, including each of the financial analyses described below, to support its analyses made in connection with the delivery of its opinion, and reviewed with the management of Facelifters the financial information on which such analyses were based.

         Discounted Cash Flow Analysis. Southwest calculated ranges of equity value for Facelifters based upon the value, discounted to the present, of its five-year stream of projected after-tax free cash flow and its projected calendar year 2001 terminal value based upon a range of multiples and discount rates of its projected calendar year 2001 EBITDA. In conducting its analysis, Southwest utilized financial projections of Facelifters on a stand-alone basis. Southwest utilized discount rates reflecting a weighted average cost of capital ranging from 15.0% to 20.0% and terminal value multiples of fiscal year 2001 EBITDA ranging from 5.0x to 8.0x. Based on this analysis, Southwest calculated a range of values of between $6.31 and $10.16 per share of Facelifters Common Stock. Southwest compared this range of value to the $17.25 market value of AMRE Common Stock to be received per share of Facelifters Common Stock based on AMRE's closing price on March 1, 1996.

         Southwest also calculated ranges of equity value for AMRE on a stand-alone basis based upon the value, discounted to the present, of its five-year stream of projected after-tax free cash flow and its projected calendar year 2000 terminal value based upon a range of multiples of its projected calendar year 2000 EBITDA. In conducting its analysis, Southwest utilized financial projections prepared by the management of AMRE based on certain operating assumptions and projections. Utilizing the same range of discount rates and terminal value EBITDA multiples as were applied to Facelifters, Southwest calculated a range of values of between $10.25 and $17.59 per share of AMRE Common Stock.

         Southwest utilized the discounted cash flow method to calculate implied exchange ratios based on the relative ranges of value for AMRE and Facelifters. The comparison of the Facelifters value ranges to the AMRE value ranges yielded implied exchange ratios of between 0.58 and 0.62 shares of AMRE Common Stock for each share of Facelifters Common Stock compared to the Exchange Ratio of 1.0.

         Discounted Earnings Per Share Analysis. Southwest calculated ranges of equity value for Facelifters based upon multiples, discounted to the present, of its projected fiscal year 1999 earnings per share. In conducting its analysis, Southwest utilized financial projections of Facelifters as on a stand alone basis, holding the current number of common shares constant. Southwest utilized discount rates ranging from 12.0% to 18.0% and multiples of calendar year 1999 EPS ranging from 8.0x to 14.0x. Based on this analysis, Southwest calculated a range of values of between $5.00 and $10.22 per share of Facelifters Common Stock. Southwest compared this range of value to the $17.25 market value of AMRE Common Stock to be received per share of Facelifters Common Stock based on AMRE's closing price on March 1, 1996.

         Southwest also calculated ranges of equity value for AMRE on a stand-alone basis based upon multiples, discounted to the present, of its projected calendar year 2000 earnings per share. In conducting its analysis, Southwest relied upon financial projections prepared by Bear Stearns and provided by the management of AMRE. Utilizing discount rates ranging from 12% to 18% and P/E multiples ranging from 12.0 to 20.0, Southwest calculated a range of values of between $10.91 and $23.60 per share of AMRE Common Stock.

         Southwest utilized the discounted earnings per share methodology to calculate implied exchange ratios based on the relative ranges of value for AMRE and Facelifters. The comparison of the Facelifters value ranges to the AMRE value ranges yielded implied exchange ratios of between 0.43 and 0.46 shares of AMRE Common Stock for each share of Facelifters Common Stock compared to the Exchange Ratio of 1.0.

         Analysis of Selected Comparable Publicly Traded Companies. Southwest compared certain historical and projected financial data of AMRE and Facelifters with historical and projected financial data of six companies deemed by Southwest to be reasonably similar to AMRE and Facelifters: Ultrak, Inc., Dwyer Group, Barefoot Inc., Rollins Inc., Roto Rooter Inc. and Service Master (collectively, the "Comparable

Companies"). Using the data from the above mentioned Comparable Companies, Southwest calculated a low, high and median equity value per share using the Comparable Company multiples. The multiples used in this analysis are as follows: (i) Total Enterprise Value ("TEV") to Trailing Twelve Months ("TTM") Revenue - TEV equals the market value of common stock on January 29, 1996, plus total debt, plus preferred stock, less cash and equivalents; TTM Revenue is as of the twelve months ending the latest reported quarterly period; (ii) TEV to TTM Earnings Before Interest and Taxes ("EBIT"); (iii) Price to Estimated 1995 Earnings Per Share; (iv) Price to Estimated 1996 Earnings Per Share; (v) Price to Estimated 1997 Earnings per Share and (vi) Price to Book Value. The resultant low, high and median multiples as calculated for the Comparable Companies were then applied to the financial data of Facelifters and AMRE.

         Utilizing the TEV to TTM revenue multiple, Southwest calculated a low, high and median value per share for Facelifters of $9.18, $20.54 and $11.80, respectively. The total enterprise value to EBIT method yielded a low, high and median value per share of Facelifters of $5.90, $10.60 and $8.47, respectively. Price to 1995 EPS resulted in a low, high and median value per share for Facelifters of $7.99, $12.76 and $10.84, respectively. Facelifters low, high and median values on the basis of price to 1996 EPS were $3.70, $6.57 and $5.15, respectively. On the basis of price to book value, Facelifters low, high and median values were $2.01, $6.26 and $4.66, respectively. The average of the medians of these valuation methods including a 20% control premium resulted in a per share valuation of $9.82 for Facelifters Common Stock.

         Utilizing the TEV to TTM revenue multiple, Southwest calculated a low, high and median value per share for AMRE of $14.29, $31.97 and $18.36, respectively. Utilizing AMRE's projections for 1996, the TEV/EBIT multiple resulted in a low, high and median value per share for AMRE of $3.96, $7.06 and $5.64. Price to 1996 EPS resulted in a low, high and median value per share for AMRE of $5.53, $9.82 and $7.69, respectively. Since 1997 estimates for the comparable companies were not available, Southwest reduced the 1996 Price to EPS multiples by 15% to approximate 1997 multiples. The resulting AMRE low, high and median per share valuations were $4.97, $8.83 and $6.91, respectively. On the basis of price to book value, AMRE's low, high and median values were $2.44, $7.61 and $5.67, respectively. The average of the medians of these valuation methods for AMRE resulted in a per share valuation of $8.86.

         Based on its analysis, Southwest calculated implied exchange ratios for the low, high and median equity values of 0.92, 0.87 and 0.92, shares of AMRE Common Stock for each share of Facelifters Common Stock, respectively, compared to the Exchange Ratio of 1.0.

         No company selected for use in the Analysis of Selected Comparable Publicly Traded Companies was identical to AMRE or Facelifters. Accordingly, an analysis of the results of such comparison is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

         Analysis of Combined Projected Financial Results. Southwest analyzed combined projected income statements for the five years ending December 31, 2000 which were prepared by Bear Stearns and provided to Southwest by the management of AMRE. Southwest noted that the Merger, based upon the 1.0 Exchange Ratio, would be accretive to Facelifters stockholders in future years.

         Relative Contribution Analysis. Southwest analyzed the relative contribution of Facelifters and AMRE to the combined company on the bases of calendar 1995 revenues, book value and stand-alone projected calendar 1997 net income. The contribution analysis did not take into account any potential synergies or cost savings that might be realized after the Merger and excluded restructuring charges and other one time write-offs. Such analysis indicated that based on combined calendar year 1995 revenues, book value and projected combined calendar year 1997 net income, Facelifters' relative contribution to the financial results of the combined company would be 15.5%, 24.9% and 22.5%, respectively. Southwest noted that the pro forma number of shares for the combined company to be owned by former Facelifters stockholders will be approximately 21.2% based on the 1.0 Exchange Ratio. Southwest further noted that the contribution analysis did not consider the different valuation multiples, such as the price-earnings multiples, that the market ascribed to Facelifters and AMRE both on a current basis and on a historical basis.

         Historical Stock Price Analysis. Southwest reviewed the performance of the per share daily closing market price and trading volume of Facelifters Common Stock over the year ended October 30, 1995 (two days prior to the announcement of the Merger) and the weekly closing market price and total weekly trading volume for the three years ended October 30, 1995 and compared such prices with the performance of the Standard & Poor's 500 Index and a composite index of the Comparable Companies. Southwest also reviewed the performance of the per share daily and weekly closing market price and trading volume of AMRE Common Stock over the same period and compared such closing prices with the performance of the Standard & Poor's 500 Index and a composite index of the Comparable Companies. In addition, Southwest compared the daily closing price of Facelifters to the daily closing price of AMRE for the last 52 weeks ended October 30, 1995 and found that, on a closing price basis, the average ratio of Facelifters' share price to AMRE's share price was 1.32, 1.46,
1.73 and 1.57 for the two week, one month, three month and one-year average, respectively.

         Merger Premiums Analysis. Southwest reviewed recent merger and acquisition transactions in order to identify comparable company acquisitions and concluded that there have been no recent transactions involving companies deemed comparable to Facelifters. Southwest calculated the premium to several relevant Facelifters share prices based on AMRE's closing price of $17.25 on March 1, 1996. The Exchange Ratio of 1.0 resulted in a premium of 165.4% over the price thirty days prior to the date of the announced Merger (September 29,1995); a premium of 126.2% over the price the day prior to the announcement of AMRE's Century 21 License Agreement (October 17, 1995); a premium of 93.7% over the price the day of AMRE's Century 21 License Agreement; and a premium of 62.4% over the price the day prior to the announcement of the Merger.
Southwest compared these premiums to the average premiums offered in all stock for stock transactions for the trailing four quarters ended June 30, 1995. For this time period, the average premiums paid in stock-for-stock mergers over the price of the stock 30 days prior, one week prior and the day prior to the announcement of the Merger were 42%, 35% and 29%, respectively.

         The summary set forth above does not purport to be a complete description of the analyses performed by Southwest. In arriving at the Southwest Opinion, Southwest performed a variety of financial analyses, the material portions of which are summarized above. In addition, Southwest believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, could create a misleading view of the process underlying its opinion. In performing its analyses, Southwest made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Facelifters or AMRE. Any estimates incorporated in the analyses performed by Southwest are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to reflect the prices at which such businesses or assets may actually be sold. Because such estimates are inherently subject to uncertainty, neither Southwest, Facelifters nor any other person assumes responsibility for their accuracy. The preparation of a fairness opinion is a complex process not necessarily susceptible to partial or summary description. Southwest did not assign any relative weights to any of its analyses in preparing the Southwest Opinion.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Facelifters Stockholders. In considering the recommendation of the Facelifters Board with respect to the Merger Agreement, stockholders should be aware that as of February 28, 1996, the following members of the Facelifters Board were the beneficial owners of the following shares of Facelifters Common
Stock:

                                                          SHARES OF FACELIFTERS
NAME OF                                                       COMMON STOCK        PERCENT OF CLASS BENEFICIALLY
BENEFICIAL OWNER                                           BENEFICIALLY OWNED   OWNED AS OF FEBRUARY 28, 1996(1)
----------------                                          --------------------- --------------------------------
Mark Honigsfeld(2)  . . . . . . . . . . . . . . . . . .         544,414                 14.7%
Murray Gross(3) . . . . . . . . . . . . . . . . . . . .         339,625                  9.2%
Deedee Honigsfeld(4)  . . . . . . . . . . . . . . . . .         142,746                  4.0%
Robert Miner(5) . . . . . . . . . . . . . . . . . . . .           8,000                   *
Dr. Harold Lazarus (5)  . . . . . . . . . . . . . . . .           5,000                   *

__________________
 *   Less than one percent
(1) Shares issuable upon exercise of all outstanding options that are exercisable or will become exercisable as a result of the consummation of the transactions contemplated by the Merger are deemed to be outstanding for the purpose of computing the percentage of ownership of persons owning such options, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(2) Includes 122,500 shares which may be issued upon the exercise of options granted under Facelifters' 1993 Stock Compensation Plan. Excludes shares owned by Deedee Honigsfeld, Mr. Honigsfeld's spouse, which are presented separately in the table above.
(3) Includes 122,500 shares which may be issued upon the exercise of options granted under the 1993 Stock Compensation Plan. Excludes 15,560 shares which may be issued to Mr. Steven Gross, Mr. Murray Gross's adult son, upon the exercise of options granted under the 1993 Stock Compensation Plan, respectively, to which Mr. Murray Gross disclaims beneficial ownership.
(4) Excludes shares owned by Mark Honigsfeld, Mrs. Honigsfeld's spouse, which are presented separately in the table above.
(5) Includes 7,500 and 5,000 shares for Mr. Miner and Dr. Lazarus, respectively, which may be issued upon the exercise of options granted under Facelifters' Outside Directors Stock Option Plan.

         Messrs. Honigsfeld and Gross and Mrs. Honigsfeld have agreed to vote their shares of Facelifters Common Stock in favor of the Merger and the Merger Agreement. See "The Stockholder Agreement."

         Employment Agreements. In connection with the consummation of the Merger, AMRE will enter into employment agreements with each of Mark Honigsfeld and Murray Gross, the Chief Executive Officer and Chief Operating Officer of Facelifters, respectively (the "Honigsfeld Employment Agreement" and the "Gross Employment Agreement," as the case may be).

         Honigsfeld Employment Agreement. The Honigsfeld Employment Agreement provides that Mr. Honigsfeld will be employed by AMRE for an initial term of three years. Mr. Honigsfeld shall provide services in connection with the kitchen cabinet refacing business of AMRE as well as such other duties as may be designated by the Chief Executive Officer of AMRE, at an annual salary of not less than $400,000 per annum plus bonus and benefits. In the event of a Change of Control (as defined in the Honigsfeld Employment Agreement), the Honigsfeld Employment Agreement will be extended to the date which is two years subsequent to the date immediately prior to the date on which the Change of Control of AMRE occurred. Upon such Change of Control, Mr. Honigsfeld will, under certain circumstances in the event of the termination of the agreement, be entitled to the sum of (i) all accrued vacation pay and (ii) an amount equal to the greater of (A) two times the amount of Mr. Honigsfeld's annual salary on the date prior to the Change of Control or (B) if such termination occurs during the initial term of employment, then an amount equal to the annual salary remaining to be paid during such term. A copy of the form of the Honigsfeld Employment Agreement is attached hereto as Annex B.

         Gross Employment Agreement. The Gross Employment Agreement provides that Mr. Gross will be employed as a Vice President of AMRE for an initial term of two years. Mr. Gross shall provide services in connection with the former business of Facelifters, as such business may be carried on by the Surviving Corporation, at an annual salary of not less than $250,000 per annum plus bonus and benefits. In the event of a Change of Control (as defined in the Gross Employment Agreement), the Gross Employment Agreement will be extended to the date which is two years subsequent to the date immediately prior to the date on which the Change of Control of AMRE occurred. Upon such Change of Control, Mr. Gross will, under certain circumstances in the event of the termination of the agreement, be entitled to the sum of (i) all accrued vacation pay and (ii) an amount equal to the greater of (A) two times the amount of Mr. Gross's annual salary on the date prior to the Change of Control or (B) if such termination occurs during the initial term of employment, then an amount equal to the annual salary remaining to be paid during such term. A copy of the form of the Gross Employment Agreement is attached hereto as Annex C.

         Indemnification of Facelifters' Officers and Directors. From and after the Effective Time, AMRE has agreed to indemnify, defend and hold harmless each person who is now, or had been at any time prior to October 31, 1995, or who becomes prior to the Effective Time, an officer or director of Facelifters or any subsidiary of Facelifters or an employee of Facelifters or any subsidiary of Facelifters who acts as a fiduciary under any benefit or pension plan of Facelifters or any subsidiary of Facelifters (collectively, the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of AMRE (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of, or pertaining to the Merger Agreement or the transactions contemplated thereby (the "Indemnified Liabilities"), in each case to the full extent permitted under the Delaware Act (and AMRE will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties, (i) the Indemnified Parties may retain counsel satisfactory to them (or them and AMRE and the Surviving Corporation after the Effective Time) and Facelifters (or after the Effective Time, AMRE and the Surviving Corporation) shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) Facelifters (or after the Effective Time, AMRE and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Facelifters, AMRE nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under the Merger Agreement, upon learning of any such claim, action, suit, proceeding or investigation, shall notify AMRE, but the failure so to notify shall not relieve AMRE from any liability that it may have under the Merger Agreement, except to the extent such failure materially prejudices AMRE. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Indemnified Parties and AMRE have agreed that the rights to indemnification provided pursuant to the Merger Agreement, including provisions relating to advances of expenses incurred in defense of any action or suit with respect to matters pertaining to the Merger Agreement or matters contemplated thereby, will survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect to any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

         From and after the Effective Time, AMRE and the Surviving Corporation have agreed to indemnify, defend and hold harmless the Indemnified Parties against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of Facelifters or any subsidiary of Facelifters that pertains to any matter existing or occurring at or prior to October 31, 1995 ("Existing Liabilities"), in each case to the full extent permitted under the Delaware Act (and AMRE and the Surviving Corporation have agreed to pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties after the Effective Time, (i) the Indemnified Parties may retain counsel satisfactory to them, the Surviving Corporation and AMRE and AMRE, and the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and AMRE and the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither AMRE nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under the Merger Agreement, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation and AMRE, but the failure so to notify shall not relieve a party from any liability that it may have under the Merger Agreement, except to the extent such failure materially prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Indemnified Parties, AMRE and Merger Sub have agreed that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit with respect to matters occurring prior to the Effective Time, will survive the Merger and shall continue in full force and effect for a period of two years from the Effective Time (provided, however, that all rights to indemnification in respect to any Existing Liabilities asserted or made with such period shall continue until the disposition of such Existing Liabilities). Notwithstanding anything to the contrary, the Indemnified Parties, AMRE and Merger Sub have agreed that (i) if at the time any claim, action, suit, proceeding or investigation is brought against any of the Indemnified Parties the tangible net book value of the Surviving Corporation is equal to or greater than the tangible net book value of the Surviving Corporation as reflected in the last report filed by Facelifters with the Commission pursuant to the Exchange Act before the Effective Time, as adjusted to give effect to the lease termination for Facelifters' Brooklyn facility if the results of such termination are not reflected in the last Exchange Act report filed by Facelifters before the Effective Time, then the Indemnified Parties shall be entitled to be indemnified pursuant to the Merger Agreement only by the Surviving Corporation and only to the extent of the Surviving Corporation's tangible net book value; and (ii) if at the time any claim, action, suit, proceeding or investigation is brought against any of the Indemnified Parties the tangible net book value of the Surviving Corporation is less than the tangible net book value of the Surviving Corporation as reflected in the last Exchange Act report filed by Facelifters before the Effective Time, as adjusted to give effect to the Brooklyn lease termination referred to above if the results of such termination are not reflected in the last Exchange Act report filed by Facelifters before the Effective Time, the Indemnified Parties shall be entitled to be indemnified pursuant to the Merger Agreement by AMRE and the Surviving Corporation, but in no event shall the obligations of the Surviving Corporation and AMRE under the Merger Agreement, in the aggregate, exceed the tangible net book value of the Surviving Corporation as reflected in the last Exchange Act report filed by Facelifters before the Effective Time as adjusted to give effect to the Brooklyn lease termination referred to above.

         Additional AMRE Directors Following the Merger. As described under "The Merger Agreement," Facelifters has the right pursuant to the Merger Agreement to designate one person to serve as a member of the AMRE Board. Facelifters has selected Murray Gross as its designee. Pursuant to the Merger Agreement, the AMRE Board has authorized the increase in the number of persons constituting the AMRE Board to 11, such increase to be effective upon consummation of the Merger, and to cause the election of the designee of Facelifters to fill the vacancy so created.

CONVERSION OF FACELIFTERS STOCK OPTIONS

         Pursuant to the Merger Agreement, AMRE and Facelifters have agreed to take all actions necessary to provide that all Facelifters Options then outstanding under Facelifters Stock Option Plans shall remain outstanding following the Effective Time and shall remain exercisable pursuant to the terms of such plans. The Facelifters' Stock Option Plans provide for the immediate acceleration and vesting of Facelifters Options granted thereunder in the event of a Change of Control (as defined therein.) The Merger constitutes such a Change of Control. At the Effective Time, such Facelifters Options shall, by virtue of the Merger and without any further action on the part of the Facelifters or the holder of any such Facelifters Options, be assumed by AMRE in such manner that AMRE (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code, or (ii) to the extent that Section 424(a) of the Code does not apply to any such Facelifters Option, would be such a corporation were Section 424(a) applicable to such option. Each Facelifters Option assumed by AMRE shall be exercisable upon the same terms and conditions as under the applicable Facelifters Stock Option Plan and the applicable option agreement issued thereunder, except that (A) each such Facelifters Option shall be exercisable for that whole number of shares of AMRE Common Stock (to the nearer whole share) into which the number of shares of Facelifters Common Stock subject to such Facelifters Option immediately prior to the Effective Time would be converted pursuant to the Exchange Ratio, and (B) the option exercise price per share of AMRE Common Stock shall be an amount equal to the option price per share of Facelifters Common Stock subject to such Facelifters Option in effect prior to the Effective Time divided by the Exchange Ratio (the price per share, as so determined, being rounded upward to the nearest full cent).

         The following chart sets forth, as of February 28, 1996, the aggregate number of shares of Facelifters Common Stock issuable to directors and executive officers of Facelifters upon the exercise of options to purchase Facelifters Common Stock and the number of shares of AMRE Common Stock which each such person would be entitled to receive upon exercise of such options for AMRE Common Stock granted as contemplated in the Merger Agreement, assuming such persons do not exercise such Facelifters Stock Options to the extent exercisable prior to the Merger:

                                                                                                  Number of
                                                                                               Shares of AMRE
                                                                                                Common Stock
                                                         Aggregate Number                       Issuable Upon
                                                        of Shares Issuable Weighted Average  Exercise of Options
                                                         Under Facelifters  Exercise Price     to Acquire AMRE
Name and Office                                             Options(1)        Per Share        Common Stock (2)
---------------                                             ----------        ---------        ----------------
Mark Honigsfeld
Chairman of the Board and Chief Executive Officer            122,500           $4.97              122,500

Murray Gross
President, Chief Operating Officer and Director              122,500            4.53              122,500

Dr. Harold Lazarus
Director                                                       5,000            7.12                5,000

Robert Miner
Director                                                       7,500            6.42                7,500

Darrell Wolcott
Vice President and Chief Financial Officer                     3,060            5.00                3,060

Malcolm Harris
Vice President-Operations                                     14,000            5.80               14,000

Peter Bulger
Vice President-Sales                                          20,862            6.22               20,862

Steven S. Gross
Vice President-Marketing                                      15,560            6.21              15,560

Jeffrey Goldman
Vice President-Manufacturing                                   2,040            5.00                2,040
                                                               -----            ----                -----


   TOTAL                                                     313,022         $  5.05              313,022


(1) As of February 28, 1996 options to purchase 195,940 of such shares of Facelifters Common Stock were fully vested. The Facelifters' Stock Option Plans provide for the immediate acceleration and vesting of Facelifters Options granted thereunder in the event of a Change of Control (as defined therein). The Merger constitutes such a Change of Control.
(2) Each Facelifters Option assumed by AMRE shall be exercisable upon the same terms and conditions as under the applicable Facelifters Stock Option Plan and the applicable option agreement issued thereunder, except that (A) each such Facelifters Option shall be exercisable for that whole number of shares of AMRE Common Stock (to the nearer whole share) into which the number of shares of Facelifters Common Stock subject to such Facelifters Option immediately prior to the Effective Time would be converted pursuant to the Exchange Ratio, and (B) the option exercise price per share of AMRE Common Stock shall be an amount equal to the option price per share of Facelifters Common Stock subject to such Facelifters Option in effect prior to the Effective Time divided by the Exchange Ratio (the price per share, as so determined, being rounded upward to the nearest full cent).


ACCOUNTING TREATMENT

         The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. AMRE has received a "pooling letter" from Arthur Andersen LLP, AMRE's independent public accountants, dated December 12, 1995, to the effect, subject to customary qualifications, that the Merger will be treated as a pooling of interests for accounting purposes.
Under this method of accounting, the assets and liabilities of AMRE and Facelifters will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of the combined company will include income of AMRE and Facelifters for the entire fiscal period in which the combination occurs and the historical results of operations of the separate companies for the fiscal years prior to the Merger will be adjusted to a calendar year to conform with AMRE's fiscal year and will be combined and reported as the results of operations of the combined company.

         Pursuant to the Merger Agreement, AMRE and Facelifters have agreed to use their commercially reasonable efforts to prevent any of their respective subsidiaries or affiliates from taking any action, or failing to take any reasonable action, that would jeopardize the treatment of the Merger as a pooling of interests. In the event such an action occurred, the Merger would not qualify as a pooling of interests and, rather, would be accounted for under the purchase method which would result in the recording of a significant amount of goodwill (the excess of the value of AMRE Common Stock exchanged in the Merger over the fair value of the net assets of Facelifters). Depending upon the amount of goodwill recorded and the amortization period selected, the future operating income of the combined company would be reduced by $1 to $3 million per year under the purchase method of accounting.

         Consummation of the Merger is not conditional upon the Merger being treated as a pooling of interests for accounting purposes. Certain events may prevent the Merger from qualifying as a pooling of interests for accounting and financial reporting purposes. See "The Merger Agreement" and "Special Factors -- Federal Securities Laws Consequences."


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         This section is a summary of the material federal income tax consequences which are expected to result from the Merger and the issuance of the securities offered by this Joint Proxy Statement/Prospectus. It is impracticable to comment on all aspects of federal, state, local and foreign laws that may affect the tax consequences of the transactions contemplated hereby as they relate to the particular circumstances of each stockholder or potential stockholder. The federal income tax discussion set forth below applies only to holders of shares of Facelifters Common Stock who hold such shares as capital assets. The federal income tax consequences to any particular stockholder may be affected by matters not discussed below. For example, certain types of holders (including foreign persons, life insurance companies, tax exempt organizations and taxpayers who may be subject to the alternative minimum tax) may be subject to special rules not addressed herein. Furthermore, the discussion may not be applicable with respect to shares received pursuant to the exercise of employee stock options or otherwise as compensation.

         This summary is based on the current provisions of the Code, existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to changes that may or may not be retroactively applied. Many of the provisions of the Code which have been recently enacted or amended have not been interpreted by the courts or the IRS.

         No ruling has been requested from the IRS with respect to any of the matters discussed herein and thus no assurance can be provided that opinions and statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or would be sustained by a court if so challenged.

         THE DISCUSSION SET FORTH BELOW ADDRESSES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY WHICH ARE EXPECTED TO RESULT FROM THE MERGER. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF THE MERGER AND THE ACQUISITION, HOLDING AND DISPOSITION OF THE SECURITIES OFFERED HEREBY, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES.

         AMRE has obtained the Tax Opinion of its counsel, Akin, Gump, and Facelifters has obtained the Tax Opinion of its counsel, Jackson & Walker, as to certain of the expected federal income tax consequences of the Merger, copies of which are attached as exhibits to the Registration Statement. In rendering the Tax Opinions, counsel have relied, as to factual matters, solely on the present and continuing accuracy of (i) the description of the facts relating to the Merger contained in this Joint Proxy Statement/Prospectus, (ii) the factual representations contained in the Merger Agreement and related documents, and (iii) certain factual





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
matters addressed by representations made by certain executive officers of AMRE and Facelifters, as further described in the Tax Opinions.

         Subject to the conditions, qualifications and assumptions contained herein, in the Certificate of Representations and in the Tax Opinions, Jackson & Walker has opined that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) AMRE, Merger Sub and Facelifters will each be a party to the reorganization within the meaning of
Section 368(b) of the Code; (iii) Facelifters will recognize no gain or loss as a result of the Merger; (iv) stockholders of Facelifters will recognize no gain or loss upon receipt of AMRE Common Stock in exchange for their Facelifters Common Stock in the Merger (except with respect to cash received in lieu of fractional shares as further discussed below); (v) the adjusted basis of the AMRE Common Stock received by stockholders of Facelifters in the Merger will be the same as the adjusted basis of the Facelifters Common Stock surrendered in exchange therefor (reduced by any amount allocable to fractional share interests for which cash is received); (vi) the holding period of the AMRE Common Stock received by the stockholders of Facelifters in the Merger will include the holding period of the Facelifters Common Stock surrendered in exchange therefor; and (vii) stockholders of Facelifters who receive cash in lieu of fractional share interests of AMRE Common Stock in connection with the Merger will generally, depending on each stockholder's particular circumstances, recognize a capital gain or loss equal to the difference between the amount of cash received therefor and the stockholder's adjusted basis in the fractional share interest (which gain or loss will constitute long-term capital gain or loss if the fractional share interest has been held for more than one year at the Effective Time).

         Subject to the conditions, qualifications and assumptions contained herein, in the Certificate of Representations and the Tax Opinions, Akin, Gump has opined that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) AMRE, Merger Sub and Facelifters will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will recognized by AMRE or Merger Sub as a result of the Merger.

         The Tax Opinions represent only such counsels' best judgment as to the expected federal income tax consequences of the Merger and are not binding on the IRS. The IRS may challenge the conclusions stated therein and AMRE, Merger Sub and stockholders of Facelifters may incur the cost and expense of defending positions taken by them with respect to the Merger.

         Federal income tax law requires that a holder of Facelifters Common Stock provide the Exchange Agent (as defined herein) with its correct taxpayer identification number, which, in the case of a stockholder who is an individual, is his or her social security number, or, in the alternative, establish a basis for exemption from backup withholding. Exempt holders (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. If the correct taxpayer identification number or an adequate basis for exemption is not provided, the stockholder will be subject to withholding of 31% of the cash (if any) received with respect to dividends paid or the proceeds of a sale, exchange or redemption of AMRE Common Stock, as the case may be.

         To prevent backup withholding, each stockholder must complete the Substitute Form W-9 provided by the Exchange Agent with the transmittal letter and certify under penalties of perjury (i) that the taxpayer identification number provided is correct (or that such stockholder is awaiting a taxpayer identification number), and (ii) that the stockholder is not subject to backup withholding because (a) such stockholder is exempt from backup withholding, (b) the stockholder has not been notified by the IRS that such stockholder is subject to backup withholding as a result of the failure to report all interest or dividends, or (c) the IRS has notified such stockholder that it is no longer subject to backup withholding. The Substitute Form W-9 should be completed, signed, and returned to the Exchange Agent. In order for a foreign individual to qualify as an exempt recipient, that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent.





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
REGULATORY APPROVALS

         Antitrust. Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. AMRE and Facelifters filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on November 22, 1995. On December 4, 1995, the FTC notified AMRE and Facelifters that early termination of the HSR Act waiting period had been granted.

         At any time before or after consummation of the Merger, and notwithstanding that early termination of the HSR Act waiting period has been granted, the FTC or the Antitrust Division or any state could take such action under the federal or state antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of Facelifters or the business of AMRE or Facelifters. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

         Based on information available to them, AMRE and Facelifters believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, AMRE and Facelifters would prevail, would not be required to accept certain conditions possibly including certain divestitures in order to consummate the Merger, or would not incur substantial litigation fees in the defense of such challenge. See "The Merger Agreement -- Terms of the Merger Agreement -- Conditions to the Merger."

FEDERAL SECURITIES LAWS CONSEQUENCES

         All shares of AMRE Common Stock received or held by Facelifters stockholders in connection with the Merger will be freely transferable under the federal securities laws, except that shares of AMRE Common Stock received or held by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Facelifters prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of AMRE) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of AMRE or Facelifters generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires Facelifters to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any shares of AMRE Common Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

LISTING ON THE NEW YORK STOCK EXCHANGE

         AMRE Common Stock is currently listed for trading on the NYSE and it is anticipated that such stock will continue to be traded thereon immediately following consummation of the Merger. The AMRE Common Stock to be issued upon consummation of the Merger has been approved for listing on the NYSE, subject to notice of issuance and approval of the Merger by the stockholders of Facelifters and AMRE.

NO APPRAISAL RIGHTS

         Holders of Facelifters Common Stock are not entitled to dissenters' appraisal rights under the Delaware Act in connection with the Merger. Holders of AMRE Common Stock are not entitled to dissenters'





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
appraisal rights under the Delaware Act in connection with the matters to be considered at the AMRE Special Meeting.

                              THE MERGER AGREEMENT

         The following is a brief summary of the material provisions of the Merger Agreement, the full text of which is attached hereto and incorporated herein by reference as Annex A. The following discussion is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

         The Merger Agreement provides that, subject to the terms and conditions thereof, at the Effective Time Merger Sub will be merged with and into Facelifters, and the separate corporate existence of Merger Sub shall thereupon cease. Facelifters will be the Surviving Corporation in the Merger and will continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Facelifters with all of its rights, privileges, powers and franchises will continue unaffected by the Merger, except as set forth in the Merger Agreement. The Merger will have the effect specified in the Delaware Act.

EFFECTIVE TIME OF THE MERGER

         The Merger Agreement provides that the Merger will become effective at the time a Certificate of Merger is filed with the Secretary of State of Delaware. It is anticipated that, if the Merger Agreement, including the issuance of AMRE Common Stock, and the Charter Amendment are adopted and approved at the AMRE Special Meeting, and the Merger and Merger Agreement are approved and adopted at the Facelifters Special Meeting, and all other conditions to the Merger have been satisfied or waived, the Effective Time will occur on the date of the Special Meetings or as soon thereafter as practicable.

MANNER AND BASIS OF CONVERTING SHARES

         At the Effective Time, each outstanding share of Facelifters Common Stock (other than shares of Facelifters Common Stock held in the treasury of Facelifters, which shares will be canceled at the Effective Time) will be converted into one share of AMRE Common Stock.

         As soon as practicable following the Effective Time, AMRE will cause the Exchange Agent to mail to each record holder of Facelifters Common Stock immediately prior to the Effective Time a letter of transmittal and other information advising such holder of the consummation of the Merger and for use in exchanging certificates representing Facelifters Common Stock for certificates representing AMRE Common Stock and cash in lieu of fractional shares. Letters of transmittal will also be available following the Effective Time at the office of the Exchange Agent in New York City. After the Effective Time, there will be no further registration of transfers on the stock transfer books of Facelifters of shares of Facelifters Common Stock that were outstanding immediately prior to the Effective Time. STOCK CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BY STOCKHOLDERS OF FACELIFTERS PRIOR TO THE EFFECTIVE TIME AND THE RECEIPT OF A LETTER OF TRANSMITTAL.

         No fractional shares of AMRE Common Stock will be issued in the Merger. Each stockholder of Facelifters entitled to a fractional share as of the Effective Time shall be entitled to receive a cash payment (without interest) equal to the fair market value of a fraction of a share of AMRE Common Stock to which such holder would be entitled. The cash payment in lieu of a fractional share shall represent such stockholder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate fractional shares of AMRE Common Stock that such holders would be entitled to receive. Any such sale shall be made by the Exchange Agent within 10 business days after the date upon





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
which the certificates representing Facelifters Common Stock that would otherwise result in the issuance of shares of AMRE Common Stock have been received by the Exchange Agent.

         Until such time as a holder of Facelifters Common Stock surrenders his outstanding stock certificate to the Exchange Agent, together with the letter of transmittal, the shares of Facelifters Common Stock represented thereby will be deemed from and after the Effective Time, for all corporate purposes to evidence the right to receive a certificate representing the number of newly issued shares of AMRE Common Stock to be issued therefor. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of AMRE Common Stock held by it from time to time under the Merger Agreement, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. Upon surrender of the certificates previously representing Facelifters Common Stock, the holder thereof will receive one or more certificates representing the number of shares of AMRE Common Stock which he is entitled to receive, cash in lieu of any fractional share and the amount of any dividends or other distributions payable to holders of record of AMRE Common Stock on or after the Effective Time with respect to such shares, without interest thereon.

TERMS OF THE MERGER AGREEMENT

         The Merger Agreement provides that AMRE and Facelifters shall use all reasonable efforts to take all actions as may be necessary or appropriate in order to effect the Merger as promptly as practicable.

         Conversion of Facelifters Common Stock; Exchange Ratio. Under the terms of the Merger Agreement, each share of Facelifters Common Stock will at the Effective Time be converted into one share of AMRE Common Stock in accordance with the Exchange Ratio described in the Merger Agreement.

         Representations. The Merger Agreement contains customary representations and warranties of the parties, including such matters as their organization and capitalization; authorization and validity of the Merger Agreement; absence of conflict with charter documents or agreements by which the parties are bound or laws or judgments applicable to the parties; governmental approvals and third party consents; filings with the Commission and the accuracy of the information contained therein; financial statements; the absence of any material adverse changes; payment of taxes; litigation; employee plans; and broker's fees. The Merger Agreement also contains representations by Facelifters with respect to real and personal property holdings and the absence of environmental problems at Facelifters' lease sites. None of the representations and warranties in the Merger Agreement survive the Merger.

         Conditions to the Merger. Pursuant to the Merger Agreement, the respective obligations of the parties to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the conditions that, among other things, (i) the Merger Agreement and the consummation of the transactions contemplated in the Merger Agreement shall have been approved and adopted by the requisite vote of the stockholders of AMRE and Facelifters, as the case may be, required by the Delaware Act and the rules and regulations of the NYSE or NASDAQ, as the case may be; (ii) any applicable waiting period or extension thereof under the HSR Act relating to the Merger shall have expired or been terminated; (iii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall be in effect that would make the acquisition of the shares of Facelifters Common Stock by AMRE or the holding by AMRE of the shares of common stock of the Surviving Corporation illegal, or otherwise prohibit the consummation of the Merger; (iv) all consents, approvals and actions by any governmental authority, commission, board or other regulatory body required to permit the consummation of the Merger shall have been obtained except for such consents or approvals that would not have a material adverse effect on Facelifters; (v) a registration statement relating to AMRE Common Stock shall have been declared effective by the Commission and all applicable state regulatory authorities and no stop order suspending the effectiveness of such registration statement shall be in effect; (vi) the shares of AMRE Common Stock to be issued in the Merger shall have been approved for listing on the NYSE; (vii) the respective financial advisors of each of AMRE and Facelifters shall have delivered





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fairness opinions with respect to the adequacy of the consideration to be received in the Merger; and (viii) no action shall be pending which has been filed by any state or federal authority or any other party seeking to enjoin consummation of the transactions contemplated by the Merger Agreement, including, but not limited to, the Merger and no injunction shall have been issued and shall be effective or enforceable or under appeal if the effectiveness or enforceability thereof has been lifted or stayed by a court or other authority of competent jurisdiction preventing the Merger, or imposing conditions on the Merger, which are materially adverse to AMRE, Merger Sub, Facelifters or any of their stockholders.

         Additional Conditions to the Obligation of Facelifters. The obligation of Facelifters to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of certain additional conditions, (unless waived), including, without limitation, (i) Murray Gross shall have been elected to the Board of Directors of AMRE as of the Effective Time; (ii) AMRE shall have filed and had declared effective a Form S-8 with respect to the registration of the shares of AMRE Common Stock issuable upon exercise of Facelifters options converted into options to purchase shares of AMRE Common Stock; (iii) AMRE shall have executed and delivered the Honigsfeld and Gross Employment Agreements; (iv) Facelifters shall have received the opinion of its counsel, dated the Closing Date and based on customary representations and assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Facelifters, AMRE and Merger Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code; (v) the AMRE Common Stock to be issued to Facelifters' stockholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance; and (vi) the stockholders of AMRE shall have approved the Charter Amendment at the AMRE Special Meeting.

         Additional Conditions to the Obligation of AMRE. The obligation of AMRE to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of certain additional conditions, (unless waived), including, without limitation, (i) all of the members of Facelifters' Board of Directors shall have irrevocably tendered their resignations effective as of the Effective Time and Facelifters shall have accepted such resignations; (ii) AMRE shall have received the opinion of its counsel, dated the Closing Date and based on customary representations and assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that AMRE, Merger Sub and Facelifters will each be a party to that reorganization within the meaning of
Section 368(b) of the Code; (iii) each holder of Facelifters Options shall have agreed to the assumption by AMRE of such Facelifters Options in accordance with the terms of the Merger Agreement; and (iv) Facelifters shall have delivered to AMRE all necessary consents, authorizations and approvals, so that neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby will (a) result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Facelifters is a party or is bound or to which any of its assets are subject, except for certain lender and landlord consents as specified in the Merger Agreement, (b) conflict with, violate or result in a breach of any provision of the charter documents or bylaws of Facelifters, (c) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to Facelifters or by which any of its respective properties or assets is bound or affected or (d) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of Facelifters pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which Facelifters is a party or by which Facelifters or any of its assets is bound or affected.

         Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the parties to the Merger Agreement, (i) by mutual written consent of the Boards of AMRE, Merger Sub and Facelifters; (ii) by either of the Boards of Merger Sub or Facelifters if the Effective Time shall not have occurred within 60 days after AMRE files its annual





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report on Form 10-K for the fiscal year ended December 31, 1995; (iii) if an order, decree or ruling shall have been issued by a court of competent jurisdiction or governmental, regulatory or administrative agency, or other action taken which permanently restrains, enjoins, or otherwise prohibits the transactions contemplated in the Merger Agreement, and such order, decree, ruling or action shall have become final and nonappealable; or (iv) by Facelifters in the event a third party makes a bona fide proposal for an acquisition of Facelifters for consideration that exceeds $11.28 per share of Facelifters Common Stock. If the Merger Agreement is terminated pursuant to clause (iv) of the preceding sentence, Facelifters will be required to pay AMRE a termination fee of $2,000,000 (the "Termination Fee").

         Other Offers. Pursuant to the Merger Agreement, Facelifters has agreed that it will not, and will not permit any of its officers, directors, employees, agents and other representatives or those of any of its subsidiaries to, directly or indirectly, solicit or initiate any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined herein) from any person; provided, however, that (i) Facelifters may engage in discussions or negotiations with a third party who, without any solicitation or initiation on the part of Facelifters, seeks to initiate such discussions or negotiations, (ii) Facelifters' Board may take and disclose to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of an Acquisition Proposal that is financially superior to the Merger and reasonably capable of being financed (as determined in each case in good faith by Facelifters' Board after consultation with its financial advisors), Facelifters' Board may withdraw, modify or not make its recommendation for approval of the Merger Agreement and the Merger, provided further, in each case referred to in the foregoing clauses (i) through (iii) only to the extent that Facelifters' Board concludes in good faith that such action is necessary in order for the Facelifters' Board to act in a manner that is consistent with its fiduciary obligations. "Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by AMRE or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving Facelifters or any subsidiary of Facelifters or any proposal to acquire in any manner a substantial equity interest in, or substantially all of the assets of, Facelifters or any subsidiary of Facelifters.

         Conduct of Facelifters' Business Prior to Merger. Pursuant to the Merger Agreement, Facelifters has agreed that, among other things, during the period from the date of the Merger Agreement until the Effective Time, except in connection with the transactions contemplated by the Merger Agreement and except as specifically permitted in the disclosure letter executed by Facelifters in connection with the Merger Agreement (the "Facelifters Disclosure Letter"), the businesses of Facelifters and each of its subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and that Facelifters and each of its subsidiaries shall use all commercially reasonable efforts to maintain and preserve intact their respective business organizations, assets, prospects, employees and add advantageous business opportunities, and use best efforts to keep available the services of their respective officers and employees and to maintain satisfactory business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having significant business relationships with it. Without limiting the generality of the foregoing, except as disclosed in the Facelifters Disclosure Letter, Facelifters has agreed that it will not directly or indirectly, and will not permit any of its subsidiaries to, do any of the following without the consent of AMRE: (i) authorize for issuance, issue, sell, pledge, deliver, or agree or commit to issue, sell, pledge or deliver (whether through the issuance or grant of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of Facelifters or securities or rights convertible into or exchangeable for, shares of capital stock or securities convertible into or exchangeable for such shares; (ii) pledge, dispose of or encumber, except in the ordinary course of business, any of its assets (including any indebtedness owed to it or any claims held by it); (iii) amend or propose to amend its Certificate of Incorporation or bylaws or similar organizational documents; (iv) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; (v) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any capital stock of Facelifters; (vi) transfer any assets or liabilities to any subsidiary; (vii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation,





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partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer or purchase of any amount of property or assets of any other individual or entity; (viii) acquire any assets for a value in excess of $25,000 other than in the ordinary course of business; (ix) dispose of any assets with a value in excess of $25,000 other than in the ordinary course of business; (x) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, make any loans or advances or enter into any other transaction, except in the ordinary course of business and consistent with past practice; (xi) authorize, recommend or propose any change in its capitalization or any release or relinquishment of any contract right; (xii) authorize or propose any of the foregoing or enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing; (xiii) enter into or adopt any new, or amend any existing, severance or termination benefit arrangements, consulting agreements, any employment benefit plans, or arrangement, other than in the ordinary course of business and consistent with past practices; (xiv) except (x) for arrangements existing prior to October 15, 1995, (y) as required by law, or (z) as noted in the Facelifters Disclosure Letter or Facelifters public documents, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increase or pay any benefit not required by any existing plan and arrangement; (xv) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in Facelifters' financial statements or incurred in the ordinary course of business and consistent with past practice; (xvi) waive, release, grant or transfer any franchises, franchise agreements, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights or know-how or modify or change in any respect any existing license, lease, contract franchise, franchise agreement or other document, other than in the ordinary course of business and consistent with past practice; or (xvii) make any capital expenditure in excess of $50,000. Following the execution of the Merger Agreement, AMRE consented to the issuance to certain Facelifters employees of Facelifters Options to purchase 19,900 shares of Facelifters Common Stock.

         Conduct of AMRE's Business Prior to Merger. AMRE has agreed that, among other things, during the period from the date of the Merger Agreement until the Effective Time, except in connection with the transactions contemplated by the Merger Agreement, the businesses of AMRE and each of its subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and that AMRE shall use its commercially reasonable efforts to maintain and preserve intact its business organization, assets, prospects, employees and advantageous business relationships, and that neither AMRE nor Merger Sub shall take or cause to be taken any action which would disqualify the Merger as a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         Other Matters. The Merger Agreement may be amended by the parties thereto, at any time before or after approval of the Merger Agreement and the transactions contemplated therein by the respective boards of directors or stockholders of the parties thereto; provided, however, that after any such approval by the stockholders, no amendment shall be made that changes the form or reduces the amount of consideration to be paid to the stockholders or that in any other way materially adversely affects the rights of such stockholders (other than a termination of the Merger Agreement in accordance with the provisions thereof) without the further approval of such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

         Through the Effective Time, each of AMRE and Facelifters is required to give the other and its representatives reasonable access to all of its officers, employees, agents, properties, books, contracts, commitments and records subject to and in accordance with the Merger Agreement.





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         The Merger Agreement provides that each of AMRE and Facelifters shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the Delaware Act as promptly as practicable.

MATTERS AFFECTING DIRECTORS, OFFICERS AND EMPLOYEES OF FACELIFTERS

         Option Plans. Pursuant to the Merger Agreement, AMRE and Facelifters have agreed to take all actions necessary to provide that all Facelifters Options then outstanding under Facelifters Stock Option Plans shall remain outstanding following the Effective Time and shall remain exercisable pursuant to the terms of such plans. At the Effective Time, such Facelifters Options shall, by virtue of the Merger and without any further action on the part of Facelifters or the holder of any such Facelifters Options, be assumed by AMRE in such manner that AMRE (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code, or (ii) to the extent that Section 424(a) of the Code does not apply to any such Facelifters Option, would be such a corporation were Section 424(a) applicable to such option. Each Facelifters Option assumed by AMRE shall be exercisable upon the same terms and conditions as under the applicable Facelifters Stock Option Plan and the applicable option agreement issued thereunder, except that (A) each such Facelifters Option shall be exercisable for that whole number of shares of AMRE Common Stock (to the nearer whole share) into which the number of shares of Facelifters common stock subject to such Facelifters Option immediately prior to the Effective Time would be converted pursuant to the Exchange Ratio, and (B) the option exercise price per share of AMRE Common Stock shall be an amount equal to the option price per share of Facelifters Common Stock subject to such Facelifters Option in effect prior to the Effective Time divided by the Exchange Ratio (the price per share, as so determined, being rounded upward to the nearest full cent). The Facelifters Stock Option Plans provide for the immediate acceleration and vesting of Facelifters Options granted thereunder in the event of a Change of Control (as defined therein.) The Merger constitutes such a Change of Control.

         Facelifters Representation on the AMRE Board. Immediately prior to the Effective Time but after the approval by the requisite vote of Facelifters stockholders and AMRE stockholders of the Merger Agreement, the Merger and the transactions contemplated thereby, Facelifters shall be entitled to select the Facelifters Designee to become a member of the AMRE Board. Mr. Murray Gross is the Facelifters Designee. See "Special Factors--Interests of Certain Persons in the Merger -- Additional AMRE Directors Following the Merger."

OTHER MATTERS AFFECTED BY THE MERGER AGREEMENT

         Facelifters leased the Brooklyn Facility from Chairman of the Board Mark Honigsfeld. The lease provided for a base monthly rental of $20,000 plus annual escalations based on increases in the Consumer Price Index. The Brooklyn Facility housed a manufacturing plant, the offices of the Chairman and the New York City area sales, warehouse and installation offices.

         Facelifters phased out its manufacturing operations at the Brooklyn Facility and relocated them to its newer Virginia plant which is equipped and
staffed to accommodate the expanded capacity.   Mark Honigsfeld, an executive
officer and director of Facelifters, is the landlord with respect to the Brooklyn Facility. In December 1995, Facelifters and Mr. Honigsfeld entered into a modification of the lease agreement pursuant to which the term of the lease was reduced, the amount of square footage subject to the lease was reduced, and Facelifters paid Mr. Honigsfeld, as landlord, a one time fee of $525,000.

                          CENTURY 21 LICENSE AGREEMENT


         On October 17, 1995, TM Acquisition Corp. and Century 21 Real Estate Corporation, subsidiaries of HFS, and ARI, a wholly owned subsidiary of AMRE, entered into the Century 21 License Agreement, pursuant to which Century 21 has granted to ARI an exclusive 20 year license to operate under the name "CENTURY 21 Home Improvements" for the marketing, sale and installation of certain home improvement products. ARI will make royalty payments to Century 21 in initial amounts equal to the greater of $11 million per year or 3% of revenues, with the minimum royalty payment increasing during the 20 year term of the Century 21 License Agreement. ARI also has the right to grant sublicenses under the Century 21 License Agreement. ARI did not renew its license agreement with Sears when it expired on December 31, 1995.

         AMRE made the decision to not renew the AMRE Sears License Agreement and enter into the Century 21 License Agreement believing that the latter agreement provides better opportunities for growth and profitability. AMRE believes that better opportunities for growth are provided by the Century 21 License Agreement because it (i) provides AMRE with additional geographical markets, including the entire United States, Canada and Mexico, (ii) covers 14 additional products, such as roofing and decks, and (iii) permits AMRE to sublicense the CENTURY 21 Home Improvements name with respect to those products and geographic markets. During the year ended December 31, 1995, AMRE paid license fees to Sears of approximately 12% of revenues under the AMRE Sears License Agreement, or $32.6 million on revenues of $271.3 million. The Century 21 License Agreement provides for a license fee of 3% of revenues or a minimum fee beginning at $11.0 million in 1996. Had the Century 21 License Agreement fee been applicable during this period of time, and assuming sales were constant during such period, fees under the Century 21 License Agreement would have been $11.0 million. See also, "Risk Factors."

         Concurrently with the execution of the Century 21 License Agreement, AMRE entered into a Preferred Stock Purchase Agreement (the "Preferred Stock Purchase Agreement") with HFS pursuant to which HFS purchased 300,000 shares of AMRE Senior Convertible Preferred Stock, par value $10 per share (the "AMRE Senior Convertible Preferred Stock"), at $10 per share. The AMRE Senior Convertible Preferred Stock will pay a quarterly dividend of 8% per annum and is convertible into AMRE Common Stock. The Preferred Stock Purchase Agreement also gives HFS the right to designate two members of the AMRE Board.

         AMRE and HFS also entered into a Credit Agreement (the "HFS Credit Agreement") pursuant to which HFS has agreed to provide AMRE with a revolving credit facility in an amount up to $4.0 million. The HFS Credit Agreement provides for a commitment fee of 1/2% of the unused portion of the facility and provides that loans made thereunder carry an interest rate of LIBOR plus 1 1/2%. Under the HFS Credit Agreement, AMRE is subject to certain covenants, including limitations on indebtedness and liens, limitations on asset dispositions, restrictions on the payment of dividends, and restrictions on certain fundamental changes. Loans made under the HFS Credit Agreement will be guaranteed by subsidiaries of AMRE, including ARI. The HFS Credit Agreement will expire on October 17, 1998.

         The cash received by AMRE from HFS in connection with the purchase of the AMRE Senior Convertible Preferred Stock and the amounts available under the HFS Credit Agreement will be available for general corporate purposes, including the payment of start up marketing expenses associated with the transition to the CENTURY 21 Home Improvements name and for working capital purposes immediately after such transition during the first part of 1996.

FACELIFTERS CENTURY 21 LICENSE AGREEMENT

         In connection with the Merger Agreement, ARI and Facelifters have entered into the Facelifters Century 21 License Agreement, a three year, non-cancelable sublicense agreement pursuant to which Facelifters will have a sublicense under the Century 21 License Agreement, which will be exclusive for territories in which Facelifters operated under the Facelifters Sears License Agreement. The Facelifters Century 21 License Agreement provides for the payment of royalties not to exceed 8% of revenues and is subject to certain rebates. In the event the Merger is not consummated, the Facelifters Century 21 License Agreement will continue in full force and effect in accordance with its terms. If the Merger is consummated, the Facelifters Century 21 License Agreement will be terminated.

CONGRESSIONAL CENTURY 21 LICENSE AGREEMENT

         In connection with the Congressional Merger Agreement, ARI and Congressional have entered into a three year, non-cancelable sublicense agreement (the "Congressional Century 21 License Agreement") pursuant to which Congressional will have a sublicense under the Century 21 License Agreement, which will be exclusive for territories in which it previously operated under its Sears license agreement. The Congressional Century 21 License Agreement provides for the payment of royalties not to exceed 8% of revenues subject to certain rebates or certain guaranteed annual minimums. In the event the Congressional Merger is not consummated, the Congressional Century 21 License Agreement will continue in full force and effect in accordance with its terms. If the Congressional Merger is consummated, the Congressional Century 21 License Agreement will be terminated.


                           THE STOCKHOLDER AGREEMENT

         The following is a brief summary of certain provisions of the Stockholder Agreement, a form of which is attached as Annex D to this Joint Proxy Statement/Prospectus. This summary is qualified in its entirety by reference to the full text of the form of Stockholder Agreement.

         Pursuant to the Stockholder Agreement, each of Mark Honigsfeld, Murray Gross and Deedee Honigsfeld, directors, officers and stockholders of Facelifters (each a "Stockholder"), who as of March 4, 1996 beneficially owned in the aggregate 781,785 outstanding shares (the "Voting Shares") of Facelifters Common Stock or approximately 22% of the total outstanding shares of Facelifters Common Stock, have agreed that, until the earlier of April 1, 1996 or (a) when AMRE, Merger Sub and the Stockholders mutually consent in writing to terminate the Stockholder Agreement, or (b) upon termination of the Merger Agreement by AMRE or Facelifters pursuant to Section 7.1 of the Merger Agreement (the "Term"), the Stockholder will vote all of his or her shares of Facelifters Common Stock in favor of the Merger pursuant to the terms of the Merger and the Merger Agreement, but in the event that a vote for the Merger does not take place during the Term, then each Stockholder agrees not to vote in favor of any other Change of Control (as such term is defined in the Stockholder Agreement) during the Term. No Stockholder is required to vote in favor of any modification or amendment to the Merger Agreement that would reduce the Exchange Ratio. Each Stockholder has irrevocably appointed Merger Sub as Stockholder's attorney-in-fact and proxy to vote or express written consent in lieu of a vote or meeting with respect to all of his or her Voting Shares for the purposes set forth above. This proxy expires at the end of the Term.

         The Stockholder Agreement contains the agreement of each of the Stockholders that, among other things, until the end of the Term he or she (a) will not transfer or consent to any transfer of any of the Voting Shares, (b) will not enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Voting Shares, (c) will not grant any proxy, power of attorney or other authorization in or with respect to the Voting Shares, except as provided in the Stockholder Agreement, or (d) deposit the Voting Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Voting Shares.

         In addition, in the Stockholder Agreement AMRE has agreed to provide certain rights with respect to the registration under the Securities Act of the AMRE Common Stock received by the Stockholders in connection with the Merger. At any time during the three year period beginning on October 31, 1995 (the

"Registration Period"), the Stockholders owning a majority of the AMRE Common Stock received by them in the Merger may make a written request for registration under the Securities Act of all or part of their AMRE Common Stock. AMRE is required to effect only one of these registrations during the Registration Period. Except for registrations on Form S-4 and Form S-8 the Stockholders will also have the right to include their shares of AMRE Common Stock in any registration of securities under the Securities Act that AMRE conducts during the Registration Period. AMRE will bear all expenses in connection with the registration of the AMRE Common Stock, except for underwriter's discounts, commissions and disbursements of joint counsel for the Stockholders. The registration rights granted to the Stockholders are subject to certain conditions and restrictions, including the limitation that an underwriter of an offering may, if it concludes that the entire number of shares to be registered cannot be sold, exclude shares owned by the Shareholders from the offering.

         The Stockholder Agreement contains the representations and warranties of each Stockholder relating to, among other things, (a) ownership of shares by the Stockholder and (b) the power and authority of the Stockholder to enter into and perform his or her obligations under the Stockholder Agreement.


                             AMRE CHARTER AMENDMENT

         If approved by the stockholders of AMRE at the AMRE Special Meeting, the Charter Amendment would provide for an increase in the number of authorized shares of AMRE Common Stock from 20 million to 40 million.

         AMRE is currently authorized to issue 20 million shares of AMRE Common Stock, and as of March 4, 1996, has approximately 14,127,457 shares of AMRE Common Stock outstanding and 4,023,832 shares of AMRE Common Stock reserved for issuance in connection with certain AMRE option plans, the exercise of options and conversion of AMRE preferred stock. In connection with the transactions contemplated by the Merger, AMRE will issue or reserve for issuance an additional 3,973,471 shares of AMRE Common Stock, and as a result, the number of shares of AMRE Common Stock that are authorized but have not been issued or reserved for issuance will be more than 20 million. The AMRE Board believes that the current amount of unreserved shares of AMRE Common Stock available for issuance in the future is inadequate. Accordingly, the AMRE Board proposes to amend AMRE's Certificate of Incorporation to increase the authorized number of shares of AMRE Common Stock by an additional 20 million shares. The affirmative vote of holders of a majority of the outstanding shares of AMRE Common Stock is required to approve the Charter Amendment. In the event the Charter Amendment is not approved, AMRE will not have enough authorized but unissued shares to issue in connection with the Merger, and the Merger will not be consummated.

         The proposal to increase the number of authorized shares is intended to increase AMRE's flexibility by increasing the number of shares of AMRE
Common Stock that can be issued without further stockholder approval.   The
AMRE Board believes that the adoption of these proposals will enable AMRE to promptly and appropriately respond to business opportunities, such as opportunities to raise additional equity capital or to conclude acquisitions with AMRE Common Stock, and to take corporate action on, for example, stock splits, stock dividends and employee benefit plans. Given the number of shares currently available for issuance, AMRE may not be able to effect certain of these transactions without obtaining stockholder approval for an increase in the authorized number of shares of AMRE Common Stock. The cost, prior notice requirements and delay involved in obtaining stockholder approval at the time that corporate action may become desirable could eliminate the opportunity to effect the action or reduce the expected benefits.

         The additional shares of AMRE Common Stock proposed to be authorized, together with existing authorized and unissued shares, generally will be available for issuance without any requirement for further stockholder approval, unless stockholder action is required by applicable law or by the rules of the NYSE or of any other stock exchange on which AMRE's securities may be listed. Although the AMRE Board will authorize the issuance of additional shares only when it considers doing so to be in the best interest of stockholders, the issuance of additional AMRE Common Stock may, among other things, have a dilutive effect on earnings and earnings per share of AMRE Common Stock and on the voting rights of holders of shares of AMRE Common Stock. AMRE's stockholders do not have any preemptive rights to subscribe for additional AMRE Common Stock that may be issued. Shares of AMRE Common Stock could be issued in transactions that would make a change in control more difficult or costly and, therefore, less likely. Additional shares of AMRE Common Stock will be issued in connection with the Congressional Merger if it consummated, and AMRE has engaged in discussions with investment banking firms regarding the possible sale of AMRE securities to raise additional capital. See "Recent Developments -- Possible Congressional Merger" and "Risk Factors -- Liquidity." AMRE is not aware of any effort to obtain control of AMRE by a tender offer, proxy contest, or otherwise.

         THE AMRE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE AMRE CERTIFICATE OF INCORPORATION.

                              RECENT DEVELOPMENTS

POSSIBLE CONGRESSIONAL MERGER

         On December 30, 1995, AMRE, Congressional Merger Sub, and Congressional entered into the Congressional Merger Agreement, pursuant to which AMRE, Congressional and Congressional Merger Sub have agreed to merge Merger Sub with and into Congressional. As the corporation surviving the Congressional Merger, Congressional will become a direct wholly owned subsidiary of AMRE. The obligations of AMRE, Congressional and Congressional Merger Sub to consummate the Congressional Merger are subject to a number of conditions, including that the results of AMRE's due diligence review of Congressional shall be materially satisfactory to AMRE. Since AMRE has not yet completed its due diligence review, there can be no assurance that the Congressional Merger will be consummated. If the Congressional Merger is consummated, each outstanding share of Congressional Common Stock will be converted into 601.2 shares of AMRE Common Stock and each outstanding share of Congressional Preferred Stock will be converted into 857.14 shares of AMRE Common Stock, and an aggregate of 900,000 shares of AMRE Common Stock will be issued to holders of Congressional Common and Preferred Stock.

RESIGNATION OF CHAIRMAN

         On December 1, 1995, Ronald I. Wagner announced that he was resigning as Chairman of the AMRE Board. On the same date, AMRE and Mr. Wagner entered into a Separation Agreement (the "Wagner Separation Agreement"), pursuant to which Mr. Wagner resigned from all positions that he held as a director, officer or employee of AMRE. The Wagner Separation Agreement has resulted in a nonrecurring charge to operations of approximately $3.9 million in the quarter ended December 31, 1995. In connection with the execution of the Wagner Separation Agreement, AMRE and Mr. Wagner agreed, among other things, as follows:

         1. Mr. Wagner will not compete with AMRE in any of its products and services under the Century 21 License Agreement anywhere in North America for a period of five years;

         2. Mr. Wagner waived and released AMRE from amounts owed him of approximately $3,375,000 pursuant to the termination provisions of his employment agreement with AMRE;

         3. In exchange for 1 and 2 above, (a) AMRE shall pay Mr. Wagner the sum of $500,000, payable in two equal installments in 1997 and 1999; (b) AMRE released Mr. Wagner from his payment obligation under an outstanding promissory note payable (due April 1997), plus interest, in the amount of $4,101,824; and
                 (c) AMRE granted demand and piggy-back registration rights to Mr. Wagner with respect to 550,000 shares of AMRE Common Stock covered by currently exercisable options for AMRE Common Stock held by Mr. Wagner; and

         4. Mr. Wagner and AMRE agreed to terminate the current lease under which AMRE leases from Mr. Wagner certain of its facilities in Chicago, Illinois and enter into a new lease commencing January 1, 1996 for a term of ten years at an annual rent beginning at $180,000 for the first two years.

         On December 5, 1995, AMRE announced that Mr. John D. Snodgrass was elected to the Chairmanship vacated by the resignation of Mr. Wagner. For additional information on Mr. Snodgrass, see "Management Information of AMRE."

AMRE'S FIRST QUARTER OUTLOOK

         While the Sears License Agreement was in effect in 1995, AMRE received approximately 20% of its leads through employees working in the Sears retail stores (instore leads). This lead source will have to be replaced under the Century 21 License Agreement, and to this end AMRE opened in 1996 approximately 100 free standing kiosks in major shopping malls across the country and will increase its presence at home shows. AMRE also plans to substantially increase its reliance on telemarketing as a lead source and opened two outbound telemarketing centers in December 1995, and January 1996, in order to accomplish this objective. In addition, AMRE is working with Century 21 to develop a program of lead referrals from the Century 21 real estate broker network. However, there can be no assurance that AMRE will be successful in replacing the instore leads and the failure to replace such leads would have an adverse impact on AMRE's operating results.

         Pursuant to the Sears License Agreement, AMRE was required to deliver to Sears in January 1996, all of the leads it generated under the Sears name through December 31, 1995. Thus, in January 1996, AMRE had to quickly generate as many leads as possible and had to do so without instore leads, a major 1995 lead source. The new outbound telemarketing centers, the in-mall program and the Century 21 lead referral program may not produce any significant amount of cost-effective leads for several months. Therefore, lead generation in early 1996 will emphasize quick response media, such as television and radio, as well as telemarketing leads purchased from a third party vendor which will increase lead generation costs. In addition, AMRE will pay license fees to Sears at the 12% rate on installed revenue resulting from the installation of the December 31, 1995 production backlog of $22.3 million which should occur in the 1996 first quarter. As a result of these factors, AMRE expects to have a significant decline in installed revenues in the first quarter of 1996, as compared to the same period of 1995, and will incur a loss from operations. Furthermore, because of the uncertainties associated with the time and cost to build awareness of the CENTURY 21 Home Improvements name, AMRE's ability to generate significant amounts of cost-effective leads and the integration of the companies resulting from the mergers, it is not possible to estimate when AMRE will return to profitability.

         AMRE's cash and marketable securities totaled $19.1 million at December 31, 1995. AMRE's management believes that existing cash and marketable securities, available capacity under its $4.0 million revolving line of credit with HFS and cash flow from operations will be sufficient to meet the company's obligations. However, the conversion to the CENTURY 21 Home Improvements name, as well as the integration of the companies resulting from the mergers, will require substantial attention from management. In addition, there can be no assurance that AMRE will successfully integrate the operations of the individual companies upon consummation of the mergers, or that any of the benefits expected will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition in the short term. To ensure that adequate capital is available to complete the brand name transition and the mergers, AMRE has engaged in discussions with several investment banking firms regarding the possible sale of AMRE securities to raise additional capital. However, there can be no assurance that any additional sources of capital will be available to AMRE.

FACELIFTERS' FOURTH QUARTER OUTLOOK

         Facelifters expects to incur a loss in its fourth quarter period ending March 31, 1996. The loss is expected to be impacted by the following:
(i) costs incurred in connection with the Merger and (ii) as a result of the conversion to a CENTURY 21 Home Improvements sublicensee, Facelifters was required to return to Sears all of its leads generated through December 31, 1995 under the Sears name. This totally diminished the bank of leads available to solicit business beginning in January 1996 which resulted in a reduced number of contracts which Facelifters could install in the March 31, 1996 quarter to generate revenues.

         The result of having fewer leads available from which to solicit business is a reduction of opportunities to acquire new sales contracts. Facelifters expects to have difficulty in maintaining an adequate backlog of new contracts during the fourth quarter to maintain installed sales volumes consistent with the previous year. At December 31, 1995 the approximate backlog of contracts available for installation was approximately $7.3 million as compared to $9.1 million at December 31, 1994. Due to lower volumes in acquiring new contracts in the fourth quarter, backlog is expected to continue to diminish. See "Risk Factors -- Costs Relating to Brand Transition, Consummation of License Agreement and the Merger."

                       FACELIFTERS SELECTED CONSOLIDATED
                          FINANCIAL AND OPERATING DATA

         The following selected consolidated financial information of Facelifters for each year in the five-year period ended March 31, 1995 is derived from, and qualified by reference to, Facelifters' Consolidated Financial Statements and the notes thereto (the "Facelifters Consolidated Financial Statements"). The consolidated financial data as of March 31, 1991, 1992, 1993, 1994 and 1995, and for the years then ended were derived from the historical Facelifters Consolidated Financial Statements, which were audited by Grant Thornton LLP, independent certified public accountants. The consolidated financial data as of December 31, 1994 and 1995, and for the nine months ended December 31, 1994 and 1995, were derived from the unaudited historical consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus. In the opinion of Facelifters, the unaudited consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the financial position and results of operations for the unaudited periods. The results of operations for the nine months ended December 31, 1995 are not necessarily indicative of the results to be expected for the full year. The selected financial data should be read in conjunction with "Facelifters Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the Facelifters Consolidated Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus.

                         FACELIFTERS HOME SYSTEMS, INC.
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   For the Nine
                                                   Months Ended
                                                   December 31,            For the Fiscal Years Ended March 31,
                                                -----------------    ------------------------------------------------
                                                  1995      1994      1995         1994      1993     1992      1991
                                                -------    ------    ------      -------   -------   ------    -----
                                                   (unaudited)
SUMMARY OF OPERATIONS:

Net Sales . . . . . . . . . . . . . . . . . .   $39,085   $28,098   $38,765     $26,358  $ 20,261   $9,229    $6,635
Cost of sales . . . . . . . . . . . . . . . .    15,182    10,533    14,838       9,856     8,305    4,943     3,889
Selling, general and administrative expenses     23,131    17,821    24,336(1)   15,504    11,754    5,898     2,452
Income (loss) from continuing operations
  before extraordinary item . . . . . . . . .    (1,104)     (249)     (413)      1,048       147   (1,515)      152
Net income (loss) . . . . . . . . . . . . . .    (1,104)     (249)     (413)      1,048       496   (1,425)      228
Income (loss) from continuing operations
  before extraordinary item per share of
  Common and Common Equivalent Stock  . . . .      (.33)     (.08)     (.13)        .31       .06     (.83)      .17
Net income (loss) per share of Common and
  Common Equivalent Stock . . . . . . . . . .      (.33)     (.08)     (.13)        .31       .19     (.78)      .22
--------------------------------

(1)  Includes $1,852 attributable to adoption of AICPA's SOP 93-7.

                                            For the Nine
                                            Months Ended
                                            December 31,            For the Fiscal Years Ended March 31,
                                         -----------------    ------------------------------------------------
                                           1995      1994      1995         1994      1993     1992      1991
                                         -------    ------    ------      -------   -------   ------    -----
                                            (unaudited)
BALANCE SHEET DATA:

Working capital (deficit) . . . . . .    $ 1,152    $ 2,769   $ 2,177     $  1,016   $   508   $   507  $ (187)
  Total assets  . . . . . . . . . . .     13,046     11,498    12,566        7,892     5,914     4,980   2,799
Obligations under capital leases-
  excluding current portion . . . . .        319         66        58          101       163         7      48
  Other long-term liabilities . . . .        776      1,091     1,459          846       189       219     244
  Total liabilities . . . . . . . . .      8,629      5,835     7,051        4,387     3,652     3,210   2,190
  Total stockholders' equity  . . . .      4,417      5,663     5,515        3,504     2,262     1,754     609

              FACELIFTERS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         The following discussion is intended to assist in an understanding of Facelifters' financial position and results of operations for each year in the three year period ended March 31, 1995 and for the nine months ended December 31, 1994 and 1995. The Facelifters Consolidated Financial Statements, Pro Forma Financial Statements and the notes thereto included elsewhere herein contain detailed information that should be referred to in conjunction with this discussion.

         Facelifters is primarily engaged in the direct marketing, design, sale, manufacture, and installation of laminated and molded cabinet fronts, and other laminated and wood products directly to consumers. Facelifters currently operates sales and warehouse locations in 13 states and one manufacturing facility covering 26 geographic markets. Until January 1, 1996, Facelifters operated 21 of the locations under the Sears name pursuant to the Facelifters Sears License Agreement. Since that date, Facelifters has operated those locations pursuant to the Facelifters Century 21 License Agreement. There can be no assurance that the results of operations of Facelifters as a sublicensee of Century 21 will be similar to the results achieved as a licensee of Sears.

         Facelifters' Wholesale Division sells kitchen cabinet refacing products to independent home improvement dealers generally located outside Facelifters' retail market area. Facelifters had also manufactured and sold tabletops and bases to restaurant equipment dealers through a network of independent manufacturer's representatives until March 1993, when Facelifters discontinued the sale of tabletops and bases and sold the operation to another company.

RESULTS OF OPERATIONS

Nine months ended December 31, 1995 compared to nine months ended December 31, 1994:

         Certain non-recurring costs totaling $1,115,137 were recorded during the nine months ended December 31, 1995. These include $800,000 for costs relating to the Merger and costs associated with the brand-name change from Sears to Century 21; an $85,000 inventory reserve charged to cost of sales; and $230,137 in non-cash write-offs discussed below under general and administrative costs.

         A special one-time charge of $1,065,340 was taken during the current period to cover the expected costs of closing the Brooklyn plant. No similar expense was recorded in the same period last year.

         Eleven retail offices were in operation during the nine months ended December 31,1995 which were not open during the entire period of 1994, including six which opened during the past nine months. In December 1995, management determined that as a result of changing brand names from Sears to Century 21, it would close the two offices which in management's opinion would not be successful under the CENTURY 21 Home Improvements name. These two locations represented less than 2% of Facelifters' historical sales. A provision of $100,000 has been recorded for lease buyouts and other costs associated with the closing of the two offices, and is included in the $300,000 recorded as costs related to the brand name change.

         Complete retail installed sales increased 41% to $38,516,917 from $27,261,079 in the same period last year largely due to successful efforts to expand production and installation capacities to the level of newly-acquired contracts. The number of individual installations increased 40% from last year while the value of the average job was virtually unchanged. The average time to complete a new contract was reduced to 58 days from 105 days a year ago. Same location sales grew 19% over the period ended December 31, 1995. Retail installed sales accounted for 98% of total sales up from 97% last year.

         Wholesale sales decreased 32% to $568,411 from $837,189 during the comparable nine months last year. These sales come from orders placed by a small number of regular customers and are not actively solicited.

         In total, sales for the nine months ended December 31, 1995 increased 39% over the same period of 1994.

         Costs of sales, as a percentage of total sales, increased to 38.8% from 37.5% last year. It is believed that the minor positive and negative fluctuations noted from period to period result from the timing of those costs which were being incurred to increase the capacity of the Virginia plant sufficiently to allow the phase out of the Brooklyn facility.

         During the most recent nine months, marketing and selling costs were 36.6% of new contracts acquired and 34.1% of recorded retail installed sales. Due to the change in the method to account for such costs, together with the restatement required upon adoption of SOP 93-7, any comparison with prior period costs would not be meaningful.

         Sears fees decreased to 10.2% of total sales during the most recent nine months from 10.8% a year ago. The percentage of retail installed sales derived under the Facelifters Sears License Agreement decreased from 84% to 82% due to increased volumes from Facelifters' four offices which operate with no Sears license.

         On November 1, 1995, Facelifters notified Sears that it would not renew the Facelifters Sears License Agreement upon its expiration at December 31, 1995.

         General and administrative costs rose to 15.4% of sales during the nine months ended December 31, 1995 from 13.4% last year. The overall increase in these costs was somewhat higher than the rate of sales growth during the period due to the expansion of corporate staff departments to accommodate expected future levels of operations. The quarter ended December 31, 1995 included $230,137 of non-recurring costs primarily related to the write off of intangibles associated with the original acquisition of the exclusive distribution rights for the Woodlor line of cabinet fronts.

         During the nine months ended December 31, 1995, a net loss of $1,104,373 or $.33 per share was recorded. Excluding the plant closing charge and the other one-time expenses recorded during the period, a net profit of approximately $1,076,000 would have resulted.

         For the same period last year, with the restatement for an accounting change, a loss of $249,314 or $.08 per share was recorded. Before such restatement, the 1994 period had reflected net income of $1,432,767 or $.41 per share.

         The tables below show the volumes of newly-acquired contracts (which measures the true volume of marketing and sales) and completed contracts (which measures the level of production and installations) which are eligible for recording as revenue. Since an average of six to 12 weeks is required to complete a new contract, significant operating expenses are incurred before any revenues are realized.


 NEW CONTRACTS ACQUIRED              FY 1996         FY 1995         FY 1994        FY 1993        FY 1992
       Q1        June 30          $   11,587,980  $  10,935,432   $  6,475,061   $   4,606,144   $  1,540,372

       Q2        September 30         13,102,941     10,330,454      6,816,548       4,232,731      1,499,566

       Q3        December 31          11,105,013      9,585,574      5,415,953       4,263,164      2,465,018

       Q4        March 31                N/A         11,351,887      6,922,531       5,927,403      4,190,222

 TOTAL CONTRACTS ACQUIRED                         $  42,203,347   $ 25,630,093   $  19,029,412   $  9,695,178

 COMPLETED CONTRACTS

       Q1        June 30          $   11,473,505  $   7,259,032   $  6,138,166   $   3,666,413   $  1,395,462

       Q2        September 30         13,584,530      9,318,908      6,507,251       5,090,402      1,275,377

       Q3        December 31          13,458,882     10,683,138      6,522,936       4,900,698      1,959,089

       Q4        March 31                N/A         10,459,111      5,722,438       5,150,512      2,984,778

 TOTAL CONTRACTS COMPLETED                        $  37,720,189   $ 24,890,791   $  18,808,025   $  7,614,706

         Facelifters uses the "Completed Contract Method" of accounting when booking revenue. Thus, no revenue is recognized on any sale until the contract is installed and satisfactorily completed; this process took approximately 58 days at December 31, 1995. In the interim, new sales are added to the backlog of orders which are not included in Facelifters' financial statements nor its results of operations. At December 31, 1995, Facelifters had a backlog of orders totaling $7,318,720 as compared to $9,146,926 a year ago.

         During the nine months ended December 31, 1995, the backlog decreased $2,720,983 compared to an increase of $3,791,050 during the same period in 1994. Since the acquisition of new contracts continued to grow, increasing by $4,944,474 over the same period last year, it can be seen that production and installation levels were dramatically increased to keep pace.


 BACKLOG OF NEW CONTRACTS              1995           1994           1993            1992            1991
 FISCAL YEAR ENDED MARCH 31        $ 10,039,703      5,355,876       4,616,574      4,380,047       1,649,240

 PERIOD ENDED DECEMBER 31          $  7,318,720      9,146,926       4,155,784      3,841,023       3,055,375


         Facelifters expects to incur a loss in its fourth quarter period ending March 31, 1996. The loss is expected to be impacted by (i) costs incurred in connection with the Merger and (ii) that as a result of the conversion to a Century 21 licensee, Facelifters was required to return to Sears all of its leads generated through December 31, 1995 under the Sears name. This has totally diminished the bank of leads available to solicit business beginning in January 1996. This will result in a reduced number of contracts which Facelifters could install in the March 31, 1996 quarter to generate revenues.

         The result of having fewer leads available from which to solicit business reduced appointments and thus opportunities to acquire new contracts. Facelifters expects to have difficulty in maintaining an adequate backlog of new contracts during the March 1996 quarter to maintain installed sales volumes consistent with the previous year. At December 31, 1995 the approximate backlog of contracts available for installation was approximately $7.3 million as compared to $9.1 million at December 31, 1994. Due to lower volumes in acquiring new contracts in the March 31, 1996 quarter, backlog is expected to continue to diminish.

Fiscal year ended March 31, 1995, compared to fiscal year ended March 31, 1994

         As a result of proceeds received upon the exercise of warrants to purchase shares of Facelifters Common Stock, Facelifters sharply increased its marketing budget and reached record levels of new contracts obtained. New contract acquisitions increased 65% over the prior year while contract completions rose 52%. As a result, the backlog of contracts in process rose 87%. Thus, the following discussion of recorded costs versus completed sales does not portray about one-fourth of the growth which will become evident in the next fiscal year.

         Completed installed retail sales increased 52% to $37,720,189 during the year ended March 31, 1995, from $24,890,790 during the prior year. The increase was the result of a 39% sales growth in "same-location" sales, and the addition of seven new market areas opened since March 31, 1994 that produced revenues during the year. An increase of 5% in the average unit sale, together with a 44% increase in the number of completed installations, accounted for the overall growth. Retail installed sales accounted for 97% of Facelifters' total sales during the year ended March 31, 1995, an increase from 94% a year ago.

         Wholesale sales declined to $1,044,478 during the year ended March 31, 1995, from $1,467,397 a year ago. These sales represent orders placed by a small number of regular customers, and are not actively solicited.

         In total, net sales for the period increased 47% to $38,764,667 from $26,358,187 the previous year.

         Cost of sales increased 51% in 1995 over 1994, and as a percentage of net sales, these costs increased from 37% to 38%. This increase is principally attributed to costs incurred in the start-up of manufacturing activities at the new plant in Charles City, Virginia.

         The business of Facelifters is characterized by the need to continually generate prospective customer leads. Accordingly, marketing and selling expenses constitute a substantial portion of Facelifters' total costs.

         In 1994, the American Institute of Certified Public Accountants issued Statement of Position 93-7 "Reporting on Advertising Costs" ("SOP 93-7"). Facelifters' lead acquisition activities do not fully meet the definition of "direct response advertising" under SOP 93-7. Thus, Facelifters can no longer defer its lead acquisition costs. All lead acquisition costs are now expensed as incurred. The rule is effective for years beginning after June 15, 1994, with earlier application encouraged. Subsequent to March 31, 1995, Facelifters elected to adopt SOP 93-7 as of the beginning of its fiscal year ended March 31, 1995.

         This accounting change required that $1,851,712 of prepaid advertising costs be removed from current assets on Facelifters's balance sheet and the same amount was reflected in marketing and selling costs on the statement of operations which adversely affects earnings for the fiscal year.

         On an ongoing basis, as costs are expensed as incurred, the application of this accounting change may negatively impact earnings during those periods when Facelifters is aggressively striving for sales growth, and may yield a positive effect on earnings during any period where marketing activity is reduced.

         Excluding the effect of the adoption of SOP 93-7, marketing and selling costs rose 46%, in fiscal year 1995 over 1994, and as a percentage of total sales, these costs declined from 34% to 33%. This result is attributed to a management decision to increase its use of lower-cost outbound telemarketing activity and decrease the use of higher-cost direct mail.

         License fees as a percentage of sales were virtually unchanged, declining in fiscal year 1995 to 10.8% from 10.9% the prior year. During the year ended March 31, 1995, 85% of retail sales were made under the Facelifters Sears License Agreement as compared to 88% in 1994.

         General and administrative costs increased 42% during the year ended March 31, 1995, but as a percentage of net sales, these costs declined from 14.2% to 13.7%. Management expects this trend to continue as rising sales do not require proportionately higher increases in staffing levels.

         A net operating loss of $413,151 was recorded for the year ended March
31, 1995.   Excluding the effect of adopting SOP 93-7, net income would have been $1,438,561 as compared to $1,048,318 in 1994, an increase of 37%.

Fiscal year ended March 31, 1994, compared to fiscal year ended March 31, 1993

         Retail installed sales increased 32% to $24,890,790 during the year ended March 31, 1994, from $18,808,025 during the prior year. This result was achieved even though 10 working days were lost due to winter storms in January and February 1994. The increase was the result of a 29% sales growth in market areas served throughout both years, together with $586,000 in added sales from offices which opened during the 1994 fiscal year. An average 10% increase in the average unit sale accounted for approximately 30% of the increase in existing markets. Retail installed sales accounted for 94.4% of total sales during the year ended March 31, 1994, up from 92.8% in the previous year.

         Wholesale sales were virtually unchanged at $1,467,397 for the year ended March 31, 1994, from $1,453,242 in the previous year. These sales represent orders placed by a small group of existing customers; no marketing effort is made to obtain or increase such orders. These results exclude fiscal 1993 sales from the tabletop division which was sold on March 31, 1993, and which have been reclassified as "Discontinued Operations."

         In total, net sales for the year ended March 31, 1994, increased 30% to $26,358,187 from $20,261,267 in the previous year.

         Cost of sales was up 19% in 1994 over 1993, but as a percentage of net sales, these costs declined from 41% to 37% due primarily to (i) productivity increases associated with increased volume and higher margins on installed sales and (ii) an average 10% increase in the average unit sale.

         Marketing and selling costs were up 30%, which correlate to the growth in sales from 1993 to 1994. As a percentage of total sales, these costs were virtually unchanged at 34%.

         Sears license fees were up 53% in 1994 over 1993, and as a percentage of net sales, they increased from 9.3% to 10.9%. In 1994, 88% of retail installed sales were made under Sears licenses, as compared to 90% in 1993 due to the addition of two offices with no Sears license. During the years 1993 and 1994, the license fee was changed from time to time.

         General and administrative costs increased 22% in 1994 over 1993, but as a percentage of net sales, these costs declined from 15.2% to 14.3%. Executive performance bonuses were $198,650 in 1994, an increase from $69,521 in 1993. Excluding this item, general and administrative costs only grew 18% against a 30% sales growth.

         Interest and other income increased from $61,813 in 1993 to $177,995 in 1994 due to (i) rental income in 1994 from subleasing a portion of the Brooklyn Plant, and (ii) an increase in funds invested in short-term securities.

         As a result of all of the foregoing, net income for the year ended March 31, 1994, increased 111% over 1993.

Fiscal year ended March 31, 1993 compared to fiscal year ended March 31, 1992

         Retail installed sales increased 147% to $18,808,025 during the year ended March 31, 1993 from $7,614,706 during the prior year. The increase was the result of a 46% sales growth in market areas served throughout both years, together with $1,513,948 in added sales from offices which were not in operation a full 12 months in 1992, and $6,999,836 in added sales in market areas obtained through acquisition late in fiscal 1992. Retail installed sales accounted for 92.8% of Facelifters' total sales during the year ended March 31, 1993, up from 82.5% of the previous year. All the increase not attributable to expanding in new markets was the result of Facelifters' lead-acquisition campaign utilizing television, direct mail and telemarketing, and an approximate 10% price increase put into effect in Facelifters' third fiscal quarter.

         Wholesale sales decreased 10% to $1,453,242 during the year ended March 31, 1993 from $1,614,116 during the prior year. Both years' results exclude sales from the Tabletop Division now being reported as "Discontinued Operations". The decrease follows the trend established in 1990 to focus on retail installed sales for future growth.

         In total, net sales for the year ended March 31, 1993 increased 120% to $20,261,267 from $9,228,822 the previous year.

         Cost of sales was up 68% in 1993 over 1992 due to increased sales, but as a percentage of net sales, these costs declined from 53.6% to 41.0%.
Factors contributing to the overall improvement in gross margin included (i) an average 10% price increase implemented in 1993, and (ii) an increase in the percentage of total sales derived from retail installed sales as opposed to wholesale sales. The effect of this ratio is further described below.

         Marketing and selling costs increased 144% in 1993 over 1992, and as a percentage of net sales, these costs rose from 30.3% to 33.7%. As retail installed sales account for an increasingly greater percentage of net sales, these costs as a percentage of net sales will increase while costs of sales as a percentage of net sales, will decrease due to the differences in the way wholesale sales are priced and marketed as compared to retail installed sales.

         Sears fees were up 82% in 1993 from 1992, but as a percentage of net sales, they decreased from 11.2% to 9.3%. In 1993, 90% of retail installed sales were made under Sears licenses, down from 96% in 1991 due to the addition of two markets which are operated as Facelifters and which did not have the Sears license. Total sales derived under Sears licenses increased 134% from 1992 to 1993, but for a portion of the current year the fee rate was temporarily reduced by Sears.

         From September 1, 1992 through February 28, 1993, Sears reduced its license fees from 15% of sales to 8%. This temporary reduction was given to help Facelifters defray certain costs associated with Sears' new selling policy which required elimination of negotiated sales practices. The change caused Facelifters to incur one-time costs related to retraining, reprinting of sales materials and development of special sales incentive programs.

         General and administrative costs increased 47% in 1993 over 1992 while as a percentage of net sales, these costs decreased from 22.4% to 15%. Such costs thus returned to their pre-1992 level; in 1992 these costs had increased as Facelifters increased its administrative support to accommodate the doubling of sales volume expected and realized in 1993.

         On March 31, 1993, Facelifters sold its tabletop manufacturing business; accordingly all revenues and expenses generated by that segment of its business have been reclassified as "discontinued operations". Sales from these operations were $1,131,442 in the year ended March 31, 1993 as compared to $997,875 the prior year. Discontinued operations, including the gain on the sale of this business and before applicable income taxes, contributed $287,409 to Facelifters' net income in 1993 and $136,675 in 1992.

         Extraordinary income for the year ended March 31, 1993 consisted of a $159,400 tax benefit from loss- carryforwards.

         As a result of all the foregoing, a profit of $495,825 was recorded for the year ended March 31, 1993 compared to a loss of $1,425,246 in 1992.

LIQUIDITY AND CAPITAL RESOURCES

         During the year ended March 31, 1995, approximately $2,460,000 was obtained from the issuance of new shares of Facelifters Common Stock pursuant to the exercise of outstanding common stock purchase warrants and employee stock options. Facelifters drew $550,000 against a $2,000,000 revolving line of credit arranged with the European American Bank of New York and $765,000 was obtained from a $900,000 equipment line from Central Fidelity Bank of Richmond, Virginia and the Virginia Economic Development Revolving Loan Fund. Additionally, a $500,000 line of credit for asset purchases from KeyCorp Leasing was obtained subsequent to March 31, 1995.

         Approximately $1,000,000 of these new funds were invested in short-term U.S. Government securities, approximately $604,000 was utilized to purchase substantially all of the assets of Cabinet Masters of California, Inc. ("CMSC"), and about $1,080,000 was used to purchase new equipment and fixtures, the majority of which was for the new Virginia plant. The balance was used to fund a 65% increase in new customer orders. There were significant increases in prepaid sales commissions and inventories and, since a greatly increased portion of retail installed sales were financed with third-party lenders, the receivables which are pending such funding increased dramatically.

         The $1,104,373 net operating loss recorded in the nine months ended December 31, 1995 included approximately $1,310,000 of non-cash charges not affecting Facelifters' liquidity. Thus, an increase of $392,000 in accounts receivable and a decrease of $455,000 in customer deposits was funded from current operations.

         Approximately $1,271,000 of additions were made to plant and equipment assets. Of this amount, $50,000 was financed by the County of Charles City, Virginia (for a $74,276 plant parking lot paving contract) and $382,000 was financed on a capital lease from KeyCorp Leasing. The balance was funded with the $745,000 proceeds from a matured U. S. Treasury Bill, only $168,000 of which was reinvested in marketable securities.

         At December 31, 1995, Facelifters held $3,251,000 in cash and marketable securities, had a $1,000,000 revolving line of credit from European American Bank in New York of which $130,000 was unused, and had used only $382,000 of a $500,000 capital equipment lease commitment. It had commitments to purchase approximately $50,000 of capital assets.

         As a result of the effect of adopting SOP 93-7, Facelifters was not in compliance with certain financial covenants relating to the loans with European American Bank and Central Fidelity Bank, at March 31, 1995 and December 31, 1995.

         Facelifters received a waiver, until March 31, 1996, from Central Fidelity Bank for the instances of noncompliance that existed at September 30, 1995. As of February 13, 1996, Central Fidelity Bank had not reviewed the covenants at December 31, 1995 and had not updated their waiver. European American Bank has informed Facelifters that in the event the Merger is consummated, the loan will be called on that date. Accordingly, the notes payable subject to covenants where non-compliance existed are classified as current liabilities at December 31, 1995. Facelifters paid off its loan with European American Bank in full prior to the Merger in March 1996.

         Facelifters believes that the liquid funds now held, its established lines of credit and cash generated from operations are all fully adequate to fund its commitments and provide the liquidity and capital needs of Facelifters at current levels of operations. Facelifters is continuing to evaluate its facility requirements and the costs associated therewith.

         A new wholly owned subsidiary, Home Financial Acceptance Corp. ("HFAC"), has been formed to finance customer contracts, thereby limiting the need for third-party lenders. A $12,000,000 Warehouse Line of Credit is in process of negotiation with a lender at an anticipated floating rate of 2% over LIBOR. It is anticipated that the line of credit will require that the new finance subsidiary be capitalized with a minimum of $2,400,000. HFAC has been actively pursuing required state lending licenses, but no decision has been reached as to the role of HFAC after consummation of the Merger.

IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS

         The American Institute of Certified Public Accountants has recently issued Statement of Position 94-6 "Disclosure of Certain Significant Risks and Uncertainties," ("SOP 94-6"). SOP 94-6 requires entities to disclose specified information, including a description of certain risks and uncertainties under four new disclosures. The statement is effective for fiscal years ending after December 15, 1995. Facelifters does not expect the implementation of SOP 94-6 to have a material effect on its financial position or results of operations.

         The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," ("SFAS 107"). SFAS 107 requires all entities to disclose the estimated fair value of assets and liabilities considered to be financial instruments. The statement is effective for fiscal years ending after December 15, 1995, for entities with total assets less than $150 million. Facelifters does not expect the implementation of SFAS 107 to have a material effect on its financial position or results of operations.

         The FASB has also recently issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("SFAS 121"). SFAS 121 establishes guidance for when to recognize and how to measure impairment losses of long-lived assets and certain identifiable intangible assets, such as goodwill. The statement is effective for fiscal years beginning after December 15, 1995. Facelifters does not expect the implementation of SFAS 121 to have a material effect on its financial position or results of operations.

                    DESCRIPTION OF FACELIFTERS CAPITAL STOCK

IN GENERAL

         Facelifters' authorized capital stock consists of 20,000,000 shares of Facelifters Common Stock, of which, as of March 4, 1996, 3,565,680 shares are outstanding, and 1,000,000 shares of preferred stock, par value $0.01 ("Facelifters Preferred Stock"), of which no shares are issued or outstanding as of the date hereof. All outstanding shares of Facelifters Common Stock are fully paid and non-assessable and are not subject to future calls or assessment. The Facelifters Common Stock is listed on NASDAQ. The Transfer Agent and Registrar for the Facelifters Common Stock is American Stock Transfer & Trust Co., New York, New York.

         The following is a summary of the terms of the Facelifters Common Stock and the Facelifters Preferred Stock which does not purport to be complete and is subject to and qualified in its entirety by reference to the Facelifters Certificate.

FACELIFTERS COMMON STOCK

         Holders of Facelifters Common Stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of a majority of the shares of Facelifters Common Stock entitled to vote in any election of directors may elect each of the directors standing for election.

         Holders of Facelifters Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Facelifters Board out of funds legally available therefor, subject to any preferential dividend rights of outstanding Facelifters Preferred Stock.

         Upon the liquidation, dissolution or winding up of Facelifters, the holders of Facelifters Common Stock are entitled to receive ratably the net assets of Facelifters available after payment of all debts and other liabilities, subject to the prior rights of any outstanding Facelifters Preferred Stock. Holders of Facelifters Common Stock have no preemptive, subscription, redemption or conversion rights.

FACELIFTERS PREFERRED STOCK

         The Facelifters Board has the authority, without further approval or action by the stockholders, to issue shares of Facelifters Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any additional series of Facelifters Preferred Stock or the designation of such series.

POSSIBLE ANTI-TAKEOVER PROVISIONS

         The Facelifters authorized capital stock consists of 20,000,000 shares of Facelifters Common Stock and 1,000,000 shares of Facelifters Preferred Stock, all of which are undesignated. The authorized but unissued Facelifters Preferred Stock may be given voting rights and privileges and issued by the Facelifters Board in one or more transactions. Such rights and privileges, when exercised, may make it more difficult for a stockholder or any group of stockholders to obtain control of Facelifters.

         The Facelifters Bylaws provide that special meetings of stockholders of Facelifters may be called by the Facelifters Board, the Chairman of the Facelifters Board, the President or the Chief Executive Officer of Facelifters. This provision makes it impossible for stockholders to call a special meeting and take actions opposed by the Facelifters Board.

         The Facelifters Bylaws provide that an action required or permitted to be taken at any annual or special meeting of the stockholders of Facelifters may be taken in writing by the consent of holders of not less than the minimum number of shares required to approve such action had such a meeting occurred. This provision makes it difficult for stockholders to initiate or effect an action by written consent, and thereby effect an action opposed by the Facelifters Board.

         Section 203 of Delaware General Corporation Law

         Both AMRE and Facelifters are subject to Section 203 of the Delaware Act ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person, or an affiliate or associate of such person, who is an "interested stockholder" for a period of three years after the date such person became an interested stockholder, unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by the persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans) or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding the shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

         By restricting the ability of Facelifters to engage in business combinations with an interested person, the application of Section 203 to Facelifters may provide a barrier to hostile or unwanted takeovers. Neither AMRE nor Facelifters has opted out of Section 203 of the Delaware Act.


                        COMPARISON OF STOCKHOLDER RIGHTS

         If the Merger is consummated, all stockholders of Facelifters immediately prior to the Effective Time will become stockholders of AMRE. The following is a summary of the material differences between the respective rights of holders of the capital stock of AMRE and the rights of holders of the capital stock of Facelifters. These differences arise from the various provisions of the AMRE Certificate of Incorporation, as amended (the "AMRE Certificate"), the AMRE Bylaws, the Facelifters Certificate of Incorporation (the "Facelifters Certificate") and the Facelifters Bylaws. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DELAWARE ACT, THE AMRE CERTIFICATE AND AMRE BYLAWS, AND THE FACELIFTERS CERTIFICATE AND FACELIFTERS BYLAWS.

AUTHORIZED STOCK

         The AMRE Certificate authorizes the AMRE Board to issue up to 20 million shares of AMRE Common Stock and up to one million shares of AMRE preferred stock in one or more series and with such voting powers and designations, preferences, limitations and relative rights as may be designated by the AMRE Board. If approved by the stockholders of AMRE at the AMRE Special Meeting, the Charter Amendment would increase the number of authorized shares of AMRE Common Stock from 20 million to 40 million. As of March 4, 1996, approximately 14,127,457 shares of AMRE Common Stock and 300,000 shares of AMRE Senior Convertible Preferred Stock were issued and outstanding. The Merger Agreement provides that AMRE will issue approximately 3,565,680 shares of AMRE Common Stock in connection with the Merger (assuming no Facelifters Options are exercised prior to the Effective Time).





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         The Facelifters Certificate authorizes the Facelifters Board to issue up to 20 million shares of Facelifters Common Stock and up to 1 million shares of Facelifters Preferred Stock (none of which has been issued). As of March 4, 1996, 3,565,680 shares of Facelifters Common Stock are issued and outstanding.

DIRECTORS

         Number and Term. Pursuant to the AMRE Certificate and AMRE Bylaws, the number of directors of AMRE shall not be less than three nor more than 12 and shall be determined from time to time in accordance with the AMRE Bylaws by resolution of the AMRE Board or of AMRE stockholders. The AMRE Bylaws provide that the AMRE Board is divided into three classes of directors serving staggering three-year terms, and that each director shall hold office for the term of office for which he is elected and until his successor is elected and qualified. The Facelifters Bylaws provide that the number of directors shall at no time be less than one nor greater than 15 and shall be fixed from time to time exclusively by resolutions adopted by the Facelifters Board. The Facelifters Board is not divided into classes.

         Resignation and Removal. The AMRE Bylaws provide that any director may resign at any time upon giving written notice to AMRE. The AMRE Bylaws further provide that, at any meeting of stockholders called expressly for the purpose of removing a director or directors, any director or the entire AMRE Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. The Facelifters Bylaws provide substantially the same resignation and removal provisions, except that directors may be removed at any duly convened annual or special meeting. The Delaware Act provides that directors serving on classified boards, such as the AMRE Board, may not be removed without cause.

         Vacancies. The AMRE Bylaws provide that vacancies may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, and that the directors so chosen shall hold office for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors, and directors so chosen shall hold office until their successors are duly elected and qualified.

         The Facelifters Bylaws provide that vacancies and newly created directorships may be filled by a majority vote of the remaining director(s), though less than a quorum, or by the requisite vote of the stockholders at an annual meeting of the stockholders or at a special meeting of the stockholders called for that purpose. Directors so elected will hold office until their successors are duly elected and qualified.

STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS

         Section 228 of the Delaware Act states that unless otherwise provided in the certificate of incorporation, any stockholder action may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The AMRE Certificate does not prohibit the taking of actions by AMRE stockholders by written consent in conformance with Section 228. The AMRE Bylaws also provide that special meetings of stockholders may be called by the President, the AMRE Board or stockholders owning AMRE capital stock representing 35% of all shares of AMRE capital stock entitled to vote thereat.


         The Facelifters Certificate provides that an action required or permitted to be taken at any annual or special meeting of the stockholders of Facelifters may be taken in writing by the consent of holders of not less than the minimum number of shares required to approve such an action at a meeting of stockholders. The Facelifters Certificate and Facelifters Bylaws also provide that special meetings of stockholders may be called by the Facelifters Board, the Chairman of the Board, the President or the Chief Executive Officer of Facelifters.





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AMENDMENT TO CERTIFICATE

         In order to amend a corporation's certificate of incorporation, the Delaware Act requires recommendation of the corporation's board of directors and, unless such corporation's certificate of incorporation provides for a greater vote, approval by each of (i) a majority of the votes entitled to be cast on the amendment by each voting group with respect to which the amendment creates dissenters' rights; and (ii) a majority of the votes cast by every other voting group entitled to vote on the amendment.

         Article 10 of the AMRE Certificate provides that AMRE reserves the right to amend, alter, change or repeal any provision contained in the AMRE Certificate in the manner now or hereafter prescribed by the laws of the State of Delaware.

         Pursuant to the Facelifters Certificate, Facelifters reserves the right to amend, alter, change or repeal any provision contained in the Facelifters Certificate in the manner prescribed by statute.

AMENDMENT TO BYLAWS

         The AMRE Certificate provides that the AMRE Board is expressly authorized to alter, amend or repeal the AMRE Bylaws and to adopt new Bylaws, subject, however, to repeal or change by the affirmative vote of the holders of 80% of the outstanding shares of AMRE capital stock entitled to vote thereon. The AMRE Bylaws provide that the AMRE Bylaws may be altered, amended, repealed or replaced by the affirmative vote of the majority of the AMRE Board at any regular or special meeting of the AMRE Board, subject to repeal or change at any regular or special meeting of stockholders at which a quorum is present or represented by the affirmative vote of not less than 80% of the shares entitled to vote at such meeting, voting together as a single class, and present or represented thereat, provided notice of the proposed repeal or change is contained in the notice of such meeting of stockholders. The Facelifters Bylaws may be altered, amended or repealed at any meeting of the stockholders by a majority vote of the shares represented and entitled to vote at such meeting, provided notice is given and a quorum is present, and the Facelifters Board may, by majority vote of those present at any meeting at which a quorum is present, amend the Facelifters Bylaws or enact other bylaws.

LIABILITY OF DIRECTORS; INDEMNIFICATION

         Under the AMRE Certificate, a director of AMRE shall not be liable to AMRE or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware Act. The Facelifters Certificate also limits the liability of directors of Facelifters to Facelifters or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware Act. Specifically, a director of Facelifters or AMRE will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability resulting from (i) any breach of the director's duty of loyalty to the respective corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Act or (iv) any transaction from which the director derived an improper personal benefit. These provisions do not limit the rights of AMRE or Facelifters or their respective stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. The inclusion of the above provisions in the AMRE Certificate and the Facelifters Certificate may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the respective corporation and its stockholders.

         Section 145 of the Delaware Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that





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such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred.

         Article 9 of the AMRE Certificate and Article 11 of the AMRE Bylaws provide for indemnification of directors and officers, and Section 11.8 of the AMRE Bylaws provides for the authority to purchase insurance with respect to indemnification of directors and officers. Article X of the Facelifters Certificate and Article 6 of the Facelifters Bylaws provide similar benefits to Facelifters directors and officers.

         Article 11 of the AMRE Bylaws provides that AMRE shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of AMRE) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of AMRE, or is or was serving or has agreed to serve at the request of AMRE as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding to the fullest extent permitted by Delaware law. Article X of the Facelifters Certificate and Article 6 of the Facelifters Bylaws provide similar benefits to Facelifters directors and officers.

         The right to indemnification under Article 11 of the AMRE Bylaws is a contract right which includes, with respect to directors, officers, employees and agents, the right to be paid by AMRE the costs, charges and expenses incurred in defending a civil or criminal action, suit or proceeding in advance of its disposition; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director and officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to AMRE of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article 11 of the AMRE Bylaws or otherwise. Article X of the Facelifters Certificate and Article 6 of the Facelifters Bylaws provide similar benefits to Facelifters directors and officers, but also require a written affirmation by such person of his good faith belief that he has met the applicable standard of conduct necessary for indemnification.

         Indemnification agreements have been entered into between AMRE and each director of AMRE which contractually obligate AMRE to provide to the directors (i) indemnification, (ii) insurance and (iii) additional indemnification. Facelifters has also entered into indemnification contracts with its directors.





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         Pursuant to Section 259 of the Delaware Act, after the Effective Time, all debts, liabilities and duties of Facelifters, including its obligations to indemnify its directors and officers, may be enforced against the Surviving Corporation.

         The Merger Agreement also provides for indemnification of Facelifters' officers and directors under certain circumstances by AMRE and/or the Surviving Corporation. See "Special Factors -- Interests of Certain Persons in the Merger -- Indemnification of Facelifters' Officers and Directors."





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                            BUSINESS OF FACELIFTERS

GENERAL

         Facelifters markets, sells, designs, manufactures and installs directly to consumers, kitchen cabinet refacing products utilized in kitchen remodeling in 26 geographic markets. Refacing is a kitchen remodeling technique in which existing cabinetry framework is retained but all exposed surfaces are changed. Under the Facelifters cabinet refacing system, doors, drawers, and drawer fronts are replaced, and all exposed cabinet surfaces are covered with matching laminate. In addition, matching valances and molding, replacement sinks, faucets, counter tops, additional or replacement cabinets, space organizers, lazy susans and slide-out shelving can be provided by Facelifters. In addition to marketing, selling, and installing cabinet refacing, Facelifters has begun to market, sell and install exterior home improvement products in the South Bend and Ft. Wayne, Indiana areas.

         Facelifters provides homeowners and other customers with a wide selection of styles and colors to renovate their kitchens at a lower cost and more quickly and conveniently than through traditional remodeling methods. The cost of most installations range in price from $3,000 to $9,000, generally less than one-half the cost of replacing existing cabinetry in comparable style and quality. Installation is usually completed within three days, as compared to between two and four weeks for traditional remodeling methods, and is usually commenced six to 12 weeks after an agreement is entered into between Facelifters and its customer.

         In 1978, Facelifters commenced business under the laws of the State of New York. In December 1995, stockholders of Facelifters approved the consolidation of Facelifters and two of its subsidiaries with a wholly owned Delaware subsidiary of Facelifters for the purpose of reincorporating the consolidated company into Delaware.

         In January 1991, Facelifters entered into the Facelifters Sears License Agreement. In connection with the transactions contemplated by the Merger, Facelifters entered into the Facelifters Century 21 License Agreement, a three- year, non-cancelable sublicense agreement with ARI, commencing January 1, 1996, to market kitchen cabinet refacing, kitchen remodeling and any and all products or services dealing with the kitchen area of the house using the CENTURY 21 Home Improvements name in geographic markets where Facelifters was previously operating under the Facelifters Sears License Agreement. As a result of entering into the Facelifters Century 21 License Agreement, Facelifters notified Sears that it would not renew the Facelifters Sears License Agreement when it expired on December 31, 1995.

         Facelifters markets its products directly to homeowners on an installed basis. For the fiscal year ended March 31, 1995, Facelifters' retail installed sales division accounted for $37,720,189 or 97.3% of sales. Management believes that Facelifters is one of the largest enterprises engaged in the marketing, sale, manufacturing and installation of cabinet refacing products directly to consumers. Facelifters also sells its products to independent dealers for resale in designated market areas throughout the United States. Independent dealers provide the Facelifters cabinet refacing system to homeowners in these areas using materials and products purchased from Facelifters. Beginning in January 1991 through January 1995, Facelifters entered into annually renewable license agreements with Sears to market and install Facelifters' products and services under the Sears name. Prior to the cancellation of the Facelifters Sears License Agreement, Facelifters' license agreements with Sears included Metropolitan New York City, Long Island, Rockland County and Westchester County, New York; Tampa Bay, Orlando, Jacksonville and Ft. Lauderdale, Florida; the State of Maryland; District of Columbia; Northern, Southern and Eastern Virginia; Atlanta, Georgia; Fairfield County, Connecticut; Dallas, Houston, Austin and San Antonio, Texas; Birmingham, Alabama; Nashville, Tennessee; and the South Bend and Ft. Wayne, Indiana markets. Facelifters currently operates five branch offices as Facelifters covering the Boston, Massachusetts; Southern New Jersey, Philadelphia, Pennsylvania and Delaware Valley; Central and Northern New Jersey; Providence, Rhode Island; and Los Angeles, California markets.





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         In its cabinet refacing business, Facelifters offers various door and drawer front styles all of which are available in several colors. Facelifters manufactures cabinets, doors, drawer fronts, valances, molding and shelving from fiberwood furniture core, a stiff, strong and virtually warp-free composite material. Facelifters covers all surfaces and edges of the core with Formica(TM), Wilsonart or like-brand laminates, which material is also used in the home to cover all other exposed cabinet surfaces. Facelifters also contracts manufacturing of polyurethane molded doors and drawer fronts and certain other products to other manufacturers. Facelifters products are often custom cut to size, sculpted, and routed by both manually-operated and computer-controlled machinery. Facelifters products carry a limited warranty for a two to five-year period. Prior to 1995 Facelifters provided customers with a lifetime limited warranty on its laminated products against delamination and surface discoloration. In 1995 the Company reduced the time period offered under Facelifters' warranty to accommodate Sears' policy on warranties. Products utilized for other services such as vinyl siding, replacement windows, roofing and fencing are produced by reputable manufacturers who specialize in such items and have national or regional distribution.

ACQUISITIONS

         Effective December 2, 1991, Facelifters acquired 100% of the issued and outstanding stock of Kitchen Craft, Inc. and merged it into a newly created wholly owned subsidiary, Facelifters Mid-Atlantic, Inc. In January 1992 Facelifters Mid-Atlantic, Inc. was awarded the Sears license to sell, furnish and install cabinet refacing products in the Maryland, Northern and South Eastern Virginia and Washington D.C. markets.

         Effective January 7, 1992, Facelifters purchased substantially all of the assets of Neillco, Inc. and Fine Fabricators, Inc. and placed them in a newly formed majority owned subsidiary, Facelifters of Delaware Valley, Inc. Neillco, Inc. was a kitchen cabinet refacing contractor serving the greater Philadelphia - Southern New Jersey - Delaware Valley markets whose business is being continued by Facelifters. No Sears license is held for this territory where sales are made under the Facelifters name. Fine Fabricators, Inc. was a manufacturer of kitchen countertops that sold its products both to Neillco, Inc. and to non-related contractors. As of April 1, 1992, the manufacturing assets of Fine Fabricators were transferred to Facelifters, with Facelifters of Delaware Valley, Inc. operating solely as a kitchen cabinet refacing contractor. The former sole shareholder of Neillco, Inc. and Fine Fabricators. Inc., Neil Fine, was retained as President of the new subsidiary. As of January 7, 1992, and prior to March 1, 1993, Mr. Fine held a minority interest in Facelifters of Delaware Valley, Inc. On March 1, 1993, Facelifters purchased the minority interest from Mr. Fine. In December 1994, Mr. Fine's employment agreement expired and was not renewed.

         Effective April 1, 1992, Facelifters purchased substantially all of the assets of Saduco Industries, Inc., an exclusive distributor of Woodlor brand polyurethane cabinet doors and drawer fronts manufactured by Jasper Plastics, a division of Kimball International. Facelifters previously purchased these products through Saduco Industries, Inc. Effective with this acquisition, Facelifters began purchasing these products on an exclusive basis directly from Jasper Plastics. In December 1995, Facelifters determined to phase out the Woodlor brand product line.

         Effective September 2, 1994, Facelifters purchased substantially all of the assets of CMSC and placed them in a separate wholly owned subsidiary, Facelifters West, Incorporated. CMSC had been in the kitchen cabinet refacing business in Southern California since 1977. Shortly before the acquisition, CMSC began to sell, furnish and install kitchen cabinet refacing for HomeBase, a home improvement warehouse chain in the Western Region of the United States. A license agreement required a license fee to be paid on all sales made to customers whose sales are generated through the HomeBase store or names obtained through marketing under the HomeBase name.

         In January, 1995, management of Facelifters determined that it was not in Facelifters' best interests to continue the license arrangement with HomeBase and therefore Facelifters gave HomeBase notice to terminate the license effective March 1, 1995. Facelifters has continued to operate in Southern California under the Facelifters name.





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DISCONTINUED OPERATIONS AND DIVESTITURE

         On March 31, 1993, Facelifters sold substantially all of the assets, except accounts receivable, attributable to its commercial tabletop and base business to FCD Tabletops, Inc. For the fiscal year ended March 31, 1993, sales for this division represented approximately $1.1 million or 5% of total Facelifters' sales as compared to approximately $20.3 million in cabinet refacing products sales. The divestiture generated cash and reduced Facelifters' investment in inventory and receivables. The sale of this business segment is consistent with management's objective to continue its increased focus on retail installed sales of specialty home improvement products.

DIRECT MARKETING AND SALES

         Facelifters' principal marketing activities are conducted through television, direct mail advertising, and telemarketing. Direct mailings and telemarketing solicitation are made to homeowners whose demographic profiles and homes fall within certain criteria, including age and income of the homeowner, home value, age of home and length of residency. To maintain the efficiency of its marketing, Facelifters uses its internally developed computer software to monitor responses and sales.

         The marketing activities of Facelifters center on telephone marketing operations. Facelifters' telemarketing personnel follow scripts prepared by Facelifters. Telephone personnel conduct outbound telemarketing and answer inquiries generated by advertising activities and schedule in-home sales presentations. Direct sellers are used as sales representatives. The direct sellers use Facelifters' in-home sales presentation and sales kit, which includes presentation book, photos, video materials, sample products and other sales materials. Most sales result from the initial in-home presentation. Results of in-home presentations are tabulated on a daily basis. Such information provides data upon which Facelifters may evaluate each direct seller's performance with respect to sales as it relates to a percentage of in-home presentations, cancellation rates and average dollar amounts of sales and commissions earned.

         Generally, within two weeks after a sales agreement is entered into, the customer's kitchen or other home improvement project is measured for ordering pursuant to Facelifters' specified procedures. Measurements are entered on systematized forms to facilitate manufacturing at which time the order is forwarded to various suppliers including Facelifters' manufacturing facility in Charles City, Virginia. Products are usually ready for shipment within three weeks after receipt of an order. If necessary, replacement or service parts are usually shipped within five working days after Facelifters receives a request. Installation, which generally occurs six to 12 weeks after the agreement is signed, is performed by independent contractors (except for Southern California, which utilizes Facelifters' employed installers) skilled in cabinet refacing and kitchen cabinet installation or in the installation of exterior products such as replacement windows, siding, roofing and fencing and is usually completed within three to five days.

PURCHASING, MATERIAL AND INSTALLATION

         Kitchen Cabinet Refacing, Custom Countertops and Cabinets. Facelifters manufactures laminated cabinet fronts, countertops, and cabinets which are faced with high pressure laminate in its new manufacturing facility in Charles City, Virginia. Raw materials used in the manufacturing and installation process are purchased from several suppliers which are negotiated periodically. Management believes such materials are available from numerous suppliers at competitive prices.

         Replacement Windows, Siding, Soffit and Fascia, Roofing and Fencing. Materials used in the sale and installation of replacement windows, vinyl siding, soffit and fascia, roofing, fencing, and related products are purchased from unaffiliated reputable manufacturers with national or regional distribution in markets where Facelifters operates such business.





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         Installations. Except for certain skilled labor employees who perform service work and all California installations, independent contractors perform all of Facelifters' installations. The independent contractor obtains the work order with specifications, drawings and materials from one of Facelifters' regional facilities. On average, installations are completed in three to five days at which time the independent contractor obtains a certificate of completion from the customer and returns to Facelifters completed documentation and all excess materials supplied by Facelifters.

CONSUMER LOAN FINANCING AND NEW BUSINESS SEGMENT

         The majority of Facelifters' business is sold to consumers with financing arranged through a third-party lender. Facelifters' target market is a homeowner living in a single family home. This customer usually has a good credit rating and substantial equity in the home. Facelifters' retail customers pay for installation of home improvement products and services in cash or by financing. If paid for by cash, the terms to those customers generally consist of four equal installments with the first payment made at the time the sales contract is signed and the final payment upon completion of the work. Payments are also accepted on MasterCard, Visa or Discover cards, or by third-party financing, primarily a revolving unsecured line of credit arranged by Facelifters. In most third-party lender transactions, the customer executes some form of retail installment contract or credit application, which is assigned to a lender. Facelifters assumes some recourse liability in certain of these transactions which is limited to enforcement of Facelifters' product warranty, in addition to normal representations and warranties regarding material and workmanship. The third-party lenders fund the full amount of the balance due without recourse to Facelifters following installation, upon receipt of a properly executed completion certificate.

         For the fiscal year ended March 31, 1995, approximately 80% of Facelifters' retail installed sales were paid for through third-party lender financing as compared to 53% during the fiscal year ended March 31, 1994. In some of these sales, Facelifters receives a small initial deposit from the customer upon entering into a contract with Facelifters. The balance is paid by the lender directly to Facelifters upon satisfactory completion of the installation. During each of Facelifters' last three fiscal years, Facelifters received payments in excess of 99% of the amounts due under these sales contracts. During Facelifters' latest fiscal year ended March 31, 1995, approximately $30.0 million of Facelifters' newly acquired contracts resulted in such transactions as compared to $13.0 million in the previous year.

         Facelifters generates loan demand by offering to arrange some type of loan for its customers. Approximately 72% of customers who apply have an excellent credit standing ("First Line Deals"), and financing can be arranged on a non- recourse unsecured revolving basis or a closed end installment contract. Another 15% have acceptable credit and can be financed on an unsecured, closed end installment contract. The next 8% can be financed on a closed end secured basis. Although this 8% group may have some blemishes on their credit, they are generally homeowners with substantial equity. The remaining 5% are not considered creditworthy. The amount financed, after down payments, averages $5,000. Most loans are written for a term of 84 months with an annual percentage rate of 15.9% to 16.9%. Although the loans are written with an average term of 84 months, these loans are usually paid off within 24 months.

         Facelifters believes that it can greatly increase its finance income by originating these loans and handling them in two ways; (i) pooling the revolving type loans and selling them in the secondary market, and (ii) packaging the closed end installment loans and selling them for a commission to various lenders. To accommodate this business segment Facelifters has recently established HFAC. HFAC has been registered to do business as a direct lender in all of the states in which Facelifters operates. Additionally, HFAC is required to obtain certain state lending licenses. HFAC has been actively pursuing these licenses, but no decision has been reached as to the role of HFAC after consummation of the Merger.





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EMPLOYEES

         At March 31, 1995, Facelifters either employed or had representing its products, on a full or part-time basis, approximately 587 associates, including 132 telemarketing, 180 direct sellers, 113 manufacturing employees, and 162 management and administrative personnel. In addition, Facelifters had working arrangements with approximately 177 independent contracting companies. Facelifters believes that labor relations with its employees have been good in the past and does not expect this assessment to change.

INDEPENDENT CONTRACTORS

         Except for warranty and other service work and all California sales installations, independent contractors ("Contractors") perform all of Facelifters' installations. Contractors employ their own craftspersons and are required to maintain their own vehicles, equipment, tools, licenses, workers compensation coverage and general liability insurance. Contractors assume full financial risk in their performance of an installation, and enter into a written agreement with Facelifters upon meeting Facelifters' and Sears' qualifications as an authorized contractor for Facelifters. Contractors obtain a work order, which specifies all work to be performed pursuant to the sales agreement, and materials at Facelifters' nearest branch office. Installations are generally completed within three to five work days, at which time the Contractor obtains a certificate of completion from the customer and returns all documentation and excess materials to Facelifters. The Contractor is paid by Facelifters upon satisfactory completion of each job, at which time Facelifters receives an invoice for services from the Contractor and a customer signed completion certificate. Fees for each installation are paid to the Contractor by Facelifters, based upon an amount negotiated between Facelifters and the Contractor. When new construction and remodeling is on the rise, recruiting of contractors becomes more challenging. Facelifters believes it can stay competitive in its recruiting efforts and that there are an adequate number of qualified contractors available to Facelifters to satisfy anticipated needs.

WARRANTIES

         Facelifters provides each customer with a 12-month limited warranty covering defective materials and workmanship and an extended limited warranty of between two to five years on its materials. Facelifters requires its Contractors to correct defective workmanship for a 12-month period. To date, Facelifters has not experienced significant warranty claims.

DEALERS

         In addition to its own retail installed sales business, Facelifters sells its kitchen products on a wholesale basis to approximately 15 independently-owned and operated dealers throughout the United States. Wholesale sales of kitchen products accounted for approximately 2.7%, 5.6%, 7%, 17%, and 30% of Facelifters' total sales from continuing operations for the fiscal years ended March 31, 1995, 1994, 1993, 1992, and 1991, respectively. This decrease is attributable to Facelifters' decision to concentrate on retail installed sales. All of Facelifters' sales of tabletops and bases were conducted through wholesale distribution. Financial information included herein for tabletops and bases are shown as Discontinued Operations.

COMPETITION

         Facelifters' business is in an industry that is highly fragmented. Facelifters believes it is one of the largest companies in the United States involved in the marketing, manufacturing and installation of kitchen cabinet refacing products directly to the consumer. Facelifters competes with numerous contractors in each of its market areas. The principal competitive factors are reputation, price, workmanship and service. In certain of the territories in which it operates, Facelifters also competes against home centers and retail stores which are part of larger organizations than Facelifters.

GOVERNMENT REGULATIONS

         Facelifters' retail operations are subject to a Federal Trade Commission rule which provides for a "cooling off " period for in-home sales. This rule requires an in-home seller to inform the buyer of his right to cancel the transaction at any time prior to midnight of the third business day after the date of the sales transaction. Many states have (but the states in which Facelifters currently conducts retail business have not) supplemented this rule by extending the time period in which the buyer may cancel. Under the Sears relationship customer satisfaction is guaranteed and therefore under certain circumstances customers may elect to cancel orders at any time for a full refund.

         Generally, Facelifters' activities and the activities of its direct sellers and Contractors are subject to various federal and state laws and regulations and municipal ordinances relating to, among other things, in-home sales, consumer financing, advertising, the licensing of home improvement contractors, and zoning regulations. Facelifters has procedures designed to comply with such laws and regulations.

TRADEMARKS AND SERVICE MARKS

         The name "Facelifters" is registered as a trademark and service mark with the United States Patent and Trademark Office. While Facelifters formerly marketed its products under the Sears name, and currently markets its products under the CENTURY 21 Home Improvements name, in the majority of its trade areas, Facelifters considers its name "Facelifters" important to its business.

SEASONALITY

         Facelifters' operating results are subject to moderate seasonal fluctuations. Home improvement activity, and therefore Facelifters' newly acquired contracts for the same market areas, are historically higher during the first and fourth quarters of Facelifters' fiscal year. Although cabinet refacing is an interior product, extreme weather conditions, as experienced in the winter of 1993/1994, can have a negative effect in scheduling appointments for new sales and for installations. Home improvement products such as siding, roofing, fencing and replacement windows are usually not installable during extreme weather conditions.

INFLATION

         Inflation has recently been at low levels, and Facelifters does not anticipate inflation to materially impact its future operations; indeed, rising home prices often increase the demand for improvements of existing homes. Sharply rising interest rates, which are not presently forecasted, could be a negative influence on Facelifters sales since the majority of Facelifters' customers, as do many homeowners, finance home improvements.

                         MANAGEMENT INFORMATION OF AMRE

DIRECTORS OF AMRE

         Current Directors. Listed below are the names and ages of, and certain other information about, all of the current directors of AMRE.

           NAME                                  AGE                           POSITIONS
           ----                                  ---                           ---------
John D. Snodgrass . . . . . . . . . . . .         39               Chairman of the Board of Directors

Robert M. Swartz  . . . . . . . . . . . .         43               President, Chief Executive Officer and Director

Ronald L. Bliwas  . . . . . . . . . . . .         53               Vice Chairman of the Board of Directors

Dennis S. Bookshester . . . . . . . . . .         57               Director

Arthur P. Frigo . . . . . . . . . . . . .         54               Director

Stephen P. Holmes . . . . . . . . . . . .         39               Director

Jack L. McDonald  . . . . . . . . . . . .         62               Director

David L. Moore  . . . . . . . . . . . . .         40               Director

Robert W. Pittman . . . . . . . . . . . .         42               Director

Sheldon I. Stein  . . . . . . . . . . . .         42               Director


         Set forth below is a description of the backgrounds of each of the directors of AMRE.

         Mr. John D. Snodgrass has served as a director of AMRE since December 1995 when he was appointed as Chairman of the AMRE Board of Directors after Mr. Ronald I. Wagner resigned from that position. Mr. Snodgrass serves as President and Chief Operating Officer of HFS, Inc., a franchiser of hotels and the parent entity of Century 21 Real Estate Corporation. Prior to joining HFS, Mr. Snodgrass held the position of President and Chief Operating Officer of Days Inns of America, Inc., a hotel company. He currently serves as a director of HFS and National Gaming Corp.

         Mr. Robert M. Swartz joined AMRE in July 1995 and was appointed to the position of President and member of the Board of Directors. In November 1995, Mr. Swartz was appointed to the position of Chief Executive Officer. Prior to July 1995, Mr. Swartz was employed by Recognition International Inc., a $220 million supplier of electronic document systems where he most recently served as Senior Vice President of Recognition and President of the Worldwide Systems Group. He served as Senior Vice President and Chief Financial Officer of Recognition International from 1992 to 1994, and as Vice President, Chief Financial Officer and Treasurer from November 1990 until 1992. Prior to joining Recognition, he held several financial and operations positions with Nashua Corporation of Nashua, New Hampshire, a supplier of office supplies and computer products.

         Mr. Ronald L. Bliwas has served as a director of AMRE since June 1987 and also serves as the Vice Chairman of the Board of Directors. Since January 1982 he has served as President, Chief Executive Officer and a director of A. Eicoff & Company, the direct advertising division of Ogilvy & Mather.

         Mr. Dennis S. Bookshester has served as a director of AMRE since August 9, 1991. From December 1990 through May 1991 he served as President and Chief Executive Officer of Zale Corporation, a specialty retailer of jewelry. For more than five years prior thereto he was employed by Carson Pirie Scott & Company, Inc., a retailer of general merchandise, in various capacities, most recently as Chairman and Chief Executive Officer of the retail division. At present, Mr. Bookshester is self-employed as a business consultant. He also serves as a director of Evans, Inc., Playboy Enterprises, Inc., Fruit of the Loom, Inc. and Sundance Homes, Inc.

         Mr. Arthur P. Frigo has served as a director of AMRE since August 9, 1991. From 1977 to 1989 he served as Chief Executive Officer of Super-Cut, Inc., a manufacturer of industrial diamond products. During the period 1978 to 1982 he also served as President of Megadiamond, Inc., a manufacturer of man-made diamonds. Since 1988 he has served as Chief Executive Officer of M.B. Walton Company, a manufacturer and marketer of consumer products.

         Mr. Stephen P. Holmes was appointed as a director of AMRE on November 15, 1995. Since July 1990 he has served as Executive Vice President and Chief Financial Officer of HFS, the parent company of Century 21 Real Estate Corporation. Prior to July 1990, he was employed by The Blackstone Group, serving as Managing Director. He currently serves as a director of HFS and National Gaming Corp.

         Mr. Jack L. McDonald has served as a director of AMRE since April 1, 1992. From July 1978 to January 1985 he served as President and Chief Operating Officer of Centex Corporation, a company engaged in the home building, cement, oil and gas and general construction industries, where he had been employed since 1966. Since 1985 he has been self- employed as a business consultant. He also serves as a director of American Homestar Corporation, Bally's Grand, Inc., Triangle Pacific Corporation and U. S. Home Corporation.

         Mr. David L. Moore was appointed as a director of AMRE on November 15, 1995 in connection with the transactions contemplated by the Century 21 License Agreement. Since May 19, 1992 he has served as Chief Executive Officer of Garden State Exterior Remodeling, Inc., a company involved in the installation and sale of remodelling products. From December 1, 1990 until May 19, 1992, he was the Chief Executive Officer of Garden State Brickface & Stucco Company.
Mr. Moore was an officer of Garden State Brickface & Stucco Company when it filed for bankruptcy on March 15, 1991.

         Mr. Robert W. Pittman was appointed as a director of AMRE on November 15, 1995 in connection with the transactions contemplated by the Century 21 License Agreement. Since September 1995, Mr. Pittman has served as Managing Partner and Chief Executive Officer of Century 21 Real Estate Corporation. From 1990 to September 1995, he served as Chief Executive Officer and President of Time Warner Enterprises, and from December 1991 to September 1995, he was Chairman and Chief Executive Officer of Six Flags Entertainment. Mr. Pittman also previously served as President and Chief Executive Officer of MTV Networks, Inc. and President and Chief Executive Officer of Quantum Media, Inc. He currently serves as a director of 3DO, HFS Incorporated and America Online, Inc.

         Mr. Sheldon I. Stein has served as a director of AMRE since April 1, 1992. He is a Senior Managing Director of Bear, Stearns & Co., Inc., an investment banking firm, and is in charge of its Southwest Corporate Finance Department. Prior to joining Bear, Stearns & Co., Inc. in August 1986, Mr. Stein was a partner in the Dallas law firm of Hughes & Luce. He also serves as a director of Cinemark USA, Inc., Fresh America Corporation, the Men's Wearhouse, Inc. and Tandycrafts, Inc.

         Designees for Directors.  As described under "Special
Factors -- Interests of Certain Persons in the Merger -- Additional AMRE Directors Following the Merger," Facelifters has the right pursuant to the Merger Agreement to designate one person to serve as a member of the AMRE Board, and such designee may also be appointed to serve on the various committees of the AMRE Board. Facelifters has selected Murray Gross as its designee. Pursuant to the Merger Agreement, the AMRE Board has authorized the increase in the number of persons constituting the AMRE Board to eleven, such increase to be effective upon consummation of the Merger, and to cause the election of the designee of Facelifters to fill the vacancy so created. Set forth below is the name and age of and certain other information about such designee for director of the AMRE Board.

         Mr. Murray Gross, age 57, joined Facelifters in May 1987 as Executive Vice President and Director and has been President of Facelifters since January 1990. Mr. Gross has been involved in the home improvement industry for 31 years. In 1963, Mr. Gross founded Busy Beaver Remodelers as a subsidiary of Busy Beaver Home Centers, Inc., a Pittsburgh, Pennsylvania home center chain. Mr. Gross served as Executive Vice President of Busy Beaver Remodelers from 1963 until 1979, and as President from 1979 until 1981. From August 1981 to September 1983, Mr. Gross was employed at Home Craftsman Co. in Dallas, Texas ("HCC"), and from September 1983 to January 1987, Mr. Gross was Executive Vice President, Chief Operating Officer and a Director of HCC.

                               SECURITY OWNERSHIP

OWNERSHIP OF AMRE SECURITIES

         The following table sets forth certain information, with respect to the beneficial ownership of AMRE Common Stock, as of February 23, 1996, by (i) all persons who are known by AMRE to be beneficial owners of 5% or more of such stock, (ii) each director of AMRE, (iii) certain executive officers and (iv) all executive officers and directors of AMRE as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.

                                                                                SHARES OF COMMON STOCK
                                                                                BENEFICIALLY OWNED AND
                                                                              PERCENTAGE OF OUTSTANDING
                                                                            SHARES AS OF FEBRUARY 23, 1996
                                                                       ---------------------------------------
                                                                            BENEFICIAL               PERCENT
NAME AND ADDRESS OF OWNER OR IDENTITY OF GROUP                               OWNERSHIP              OF CLASS
----------------------------------------------                               ---------              --------
DIRECTORS

Robert M. Swartz  . . . . . . . . . . . . . . . . . . . . . . . . .           2,200                 (2)
John D. Snodgrass . . . . . . . . . . . . . . . . . . . . . . . . .               0
Ronald L. Bliwas  . . . . . . . . . . . . . . . . . . . . . . . . .          60,900(1)              (2)(3)
Dennis S. Bookshester . . . . . . . . . . . . . . . . . . . . . . .          20,000(1)              (2)(3)
Arthur P. Frigo . . . . . . . . . . . . . . . . . . . . . . . . . .          15,000(1)              (2)(3)
Stephen P. Holmes . . . . . . . . . . . . . . . . . . . . . . . . .               0
Jack L. McDonald  . . . . . . . . . . . . . . . . . . . . . . . . .          16,000(1)              (2)(3)
David L. Moore  . . . . . . . . . . . . . . . . . . . . . . . . . .         762,000(1)(4)         5.4%
Robert W. Pittman . . . . . . . . . . . . . . . . . . . . . . . . .               0
Sheldon I. Stein  . . . . . . . . . . . . . . . . . . . . . . . . .          15,000(1)              (2)(3)

EXECUTIVE OFFICERS

Keith L. Abrams . . . . . . . . . . . . . . . . . . . . . . . . . .          29,487(1)                (2)
C. Curtis Everett . . . . . . . . . . . . . . . . . . . . . . . . .          12,500(1)                (2)
John S. Vanecko . . . . . . . . . . . . . . . . . . . . . . . . . .          11,931(1)                (2)
Daniel A. Grandon . . . . . . . . . . . . . . . . . . . . . . . . .          15,833(1)                (2)

All Directors and Executive Officers as a group (18 persons)  . . .         960,851(1)(3)         6.8%

OTHER 5% STOCKHOLDERS

Janus Capital Corporation and Thomas H. Bailey  . . . . . . . . . .       1,303,100(5)            9.2%
   100 Fillmore Street, Suite 300
   Denver, Colorado 80206-4923
Pioneering Management Corp. . . . . . . . . . . . . . . . . . . . .       1,221,900(6)            8.6%
   60 State Street
   Boston, Massachusetts 02114
Ronald I. Wagner  . . . . . . . . . . . . . . . . . . . . . . . . .       1,135,954(7)            8.0%
   45 Masland
   Dallas, Texas 75248
Brinson Partners, Inc.  . . . . . . . . . . . . . . . . . . . . . .       1,036,888(8)            7.3%
   209 South LaSalle
   Chicago, Illinois 60604

Matthew L. Feshbach and Stockbridge Partners  . . . . . . . . . . .         955,946(9)              6.8%
   425 Sherman Avenue, Suite 200
   Palo Alto, California 94306
Montgomery Asset Management, L.P. . . . . . . . . . . . . . . . . .         833,800(10)             5.9%
   600 Montgomery Street
   San Francisco, California 94111


(1) The numbers and percentages of shares of AMRE Common Stock owned by directors and nominees, and by all directors and officers as a group, as shown in the table, assume that outstanding options to purchase shares of AMRE Common Stock, which are exercisable within 60 days of February 23, 1996, had been exercised as follows: Mr. Bliwas -- 52,500 shares; Mr. Bookshester -- 15,000 shares; Mr. Frigo -- 15,000 shares; Mr. McDonald -- 15,000 shares; Mr. Moore - 400,000 shares; Mr. Stein -- 15,000 shares; Mr. Abrams - 29,487 shares; Mr. Everett -12,500 shares; Mr. Vanecko -11,931 shares; Mr. Grandon - 8,333; and all directors and executive officers as a group (including such individuals) -- 574,751 shares.

(2)      Less than 1% of the outstanding shares of AMRE Common Stock.

(3) Does not include 269,314 shares of AMRE Common Stock (1.9% of the outstanding shares of AMRE Common Stock) subject to a voting trust agreement pursuant to which certain outside directors of AMRE have shared voting power with respect to such shares of AMRE Common Stock. Including such shares, the directors and executive officers of AMRE as a group, assuming the exercise of outstanding options as set forth in
         Note 1 above, have voting rights with respect to 8.7% of the outstanding shares of AMRE Common Stock.

(4) Includes 162,000 shares that Green Street Partners, L.P. was obligated to buy upon closing of the transactions incident to the Century 21 License Agreement. Mr. Moore controls the general partner of Green Street Partners, L.P.

(5) Beneficial ownership of these shares of AMRE Common Stock is shown as of February 13, 1996. As stated in Schedule 13G dated February 13, 1996, filed with the Commission jointly by Janus Capital Corporation and Thomas H. Bailey, both Janus Capital Corporation and Mr. Bailey have shared voting power and shared dispositive power with respect to these shares. However, the schedule includes a disclaimer by Janus Capital Corporation that although, as investment manager of certain managed portfolios, it may be deemed to be the beneficial owner of such shares, it disclaims any ownership with respect to the right to receive any dividends from, or the proceeds from the sale of, such shares. The schedule includes an additional disclaimer by Mr. Bailey to the effect that he specifically disclaims beneficial ownership over such shares and further disclaims any ownership with respect to the right to receive any dividends from, or the proceeds from the sale of, such shares.

(6) Beneficial ownership of these shares of AMRE Common Stock is shown as of January 3, 1996. As stated in Schedule 13G dated January 3, 1996, filed with the Commission, Pioneering Management Corporation had sole voting power and shared dispositive power with respect to these shares.

(7) On March 1, 1996, Mr. Wagner sold 550,000 shares of AMRE Common Stock. If such shares had been sold as of February 23, 1996, Mr. Wagner would have beneficially owned 4.1% of the outstanding shares of AMRE Common Stock. The 1,135,954 shares shown does not include 133,375 shares of AMRE Common Stock owned by Joy B. Wagner, Mr. Wagner's ex-wife, who has sole power to direct their disposition, and Mr. Wagner disclaims beneficial ownership of such shares. Mr. Wagner is the former Chairman of the Board of AMRE. He resigned from such position on December 1, 1995.

(8) Beneficial ownership of these shares of AMRE Common Stock is shown as of February 9, 1996. As stated in Schedule 13G dated February 9, 1996, filed with the Commission by Brinson Partners, Inc., on behalf of itself, Brinson Trust Company, Brinson Holdings, Inc., SBC Holding
         (USA), Inc. and Swiss Banking Corporation. Brinson Partners, Inc., Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Banking Corporation have shared voting power and shared dispositive power with respect to all 1,036,888 shares of AMRE Common Stock. Brinson Trust Company, a wholly owned subsidiary of Brinson Partners, Inc., has shared voting power and shared dispositive power with respect to 273,450 shares of AMRE Common Stock. Brinson Partners, Inc. is a wholly owned subsidiary of Brinson Holdings, Inc. Brinson Holdings, Inc. is a wholly owned subsidiary of SBC Holding (USA), Inc. SBC Holding (USA), Inc. is a wholly owned subsidiary of Swiss Banking Corporation.

(9) Beneficial ownership of these shares of AMRE Common Stock is shown as of February 8, 1996. As stated in Schedule 13D dated February 8, 1996, filed with the Commission, Matthew L. Feshbach has sole voting power and sole dispositive power with respect to 910,946 of these shares. The Schedule 13D also stated that Stockbridge Partners has sole voting power and sole dispositive power with respect to 45,000 of these shares. The options referred to in the preceding sentence were not options issued by AMRE.

(10) Beneficial ownership of these shares of AMRE Common Stock is shown as of January 31, 1996. As stated in Schedule 13G dated January 31, 1996, filed with the Commission, Montgomery Asset Management, L.P. has sole voting power with respect to 683,600 of such shares and sole dispositive power with respect to 833,800 of such shares.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the total cash and non-cash compensation for the stated periods for each Chief Executive Officer of AMRE during the fiscal year ended December 31, 1995, the four most highly compensated executive officers who were serving as executive officers at December 31, 1995 and one individual who would have been included among the four most highly compensated executive officers but for the fact that he was not serving as an executive officer at December 31, 1995.

                          SUMMARY COMPENSATION TABLE


                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                    AWARDS
                                                                                  -----------
                                                ANNUAL COMPENSATION               SECURITIES
                                            ---------------------------------     UNDERLYING
                                                                  OTHER ANNUAL     OPTIONS        ALL OTHER
         NAME AND                                                 COMPENSATION   (IN SHARES)    COMPENSATION
    PRINCIPAL POSITION          YEAR(1)     SALARY    BONUS(2)        (3)             (4)            (5)
--------------------------      -------     ------   ---------    -------------  ------------   ------------
Robert M. Swartz                 1995      $152,945  $100,000      $   ---       500,000        $    -0-
  -  President
  -  Chief Executive Officer

V. James Sardo                   1995       121,692       -0-          ---           -0-         524,152(9)
  -  President                   1994       231,231    75,000       53,370(7)    375,000           5,371
  -  Chief Executive Officer

Ronald I. Wagner (11)            1995       456,350       -0-          ---           -0-          11,023(11)
  -  Chairman                    1994       426,942       -0-          ---       550,000          10,038
                                 1993       439,499       -0-       73,843(6)        -0-           7,828

Keith L. Abrams                  1995       235,796       -0-          ---        10,000           7,366
  -  Vice President-Business     1994       234,300       -0-          ---        10,000           7,034
     Development                 1993       217,268       -0-          ---           -0-           6,860

Robert E. Horton, Jr.            1995       187,783       -0-          ---        16,000          14,038(10)
  -  Vice President-Marketing    1994       179,080    15,000          ---        34,000           1,764
                                 1993        55,774       -0-       19,637(7)     15,000(8)        1,107

C. Curtis Everett                1995       185,942       -0-          ---        12,500           9,526
  -  Vice President-Law          1994       177,373       -0-          ---        37,500           8,632
  -  Secretary                   1993       147,536       -0-          ---           -0-           8,142
  -  General Counsel

Daniel A. Grandon                1995       183,419       -0-          ---        25,000           2,906
  -  Vice President-Sales        1994       162,570       -0-          ---        25,000           2,296
     and Installation            1993       109,544    39,500          ---        15,000           1,077

__________________________

(1) The employment of Messrs. Swartz, Sardo, Horton and Grandon commenced in July 1995, April 1994, August 1993 and July 1993, respectively. Mr. Wagner continued as Chairman of the Board following the election in April 1994 of Mr. Sardo as President and Chief Executive Officer. Mr. Sardo left AMRE in April 1995. Mr. Horton left AMRE on December 31, 1995.

(2) No bonuses were paid pursuant to AMRE's Management Incentive Plan for the fiscal years ended December 31, 1993, 1994 and 1995. Mr. Sardo was paid a bonus for 1994 in accordance with his employment agreement as an incentive for him to accept his position with AMRE. Mr. Horton was paid a bonus in 1994 in accordance with his offer of employment as an incentive for him to accept his position with AMRE. Mr. Swartz was paid a bonus for 1995 in accordance with his employment agreement as an incentive for him to accept his position with AMRE. Mr. Grandon was paid a bonus for 1993 in accordance with his offer of employment as an incentive for him to accept his position with AMRE.

(3) The table includes such other annual compensation which exceeded, in the aggregate, the lesser of either $50,000 or 10% of salary.

(4) The option awards for 1994 included options granted in exchange for surrendered options as follows: Wagner--550,000; Sardo--375,000; Horton--15,000; Everett--30,000 and Grandon--15,000.

(5) The amounts shown include life and disability insurance premiums paid by AMRE on behalf of the respective executive officers and AMRE contributions to the Savings Investment Plan for the benefit of the respective executive officers, as shown below.

                                           LIFE/DISABILITY                       SAVINGS INVESTMENT PLAN
                                              INSURANCE                               (401(K) PLAN)
                                -------------------------------------     -----------------------------------
                                   1993          1994          1995          1993         1994         1995
                                ---------     ---------    ----------     ---------    ---------    ---------
Robert M. Swartz  . . . .       $     ---     $     ---    $      -0-     $     ---    $     ---    $     -0-
Ronald I. Wagner  . . . .           7,202         7,694         8,696         2,323        2,344        2,327
V. James Sardo  . . . . .             ---         5,371        10,178           ---          -0-          -0-
Keith L. Abrams . . . . .           4,555         4,736         5,068         2,305        2,298        2,298
Robert E. Horton, Jr. . .           1,007         1,114         1,241           -0-          650        2,310
C. Curtis Everett . . . .           5,929         6,338         7,216         2,213        2,294        2,310
Daniel A. Grandon . . . .           1,077         1,082         1,095           ---        1,214        1,811


(6) Includes $70,000 paid in 1993 for personal financing planning and the preparation and filing of personal income tax returns in accordance with Mr. Wagner's employment agreement.

(7) Includes relocation expenses in the amounts of $26,617 and $18,598 for Messrs. Sardo and Horton, respectively. The amount shown for Mr. Sardo also includes a country club membership fee in the amount of $26,753.

(8) Represents options granted to Messrs. Horton and Grandon in 1993, and subsequently cancelled and re-granted in 1994.

(9)      Includes severance payments in the aggregate amount of $513,975.

(10)     Includes payments of $10,487 for accrued vacation.

(11)     See also "Recent Developments - Resignation of Chairman."

STOCK OPTIONS

         The following table sets forth the number of shares of AMRE Common Stock subject to options held by the executive officers named in the Summary Compensation Table above.


                         AGGREGATED UNEXERCISED OPTIONS
                       AND FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                        SHARES                   UNDERLYING UNEXERCISED                IN-THE-MONEY
                     ACQUIRED ON    VALUE              OPTIONS AT                       OPTIONS AT
                       EXERCISE   REALIZED         DECEMBER 31, 1995               DECEMBER 31, 1995(1)
                     -----------  --------  -------------------------------    ---------------------------
                                              EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                                            ---------------   -------------    -----------   -------------
Robert M. Swartz  . .      ---         ---            -0-          500,000             -0-     $5,250,000

Ronald I. Wagner  . .      ---         ---        550,000              -0-       6,118,750            -0-
V. James Sardo  . . .      ---         ---            -0-              -0-             -0-            -0-
Keith L. Abrams . . .      ---         ---         69,487           16,667         682,080        175,420
Robert E. Horton, Jr.   11,333    $113,330            -0-              -0-             -0-            -0-
C. Curtis Everett . .      ---         ---         12,500           37,500         139,063        404,688
Daniel A. Grandon . .      ---         ---          8,333           41,667          92,704        438,545

_________________

(1) The closing price for AMRE Common Stock as reported by the New York Stock Exchange on December 29, 1995, (the last trading day in 1995) was $14.625. Value is calculated on the basis of the difference between the option exercise price of "in-the-money" options and $14.625 multiplied by the number of shares of AMRE Common Stock subject to the options.

         The following table sets forth information with respect to options granted during 1995 to the executive officers named in the Summary Compensation Table above. The table also shows the value of the options at the end of the ten year option term if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at those rates. The table also indicates that if the stock price does not appreciate there will be no increase in the potential realizable value of the options.


                            OPTIONS GRANTED IN 1995


                                                 INDIVIDUAL GRANTS
                                     ---------------------------------------------           POTENTIAL REALIZABLE VALUE
                                                    PERCENT OF                                    AT ASSUMED ANNUAL
                                      NUMBER OF   TOTAL OPTIONS                                 RATES OF STOCK PRICE
                                     UNDERLYING     GRANTED TO                                      APPRECIATION
                                     SECURITIES     EMPLOYEES                                     FOR OPTION TERM(2)
                                       OPTIONS         IN        EXERCISE  EXPIRATION        --------------------------
        NAME                         GRANTED(1)       1995        PRICE       DATE        0%          5%           10%
        ----                         ----------      ------       -----       ----      -------------------        ---
Robert M. Swartz  . . . . . . . .     500,000        73.89        4.125      06/1/05      -0-    $1,297,000    $3,287,000
V. James Sardo  . . . . . . . . .         -0-          ---         ---           ---      ---           ---           ---
Ronald I. Wagner  . . . . . . . .         -0-          ---         ---           ---      ---           ---           ---
Keith L. Abrams . . . . . . . . .      10,000         1.48        4.50      10/11/05      -0-        28,000        72,000
Robert E. Horton, Jr. . . . . . .      16,000         2.36        4.50      10/11/05      -0-        45,000       115,000
C. Curtis Everett . . . . . . . .      12,500         1.85        4.50      10/11/05      -0-        35,000        90,000
Daniel A. Grandon . . . . . . . .      25,000         3.69        4.50      10/11/05      -0-        71,000       179,000

_________________

(1) All options granted to the named officers, other than Mr. Swartz, were granted on October 11, 1995, under the direction of the Stock Option Plan Committee of the AMRE Board. The options granted to Mr. Swartz were granted pursuant to the terms of his employment agreement and become exercisable in cumulative annual increments of one-fourth commencing on June 1, 1996. The options granted to Messrs. Abrams, Horton, Everett and Grandon become exercisable in cumulative annual increments of one-third commencing on October 11, 1996. All options were granted with an exercise price equal to 100% of the market price for AMRE Common Stock on the date of grant of such stock options and are exercisable for a period of ten years from the date of grant.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and AMRE Common Stock holdings are dependent on the future performance of the AMRE Common Stock and overall stock market conditions. There can be no assurance that the values reflected in this table will be achieved.

         If the price of the AMRE Common Stock appreciates, the value of the AMRE Common Stock held by stockholders of AMRE will also increase. For example, the market value of the 14,127,457 outstanding shares of AMRE Common Stock on March 12, 1996, was approximately $236,635,000 based upon the market price on that date. If the price per share of AMRE Common Stock increases by 5% per year, the market value on March 12, 2001 of the same number of shares would be approximately $385,453,000. If the price per share of AMRE Common Stock increases by 10% per year, the market value on March 12, 2006 of the same number of shares would be approximately $613,770,000.

COMPENSATION OF DIRECTORS

         In 1995 each outside director received annual compensation of $20,000 plus an additional $2,000 for each AMRE Board meeting attended and for attendance at other meetings, such as committee meetings, involving members of the AMRE Board which were held on a day when no AMRE Board meeting was held. Cash compensation paid to outside directors for the fiscal year ended December 31, 1995, amounted to an aggregate of $269,944. Directors who are employees of AMRE are not compensated for attending meetings of the AMRE Board.

EMPLOYMENT AGREEMENTS

         AMRE had an employment agreement with Ronald I. Wagner for a term ending May 31, 1997 (the "Wagner Employment Agreement"). The Wagner Employment Agreement provided for a base salary at the rate of $500,000 per annum, and contemplated annual increases. In addition, Mr. Wagner was eligible for an annual cash bonus in an amount determined by the AMRE Board. The Wagner Employment Agreement also provided for the payment to Mr. Wagner of an amount equal to three times his highest aggregate annual salary and cash bonus established during the term of the Wagner Employment Agreement in the event of a termination by him of his employment for "good reason," which includes a "change in control" of AMRE, as defined in the Wagner Employment Agreement. AMRE and Ronald I. Wagner entered into the Wagner Separation Agreement on December
1, 1995, the date that Mr. Wagner announced that he was retiring as Chairman of the AMRE Board. See "Recent Developments -- Resignation of Chairman."

         Amre has an employment agreement with Robert M. Swartz for a term of two years from any given date (the "Swartz Employment Agreement"). The Swartz Employment Agreement provides for salary at the rate of $300,000 per annum. In addition, Mr. Swartz is eligible for an annual cash bonus opportunity of at least 100% of his annual salary. The Swartz Employment Agreement also provides for a minimum bonus of $100,000 to be paid for the fiscal year ended December 31, 1995. Upon termination by Mr. Swartz of his employment for "good reason" following a "change in control" of AMRE, as defined in the Swartz Employment Agreement, such agreement provides for the payment to him of all accrued vacation pay and an amount equal to 299% of his base salary in effect on the date prior to the change of control plus an amount equal to 299% of any additional payments to which he would have been entitled had he been terminated by AMRE for other than "good cause" as defined in the Swartz Employment Agreement. Such additional payments include a pro rata share (based upon the portion of the year for which he was employed) of any bonus to which he would have been entitled had he been employed as of the end of the then current fiscal year.

         Certain members of senior management of AMRE, including Messrs. Abrams, Everett and Grandon, are participants in an Executive Severance Plan. This plan provides for the payment of an amount equal to one year's compensation to a participant if the employment of the participant is terminated by AMRE without "cause" or by the participant due to an "adverse change in conditions," as defined in the Executive Severance Plan. In addition, any participant, without regard to length of service, will receive an amount equal to two years compensation if the employment of the participant is terminated by AMRE without "cause" or by the participant for "good reason" following a "change in control," as defined in the Executive Severance Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Sheldon I. Stein, a member of AMRE's Compensation Committee, is a Senior Managing Director of Bear Stearns, an investment banking firm, and is in charge of its Southwest Corporate Finance Department. During the fiscal year ended December 31, 1995, AMRE paid fees to Bear Stearns in the amount of $178,018. Such fees include $100,000 of the fees to be received by Bear
Stearns for rendering the Bear Stearns Opinion that the Merger is fair, from a financial point of view, to the public stockholders of AMRE. See "Special Factors -- Opinions of Financial Advisors."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Commencing in October 1988, with its acquisition of Cabinet Magic, Inc., AMRE began leasing certain of its facilities in Chicago, Illinois from Ronald I. Wagner. This lease was for a term of 10 years expiring in 1998 and provided for annual payments of approximately $165,000. Upon Mr. Wagner's resignation as Chairman of the AMRE Board, Mr. Wagner and AMRE agreed to terminate the original lease and enter into a new lease commencing January 1, 1996 for a term of ten years at an annual rent beginning at $180,000 for the first two years.

         AMRE made loans against the receipt of collateralized promissory notes to certain executive officers of AMRE in fiscal 1990 and 1991, which loans are due on April 30, 1997. As of January 1, 1993, new notes were issued in modification of and substitution for the initially issued notes to increase the principal amount by the amount of interest due for the year ended December 31, 1992. As of January 1, 1994, new notes were issued in modification of and substitution for the January 1, 1993 notes to increase the principal amount by the amount of interest due for the year ended December 31, 1993. As of April 30, 1994, new notes were issued in modification of and substitution for the January 1, 1994 notes to increase the principal amount by the amount of interest due for the four months ended April 30, 1994, and to decrease the interest rate from 7% to 5.88% compounded annually. At January 1, 1995, principal and accrued interest on the loans to Messrs. Wagner and Abrams amounted to $3,895,922.30 and $486,990.31, respectively. Upon Mr. Wagner's resignation as Chairman of the AMRE Board on December 1, 1995, AMRE and Mr. Wagner entered into the Wagner Separation Agreement in which AMRE agreed, among other things, to offset amounts owed to Mr. Wagner under the Wagner Employment Agreement by releasing Mr. Wagner's payment obligation under the outstanding promissory note payable, plus interest, in the amount of $4,101,824. Mr. Abrams paid all principal and accrued interest on his promissory note on February 2, 1996.

         Ronald L. Bliwas, a director of the Company and Vice Chairman of the AMRE Board, is the President, Chief Executive Officer and a director of A. Eicoff & Company, a direct advertising agency. AMRE has retained A. Eicoff & Company for direct response television advertising since 1985. In this capacity, A. Eicoff & Company has the responsibility for producing television commercials and purchasing television air time for AMRE. Payments made by AMRE to A. Eicoff & Company during the fiscal year ended December 31, 1995, including reimbursement of payments for purchased television time and development of television commercials for the Company by A. Eicoff & Company, were approximately $5,933,000.

         During the fiscal year ended December 31, 1995, AMRE paid fees in the amount of $178,018 to Bear, Stearns & Co., Inc. an investment banking firm in which Sheldon I. Stein, a director of AMRE, is a Senior Managing Director and is in charge of its Southwest Corporate Finance Department.

         David Moore was appointed as a director of AMRE on November 15, 1995. As consideration for services provided by Mr. Moore in connection with the negotiation of the Century 21 License Agreement and related transactions, AMRE
(i) issued options to purchase 200,000 shares of AMRE Common Stock at $5.00 per share and options to purchase 200,000 shares of AMRE Common Stock at $5.50 per share to Mr. Moore on October 17, 1995; (ii) issued 200,000 shares of AMRE Common Stock to Mr. Moore on October 17, 1995; (iii) guaranteed a $900,000 cash payment to Mr. Moore; (iv) granted a sublicense to a corporation controlled by Mr. Moore to operate under the trademarks granted under the Century 21 License Agreement and (v) sold to designees of Mr. Moore, Gregory Kiernan and Green Street Partners, L.P., 38,000 shares and 162,000 shares, respectively, at a price of $5.00 per share on February 16, 1996, and December 29, 1995, respectively.

                            INDEPENDENT ACCOUNTANTS

         Representatives of Arthur Andersen LLP, AMRE's independent accountants, are expected to be present at the AMRE Special Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

         Representatives of Grant Thornton LLP, Facelifters' independent accountants, are expected to be present at the Facelifters Special Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

         The validity of the securities to be issued in connection with the Merger will be passed upon for AMRE by Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201.

                                    EXPERTS

         The consolidated financial statements of AMRE, Inc., incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

         The consolidated annual financial statements of Facelifters Home Systems, Inc. included in this Joint Proxy Statement/Prospectus have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                         FACELIFTERS HOME SYSTEMS, INC.

                                                                                                           Page
Report of Independent Certified Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . .        F-2
Consolidated Balance Sheets as of March 31, 1994 and 1995 and
  December 31, 1995 (unaudited)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-3
Consolidated Statements of Operations for the Years Ended
  March 31, 1993, 1994 and 1995 and for the Nine Month Periods Ended
  December 31, 1994 and 1995 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-4
Consolidated Statement of Stockholders' Equity for the Years Ended March 31,
  1993, 1994 and 1995 and for the Nine Month Period Ended December 31, 1995 (unaudited) . . . . . .        F-5
Consolidated Statement of Cash Flows for the Years Ended March 31, 1993,
  1994 and 1995 and for the Nine Month Periods Ended December 31, 1994 and 1995 (unaudited) . . . .        F-6
Notes to Consolidated Financial Statements for the Years Ended March 31, 1993,
  1994 and 1995 and for the Nine Month Periods Ended December 31, 1994 and 1995 (unaudited) . . . .        F-7

                                                        AMRE, INC.


Unaudited Pro Forma Condensed Combined Balance Sheet as of
  December 31, 1995   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-23
Unaudited Pro Forma Condensed Combined Statements of
  Operations for the Year Ended December 31, 1995   . . . . . . . . . . . . . . . . . . . . . . . .        F-25
Unaudited Pro Forma Condensed Combined Statements of
  Operations for the Year Ended December 31, 1994   . . . . . . . . . . . . . . . . . . . . . . . .        F-27
Unaudited Pro Forma Condensed Combined Statements of
  Operations for the Year Ended December 31, 1993   . . . . . . . . . . . . . . . . . . . . . . . .        F-29
Notes to Unaudited Pro Forma Condensed Combined Financial Statements  . . . . . . . . . . . . . . .        F-31

                        REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
Facelifters Home Systems, Inc.

We have audited the accompanying consolidated balance sheets of Facelifters Home Systems, Inc. and Subsidiaries as of March 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Facelifters Home Systems, Inc. and Subsidiaries as of March 31, 1995 and 1994, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended March 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 7 to the consolidated financial statements, the Company changed its method of accounting for lead acquisition costs for the year ended March 31, 1995.


GRANT THORNTON LLP

Fort Lauderdale, Florida
June 16, 1995

                 FACELIFTERS CONSOLIDATED FINANCIAL STATEMENTS

                FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                                                                          MARCH 31,
                                                              DECEMBER 31,     -------------------------------
                                                                  1995            1995                1994
                                                              ------------     -----------        ------------
                                                               (UNAUDITED)
ASSETS
------
Current assets:
--------------
   Cash   . . . . . . . . . . . . . . . . . . . . . . . .      $ 2,211,703     $   983,561        $    556,960
   U.S. Treasury Securities available for sale, at market
     value which approximates cost (Note 1H)  . . . . . .              ---         737,842                 ---
                                                               -----------     -----------        ------------
   Total cash and cash equivalents  . . . . . . . . . . .        2,211,703       1,721,403             556,960
   Marketable securities, at market value which
     approximates cost in 1995 and lower of
     cost or market in 1994 (1H)  . . . . . . . . . . . .        1,039,251         819,685             475,556
   Accounts receivable (net of allowances of $137,000,
     $95,000 and $12,000 at December 31, 1995, March 31,
     1995 and March 31, 1994, respectively) (Note 13) . .        2,873,609       2,481,769           1,079,791
   Inventories (Notes 1B, 4 and 13) . . . . . . . . . . .        1,596,047       1,710,337             778,084
   Prepaid expenses and other current
     assets (Notes 1E and 15)   . . . . . . . . . . . . .          964,218         977,006           1,565,887
                                                               -----------     -----------        ------------
     Total current assets   . . . . . . . . . . . . . . .        8,684,828       7,710,200           4,456,278
   Property and equipment, at cost - net of accumulated
     depreciation and amortization (Notes 1C, 3, 6,
     13 and 20)   . . . . . . . . . . . . . . . . . . . .        3,391,401       3,163,399           2,522,596
   Goodwill, net of accumulated amortization of $449,711,
     $220,616 and $136,926 at December 31, 1995,
     March 31, 1995 and March 31, 1994,
     respectively (Notes 1F and 2)  . . . . . . . . . . .          731,893         960,988             507,543
   Other assets (Note 17) . . . . . . . . . . . . . . . .          237,394         731,386             405,333
                                                               -----------     -----------        ------------
   Total assets . . . . . . . . . . . . . . . . . . . . .      $13,045,516     $12,565,973        $  7,891,750
                                                               ===========     ===========        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
-------------------
   Notes payable (Note 13)  . . . . . . . . . . . . . . .      $ 1,471,342     $   651,305        $    103,129
   Accounts payable . . . . . . . . . . . . . . . . . . .        1,778,480       1,776,366           1,076,716
   Accrued expenses and other current
     liabilities (Note 15)  . . . . . . . . . . . . . . .        3,654,493       2,076,674           1,129,569
   Customer deposits (Note 1D)  . . . . . . . . . . . . .          529,513         984,076           1,052,185
   Obligations under capital leases due within
     one year (Note 6)  . . . . . . . . . . . . . . . . .           99,230          45,090              62,176
   Due to officers (Note 5) . . . . . . . . . . . . . . .              ---             ---              16,667
                                                               -----------     -----------        ------------
   Total current liabilities  . . . . . . . . . . . . . .        7,533,058       5,533,511           3,440,442
                                                               -----------     -----------        ------------
Noncurrent liabilities:
----------------------
   Notes payable (Notes 13) . . . . . . . . . . . . . . .          752,030       1,387,048             765,062
   Obligations under capital leases (Note 6)  . . . . . .          319,146          58,050             101,412
   Other liabilities  . . . . . . . . . . . . . . . . . .           24,248          72,248              80,556
                                                               -----------     -----------        ------------
   Total noncurrent liabilities . . . . . . . . . . . . .        1,095,424       1,517,346             947,030
                                                               -----------     -----------        ------------
   Total liabilities  . . . . . . . . . . . . . . . . . .        8,628,482       7,050,857           4,387,472
                                                               -----------     -----------        ------------

Commitments and contingencies (Notes 9 and 14)                         ---             ---                 ---

Stockholders' Equity
--------------------
   Preferred stock, $.01 par value; authorized - 1,000,000
     shares; issued and outstanding - none  . . . . . . .              ---             ---                 ---
   Common stock, $.01 par value; authorized - 20,000,000
     shares; issued and outstanding - 3,398,548 and
     3,366,583 and 2,560,885 shares at December 31, 1995,
     March 31, 1995 and March 31, 1994, respectively  . .           33,985          33,666              25,609
   Additional paid-in capital (Note 18) . . . . . . . . .        8,815,094       8,758,163           6,308,793
   Accumulated deficit  . . . . . . . . . . . . . . . . .       (4,432,045)     (3,276,713)         (2,830,124)
                                                               ------------    ------------       ------------
   Total stockholders' equity . . . . . . . . . . . . . .        4,417,034       5,515,116           3,504,278
                                                               -----------     -----------        ------------
   Total liabilities and stockholders' equity . . . . . .      $13,045,516     $12,565,973        $  7,891,750
                                                               ===========     ===========        ============

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                FACELIFTERS HOME SYSTEMS, INC. and SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                           (unaudited)
                                                    Nine-month period ended           For the Years Ended,
                                                           December 31,                     March 31,
                                                  ---------------------------   --------------------------------
                                                      1995            1994        1995         1994         1993
                                                  -----------        --------   --------      -------       -----
Continuing Operations:
---------------------
Net sales . . . . . . . . . . . . . . . . . . .    39,085,328   $28,098,268   38,764,667   $26,358,187   20,261,267

Costs and expenses:
   Cost of sales  . . . . . . . . . . . . . . .    15,181,992    10,533,147   14,837,729     9,855,821    8,305,371
   Provision for plant closing (Note 20)  . . .     1,065,340           ---          ---           ---          ---
   Merger and other non-recurring costs
     (Note 19) . . . . . . . . . . . . . . . . .      800,000           ---          ---           ---          ---
   Marketing & selling (Notes 1E and 7) . . . .    13,117,452    11,002,589   14,838,470     8,903,808    6,834,155
   License fees (Note 14) . . . . . . . . . . .     3,995,620     3,044,829    4,199,780     2,868,349    1,878,215
   General and administrative . . . . . . . . .     6,017,794     3,773,135    5,297,998     3,731,448    3,041,490
   Interest . . . . . . . . . . . . . . . . . .       160,714        85,295      138,418        60,938       41,433
                                                   ----------   -----------   ----------   -----------   ----------
                                                   40,338,912    28,438,995   39,312,395    25,420,364   20,100,664
                                                   ----------   -----------   ----------   -----------   ----------

Net sales less costs and expenses . . . . . . .    (1,253,584)     (340,727)    (547,728)      937,823      160,603

Interest and other income . . . . . . . . . . .       222,211       166,213      211,077       177,995       61,813
                                                   ----------   -----------   ----------   -----------   ----------

Income (Loss) from continuing operations
   before provision for income taxes  . . . . .    (1,031,373)      (174,514)   (336,651)    1,115,818      222,416
Provision for income taxes  . . . . . . . . . .        73,000        74,800       76,500        67,500       75,700
                                                   ----------   -----------   ----------   -----------   ----------

Income (Loss) from continuing operations  . . .    (1,104,373)  $  (249,314)  $(413,151)   $ 1,048,318   $  146,716
                                                   -----------  -----------   ----------   -----------   ----------
Discontinued operations:
-----------------------
Income from tabletop division, less
   applicable income tax provision  . . . . . .           ---           ---          ---           ---       76,100
Gain on disposal of tabletop division,
   less $58,500 provision for income taxes  . .           ---           ---          ---           ---      113,609
                                                   ----------   -----------   ----------   -----------   ----------
Net income from discontinued operations . . . .           ---           ---          ---           ---      189,709
                                                   ----------   -----------   ----------   -----------   ----------

Extraordinary item (Note 8):
---------------------------
Tax benefit from loss-carryforward  . . . . . .           ---           ---          ---           ---      159,400
                                                   ----------   -----------   ----------   -----------   ----------

Net income (loss) . . . . . . . . . . . . . . .    (1,104,373)  $  (249,314)  $ (413,151)  $ 1,048,318   $  495,825
                                                   ===========  ===========   ==========   ===========   ==========

Income (loss) per share of common and common
--------------------------------------------
   equivalent stock (Note 10)
   --------------------------
   From continuing operations . . . . . . . . .    $    (0.33)  $     (0.08)  $    (0.13)  $      0.31   $     0.06
   From discontinued operations . . . . . . . .           ---           ---          ---           ---         0.07
   From extraordinary item  . . . . . . . . . .           ---           ---          ---           ---         0.06
                                                   ----------   -----------   ----------   -----------   ----------

Net income (loss) per share of common
   and common equivalent stock  . . . . . . . .    $    (0.33)  $     (0.08)  $    (0.13)  $      0.31   $     0.19
                                                   ===========  ===========   ==========   ===========   ==========

Weighted average shares outstanding . . . . . .     3,390,815     3,117,286    3,177,247     4,160,706    4,039,618



              The accompanying notes are an integral part of the
                      consolidated financial statements.

                FACELIFTERS HOME SYSTEMS, INC. and SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                     Common Stock                                           Treasury Stock
                                  ------------------    Additional                ----------------------------------
                                   Shares                Paid-In    Accumulated   Shares
                                   (000)      Amount     Capital      Deficit      (000)      Amount       Total
                                  -------    -------    ----------  -----------   -------    ---------   -----------
Balance - March 31, 1992  . .       2,531    $25,315    $6,126,110   (4,374,267)      108    $ (22,915)  $ 1,754,243

  ISO options exercised   . .         ---        ---         7,560          ---       (12)         120         7,680
  Treasury shares issued for
    professional services   .         ---        ---         4,160          ---        (4)          40         4,200
  Net income  . . . . . . . .         ---        ---           ---      495,825       ---          ---       495,825
                                  -------    -------    ----------   ----------   -------    ---------   -----------

Balance - March 31, 1993  . .       2,531     25,315     6,137,830   (3,878,442)       92      (22,755)    2,261,948

  Warrants exercised  . . . .          30        294       120,937          ---       ---          ---       121,231
  ISO options exercised   . .         ---        ---        28,276          ---       (80)      22,630        50,906
  Treasury shares issued for
    compensation  . . . . . .         ---        ---        21,750          ---       (12)         125        21,875
  Net income  . . . . . . . .         ---        ---           ---    1,048,318       ---          ---     1,048,318
                                  -------    -------    ----------   ----------   -------    ---------   -----------

Balance - March 31, 1994  . .       2,561     25,609     6,308,793   (2,830,124)      ---          ---     3,504,278

  Warrants exercised or
    retired   . . . . . . . .         543      5,431     2,207,472          ---       ---          ---     2,212,903
  ISO options exercised   . .         262      2,626       241,898          ---       ---          ---       244,524
  Net loss  . . . . . . . . .         ---        ---           ---     (413,151)      ---          ---      (413,151)
  Cash dividends paid   . . .         ---        ---           ---      (33,438)      ---          ---       (33,438)
                                  -------    -------    ----------   ----------   -------    ---------   -----------

Balance - March 31, 1995  . .       3,366     33,666     8,758,163   (3,276,713)      ---          ---     5,515,116

  ISO options exercised
   (unaudited)    . . . . . .          32        319        56,931          ---       ---          ---        57,250
  Net loss (unaudited)    . .         ---        ---           ---   (1,104,373)      ---          ---    (1,104,373)
  Cash dividends paid
   (unaudited)  . . . . . . .         ---        ---           ---      (50,959)      ---          ---       (50,959)
                                  -------    -------    ----------   ----------   -------    ---------   -----------

Balance - December 31, 1995
   (unaudited)  . . . . . . .       3,398    $33,985    $8,815,094   (4,432,045)      ---    $     ---   $ 4,417,034
                                  =======    =======    ==========   ===========  =======    =========   ===========


              The accompanying notes are an integral part of the
                      consolidated financial statements.

                FACELIFTERS HOME SYSTEMS, INC. and SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                      Nine month period ended
                                                            December 31,               For the Years Ended March 31,
                                                     -------------------------    -------------------------------------
                                                        1995            1994         1995          1994          1993
                                                     -----------     ---------    ----------     ---------     ---------
Cash flows from operating activities:
------------------------------------
Net income (loss) . . . . . . . . . . . . . . . .    $(1,104,373)  $  (249,314)   $ (413,151)  $ 1,048,318     $ 495,825

Less gain on sale of Tabletop  Division . . . . .            ---           ---           ---           ---      (166,987)
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
  Depreciation and amortization of fixed assets          475,998       194,587       463,799       299,572       226,600
  Amortization of intangibles   . . . . . . . . .        261,595        79,037       110,357        89,467        77,233
  Discount accretion  . . . . . . . . . . . . . .            ---        (3,324)       (1,547)       (2,809)       (4,327)
  Straight line accrued rent  . . . . . . . . . .        (56,000)       (6,000)       (8,000)       (8,000)       (8,000)
  Leaseholds abandoned  . . . . . . . . . . . . .        437,461           ---         9,896           ---         2,500
  Compensation paid in treasury stock   . . . . .            ---           ---           ---        21,875           ---
  Loss on sale of securities  . . . . . . . . . .            ---           ---           ---        47,073           ---
  Provision for plant closing   . . . . . . . . .        146,209           ---           ---           ---           ---
Changes in assets and liabilities
  Increase in accounts receivable   . . . . . . .       (391,840)   (1,647,072)   (1,392,978)     (324,018)     (139,166)
  Decrease (increase) in inventories  . . . . . .        114,290      (785,880)     (916,253)      (93,400)      (39,814)
  Decrease (increase) in prepaid expenses and other
    current assets  . . . . . . . . . . . . . . .         12,788       561,464       588,881      (236,841)     (143,983)
  Decrease (increase) in other assets   . . . . .        461,492        26,860      (326,053)       28,079         8,460
  Decrease in due from officers . . . . . . . . .            ---           ---           ---           ---        45,868
  Increase in accounts payable  . . . . . . . . .          2,114       586,618       699,650        34,839       176,883
  Increase in accrued expenses and other
    current liabilities   . . . . . . . . . . . .      1,569,611       427,226       934,322       141,649       362,098
  Decrease in customer deposits   . . . . . . . .       (454,563)     (213,226)      (68,109)      (20,684)     (154,200)
  Decrease in other liabilities   . . . . . . . .            ---          (308)         (308)         (419)       (9,071)
                                                     -----------     ---------    ----------     ---------     ---------
    Cash provided by (used in) operating
      activities  . . . . . . . . . . . . . . . .      1,474,782    (1,029,332)     (319,494)    1,024,701       729,919
                                                     -----------     ---------    ----------     ---------     ---------
Cash flows from investing activities:
------------------------------------
Net acquisition expenditures  . . . . . . . . . .            ---      (604,255)     (604,255)          ---      (205,172)
Purchase of U.S. Treasury securities and marketable
  equity securities   . . . . . . . . . . . . . .       (219,566)   (2,343,026)   (1,642,301)   (1,580,274)     (353,402)
Sale or redemption of U.S. Treasury securities  .            ---     1,298,172     1,299,719     1,235,377       927,237
Purchase of depreciable assets  . . . . . . . . .       (839,709)     (471,790)   (1,086,262)     (836,314)     (180,595)
Sale of equipment . . . . . . . . . . . . . . . .            ---           ---           ---           ---         4,277
Sale of Tabletop Division . . . . . . . . . . . .            ---           ---           ---           ---        52,667
Collection of note receivable . . . . . . . . . .         30,010        35,867        48,307        41,021           ---
Collection of loans to officers . . . . . . . . .            ---           ---           ---         2,853           ---
                                                     -----------     ---------    ----------     ---------     ---------
  Cash (used in) provided by investing
    activities  . . . . . . . . . . . . . . . . .     (1,059,275)   (2,120,899)   (2,033,099)   (1,178,358)      245,012
                                                     -----------     ---------    ----------     ---------     ---------
Cash flows from financing activities:
------------------------------------
Bank loans  . . . . . . . . . . . . . . . . . . .        540,000     1,092,800           ---           ---           ---
Cash dividends paid . . . . . . . . . . . . . . .        (50,959)      (16,667)      (33,438)          ---           ---
Net proceeds from warrants exercised or redeemed             ---     2,212,903     2,212,903         6,947           ---
Stock options exercised . . . . . . . . . . . . .         57,250       211,899       244,524        50,906        11,880
Proceeds from notes payable . . . . . . . . . . .            ---           ---     1,615,502           ---           ---
Repayment of notes due to officers  . . . . . . .            ---       (16,667)      (16,667)      (79,781)    (169,711)
Repayment of capital leases . . . . . . . . . . .        (66,517)      (44,770)      (60,448)      (56,512)      (91,677)
Repayment of notes payable  . . . . . . . . . . .       (404,981)     (390,714)     (445,340)      (72,000)     (125,789)
                                                     -----------     ---------    ----------     ---------     ---------
  Cash (used in) provided by financing
    activities  . . . . . . . . . . . . . . . . .         74,793     3,048,784     3,517,036      (150,440)     (375,297)
                                                     -----------     ---------    ----------     ---------     ---------

Net increase (decrease) in cash and cash
  equivalents . . . . . . . . . . . . . . . . . .        490,300      (101,447)    1,164,443      (304,097)      599,634
Cash and cash equivalents - beginning of period .      1,721,403       556,960       556,960       861,057       261,423
                                                     -----------     ---------    ----------     ---------     ---------
Cash and cash equivalents - end of period . . . .    $ 2,211,703     $ 455,513    $1,721,403     $ 556,960     $ 861,057
                                                     ===========     =========    ==========     =========     =========

Supplemental information:
------------------------
  Interest paid   . . . . . . . . . . . . . . . .    $   160,714     $  85,295    $  138,653     $  60,938     $  42,864
                                                     ===========     =========    ==========     =========     =========
  Income taxes paid   . . . . . . . . . . . . . .    $    83,556     $     ---    $   54,866     $   4,258     $     ---
                                                     ===========     =========    ==========     =========     =========

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Facelifters entered into capital leases on equipment for $381,753 during the nine months ended December 31, 1995 and $246,035 in 1993.

Facelifters issued a note for $216,000 in connection with its 1993 acquisition and accepted a $265,000 note in connection with the sale of its Tabletop Division.

Facelifters acquired land and building in 1994 and financed $796,191 of the purchase price with the seller.

              The accompanying notes are an integral part of the
                      consolidated financial statements.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
               (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The consolidated balance sheet of Facelifters Home Systems, Inc. and Subsidiaries ("Facelifters") as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the nine month periods ended December 31, 1995 and 1994 are unaudited.
However, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of consolidated financial position, results of operations, and consolidated cash flows for the unaudited periods have been made.

A. Description of business and principles of consolidation

         The consolidated financial statements include the accounts of Facelifters and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. Operating results for the nine-month period ended December 31, 1995 are not necessarily indicative of the results which may be expected for the year ended March 31, 1996.

         Facelifters' Retail Division sells and installs kitchen remodeling products to consumers in various geographic areas throughout the United States, primarily in the East, with a number of locations in the South and Southwest. Facelifters' Wholesale Division sells kitchen remodeling products to independent home improvement contractors located outside of its own retail market areas.

B. Inventories

         Inventories are stated at the lower of cost or market using the first-in, first-out method.

C. Depreciation and amortization

         Depreciable assets are recorded at cost. Depreciation is provided over useful lives of such assets using the straight-line method. Amortization of leasehold improvements is provided using the straight-line method, over the shorter of the term of the lease or its useful life.

         Maintenance and repairs are expensed as incurred. Major renewals and betterments are capitalized.

D. Recognition of revenue

         Wholesale sales are recognized upon shipment of goods from Facelifters' plant, with no provision for returns since selling terms prohibit returned merchandise. For its retail operations, Facelifters recognizes revenue on the completed contract method.

         Progress payments received from customers are recorded as a liability under "Customer Deposits" until the contracts are completed.

E. Lead acquisition costs and advertising expenses

         Facelifters uses direct-response oriented media advertising, including television, direct mail and telemarketing to identify homeowners interested in its kitchen remodeling products and services in order to produce sales in its Retail Division. Historically, since "sales" thus derived will not become recorded revenues until all contracted work is completed, such lead acquisition costs were assigned to contracts obtained and

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
               (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)


charged to expense in the period that revenue from those contracts was recognized, which generally occurred within a six- to twelve-week period. Accordingly, lead acquisition costs were capitalized when incurred and expense recognition was deferred until the period of associated contract completion. The American Institute of Certified Public Accountants issued Statement of Position 93-7 ("SOP 93-7"), "Reporting on Advertising Costs," which is effective for fiscal years beginning after June 15, 1994, with earlier application encouraged. SOP 93-7 requires that Facelifters's lead acquisition costs be expensed as they are incurred. Facelifters elected early adoption of SOP 93-7 as of the beginning of the fiscal year ended March 31, 1995. In connection therewith, all capitalized lead acquisition costs were expensed with the implementation of SOP 93-7, and such lead acquisition costs will be expensed as they are incurred in the future.

         For the fiscal year ended March 31, 1995 and the nine months ended December 31, 1995 and 1994, advertising expenses, including lead acquisition costs, were expensed as incurred. For the fiscal years ended March 31, 1994 and 1993, advertising expenses including lead acquisition costs, were capitalized with the expense deferred until the period of associated contract completion. Lead acquisition costs and advertising expenses for the nine months ended December 31, 1995 and 1994 and for the fiscal years ended March 31, 1995, 1994 and 1993, were $7,374,312 and $7,614,524 and $10,063,506,
$5,109,308 and $3,728,659, respectively.

F. Goodwill

         Goodwill results from corporate acquisitions accounted for using the purchase method of accounting and includes the excess of cost over the fair market value of the net assets of the acquired businesses. As of December 31, 1995 and March 31, 1995, substantially all goodwill is being amortized over periods of up to ten years. On an ongoing basis, management reviews the valuation and amortization of goodwill. As part of this review, Facelifters considers both the current and future levels of net income generated by the related subsidiaries and the continuing value of intangible assets acquired to determine whether impairment has occurred. Any write-downs of goodwill due to impairment are charged to operations at the time that impairment is identified by management.

         During the quarter ended December 31, 1995 management decided to phase out the Woodlor line of cabinet fronts. A write-down of approximately $155,000 was taken for the goodwill associated with the original acquisition of the exclusive distribution rights for the Woodlor line of cabinet fronts.

         The Financial Accounting Standards Board has recently issued SFAS 121, "Accounting for the Impairment of Long- Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 121 establishes guidance for when to recognize and how to measure impairment losses of long-lived assets and certain identifiable intangible assets, such as goodwill. The statement is effective for fiscal years beginning after December 15, 1995. Facelifters does not expect the implementation of SFAS 121 to have a material effect on Facelifters' financial position or results of operations.

G.  Cash Equivalents

         For purposes of the statement of cash flows, Facelifters considers all highly liquid debt instruments purchased with an original maturity of 90 days or less to be cash equivalents.

H.  Marketable Equity Securities and U.S. Treasury Securities Available for
    Sale.

         In accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115") "Accounting for Certain Investments in Debt and Equity Securities", marketable equity securities and U.S. Treasury securities available for sale are carried at fair value (market value), inclusive of unrealized gains and/or losses,

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)



and net of discount accretion and premium amortization computed using the level yield method. Any net unrealized gains and losses will be reflected as a separate component to stockholders' equity, net of applicable deferred taxes. Gains and losses on the sale of securities are recognized using the specific identification method.

         Securities are designated for the available for sale portfolio at the time of purchase.

         Prior to Facelifters' adoption of SFAS 115, effective April 1, 1994, marketable equity securities were carried at the lower of cost or market value, determined in the aggregate. Any net unrealized losses would have been recognized in a valuation allowance and a corresponding separate component to stockholders' equity.

I. Reclassifications

         Certain balances in the fiscal year 1993, 1994, and 1995 and nine months ended December 31, 1994 consolidated financial statements have been reclassified to conform with the nine months ended December 31, 1995 presentation.


NOTE 2 - ACQUISITIONS AND DIVESTITURE:

         Effective April 1, 1992, Facelifters purchased substantially all of the assets of Saduco Industries, Inc. for a $338,172 note payable, of which $72,000 and $144,000 was unpaid at March 31, 1994 and 1993, respectively. The note was paid in full during the 1995 fiscal year. Saduco Industries was an exclusive distributor of Woodlor brand cabinet doors and drawer fronts manufactured by Jasper Plastics, a division of Kimball International. Assets, principally inventories, totaling $39,952 were acquired. Of the excess costs, $50,000 represents a non-compete agreement which was being amortized over its five-year life and $248,220 represents goodwill under the purchase method which was being amortized over ten years. Since this was an acquisition of a supplier of materials to Facelifters, it was integrated into the operations of Facelifters without retaining any separate identity. During the quarter ended December 31, 1995, Facelifters determined to discontinue and phase out the Woodlor brand product line. Accordingly, Facelifters incurred approximately $240,000 in expenses relating to the discontinuance of the Woodlor brand product line in the quarter ended December 31, 1995, representing $85,000 of inventory obsolescence reserves and $155,000 to write-off the goodwill and the non-compete agreement associated with the Saduco Industries acquisition.

         On March 31, 1993, Facelifters sold its Tabletop Division to FCD Tabletops, Inc. for $412,783 which included a $265,000 five year note receivable due in equal monthly installments. The sale included the existing customer base, distribution network, machinery and inventories attributable to this segment of Facelifters business, but excluded existing accounts receivables. After deducting $150,680 book value of assets sold and related selling expenses, a nonrecurring pretax gain of $166,987 was recorded from the sale. Another $10,000 representing a one-year consulting contract was deferred and taken into income over the 12 months ended March 31, 1994. The contract of sale also provides for possible future revenues to Facelifters equal to 10% of those annual sales through March 31, 1998 which exceed an agreed base amount determined by historical sales levels and future anticipated growth. No such amounts were due to Facelifters at March 31, 1995. The principal balance due on the note receivable was $145,663, $175,262 and $223,979 at December 31, 1995, March 31, 1995 and March 31, 1994, respectively.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)



          FCD Tabletops, Inc. sub-leased office and production space and certain services, within Facelifters' Brooklyn plant for 12 months at $9,387 per month. This lease was not renewed at March 31, 1994.

         Effective September 2, 1994, Facelifters purchased substantially all of the assets of Cabinet Masters of Southern California, Inc. and placed them in a separate wholly-owned subsidiary, Facelifters West, Inc. CMSC had been in the kitchen cabinet refacing business in southern California since 1977. The total cost of the acquisition was approximately $604,000 of which approximately $67,000 was assigned to specific tangible assets. The remaining goodwill of approximately $537,000 is being amortized over its estimated economic life of 10 years.

         Prior to the acquisition, CMSC had begun to sell, furnish and install kitchen cabinet refacing in southern California for HomeBase, a chain of home improvement warehouses in that market. A license agreement required a fee to be paid on all sales made to customers generated through HomeBase stores or obtained through marketing under the HomeBase name. In January, 1995, Facelifters determined that it was not in its best interests to continue the license arrangement with HomeBase and gave notice to terminate the license effective March 1, 1995. Facelifters continues to operate in this region under the Facelifters name.

NOTE 3 - PROPERTY AND EQUIPMENT:

                                               (unaudited)
                                               December 31,               March 31,
                                              --------------    ----------------------------     Estimated
                                                   1995             1995            1994       Life in Years
                                              --------------    ------------    ------------   -------------
Property and equipment at cost
   Land   . . . . . . . . . . . . . . . .     $       50,000    $     50,000    $     50,000             ---
   Buildings  . . . . . . . . . . . . . .          1,345,365       1,082,012         892,758              39
   Machinery and equipment  . . . . . . .          1,432,053       1,229,542         803,521               5
   Furniture and office equipment . . . .          2,091,498       1,589,034       1,226,899            3-10
   Leasehold improvements . . . . . . . .            26,199          991,574       1,000,035            3-15
   Vehicles . . . . . . . . . . . . . . .            140,744         149,005         141,196             3-5
                                              --------------    ------------    ------------
                                                   5,085,859       5,091,167       4,114,409
   Less:
     Accumulated depreciation
     and amortization   . . . . . . . . .          1,549,458       1,927,768       1,591,813
     Reserve for abandonment  . . . . . .            145,000             ---             ---
                                              --------------    ------------    ------------
                                              $    3,391,401    $  3,163,399    $  2,522,596
                                              ==============    ============    ============

         Depreciation and amortization expense of $463,799, $299,572 and $226,600 was recorded for the years ended March 31, 1995, 1994 and 1993, respectively, and $475,998 and $194,587 for the nine months ended December 31, 1995 and 1994, respectively.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)



NOTE 4 - INVENTORIES:

         Inventories at December 31, 1995, March 31, 1995, and March 31, 1994 are summarized as follows:

                                                              (Unaudited)
                                                             December 31,               March 31,
                                                             ------------      ---------------------------
                                                                 1995             1995             1994
                                                              ----------       ----------       ----------
        Raw materials . . . . . . . . . . . . . . . . . .        739,817          924,631          486,548
        Work in progress  . . . . . . . . . . . . . . . .        802,001          729,334          251,694
        Finished goods  . . . . . . . . . . . . . . . . .         54,229           56,372           39,842
                                                           -------------     ------------      -----------
                                                           $   1,596,047     $  1,710,337      $   778,084
                                                           =============     ============      ===========


NOTE 5 - RELATED PARTY TRANSACTIONS:

         The following summarizes transactions between Facelifters and its executive officers:

         A. Facelifters leases its Brooklyn, New York facility from the Chief Executive Officer and Chairman of the Board Mark Honigsfeld, under a 15-year lease executed April 1, 1987. The lease currently provides for a base monthly rental of $20,480 with an escalation for any month in which the prime lending rate exceeds 9 1/2%. Beginning April 1, 1995, the base rent is subject to a 2% increase. Facelifters had also agreed to pay $4,493 per month through June 30, 1994 to Mr. Honigsfeld for certain leasehold improvements he provided.

         Facelifters has initiated a plan to phase-out its manufacturing operations at the Brooklyn facility now that its new Virginia plant is equipped
and staffed to accommodate the expanded capacity.   In connection with the
phase out of its manufacturing operations at the Brooklyn facility, Facelifters and Mr. Honigsfeld have reached an agreement in principle pursuant to which Facelifters paid Mr. Honigsfeld $525,000 to terminate the Brooklyn facility lease in lieu of Facelifters making the remaining payments due under the lease after April 1, 1996, which total approximately $1,580,000.
 See Note 20 for additional information relative to the closing of the Brooklyn plant.

         To provide for an orderly transition of its phase-out plan, Facelifters executed a new one-year lease with Mr. Honigsfeld, commencing with Facelifters' new fiscal year beginning April 1, 1996, with rents of $18,000 per month for six months and $7,500 per month for the final six months.

         B. At the beginning of fiscal year 1992, Facelifters was indebted to Mr. Honigsfeld for $360,221. During that year, he advanced Facelifters an additional $84,036 and Facelifters repaid him $322,107 which included $200,000 from the proceeds of the August 1991 additional public offering. At March 31, 1992, Mr. Honigsfeld held a note from Facelifters dated August 14, 1991 in the original principal amount of $200,000 payable approximately $5,555 per month for 36 months plus interest at 2% over prime, with an unpaid principal balance of $161,111.

         During fiscal years 1995, 1994, and 1993, there were no new advances to Facelifters by Mr. Honigsfeld and at March 31, 1995, his note was paid in full. The note was collateralized by a blanket security interest in all of the parent corporation's otherwise unencumbered assets.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)



NOTE 6 - OBLIGATIONS UNDER CAPITAL LEASES AND INSTALLMENT DEBT:

         At December 31, 1995, March 31, 1995 and March 31, 1994, obligations under capital leases consisted of capitalized leases for machinery and equipment and furniture, office and computer equipment due to various lenders, payable in equal monthly installments aggregating $11,484, $6,937 and $6,940 respectively, including interest, ranging from 9% to 19% per annum. The leases generally contain a bargain purchase option payable at the end of the lease. The leases mature at various dates between January, 1996 and August, 2001, and are collateralized by assets under leases having a net book value of $424,815, $123,014 and $172,220 at December 31, 1995, March 31, 1995 and March 31, 1994,
respectively.

         Future minimum lease payments under the capital leases, together with the present value of the net minimum lease payments at December 31, 1995 and March 31, 1995, are as follows:

                                                                 December 31, 1995    March 31, 1995
                                                                    (unaudited)
                 FY 1996                                            $    34,451             56,631
                 FY 1997                                                137,806             41,321
                 FY 1998                                                116,631             23,590
                 FY 1999                                                 96,484               --
                 FY 2000-2001                                           128,827               --
                                                                    -----------         ----------
         Total minimum lease payments                                   514,199            121,542
         Less: amount representing interest                             (95,823)           (18,402)
                                                                    -----------         ----------
         Present value of minimum lease payments                        418,376            103,140
         Less: current portion                                          (99,230)           (45,090)
                                                                    -----------         ----------
         Noncurrent portion                                         $   319,146         $   58,050
                                                                    ===========         ==========

         Depreciation of $78,235 and $36,905 and $49,206, $49,206 and
$64,462 was recognized on the assets securing capital leases during the nine months ended December 31, 1995 and 1994 and the years ended March 31, 1995, 1994 and 1993, respectively.

NOTE 7 - MARKETING AND SELLING COSTS

         The major portion of marketing and selling costs relate to those marketing activities undertaken to acquire new retail contracts. For the years ended March 31, 1994 and 1993, these lead acquisition costs were deferred and not expensed until the related contracts were completed and recorded as revenue.

         For the year ended March 31, 1995, Facelifters adopted the American Institute of Certified Public Accountants "Statement of Position" 93-7 which relates to accounting for advertising. Adoption of this SOP requires that Facelifters' lead acquisition costs be expensed as incurred. As a result, $1,851,712 (the acquisition costs of the backlog of contracts held but not yet complete at March 31, 1995) was recorded as additional marketing expense in 1995. The change in accounting had the effect of reducing net income for the year ended March 31, 1995 and the nine months ended December 31, 1994 by $1,851,712 or $0.54 per share and $1,682,081 or $0.49 per share, respectively.

NOTE 8 - INCOME TAXES:

         Effective April 1, 1993, Facelifters adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the temporary difference between the financial statement and tax basis of assets and liabilities using

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
            (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)



enacted tax rates in effect for the year in which the differences are expected to reverse. The adoption of SFAS No. 109 had no material impact on the consolidated financial statements.

         For years ended prior to March 31, 1994, Facelifters accounted for income taxes in accordance with Accounting Principles Board Opinion No. 11. Facelifters provided for income taxes on transactions in the period they entered into the determination of net income irrespective of when they were recognized for income tax purposes. In the statement of operations, applicable income taxes were deducted from operating income; any tax benefit resulting from a net operating loss carryforward was shown as an extraordinary item in the period in which it was realized.

        As of December 31, 1995 and March 31, 1995, Facelifters has a net operating loss carryforward of approximately $3,470,000 and $2,700,000, respectively, for income tax purposes. Such net loss carryforwards expire in various years through the year 2007. Facelifters' issuance of stock and warrants in August, 1991 resulted in a change in ownership as defined in
Section 382 of the Internal Revenue Code. Accordingly, Facelifters' ability to utilize approximately $2,136,000 of the loss carryforward is subject to an estimated annual limitation of $400,000. Facelifters also has unused job credits of approximately $31,000.

         Since all Federal income taxes which would otherwise apply to Facelifters' net income for the periods included in the Statements of Operations are offset by available net operating loss carryforwards, the only tax expense recognized in the operating statements for those periods relates to state and local income taxes in those jurisdictions where no net operating loss carryforwards exist or where such carryforwards do not completely offset the tax liability.

         The components of the net deferred tax asset (liability) at December 31, 1995 and March 31, 1995 and 1994 were:

                                        December 31,1995
                                          (unaudited)         March 31, 1995     March 31, 1994
                                        ----------------      --------------     --------------
Loss carryforwards                       $1,214,000             $  921,000         $1,207,000
Tax credit carryforwards                     31,000                 31,000             31,000
Deferred inventory reserve                   45,000                 22,000             27,200
Deferred goodwill amortization               54,000                 47,000                 --
Other deferred expenses                     211,000                 20,000           (324,533)
                                         ----------             ----------         ----------
Net total                                 1,555,000              1,041,000            940,667
Less valuation allowance                 (1,555,000)            (1,041,000)          (940,667)
                                         ----------             ----------         ----------
Net deferred tax asset (liability)       $      ---             $      ---         $      ---
                                         ==========             ==========         ==========

        SFAS No. 109 requires a valuation allowance against the net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets may not be realized. The valuation allowances at December 31, 1995 and March 31, 1995 and 1994 primarily pertain to uncertainties with respect to future utilization of net operating loss carryforwards. The valuation allowances for net deferred tax assets increased by approximately $514,000 for the nine months ended December 31, 1995 and $100,000 for the year ended March 31, 1995.

NOTE 9 - COMMITMENTS AND CONTINGENCIES:

         A.      Employment agreements

         As of October 1, 1993 Facelifters entered into employment agreements (the "1993 Employment Agreements") with Facelifters' two key executive officers which are in effect for a period of three years from the date of execution, and are automatically extended one additional year upon the anniversary date so that the unexpired term of the agreements as of the anniversary date shall always be three years unless either party

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)



thereto notifies the other in writing that such party does not desire to so extend the term of the agreements. The base salary to be received by Messrs. Mark Honigsfeld, Facelifters' Chairman of the Board and Chief Executive Officer, and Murray Gross, Facelifters' President and Chief Operating Officer, is $218,400 and $188,500, respectively. Under the terms of the 1993 Employment Agreements, the base salary is to be adjusted upwards annually based upon the greater of either; (i) reported cost of living increases, (ii) a graduated formula ranging between 0 and 20% based on Facelifters' growth in annual net sales or (iii) Facelifters' net profits before income taxes and executive bonuses. Messrs. Mark Honigsfeld and Murray Gross will each earn bonuses under the 1993 Employment Agreements which commenced April 1, 1993 as follows: 5% of Facelifters' Earnings Before Taxes and Executive Bonuses ("EBTEB") when Facelifters earns more than $250,000 but less than $500,000; 6% of Facelifters' EBTEB when Facelifters earns more than $500,000 but less than $1,000,000; 7 1/2% of Facelifters's EBTEB when Facelifters earns $1,000,000 or more but less than $1,500,000 and 10% of Facelifters' EBTEB when Facelifters earns $1,500,000 or more. The agreements provide a provision which protects these bonuses against unusual losses Facelifters may incur as a result of start-up costs for a new business entity or for non- cash losses as a result of an accounting change or other non recurring type losses. All decisions on executive compensation and bonuses are reviewed by and subject to the approval of the Executive Compensation Committee which includes two outside directors of Facelifters and by the full board of directors. Should Facelifters undergo a change of control, Messrs. Mark Honigsfeld and Murray Gross shall be entitled to receive all benefits to which they are entitled under the unexpired portion of the agreements. For the fiscal year ended March 31, 1995, Messrs. Mark Honigsfeld and Murray Gross voluntarily forgave 58% or $278,371 of their bonuses to which they were entitled under the terms of their employment agreements.

         For the years ended March 31, 1995 and 1994, $200,000 and $265,251, respectively, was earned for bonuses under existing employment agreements.

        During the nine months ended December 31, 1995 and 1994, $200,000 and $376,875, respectively, was accrued for bonuses under existing employment agreements.

         B.      Operating leases

         Facelifters leases its main facilities from Facelifters' Chief Executive Officer under the terms set forth in Note 5. Facelifters also leases office/warehouse facilities in several locations throughout the country.

         Future minimum rents to be paid under the leases at March 31, 1995 are as follows:

                             March 31, 1995
                             --------------
          FY 1996             $   986,039
          FY 1997                 942,813
          FY 1998                 755,887
          FY 1999                 508,369
          FY 2000                 442,905
          FY 2001-2002            701,707
                              -----------
                              $ 4,337,720
                              ===========

        Rent expense of $903,430 and $788,393 and $812,053, $705,238 and
$577,348 was charged to operations for the nine months ended December 31, 1995 and 1994 and for the years ended March 31, 1995, 1994 and 1993, respectively.

         During the nine months ended December 31, 1995, Facelifters leased offices in Fort Lauderdale, Florida and Providence, Rhode Island. The lease terms were three years at an average annual rental of

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)



$18,636 for the Fort Lauderdale lease and five years at an average annual rental of $36,021 for the Providence lease.

         C.      Equipment purchase/financing commitments

         Facelifters has an outstanding commitment for the purchase of approximately $500,000 of furniture, fixtures and equipment and, subsequent to March 31, 1995, has received a commitment for a $500,000 line of credit to finance the purchase of such assets.

         During the nine months ended December 31, 1995, Facelifters entered into capital leases on equipment and utilized $381,753 of the outstanding commitment.

         D.      Legal Proceedings

         In the ordinary course of business, Facelifters is involved in legal proceedings, none of which, in the opinion of management, will materially affect Facelifters's financial position or results of operations.


NOTE 10 - INCOME (LOSS) PER SHARE OF COMMON STOCK:

         For the year ended March 31, 1995, loss per share of common and common equivalent stock was computed using weighted average shares outstanding of 3,177,247.

         For 1994 and 1993, income per share of common and common equivalent stock was adjusted, using the modified treasury stock method, for interest expense eliminated and interest income earned on the assumed proceeds from the exercise of common stock equivalents in excess of 20% of Facelifters' outstanding common stock. The weighted average number of shares used in the computation of income per share was 4,160,706 and 4,039,618 shares in 1994 and 1993, respectively.

        For the nine month periods ended December 31, 1995 and 1994, respectively, loss per share of common and common equivalent stock was calculated based on loss the weighted average number of shares outstanding, since the treasury stock method was anti-dilutive. The weighted average number of shares used in the computation of loss per share was 3,390,815 and 3,117,286 respectively.


NOTE 11 - STOCK OPTION PLANS:

         Facelifters has instituted five stock option plans, the first in fiscal 1986 (the "1985 Option Plan") reserving 31,250 shares of common stock, the second in fiscal 1990 (the "1989 Option Plan") reserving 500,000 shares of common stock, the third in fiscal year 1993 (the "1993 Stock Compensation Plan") reserving 300,000 shares of common stock, the fourth (the "Outside Directors Option Plan") reserving 100,000 shares of common stock and the fifth (the "Qualified Employee Stock Purchase Plan") reserving 250,000 shares of common stock. During fiscal 1995, an additional 300,000 shares were reserved for the 1993 stock compensation plan.

         The stock option plans provide for an option price to be determined when an option is granted, but not less than 110% of its market value for options granted to individuals holding more than 10% of the combined voting power of all classes of Company stock, or 100% of its market value for all other individuals.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31,1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)



The term of each option shall not be more than 5 years for those individuals owning more than 10% of the combined voting power, nor more than 10 years for all others.

         The following table summarizes options granted and/or exercised during the years ended March 31, 1993, 1994 and 1995. At March 31, 1993, 1994 and 1995, 324,000, 498,209 and 313,625 options, respectively, were eligible for exercise under the terms of the various option plans.

                           (1)      (2)        (3)       (4)       (5)        (6)     (7)        (8)         (9)
                                                                                                $4.56-      $6.50-
                                                                                               --------    -------
                          $8.00    $2.16      $.64      $.704     $1.75      $2.75    $3.02     $5.02       $7.50      TOTAL
                         ------   -------    -------   -------   --------   -------  -------   --------    -------    --------
Outstanding 3/31/92 .     4,375    24,750    173,125   137,500                                                         339,750
Granted . . . . . . .                                             182,500                                              182,500
Exercised . . . . . .                        (12,000)                                                                  (12,000)
Canceled  . . . . . .                         (5,000)                                                                   (5,000)
                         ------   -------    --------  -------   --------                                             --------
Outstanding 3/31/93 .     4,375    24,750    156,125   137,500    182,500                                              505,250
Previously reported
 as canceled in error                          1,250                                                                     1,250
Granted . . . . . . .                                                        37,500   37,500     71,000      7,000     153,000
Exercised . . . . . .                        (79,541)                                                                  (79,541)
Canceled  . . . . . .    (3,750)                                                                                        (3,750)
                         ------   -------    -------   -------   --------   -------  -------   --------    -------    --------
OUTSTANDING 3/31/94 .       625    24,750     77,834   137,500    182,500    37,500   37,500     71,000      7,000     576,209
Granted . . . . . . .                                                                           100,000     80,400     180,400
Exercised . . . . . .             (24,750)             (65,334)  (137,500)  (35,000)
(262,584)
Canceled  . . . . . .                                                                            (1,800)    (2,200)     (4,000)
                         ------   -------    -------   -------   --------   -------  -------   --------    -------    --------
OUTSTANDING 3/31/95 .       625        --     12,500        --    147,500    37,500   37,500    169,200     85,200     490,025
                         ======   =======    =======   =======   ========   =======  =======   ========    =======    ========

-------------------------
(1) Expire 7/23/1996 - 1985 Option Plan
(2) Expire 5/18/1997 - 1985 Option Plan
(3) Expire 1/11/2000 - 1989 Option Plan
(4) Expire 1/11/1995 - 1989 Option Plan
(5) Expire 10/5/2002 - 1989 Option Plan (except 2,000 from 1985 Option Plan)
(6) Expire 3/31/2003 - 1993 Stock Compensation Plan
(7) Expire 3/31/1998 - 1993 Stock Compensation Plan
(8) 6,000 from 1993 Stock Compensation Plan expire 7/1/2003; 5,000 from Outside Directors Option Plan expire 9/9/2003 50,000 from 1993 Stock Compensation Plan expire 6/22/2004 50,000 from 1993 Stock Compensation Plan expire 6/22/1999
(9) 7,000 from 1993 Stock Compensation Plan expire 2/1/2004 5,500 from 1993 Stock Compensation Plan expire 9/16/2004 46,500 from 1993 Stock Compensation Plan expire 8/24/2004 5,000 from Outside Directors Option Plan expire 9/12/2004 23,400 from 1993 Stock Compensation Plan expire 2/1/2005

During the nine months ended December 31, 1995, Facelifters granted the following options under its 1993 Stock Compensation Plan: 35,000 shares at $7.00 per share; 35,000 shares at $6.38 per share; and 7,500 shares at $7.25 per share. Facelifters also granted 5,000 shares at $7.25 per share under its Outside Directors Option Plan. During this period, 9,000 shares at $5.00 per share were cancelled from the 1993 Stock Compensation Plan.

During the nine months ended December 31, 1995, 17,500 shares at $1.75 per share and 12,500 shares at $.64 per share previously granted under the 1989 Stock Option Plan and 1,965 shares at $5.00 previously granted under the 1993 Stock Compensation Plan were exercised.


NOTE 12 - DISCONTINUED OPERATIONS:

         In March 1993, Facelifters sold all of its assets (except accounts receivable) attributable to its Tabletop Division to FCD Tabletops Inc. Sales of $1,131,442, for the fiscal year ended March 31, 1993, are not included in the statement of operations; the net income from this business segment is included as Discontinued Operations.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31,1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)



NOTE 13 - NOTES PAYABLE:

         The following liability for notes payable existed at December 31, 1995, March 31, 1995 and March 31, 1994:

                                                                (unaudited)
                                                                December 31,
                                                                ------------      March 31,      March 31,
                                                                    1995            1995           1994
                                                                ------------    ------------   ------------
Acquisition of Saduco Industries;
   3 years @ 8% payable $6,000 monthly plus interest  . . .     $      ---      $       ---    $    72,000
Lease/Purchase of land and building in Charles City County,
   Va.; 15 years @ 7% payable $7,156 monthly including
   interest . . . . . . . . . . . . . . . . . . . . . . . .        787,409          762,369        796,191
Purchase of machinery and equipment:
   5 years @ 8.2% payable $10,411 monthly
     including interest   . . . . . . . . . . . . . . . . .        288,501          725,984            ---
   7 years @ 6% payable $3,798 monthly including interest .        277,462              ---            ---
   Revolving line of credit - $1,000,000 limit at
     December 31, 1995 and $2,000,000 limit at March 31,
     1995 and 1994 - European American Bank @ 10% interest.        870,000          550,000            ---
                                                                ----------      -----------    -----------
     Total notes payable  . . . . . . . . . . . . . . . . .      2,223,372        2,038,353        868,191

   Less portion due within one year . . . . . . . . . . . .     (1,471,342)        (651,305)      (103,129)
                                                                ----------      ------------   -----------
     Long term notes payable  . . . . . . . . . . . . . . .     $  752,030      $ 1,387,048    $   765,062
                                                                ==========      ===========    ===========

         Future principal payments on these obligations as of December 31, 1995 and March 31, 1995 are as follows:

                               December 31, 1995
                                  (unaudited)        March 31, 1995
                               -----------------     --------------

          FY  1996              $  1,444,577          $    651,305
          FY  1997                    36,002               109,688
          FY  1998                    38,604               118,565
          FY  1999                    41,395               128,165
          FY  2000                    44,387               462,223
          FY  2001 - 2009            618,407               568,407
                                ------------          ------------
                                $  2,223,372          $  2,038,353
                                ============          ============


        The note payable to Saduco Industries was unsecured. The note payable to European American Bank is collateralized by Facelifters' accounts receivable and inventory. The indebtedness to the County of Charles City, Va. is collateralized by 7.55 acres of land improved with a 70,000 sq. ft. building, having a net book value of approximately $1,337,000 and $892,000 at December
31, 1995 and March 31, 1995, respectively. The equipment loan is payable to Central Fidelity Bank of Richmond, Virginia, and the Industrial Development Authority of Charles City, Virginia, and is collateralized by machinery and equipment, having a net book value of approximately $600,000 and $689,000 at December 31, 1995 and March 31, 1995, respectively. The bank loans each require compliance with certain financial covenants.

         As a result of the effect of adopting SOP 93-7, Facelifters was not in compliance with certain financial covenants relating to the loans with European American Bank and Central Fidelity Bank, at March 31, 1995 and December 31, 1995.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31,1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)



         Facelifters received a waiver, until March 31, 1996, from Central Fidelity Bank for the instances of noncompliance that existed at December 31, 1995. Since the waiver does not extend for at least one year beyond December 31, 1995, the entire debt has been classified as current at December 31, 1995.

         European American Bank has not issued a waiver to Facelifters for the instances of noncompliance that existed at December 31, 1995 and has informed Facelifters that in the event the Merger is consummated, the loan will be called on that date. This debt is classified as a current liability at March 31, 1995 and December 31, 1995.

NOTE 14 - FACELIFTERS SEARS LICENSE AGREEMENT:

         Prior to December 31, 1995, Facelifters conducted direct consumer marketing of its products in twenty of twenty-four sales locations under the Facelifters Sears License Agreement. The Facelifters Sears License Agreement covered specific territories and gave Facelifters the right to market and install kitchen cabinet refacing and countertops under the Sears brand name in those territories. During the term of the Facelifters Sears License Agreement, Facelifters could not sell or install similar products in those territories under any other retailer's name without Sears written consent. The Facelifters Sears License Agreement was renewable annually and could be terminated by either Facelifters or Sears, without cause, upon six months written notice.

         The Facelifters Sears License Agreement provided for license fees to Sears, equal to 15% of Facelifters's contract revenues from sales in the licensed territories. The Facelifters Sears License Agreement also provided for an additional fee of 1% of the sales price for each sale made pursuant to a customer referral from Sears, which Sears remitted to the Sears salesperson who originated the customer referral. Retail installed sales procured in territories outside of the Sears licensed market areas and any of Facelifters' wholesale sales were not subject to Sears license fees. As of September 1, 1992 and through February 28, 1993 Sears license fees were reduced from 15% to 8%. This temporary reduction in license fees was given to Sears licensees to help defray certain costs associated with Sears' new selling policy which was implemented on November 1, 1992. The new selling policy required the elimination of negotiated sales practices and requires Sears licensees to sell its products and services under a fixed pricing program.

         As of June 1, 1993 license fees to Sears were reduced from 15% to 13%. Management of Facelifters believes that this reduction in license fees was attributable to Sears' decision to provide licensees with an incentive to strive for higher sales volume. New markets under the Sears license which were granted in 1994 carried a 10.5% license fee through March 31, 1995. Licenses for Small Market Multiple Products territories carry a 10% fee.

         The license agreements gave Sears the right to settle, at Facelifters's expense and without its consent, any warranty claims against Sears by Facelifters's customers. The license arrangement also required Facelifters to maintain a warranty fund account in a commercial bank which at March 31, 1995 totaled $21,439 (included in Other Assets in the Consolidated Balance Sheet). These funds were intended to be used for unresolved customer service complaints between Facelifters and Sears. Sears had the right to withdraw funds from this account to cover any claims against Sears by customers of Facelifters if not remedied by Facelifters. Sears had neither settled any warranty claims without Facelifters's consent nor ever withdrew any funds from Facelifters's warranty fund account.

         The Facelifters Sears License Agreement was not renewed when it expired on December 31, 1995. (See Note 19.)

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)



         From September 2, 1994 to March 1, 1995, Facelifters held a license agreement with HomeBase (See Note 2) in Southern California to receive leads generated by HomeBase stores. The license provided for a 12% fee to be paid to Home Base for all sales resulting from the use of its name. These fees totaled $105,718 through March 31, 1995. Facelifters elected to terminate the license effective March 1, 1995.


NOTE 15 - PREPAID EXPENSES AND OTHER CURRENT ASSETS/ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

         Prepaid expenses and other current assets at December 31, 1995, March 31, 1995 and March 31, 1994 are summarized as follows:

                                                                (unaudited)
                                                                December 31,              March 31,
                                                                ------------    ----------------------------
                                                                    1995            1995            1994
                                                                ------------    ------------     -----------
   Prepaid lead costs (Note 7)                                  $       ---     $       ---      $1,091,908
   Prepaid commissions                                              408,648         779,396         204,622
   Other current assets                                             555,570         197,610         269,357
                                                                -----------     -----------      ----------
                                                                $   964,218     $   977,006      $1,565,887
                                                                ===========     ===========      ==========

Accrued expenses and other current liabilities at December 31, 1995, March 31, 1995 and March 31, 1994 are summarized as follows:

                                                                 December 31,              March 31,
                                                                 ------------    ----------------------------
                                                                     1995            1995           1994
                                                                 ------------    ------------     -----------
Accrued payroll and payroll taxes . . . . . . . . . . . . .     $   644,384     $   305,902      $  320,780
Accrued worker's compensation premiums  . . . . . . . . . .             ---          58,110             ---
Accrued professional fees . . . . . . . . . . . . . . . . .         461,738          63,000          46,000
Accrued commissions . . . . . . . . . . . . . . . . . . . .         175,876         214,065          92,701
Accrued state income and other taxes  . . . . . . . . . . .         125,564         115,748          89,283
Accrued Sears fees  . . . . . . . . . . . . . . . . . . . .       1,499,710         799,931         278,605
Accrued unemployment taxes  . . . . . . . . . . . . . . . .          27,889          94,152          65,670
Accrued executive bonuses . . . . . . . . . . . . . . . . .         200,000         200,000         164,900
Accrued employee benefits . . . . . . . . . . . . . . . . .         205,050             ---             ---
Other accrued expenses  . . . . . . . . . . . . . . . . . .         314,282         225,766          71,630
                                                                -----------     -----------      ----------
                                                                $ 3,654,493     $ 2,076,674      $1,129,569
                                                                ===========     ===========      ==========

NOTE 16 - SEGMENTS:

         Prior to March 31, 1993 Facelifters operated in two principal business segments: kitchen remodeling products and services, and the manufacture of restaurant tabletops. The entire tabletops segment was sold on March 31, 1993.


NOTE 17 - OTHER ASSETS:

         Included in other assets at December 31, 1995 was $153,383 of security deposits for office leases or utilities and $46,703 in down payments made with orders to acquire new equipment. At March 31, 1995, and 1994, respectively, these amounts were $149,214 and $25,816 for security deposits and $395,766 and $0 for down payments.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)



NOTE 18 - WARRANTS:

         As a part of a public offering in August 1991, Facelifters issued 1,236,250 warrants entitling the holder to purchase one share of its common stock for each warrant at $4.12 per share from August 6, 1992 to August 6, 1993 and at $5.50 per share thereafter until their expiration on August 6, 1994. These warrants were callable by Facelifters under certain conditions.

         Additionally, in August 1991, Facelifters issued warrants to the underwriter of the public offering for 115,000 units at $3.30 per unit. Each unit consisted of one share of common stock and one warrant identical to those described above.

         In October 1992, Facelifters issued private warrants to a NASD firm engaged in stock brokerage and financial consulting, giving the holder the right to purchase 100,000 shares of Facelifters' common stock at prices ranging from $2.25 to $4.00 per share, depending on the number of shares purchased.
The warrants were exercisable for a period of three years. In January 1993, Facelifters issued warrants under the same terms and conditions, for the purchase of 25,000 shares of its common stock, to a firm engaged in financial public relations.

         In March 1994, Facelifters filed a registration statement on Form S-1 with the Securities and Exchange Commission to register (i) 1,206,825 shares underlying outstanding publicly-held warrants; (ii) 29,425 shares issued August 12, 1993 upon exercise of publicly-held warrants; (iii) 125,000 shares underlying private warrants, and (iv) 230,000 shares underlying underwriters warrants. The cost of this registration was $148,014, which was charged against additional paid-in capital.

         In April 1994, all 125,000 private warrants were exercised for a total of $365,000 and all 115,000 of the underwriter warrants were exercised for $379,500. In May, 1994, Facelifters called for redemption of the 1,321,825 then outstanding public warrants. A total of 303,114 warrants were exercised for $1,667,127 and another 1,014,201 warrants were redeemed by Facelifters at $.05 each or $50,710. The remaining 4,510 warrants can be redeemed at $.05 each until May 12, 1996.

         As a result of all the foregoing transactions, Facelifters' stockholders' equity was increased $2,212,903.


NOTE 19 - MERGER (UNAUDITED)

         On November 1, 1995, Facelifters announced that it had entered into a merger agreement ("Merger" with AMRE, Inc. ("AMRE"). Subject to stockholder and regulatory approvals, the Merger is expected to be consummated in the first half of 1996.

         Facelifters notified Sears of its intention to not renew its license agreement upon expiration on December 31, 1995. In connection with the transactions contemplated by the Merger, Facelifters entered into a three-year, non- cancelable sublicense agreement with American Remodeling, Inc., a wholly owned subsidiary of AMRE, commencing January 1, 1996, to operate under the name "CENTURY 21 Home Improvements" for the marketing, sale and installation of certain home improvement products. The sublicense agreement is exclusive for all geographic markets where Facelifters was previously operating under the Facelifters Sears License Agreement except in geographic areas where both Facelifters and American Remodeling, Inc. conducted operations. Facelifters operated under the Facelifters Sears License Agreement

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1995, 1994, AND 1993, AND NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)



in all except five of its 26 geographic markets. Effective January 1, 1996, Facelifters began marketing its products and services under the sublicense agreement. The license fee under such sublicense agreement is not to exceed 8% of revenues and is subject to certain rebates. Facelifters competes with AMRE in five of these 26 geographic markets. If the Merger is consummated this sublicense agreement is to be terminated shortly thereafter.

         Facelifters incurred additional non-recurring costs of approximately $500,000 in the fiscal quarter ended December 31, 1995 in connection with the Merger and approximately $300,000 in expenses in connection with the change from the Sears brand name to the CENTURY 21 Home Improvements name, including $100,000 of expenses in connection with the closing of two sales/installation locations as discussed below.

         In December 1995, Facelifters determined to close two sales/installation locations due to management's belief that these two markets will not perform well under the CENTURY 21 Home Improvements name. These locations represented less than 2% of Facelifters' historical sales.

NOTE 20 - PROVISION FOR PLANT CLOSING (UNAUDITED)

        In September 1995, Facelifters decided to phase-out its Brooklyn plant and consolidate all manufacturing at the Virginia facility. Accordingly, it recorded a $1,065,340 provision in September, 1995 to cover expected costs associated with the plant closing. These costs include buy-out of the lease ($525,000), abandonment of leasehold improvements ($437,000), impairment in the values of redundant machinery and fixtures and other costs directly related to the plant closing ($103,340).

                         UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined financial statements present the Facelifters Merger and the Congressional Merger. The statements are presented assuming the Facelifters Merger and the Congressional Merger will be accounted for as poolings of interests.

         The unaudited pro forma condensed combined balance sheet reflects the combined historical consolidated balance sheets of AMRE, Facelifters and Congressional as of December 31, 1995. The unaudited pro forma condensed combined statements of operations are based on the consolidated financial statements of AMRE for the fiscal years ended December 31, 1995, 1994 and 1993; the consolidated financial statements of Facelifters for the nine months ended December 31, 1995 and 1994 and the fiscal years ended March 31, 1995, 1994 and 1993; and the financial statements of Congressional for the years ended December 31, 1995 and 1994, the nine months ended December 31, 1993, and the fiscal year ended March 31, 1993. The consolidated financial statements of Facelifters and Congressional have been recast to a calendar year to conform with AMRE's fiscal year for all periods presented. In addition, Facelifters' method of accounting for lead acquisition costs has been conformed to AMRE's method for all periods presented.

         For all applicable periods presented in the pro forma condensed combined statements of operations, shares used in the computation of earnings per common and common equivalent shares give effect to the Exchange Ratio for the Facelifters Merger and the conversion rates for the Congressional Common and Preferred Stock pursuant to the Congressional Merger.

         The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that would have been achieved had the Facelifters Merger or the Congressional Merger occurred on the date indicated or as of the beginning of the periods presented and should not be construed as representative of future operations. These pro forma condensed combined financial statements should be read in conjunction with the related historical consolidated financial statements and notes thereto of AMRE incorporated by reference in this Joint Proxy Statement/Prospectus and the historical consolidated financial statements of Facelifters included elsewhere in this Joint Proxy Statement/Prospectus.

                                   AMRE, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                                 PRO FORMA         AMRE AND
                                                                                 ADJUSTMENTS      FACELIFTERS
                                              AMRE           FACELIFTERS         TO REFLECT        PRO FORMA
                                       DECEMBER 31, 1995  DECEMBER 31, 1995  FACELIFTERS MERGER    COMBINED
                                       -----------------  -----------------  ------------------   -----------
                                                                                     (A)
Cash and cash equivalents . . . . .         $    10,658      $     2,212       $          -       $    12,870
Marketable securities . . . . . . .               8,484            1,039                  -             9,523
Accounts receivable . . . . . . . .              10,242            2,874                  -            13,116
Inventories . . . . . . . . . . . .               5,612            1,596                  -             7,208
Prepaid expenses and other  . . . .               2,921              964                  -             3,885
                                            -----------      -----------       ------------       -----------

        Total current assets  . . .              37,917            8,685                  -            46,602

Property, plant, & equipment,
    net       . . . . . . . . . . .               5,630            3,392                  -             9,022
Goodwill      . . . . . . . . . . .               9,036              732               (500)            9,268
Notes receivable  . . . . . . . . .                 469                -                  -               469
Other assets  . . . . . . . . . . .               1,262              237               (200)            1,299
                                            -----------      -----------       ------------       -----------

        Total assets  . . . . . . .         $    54,314      $    13,046       $       (700)      $    66,660
                                            ===========      ===========       ============       ===========

Accounts payable  . . . . . . . . .              14,147            1,779                  -            15,926
Accrued expenses  . . . . . . . . .               6,771            3,655                  -            10,426
Notes payable . . . . . . . . . . .                  50            1,471                  -             1,521
Other accrued liabilities . . . . .              16,760              629                800            18,189
                                            -----------      -----------       ------------       -----------

        Total current liabilities .              37,728            7,534                800            46,062

Long-term debt & capital
    lease obligations   . . . . . .                 241            1,071                  -             1,312
Other liabilities . . . . . . . . .                   -               24                  -                24
                                            -----------      -----------       ------------       -----------

        Total liabilities . . . . .              37,969            8,629                800            47,398

Redeemable preferred stock  . . . .               3,000                -                  -             3,000

Stockholders' equity
    Convertible preferred stock   .                   -                -                  -                 -
    Common stock  . . . . . . . . .                 146               34                  -               180
    Additional paid-in capital  . .              25,486            8,815                  -            34,301
    Retained earnings   . . . . . .              (1,986)          (4,432)            (1,500)           (7,918)
                                            -----------      -----------       ------------       -----------
                                                 23,646            4,417             (1,500)           26,563
        Less: Treasury stock  . . .             (10,301)               -                  -           (10,301)
              Unearned ESOP
              compensation  . . . .                   -                -                  -                 -
                                            -----------      -----------       ------------       -----------

        Total stockholders' equity.              13,345            4,417             (1,500)           16,262
                                            -----------      -----------       ------------       -----------

Total liabilities & stockholders'
    equity    . . . . . . . . . . .         $    54,314      $    13,046       $       (700)      $    66,660
                                            ===========      ===========       ============       ===========

                            (See accompanying Notes)

                                   AMRE, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)
                         (CONTINUED FROM PREVIOUS PAGE)

                                                                PRO FORMA        AMRE,
                                                               ADJUSTMENTS  FACELIFTERS AND
                                                                TO REFLECT   CONGRESSIONAL
                                           CONGRESSIONAL      CONGRESSIONAL    PRO FORMA
                                         DECEMBER 31, 1995        MERGER       COMBINED
                                         -----------------    ------------  ---------------
                                                (B)
Cash and cash equivalents . . . . . .        $       307      $         -    $     13,177
Marketable securities . . . . . . . .                  -                -           9,523
Accounts receivable . . . . . . . . .                590                -          13,706
Inventories . . . . . . . . . . . . .                162                -           7,370
Prepaid expenses and other  . . . . .                133                -           4,018
                                             -----------      -----------    ------------

   Total current assets   . . . . . .              1,192                -          47,794

Property, plant, & equipment,
  net . . . . . . . . . . . . . . . .                269                -           9,291
Goodwill  . . . . . . . . . . . . . .                  -                -           9,268
Notes receivable  . . . . . . . . . .                  -                -             469
Other assets  . . . . . . . . . . . .                  -                -           1,299
                                             -----------      -----------    ------------

   Total assets   . . . . . . . . . .        $     1,461      $         -    $     68,121
                                             ===========      ===========    ============

Accounts payable  . . . . . . . . . .                772                -          16,698
Accrued expenses  . . . . . . . . . .                712                -          11,138
Notes payable . . . . . . . . . . . .                624                -           2,145
Other accrued liabilities . . . . . .                 38              250          18,477
                                             -----------      -----------    ------------

   Total current liabilities  . . . .              2,146              250          48,458

Long-term debt & capital
  lease obligations . . . . . . . . .              4,808                -           6,120
Other liabilities . . . . . . . . . .                  -                -              24
                                             -----------      -----------    ------------

   Total liabilities  . . . . . . . .              6,954              250          54,602

Redeemable preferred stock  . . . . .                  -                -           3,000

Stockholders' equity
  Convertible preferred stock . . . .                  1               (1)              -
  Common stock  . . . . . . . . . . .                  1                8             189
  Additional paid-in capital  . . . .                  -               (8)         34,293
  Retained earnings . . . . . . . . .               (174)            (250)         (8,342)
                                             -----------      -----------    ------------
                                                    (172)            (251)         26,140

   Less: Treasury stock   . . . . . .                 (1)               1         (10,301)
          Unearned ESOP
          compensation  . . . . . . .             (5,320)               -          (5,320)
                                             -----------      -----------    ------------

     Total stockholders' equity . . .             (5,493)            (250)         10,519
                                             -----------      -----------    ------------

Total liabilities & stockholders'
  equity  . . . . . . . . . . . . . .        $     1,461      $         -    $     68,121
                                             ===========      ===========    ============

                            (See accompanying Notes)

                                   AMRE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                   PRO FORMA
                                                                                  ADJUSTMENTS       AMRE AND
                                                                                   TO REFLECT      FACELIFTERS
                                               AMRE             FACELIFTERS       FACELIFTERS       PRO FORMA
                                         DECEMBER 31, 1995   DECEMBER 31, 1995       MERGER         COMBINED
                                         -----------------   -----------------    -----------      -----------
Contract revenues . . . . . . . . . . .    $    271,337        $     49,752       $         -      $   321,089

Less:  Contract costs . . . . . . . . .          88,451              19,487                 -          107,938
       Marketing & selling  . . . . . .         123,339              16,953                 -          140,292
       License fees . . . . . . . . . .          32,576               5,151                 -           37,727
       General and administrative . . .          41,707               7,614                 -           49,321
       Provision for plant closing  . .               -               1,065                 -            1,065
       Nonrecurring charges . . . . . .          11,000                 800                 -           11,800
                                           ------------        ------------       -----------      -----------

             Total expenses . . . . . .         297,073              51,070                 -          348,143

Operating income (loss) . . . . . . . .         (25,736)             (1,318)                -          (27,054)

Other income (loss) . . . . . . . . . .           1,828                 125                 -            1,953
                                           ------------        ------------       -----------      -----------

Income (loss) before income taxes . . .         (23,908)             (1,193)                -          (25,101)

Income taxes  . . . . . . . . . . . . .          (1,523)                 75                 -           (1,448)
                                           ------------        ------------       -----------      -----------

Income (loss) from continuing
       operations . . . . . . . . . . .    $    (22,385)       $     (1,268)      $         -      $   (23,653)
                                           ============        ============       ===========      ===========

Earnings (loss) per share
       from continuing operations . . .    $      (1.75)       $      (0.37)                       $     (1.47)
                                           ============        ============                        ===========

Income (loss) applicable to
       common stockholders (D)  . . . .    $    (22,625)       $     (1,268)      $         -      $   (23,893)
                                           ============        ============       ===========      ===========

Weighted avg. shares outstanding (E)  .          12,903               3,391                 -           16,294
                                           ============        ============       ===========      ===========


                            (See accompanying Notes)

                                   AMRE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                         (CONTINUED FROM PREVIOUS PAGE)

                                                                 PRO FORMA           AMRE,
                                                                ADJUSTMENTS     FACELIFTERS AND
                                                                TO REFLECT       CONGRESSIONAL
                                           CONGRESSIONAL       CONGRESSIONAL        PRO FORMA
                                         DECEMBER 31, 1995        MERGER            COMBINED
                                         -----------------   ---------------      ------------
Contract revenues . . . . . . . . . . .    $     18,818        $          -       $   339,907

Less:  Contract costs . . . . . . . . .           7,373                   -           115,311
       Marketing & selling  . . . . . .           7,303                   -           147,595
       License fees . . . . . . . . . .           2,486                   -            40,213
       General and administrative . . .           1,565                   -            50,886
       Provision for plant closing  . .               -                   -             1,065
       Nonrecurring charges . . . . . .               -                   -            11,800
                                           ------------        ------------       -----------

             Total expenses . . . . . .          18,727                   -           366,870
                                           ------------        ------------       -----------


Operating income (loss) . . . . . . . .              91                   -           (26,963)

Other income (loss) . . . . . . . . . .            (351)                  -             1,602
                                           ------------        ------------       -----------

Income (loss) before income taxes . . .            (260)                  -           (25,361)

Income taxes  . . . . . . . . . . . . .             (95)                  -            (1,353)
                                           ------------        ------------       -----------

Income (loss) from continuing
       operations . . . . . . . . . . .    $       (355)       $          -       $   (24,008)
                                           ============        ============       ===========

Earnings (loss) per share
       from continuing operations . . .    $       (355)                          $     (1.41)
                                           ============                           ===========

Income (loss) applicable to
       common stockholders (D)  . . . .    $       (355)       $          -       $   (24,248)
                                           ============        ============       ===========

Weighted avg. shares outstanding (E)  .               1                 899            17,194
                                           ============        ============       ===========



                            (See accompanying Notes)

                                   AMRE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                    PRO FORMA
                                                                                   ADJUSTMENTS       AMRE AND
                                                                                    TO REFLECT     FACELIFTERS
                                               AMRE             FACELIFTERS        FACELIFTERS       PRO FORMA
                                         DECEMBER 31, 1994    DECEMBER 31, 1994       MERGER         COMBINED
                                         -----------------    -----------------    -----------   ---------------
Contract revenues . . . . . . . . . . .    $    285,930        $      34,158      $         -      $   320,088

Less:  Contract costs . . . . . . . . .          93,100               13,087                -          106,187
       Marketing & selling (C)  . . . .         117,383               13,275             (826)         129,832
       License fees . . . . . . . . . .          34,166                3,685                -           37,851
       General and administrative . . .          40,244                4,623                -           44,867
                                           ------------        -------------      -----------      -----------

             Total expenses . . . . . .         284,893               34,670             (826)         318,737
                                           ------------        -------------      -----------      -----------

Operating income (loss) . . . . . . . .           1,037                 (512)             826            1,351

Other income (expense)  . . . . . . . .           1,516                   81                -            1,597
                                           ------------        -------------      -----------      -----------

Income (loss) before income taxes . . .           2,553                 (431)             826            2,948

Income taxes  . . . . . . . . . . . . .           1,094                   64                -            1,158
                                           ------------        -------------      -----------      -----------

Income (loss) from
       continuing operations  . . . . .    $      1,459        $        (495)     $       826      $     1,790
                                           ============        =============      ===========      ===========

Earnings (loss) per share from continuing
       operations . . . . . . . . . . .    $       0.09        $       (0.16)                      $      0.10
                                           ============        =============                       ===========

Income (loss) applicable to
       common stockholders (D)  . . . .    $      1,219        $        (495)     $       826      $     1,550
                                           ============        =============      ===========      ===========

Weighted avg. shares outstanding (E)  .          13,031                3,177                -           16,208
                                           ============        =============      ===========      ===========


                            (See accompanying Notes)

                                   AMRE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                         (CONTINUED FROM PREVIOUS PAGE)

                                                                 PRO FORMA           AMRE,
                                                                ADJUSTMENTS     FACELIFTERS AND
                                                                 TO REFLECT      CONGRESSIONAL
                                           CONGRESSIONAL        CONGRESSIONAL        PRO FORMA
                                         DECEMBER 31, 1994         MERGER           COMBINED
                                         -----------------    ---------------     ------------
Contract revenues . . . . . . . . . . .    $     17,607        $           -      $   337,695

Less:  Contract costs . . . . . . . . .           6,488                    -          112,675
       Marketing & selling (C)  . . . .           5,581                    -          135,413
       License fees . . . . . . . . . .           2,289                    -           40,140
       General and administrative . . .           2,640                    -           47,507
                                           ------------        -------------      -----------

             Total expenses . . . . . .          16,998                    -          335,735
                                           ------------        -------------      -----------

Operating income (loss) . . . . . . . .             609                    -            1,960

Other income (expense)  . . . . . . . .            (335)                   -            1,262
                                           ------------        -------------      -----------

Income (loss) before income taxes . . .             274                    -            3,222

Income taxes  . . . . . . . . . . . . .              39                    -            1,197
                                           ------------        -------------      -----------

Income (loss) from
       continuing operations  . . . . .    $        235        $           -      $     2,025
                                           ============        =============      ===========

Earnings (loss) per share from continuing
       operations . . . . . . . . . . .    $        235                           $      0.10
                                           ============                           ===========

Income (loss) applicable to
       common stockholders (D)  . . . .    $        235        $           -      $     1,785
                                           ============        =============      ===========

Weighted avg. shares outstanding (E)  .               1                  899           17,108
                                           ============        =============      ===========


                            (See accompanying Notes)

                                   AMRE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                    PRO FORMA
                                                                                   ADJUSTMENTS       AMRE AND
                                                                                    TO REFLECT     FACELIFTERS
                                               AMRE             FACELIFTERS        FACELIFTERS       PRO FORMA
                                         DECEMBER 31, 1993    DECEMBER 31, 1993       MERGER         COMBINED
                                         -----------------    -----------------    -----------      ----------
Contract revenues . . . . . . . . . . .    $    260,692        $      25,774      $         -      $   286,466

Less:  Contract costs . . . . . . . . .          78,112                9,376                -           87,488
       Marketing & selling (C)  . . . .         112,362                8,600               58          121,020
       License fees . . . . . . . . . .          30,136                2,716                -           32,852
       General and administrative . . .          44,506                3,612                -           48,118
                                           ------------        -------------      -----------      -----------

             Total expenses . . . . . .         265,116               24,304               58          289,478
                                           ------------        -------------      -----------      -----------

Operating income (expense)  . . . . . .          (4,424)               1,470              (58)          (3,012)

Other income (loss) . . . . . . . . . .           2,533                  110                -            2,643
                                           ------------        -------------      -----------      -----------

Income (loss) before income taxes . . .          (1,891)               1,580              (58)            (369)

Income taxes  . . . . . . . . . . . . .          (2,747)                 150                -           (2,597)
                                           ------------        -------------      -----------      ----------

Income (loss) from
       continuing operations  . . . . .    $        856        $       1,430      $       (58)     $     2,228
                                           ============        =============      ===========      ===========

Earnings (loss) per share from continuing
       operations . . . . . . . . . . .    $       0.05        $        0.34                       $      0.12
                                           ============        =============                       ===========

Income (loss) applicable to
       common stockholders (D)  . . . .    $        616        $       1,430      $       (58)     $     1,988
                                           ============        =============      ===========      ===========

Weighted avg. shares outstanding (E)  .          13,120                4,161                -           17,281
                                           ============        =============      ===========      ===========


                            (See accompanying Notes)

                                   AMRE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                         (CONTINUED FROM PREVIOUS PAGE)

                                                                 PRO FORMA            AMRE,
                                                                ADJUSTMENTS      FACELIFTERS AND
                                                                 TO REFLECT       CONGRESSIONAL
                                          CONGRESSIONAL         CONGRESSIONAL        PRO FORMA
                                        DECEMBER 31, 1993          MERGER            COMBINED
                                        -----------------     ---------------      -----------
Contract revenues . . . . . . . . . . .    $     12,909        $           -      $   299,375


Less:  Contract costs . . . . . . . . .           5,002                    -           92,490
       Marketing & selling (C)  . . . .           4,458                    -          125,478
       License fees . . . . . . . . . .           1,802                    -           34,654
       General and administrative . . .           2,197                    -           50,315
                                           ------------        -------------      -----------

             Total expenses . . . . . .          13,459                    -          302,937
                                           ------------        -------------      -----------


Operating income (loss) . . . . . . . .            (550)                   -           (3,562)

Other income (loss) . . . . . . . . . .            (167)                   -            2,476
                                           ------------        -------------      -----------

Income (loss) before income taxes . . .            (717)                   -           (1,086)

Income taxes  . . . . . . . . . . . . .              60                    -           (2,537)
                                           ------------        -------------      -----------

Income (loss) from
       continuing operations  . . . . .    $       (777)       $           -      $     1,451
                                           ============        =============      ===========

Earnings (loss) per share from continuing
       operations . . . . . . . . . . .    $       (777)                          $      0.07
                                           ============                           ===========

Income (loss) applicable to
       common stockholders (D)  . . . .    $       (777)       $           -      $     1,211
                                           ============        =============      ===========

Weighted avg. shares outstanding (E)  .               1                  899           18,181
                                           ============        =============      ===========


                            (See accompanying Notes)

                                   AMRE, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

         The unaudited pro forma condensed combined statements of operations are based on the consolidated financial statements of AMRE for the years ended December 31, 1995, 1994 and 1993; the consolidated financial statements of Facelifters for the nine months ended December 31, 1995 and 1994 and the fiscal years ended March 31, 1995, 1994 and 1993; and the financial statements of Congressional for the years ended December 31, 1995 and 1994, the nine months ended December 31, 1993, and the fiscal year ended March 31, 1993. The consolidated financial statements of Facelifters and Congressional have been recast to a calendar year to conform with AMRE's fiscal year in computing the unaudited pro forma condensed combined statements of operations for all periods presented. Facelifters financial data for the twelve months ended December 31, 1995 was computed by subtracting the nine months ended December 31, 1994 from the twelve months ended March 31, 1995 and adding the result to the nine months ended December 31, 1995. Facelifters financial data for the twelve months ended December 31, 1994, was computed by subtracting the three months ended March 31, 1995 from the twelve months ended March 31, 1995 and adding the result to the three months ended March 31, 1994. Facelifters financial data for the twelve months ended December 31, 1993 was computed by subtracting the three months ended March 31, 1994 from the twelve months ended March 31, 1994 and adding the result to the three months ended March 31, 1993. Congressional financial data for the twelve months ended December 31, 1993 was computed by subtracting the nine months ended December 31, 1992 from the twelve months ended March 31, 1993 and adding the result to the nine months ended December 31, 1993.

         The unaudited pro forma condensed balance sheet is based on the combined historical consolidated balance sheets of AMRE, Facelifters and Congressional as of December 31, 1995, and upon the adjustments and assumptions described below.

         The unaudited pro forma condensed combined statements of operations do not reflect all expenses expected to be incurred by AMRE and Facelifters in connection with the Facelifters Merger, all expenses expected to be incurred by AMRE and Congressional in connection with the Congressional Merger, or the effect of cost savings, if any, which may be realized after the consummation of the Facelifters Merger and Congressional Merger.

NOTE 2 - UNAUDITED PRO FORMA ADJUSTMENTS

Unaudited Pro Forma Condensed Combined Balance Sheet

(A)      Pro Forma Adjustments to Reflect Facelifters Merger -

         AMRE and Facelifters expect to incur additional nonrecurring charges to operations currently estimated at approximately $1.5 million in 1996, to reflect the remaining costs associated with combining the operations of the two companies, primarily the closing of duplicate facilities and write-off of other assets of $700,000 and remaining transaction fees and costs incident to the Merger of approximately $800,000. The estimated charges of $1.5 million are reflected in the unaudited pro forma condensed combined balance sheet. No pro forma tax benefits have been reflected as a result of AMRE's tax position.
This preliminary estimate is subject to change based upon additional information.

         The unaudited pro forma condensed combined balance sheet reflects the issuance of one (1) share of AMRE Common Stock for each share of Facelifters Common Stock in the Facelifters Merger, therefore, the historical combined common stock and paid-in capital account balances have been adjusted to reflect the number of shares assumed to be issued and for the differences in par value per common share of AMRE and Facelifters. The impact of this adjustment does not result in a change to the total combined stockholders' equity.

(B)      Pro Forma Adjustments to Reflect Congressional Merger -

         AMRE and Congressional expect to incur additional nonrecurring charges to operations currently estimated at approximately $250,000 in the quarter ended March 31, 1996, to reflect the remaining transaction costs. The estimated charge is reflected in the unaudited pro forma condensed combined balance sheet. No pro forma tax benefits have been reflected as a result of AMRE's tax position. This preliminary estimate is subject to change based upon additional information.

         The unaudited pro forma condensed combined balance sheet reflects the issuance of 900,000 shares of AMRE Common Stock for all of the outstanding shares of Congressional Common Stock and Congressional Preferred Stock to effect the Congressional Merger; therefore, the historical combined common stock, preferred stock and paid-in capital account balances have been adjusted to reflect the number of shares assumed to be issued and for differences in par value per common share of AMRE and Congressional. The impact of this adjustment does not result in a change to the total combined stockholders' equity.

Unaudited Pro Forma Condensed Combined Statements of Operations

(C)      Pro Forma Adjustments to Conform Accounting Methods -

         The unaudited pro forma condensed combined statements of operations reflect an adjustment to conform the Facelifters' method of accounting for capitalized lead acquisition costs to AMRE's method of expensing such costs as incurred for all periods presented. No pro forma tax provisions or benefits have been reflected as a result of AMRE's and Facelifters' tax positions.

(D)      Income (loss) Applicable to Common Stockholders -

         Income (loss) applicable to common stockholders represents income
(loss) from continuing operations less the 8% annual dividends on the AMRE Senior Convertible Preferred Stock.

(E)      Earnings (loss) per Share and Weighted Average Shares Outstanding -

         Weighted average shares outstanding reflect (i) the issuance of one
(1) share of AMRE Common Stock for each share of Facelifters Common Stock to effect the Facelifters Merger, and (ii) the issuance of 601.20 shares of AMRE Common Stock for each share of Congressional Common Stock and 857.14 shares of AMRE Common Stock for each share of Congressional Preferred Stock to effect the Congressional Merger. For all periods presented, the earnings (loss) per share from continuing operations gives effect to the dividends on the AMRE Senior Convertible Preferred Stock ($240,000 annually) issued incident to the new license agreement; however, the AMRE Senior Convertible Preferred Stock was not considered a common stock equivalent for any of the periods presented.

                                                                         ANNEX A




                          AGREEMENT AND PLAN OF MERGER



                         dated as of October 31, 1995,



                                     among



                                   AMRE, Inc.

                            AMRE Acquisition, Inc.,

             Facelifters Home Systems, Inc., a Delaware corporation

           and Facelifters Home Systems, Inc., a New York corporation

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
AGREEMENT AND PLAN OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1

THE MERGER, EFFECTIVE TIME, EXCHANGE RATIO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2     Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     Consummation of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4     Certificate of Incorporation; Bylaws; Directors and Officers . . . . . . . . . . . . . . . . . . . .   2
         1.5     Conversion of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.6     Exchange of Certificates Representing Company Common Stock . . . . . . . . . . . . . . . . . . . . .   6
         1.7     Adjustment of Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.8     Director Nominee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF AMRE AND MERGER SUB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.1     Organization, Good Standing, Power, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.2     Authorized Capitalization of AMRE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.3     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.4     Other Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.5     Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.6     SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.8     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.9     Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.10    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.11    Patents, Trademarks, Franchises, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.12    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.13    Stockholder Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.14    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.15    Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.16    Historic Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND COMPANY SUB   . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.1     Organization, Good Standing, Power, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.2     Authorized Capitalization of the Company and Company Sub . . . . . . . . . . . . . . . . . . . . . .  16
         3.3     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.4     Other Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.5     Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         3.6     SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.8     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.9     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.10    Environmental  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.11    Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.12    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.13    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.14    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.15    Patents, Trademarks, Franchises, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.16    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.17    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.18    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.19    Transactions with Related Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.20    Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.21    Stockholder Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.22    Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.23    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 4

CONDUCT OF BUSINESS PENDING THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.1     Conduct of Business by the Company Pending the Merger  . . . . . . . . . . . . . . . . . . . . . . .  26
         4.2     Interim Operations of AMRE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 5

ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.1     Registration Statement and Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.2     Letter to the Company's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.3     Letters of AMRE's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.4     Company Board Recommendation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.5     AMRE Board Recommendation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.6     Consent of Stockholders of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.7     Consent of Stockholders of AMRE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.8     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.9     Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.10    No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.11    Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.12    Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.13    Information for Other Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.14    Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.15    Sub-License Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.16    Company Reincorporation in Delaware  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.17    Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.18    Pooling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         5.19    Stockholders Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.20    Documentation; Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.21    Director and Officer Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.22    Listing Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.23    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.24    Tax Free Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.25    Lease Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.26    Home Financial Acceptance Corp . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE 6

CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.1     Conditions to Obligation of Each Party to Effect the Merger  . . . . . . . . . . . . . . . . . . . .  37
         6.2     Additional Conditions to the Obligation of the Company . . . . . . . . . . . . . . . . . . . . . . .  39
         6.3     Additional Conditions to the Obligations of AMRE and Merger Sub  . . . . . . . . . . . . . . . . . .  40

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.3     Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.4     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.5     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE 8

GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.1     Nonsurvival of Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . . . .  43
         8.2     Public Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1

EXHIBITS

         A.      Honigsfeld Employment Agreement
         B.      Gross Employment Agreement
         C.      Sub-License Agreement
         D-1.    Company Affiliate Letter
         D-2     AMRE Affiliate Letter
         E.      Stockholders Agreement

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of October 31, 1995, by and among AMRE, Inc., a Delaware corporation ("AMRE"), AMRE Acquisition, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of AMRE ("MERGER SUB"), Facelifters Home Systems, Inc., a New York corporation (the "COMPANY"), and Facelifters Home Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("COMPANY SUB"). The Company, Company Sub and Merger Sub are hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS".

                             PRELIMINARY STATEMENTS

         A. AMRE, as the sole stockholder of Merger Sub, and the respective Boards of Directors of Merger Sub, and the Company and Company Sub, have each approved the merger of Merger Sub into the Company in accordance with the Delaware General Corporation Law (the "DELAWARE LAW"), the New York Business Corporation Law ("NEW YORK LAW") and the provisions of this Agreement. The Boards of Directors of AMRE, the Company and Company Sub have directed that the Merger, as hereinafter defined, be submitted for approval by their respective stockholders.

         B. It is intended that for federal income tax purposes the merger provided for herein shall qualify as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

         C. Provided that it will not prevent, delay or in any manner adversely effect the ability of the parties to consummate the Merger, the Company intends to reconvene its annual meeting of stockholders on or before November 30, 1995 in order to effect, prior to the mailing of the Joint Proxy Statement/Prospectus referred to in Section 5.1 below, the reincorporation (the "REINCORPORATION") of the Company from the State of New York to the State of Delaware through the merger of the Company with and into Company Sub, as contemplated in the Company's proxy materials for its annual meeting of stockholders held August 9, 1995 and adjourned as to that proposal.

         D. If the Reincorporation is effected, then all references in this Agreement to the "Company" shall for all purposes be deemed to be the constituent corporation participating in the Merger that is the surviving corporation under Delaware Law. If the Reincorporation is not effected, then all references to the "Company" shall be references to the corporation defined as such in the first paragraph of this Agreement.

         E. If the Reincorporation is effected, all references hereafter to "APPLICABLE LAW" shall mean the Delaware Law, and otherwise such reference shall be to New York Law.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, AMRE, Merger Sub, the Company and Company Sub hereby agree as follows:


                             STATEMENT OF AGREEMENT

                                   ARTICLE 1

                   THE MERGER, EFFECTIVE TIME, EXCHANGE RATIO

         1.1 The Merger. At the Effective Time (as defined in Section 1.3 hereof), in accordance with this Agreement and Applicable Law, Merger Sub shall be merged (such merger being herein referred to as the "MERGER") with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company hereinafter sometimes is referred to as the "SURVIVING CORPORATION."

         1.2 Effect of the Merger. When the Merger has been effected, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in any of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

         1.3 Consummation of the Merger. As soon as is practicable after the satisfaction or waiver of the conditions set forth in Article 6 hereof and provided that this Agreement shall not have been terminated as provided in
Article 7, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the appropriate state(s) a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the Applicable Law (the later of the time of such filings or the effective time set forth in such certificate of merger being the "EFFECTIVE TIME" and the date of such filings being the "EFFECTIVE DATE").

         1.4 Certificate of Incorporation; Bylaws; Directors and Officers. The Certificate of Incorporation and bylaws of the Surviving Corporation shall be identical with the Certificate of Incorporation and bylaws of the Company as in effect immediately prior to the Effective Time.

Such documents shall be amended and restated immediately after the Effective Time. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and bylaws and the Applicable Law. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and bylaws and Applicable Law.

         1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of AMRE, Merger Sub, the Company or the holder of any of the shares (the "SHARES") of common stock, par value $0.01 per share, of the Company (the "COMPANY COMMON STOCK"):

                 (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company) shall be canceled and retired and be converted as follows into that number of validly issued, fully paid and non-assessable shares of $0.01 par value common stock of AMRE (the "AMRE COMMON STOCK") determined as follows (the "EXCHANGE RATIO"):

                              (i)    If the Average Price (as hereafter
                 defined) of the AMRE Common Stock is $9.50 or less but not less than $6.50, then each of the Shares shall be converted into 1.41 shares of AMRE Common Stock.

                              (ii) If the Average Price of the AMRE Common Stock is more than $9.50, then each of the Shares shall be converted into that number of shares of AMRE Common Stock determined by multiplying by the following formula:

                                                  11.28
                                             ------------------
                                            8.00 + (N - 9.50)

                             Where:  N =    the Average Price of the
                             -----           AMRE Common Stock

                              (iii) If the Average Price of the AMRE Common Stock is less than $6.50 but not less than $5.00, then each of the Shares shall be converted into that number of shares of AMRE Common Stock determined by multiplying by the following formula:

                                                   11.28
                                             ----------------------
                                            8.00 - (6.50 - N)

                             Where:  N =    the Average Price of the
                             -----          AMRE Common Stock

                              (iv) If the Average Price of the AMRE Common Stock is less than $5.00, then on the date the Average Price is determined AMRE may (A) terminate this Agreement by giving the Company a notice of termination (an "AMRE TERMINATION NOTICE"); or (B) give the Company a notice stating that AMRE elects to proceed with the transactions contemplated by this Agreement (the "LOW PRICE CLOSING NOTICE"). If AMRE gives the Low Price Closing Notice, then each of the Shares shall be converted into the number of shares of AMRE Common Stock determined by multiplying by the following formula:

                                                     8.20
                                             ---------------------
                                                      N

                             Where:  N =    the Average Price of the
                             -----          AMRE Common Stock

                 If AMRE elects to give the AMRE Termination Notice, then this Agreement shall immediately terminate, and neither party hereto shall have any further liability or obligation to the other under or as a result of this Agreement other than the obligation to enter into the sub-license agreement referred to in Section 5.15 below. AMRE shall give the AMRE Termination Notice or the Low Price Closing Notice by telecopy as provided in Section 8.3 below at the telephone facsimile number indicated therein. In the event that AMRE shall not have given either the AMRE Termination Notice or the Low Price Closing Notice within five business days after the date the Average Price is determined to be less than $5.00, then AMRE shall be deemed to have given the AMRE Termination Notice.

                              (v) As used herein, "AVERAGE PRICE" means the average closing price per share of AMRE Common Stock on the New York Stock Exchange for the fifteen trading days prior to the day three trading days before AMRE requests acceleration of effectiveness of the Registration Statement containing the Joint Proxy Statement/Prospectus referred to in Section 5.1 below. AMRE shall promptly give the Company notice (the "AVERAGE PRICE NOTICE") of the amount of the Average Price of the AMRE Common Stock. The Average Price Notice shall be delivered by telecopy as provided in Section 8.3 below at the telephone facsimile number indicated therein.

                 (b) Each Share which is issued and outstanding immediately prior to the Effective Time and which is held in the treasury of the Company shall be canceled and retired, and no payment shall be made with respect thereto.

                 (c) As a result of the Merger and without action on the part of the holder thereof, all Shares shall cease to be outstanding and shall be cancelled and returned and shall cease to exist, and each holder of a certificate (a "CERTIFICATE") formerly representing any Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive, without interest, certificates representing AMRE

         Common Stock and cash for fractional interests of the AMRE Common Stock in accordance with Section 1.5(d) upon the surrender of such Certificate.

                 (d) Notwithstanding Section 1.5 hereof, in lieu of the issuance of fractional shares of AMRE Common Stock, each holder of record of issued and outstanding Shares as of the Effective Time shall be entitled to receive a cash payment (without interest) equal to the fair market value of a fraction of a share of AMRE Common Stock to which such holder would be entitled but for this provision. The cash payment in lieu of a fractional share shall represent such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (as hereinafter defined) on behalf of all such holders of the aggregate fractional shares of AMRE Common Stock that such holders would be entitled to receive but for this Section 1.5(d). Any such sale shall be made by the Exchange Agent within ten (10) business days after the date upon which the Certificates (as hereinafter defined) that would otherwise result in the issuance of shares of AMRE Common Stock have been received by the Exchange Agent.

                 (e) At the Effective Time, all options (individually a "Company Option" or collectively, the "Company Options") then outstanding under the Company's stock option plans (collectively, the "Company Stock Option Plans") shall remain outstanding following the Effective Time and shall remain exercisable pursuant to the terms of such plans (subject to the waiver of rights under the reload feature of such Company Stock Option Plans reflected in the Stockholders Agreement in the form of Exhibit E attached hereto). At the Effective Time, such Company Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder of any such Company Options, be assumed by AMRE in such manner that AMRE (i) is a corporation "assuming a stock option in a transaction to which
         Section 424(a) applies" within the meaning of Section 424 of the Code, or (ii) to the extent that Section 424(a) of the Code does not apply to any such Company Option, would be such a corporation were Section 424(a) applicable to such option. Each Company Option assumed by AMRE shall be exercisable upon the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement issued thereunder, except that (A) each such Company Option shall be exercisable for that whole number of shares of AMRE Common Stock (to the nearer whole share) into which the number of Shares subject to such Option immediately prior to the Effective Time would be converted under this Section 1.5, and (B) the option exercise price per share of AMRE Common Stock shall be an amount equal to the option price per Share subject to such Company Option in effect prior to the Effective Time divided by the Exchange Ratio (the price per share, as so determined, being rounded upward to the nearest full cent).

                 (f) At the Effective Time, each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time as a result of the Merger shall be converted in exchange for one newly and validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

         1.6     Exchange of Certificates Representing Company Common Stock.

                 (a) As of the Effective Time, AMRE shall deposit, or shall cause to be deposited, with an exchange agent selected by AMRE, which shall be AMRE's Transfer Agent or such other party reasonably satisfactory to Company (the "EXCHANGE AGENT") for the benefit of the holders of the Shares, for exchange in accordance with this Article 1, certificates representing the shares of AMRE's Common Stock issued in exchange for the Shares.

                 (b) Promptly after the Effective Time, AMRE shall cause the Exchange Agent to mail to each holder of record of Shares
         (i) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to such Shares shall pass, only upon delivery of the certificates formerly representing such Shares to the Exchange Agent in accordance with the instructions specified in clause (ii) of this sentence and which shall be in such form and have such other provisions as AMRE and the Exchange Agent may reasonably specify and (ii) instructions for use in affecting the surrender of such certificates in exchange for certificates representing shares of AMRE Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of the shares formerly represented by such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of AMRE Common Stock determined pursuant to Section 1.5(a) above and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificates surrendered pursuant to the provisions of this Article 1, after giving effect to any required tax withholdings, and the Certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of AMRE Common Stock may be issued to such a transferee if the certificate formerly representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                 (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on AMRE Common Stock shall be paid with respect any of the Shares until such certificate formerly representing the Shares is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificates representing whole shares of AMRE Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of AMRE Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender, payable with respect to such whole shares of AMRE Common Stock, less the amount of any withholding taxes which may be required thereon.

                 (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of Company of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Company, they shall be cancelled and exchanged for certificates of shares of AMRE Common Stock deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.6. Certificates surrendered for exchange by any person constituting an "affiliate" of Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), shall not be exchanged until AMRE has received the executed letter from such person as provided in Section 5.17 below.

                 (e) None of AMRE, the Company, the Exchange Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                 (f) In the event any certificate representing Shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by AMRE, the posting by such person of a bond in such reasonable amount as AMRE may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the shares of AMRE Common Stock and unpaid dividends and distributions on shares of AMRE Common Stock deliverable in respect thereof pursuant to this Agreement.

         1.7 Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of AMRE Common Stock or Company Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

         1.8 Director Nominee. At the Effective Time, AMRE shall take such action as is necessary in order to enable one individual designated by the Company to be elected to AMRE's Board of Directors (the "DESIGNEE"). The Company has selected as the Designee Murray Gross.

                                   ARTICLE 2

                       REPRESENTATIONS AND WARRANTIES OF
                              AMRE AND MERGER SUB

         Except as set forth in the disclosure letter delivered herewith (the "AMRE DISCLOSURE LETTER") and the AMRE Reports (as defined herein), AMRE and Merger Sub jointly and severally represent and warrant to the Company and Company Sub the following:

         2.1     Organization, Good Standing, Power, etc.

                 (a) Each of AMRE and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to carry on its business as now conducted. Each of AMRE and Merger Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on AMRE or Merger Sub. As used in this Agreement, the term "material adverse effect" means, with respect to any entity, a material adverse effect on the financial condition, properties, business or results of operations of such entity and its subsidiaries taken as a whole, or on the ability of such entity to perform its obligations hereunder or to consummate the transactions contemplated hereby, whether or not caused by management of such entity. Copies of the Certificate of Incorporation and bylaws of each of AMRE and Merger Sub heretofore delivered to the Company or its representatives by AMRE are true and complete as of the date hereof. Each of such Certificate of Incorporation and bylaws is in full-force and effect, and neither AMRE nor Merger Sub is in violation or breach of any of the provisions of its Certificate of Incorporation or bylaws.

                 (b) Each of AMRE and Merger Sub has the requisite corporate power and authority to enter into this Agreement and, subject to obtaining stockholder approval of the Merger, to perform its obligations hereunder. The execution and delivery of this Agreement by AMRE and Merger Sub and the consummation by AMRE and Merger Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of AMRE and Merger Sub and no other corporate proceedings on the part of AMRE or Merger Sub are necessary for the execution and delivery of this Agreement by AMRE or Merger Sub, and, subject to obtaining stockholder approval of the Merger and an increase in the number of AMRE's authorized shares, the consummation by AMRE and Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by AMRE and Merger Sub and, subject to obtaining stockholder approval of the Merger and assuming that it has been duly executed and delivered by the Company, constitutes a legal, valid and binding obligation of each of AMRE and Merger Sub, enforceable against AMRE and Merger Sub in accordance with its terms except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

         2.2 Authorized Capitalization of AMRE. The authorized capital stock of AMRE consists of 20,000,000 shares of AMRE Common Stock and 1,000,000 shares of preferred stock, par value $0.10 per share (the "AMRE PREFERRED STOCK"). As of October 31, 1995, there were 13,049,822 shares of AMRE Common Stock and no shares of AMRE Preferred Stock issued and outstanding. AMRE has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of AMRE on any matter. All issued and outstanding shares of AMRE Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in the AMRE Reports (as hereinafter defined), (i) there are no outstanding or authorized subscriptions, options, warrants, calls, rights (including any preemptive rights), commitments, or other agreements of any character whatsoever which obligate or may obligate AMRE to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar plans or contracts or rights with respect to AMRE or any of its subsidiaries which are effective as of the date hereof or which have been executed or agreed to as of the date hereof with an effective date after the date hereof, and (iii) there are no stockholders' agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of AMRE or any of its subsidiaries to which AMRE or any of its subsidiaries is or are a party which are presently effective or have been executed or agreed to as of the date hereof and provide for an effective date after the date hereof or to which any officer or director of AMRE or any stockholder owned or controlled by such officer or director is or will be a party in accordance with the terms hereof.

         2.3 Subsidiaries. AMRE owns directly or indirectly each of the outstanding shares of capital stock of each of AMRE's direct or indirect subsidiaries (each an "AMRE SUBSIDIARY"). Each of the outstanding shares of capital stock of each of the AMRE Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such outstanding shares or other ownership interests are owned, directly or indirectly, by AMRE free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.


         2.4 Other Interests. Except for interests in AMRE Subsidiaries, neither AMRE nor any AMRE Subsidiary owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity other than investments in short term investment securities.

         2.5 Effect of Agreement. The execution, delivery and performance of this Agreement by AMRE and the consummation by AMRE of the transactions contemplated hereby will not require any notice to, filing with, or the consent, approval or authorization of any person or governmental authority, except for filings required under the Hart- Scott-Rodino Act, the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and state

"Blue Sky" filings. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which AMRE is a party or is bound or to which any of its assets are subject which would have a material adverse effect on AMRE, (ii) conflict with, violate or result in a breach of any provision of the charter documents or bylaws of AMRE,
(iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to AMRE or by which any of its properties or assets is bound or affected which conflict or violation would result in a material adverse effect on AMRE or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of AMRE pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which AMRE is a party or by which AMRE or any of its assets is bound or affected which would have a material adverse effect on AMRE.

         2.6 SEC Documents. AMRE has filed each report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) required of it since March 31, 1993, (including exhibits and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, the "AMRE REPORTS"). As of their respective dates, (i) the AMRE Reports complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder, and (ii) the AMRE Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of AMRE included in the AMRE Reports (including the related notes and schedules) has been prepared in accordance with generally accepted accounting principles consistently applied, or, if unaudited, in accordance with applicable published accounting requirements of the SEC, and fairly presents the consolidated financial position of AMRE and AMRE's Subsidiaries as of its date, and each of the consolidated statements of income, changes in stockholders' equity and cash flows of AMRE included in the AMRE Reports (including any related notes and schedules, and together with the consolidated balance sheets of AMRE, the "AMRE FINANCIAL STATEMENTS") has been prepared in accordance with generally accepted accounting principles consistently applied, or, if unaudited, in accordance with applicable published accounting requirements of the SEC, and fairly presents the results of operations, changes in stockholders' equity or cash flows, as the case may be, of AMRE and AMRE's Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not cause a material adverse effect on AMRE). Neither AMRE nor any of the AMRE Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of AMRE or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since July 2, 1995 (the "BALANCE SHEET DATE"). The balance sheet of AMRE for July 2, 1995 and the related consolidated statements of income for the period ended July 2, 1995 are hereafter referred to as the "JULY AMRE FINANCIALS". All material agreements, contracts and other documents required to be filed as exhibits to any of the AMRE Reports have been so filed. AMRE has timely filed all reports and other filings required to be filed with the SEC under the rules and regulations of the SEC. Any financial statements prepared for filing with the SEC by AMRE subsequent to the date of the July AMRE Financials or the date hereof, including but not limited to its year ended December 31, 1995 audited financial statements (but only to the extent the same are required to be filed with the SEC prior to the Effective
Time) (the "SUBSEQUENT AMRE FINANCIALS"), have been, or if not yet filed, will be, prepared in accordance with generally accepted accounting principles consistently applied (in the case of audited statements) and in accordance with applicable published accounting requirements of the SEC (in the case of unaudited statements), consistently applied, will fairly represent the financial condition, and will accurately set forth in all material respects the results of the combined operations, of AMRE and the AMRE Subsidiaries for the periods covered thereby.

         2.7 Absence of Certain Changes or Events. Except as disclosed in the AMRE Reports and, and except for changes arising from the public announcement of the transactions contemplated by this Agreement, since June 30, 1995, AMRE has conducted its business only in the ordinary course of business and there has not been (i) any material change in AMRE or any development or combination of developments of which any of its executive officers has actual knowledge which has resulted or is reasonably likely to result in a material adverse effect on AMRE; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, except for dividends paid and to be paid in accordance with AMRE's past practice and at a level no greater than $0.03/per share per quarter; (iii) any material change in its accounting principles, practices or methods; (iv) any termination by AMRE of the employment of any department head or officer of AMRE or entered into (A) any written employment agreement or (B) any oral employment agreement not terminable without penalty by any party thereto upon 60 days notice; (v) any material increase in the rate of compensation or bonus payments payable or to become payable to any of AMRE's officers or directors (including, without limitation, any payment of or promise to pay any bonus or special compensation); (vi) any purchase, redemption, issuance, sale or other acquisition or disposition of any of its shares of capital stock or other equity securities, or agreement to do so, or any grant of any options, warrants or other rights to purchase or convert any obligation into any shares of AMRE's capital stock or any evidence of indebtedness or other securities; (vii) any transaction between AMRE and any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of AMRE; and (viii) any agreement entered into by AMRE to do any of the things set out in (i)-(vii) above.

         2.8 Taxes. AMRE has timely filed or caused to be timely filed (including allowable extensions) all federal, state, local, foreign and other tax returns for income taxes, sales taxes, withholding taxes, employment taxes, property taxes, franchise taxes and all other taxes of every kind whatsoever which are required by law to have been filed for its tax years ended prior to the date of this Agreement or requests for extensions have been timely filed. All of the tax returns that have been filed accurately reflect in all material respects the facts regarding the income, deductions, credits, assets, operations, activities and all other matters and information required to be shown thereon. AMRE has paid or caused to be paid all taxes, assessments, fees, penalties and other governmental charges which have become due pursuant to said returns and all other taxes, assessments, fees, penalties and other governmental charges which have become due and payable. AMRE has not filed or entered into any election, consent or extension agreement that extends the applicable statute of limitations with respect to its liability for taxes, except as set forth in the AMRE Reports. The provisions for income and other taxes reflected in the balance sheet included in the AMRE Reports make adequate provision for all accrued and unpaid taxes of AMRE, whether or not disputed, and AMRE has made and will continue to make adequate provision for such taxes on its books and records until the Effective Time, including any taxes arising from the transactions contemplated by this Agreement; provided, however, no provision has been made or will be made in the AMRE Financial Statements or the Subsequent AMRE Financials for any taxes resulting from any tax election made by the Surviving Corporation subsequent to the Effective Time. AMRE is not party to any action or proceeding pending or, to its knowledge, threatened by any governmental authority for assessment or collection of taxes; no unresolved claim for assessment or collection of such taxes has been asserted against either of them, and no audit or investigation by state or local government authorities is under way. There is and will be no further liability for any such taxes, whether by future deficiency assessments or otherwise, and no material interest or penalties accrued or accruing with respect thereto.

         2.9 Legal Proceedings. Except as set forth in the AMRE Reports, there are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the best knowledge of AMRE and Merger Sub, threatened against AMRE or Merger Sub, at law, in equity, or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which AMRE or Merger Sub is a party, which involve the transactions contemplated herein or which would have a material adverse effect upon AMRE or Merger Sub. Neither AMRE nor Merger Sub is currently engaged in or contemplating any legal action to recover moneys due to them or damages sustained by them. Neither AMRE nor Merger Sub is in violation of or in default with respect to any applicable judgment, order, writ, injunction or decree, which would have a material adverse effect upon AMRE or Merger Sub.

         2.10 Labor Matters. Neither AMRE nor any of the AMRE Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of AMRE, there is no unfair labor practice or labor arbitration proceeding pending. To the knowledge of AMRE, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of AMRE or any of the AMRE Subsidiaries.

         2.11 Patents, Trademarks, Franchises, etc. All agreements related to patents, trademarks, franchises and other similar rights listed in the AMRE Disclosure Letter are valid and enforceable, AMRE has performed all obligations imposed upon it thereunder, and AMRE is not in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by AMRE or, to the knowledge of AMRE, any other party thereto. Except as set forth in the AMRE Disclosure Letter, AMRE has not received notice that any party to any such agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

         2.12 Employee Benefit Plans. All material employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all arrangements providing compensation, severance or other benefits to any employee or director or former employee or director of AMRE, the AMRE Subsidiaries or ERISA Affiliate (as defined below) of AMRE (the "AMRE BENEFIT PLANS") are set forth in the AMRE Disclosure Letter or in the AMRE Reports. Unless otherwise disclosed in the AMRE Disclosure Letter, to the extent applicable, AMRE Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any AMRE Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified or AMRE has submitted or is in the process of submitting a timely determination letter request to the IRS with respect to any such AMRE Benefit Plan. Neither AMRE nor any ERISA Affiliate of AMRE (during the period of its affiliated status and prior thereto, to its knowledge) maintains, contributes to or has in the past maintained or contributed to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. Neither any AMRE Benefit Plan nor AMRE has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each AMRE Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. There are no pending or anticipated claims against or otherwise involving any of AMRE Benefit Plans and no suit, action or other liability (excluding claims for benefits incurred in the ordinary course of AMRE Benefit Plan activities) has been brought against or with respect to any such AMRE Benefit Plan, except for any of the foregoing which would not have a material adverse effect on AMRE. All contributions required to be made as of the date hereof to AMRE Benefit Plans have been made or provided for. All required contributions to AMRE Benefit Plans have been timely made. Neither AMRE nor any ERISA Affiliate of AMRE has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except for benefits as may be required to be provided under applicable provisions of federal or state law, there are no plans or arrangements which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any AMRE Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to AMRE or any of the AMRE Subsidiaries are the agreements and policies specifically referred to in the AMRE Disclosure Letter (and, in the case of such agreements, the form of which is attached to the AMRE Disclosure Letter).

         For purposes of this Agreement "ERISA AFFILIATE" means any business or entity which is a member of the same "controlled group of corporations," is under "common control" or is a member of an "affiliated service group" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

         2.13 Stockholder Information. None of the information to be distributed to stockholders of AMRE and the Company in connection with the Merger nor any amendments or supplements of or to any of the foregoing which is provided by AMRE (collectively, the "AMRE STOCKHOLDER INFORMATION"), will between the date the AMRE Stockholder Information is first mailed to stockholders and the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, will be false or misleading with respect to any fact, or will omit to state any fact necessary in order to make the statements therein not false or misleading.

         2.14 Full Disclosure. No information furnished, or to be furnished, by either AMRE or Merger Sub or their representatives in connection with this Agreement (including, but not limited to, the AMRE Reports and all information in the Schedules hereto) is, or will be, false or misleading and such information includes all facts required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty by or on behalf of AMRE or the AMRE Subsidiaries contained in this Agreement, and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to AMRE pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statement contained herein or therein, in light of the circumstances under which they are made, not misleading.

         2.15 Capital Stock. The shares of Common Stock of Merger Sub are validly issued, fully paid and nonassessable and are owned directly by AMRE, free and clear of all liens, claims and encumbrances. The issuance and delivery by AMRE of shares of AMRE Common Stock in connection with the Merger have been duly and validly authorized by all necessary corporate action on the part of AMRE except for approval of its stockholders contemplated by this Agreement.

         2.16 Historic Business. In the Merger, Merger Sub will transfer "substantially all" of its assets (within the meaning of Revenue Procedure 77-37, Section 3.01, 1977-2 C.B. 568) to the Surviving Corporation. AMRE has no plan or intention to (i) cause or permit the Surviving Corporation to issue any additional shares of stock, (ii) reacquire any of the shares of AMRE Common Stock issued in the Merger, (iii) liquidate the Surviving Corporation, (iv) cause or permit the merger of the Surviving Corporation with another corporation, (v) sell or otherwise dispose of the stock of the Surviving Corporation, or (vi) cause or permit the Surviving Corporation to sell or otherwise dispose of any of its assets (except for dispositions of assets made in the ordinary course of business and transfers of assets or shares of the Surviving Corporation's stock permitted by the provisions of Treasury Regulation Section 1.368-2(j)(4). Following the Merger, the Surviving Corporation will continue the Company's and Merger Sub's historic business or use a significant portion of their historic business assets in a business (within the meaning of Treasury Regulation Section 1.368-1(d)).

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                AND COMPANY SUB

         Except as set forth in the disclosure letter delivered at or prior to the execution hereof (the "COMPANY DISCLOSURE LETTER") or the Company Reports (as hereinafter defined), each of the Company and Company Sub represents and warrants to AMRE and Merger Sub as follows in Section 3.1 through Section 3.23, inclusive:

         3.1     Organization, Good Standing, Power, etc.

                 (a) The Company and Company Sub are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and have the requisite corporate power and authority to carry on their businesses as now conducted. The Company and Company Sub are each duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of their respective properties owned or leased or the nature of their activities makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on the Company or Company Sub. Copies of the Certificate of Incorporation and bylaws of the Company and Company Sub heretofore delivered to AMRE and Merger Sub or their representatives by the Company and Company Sub are true and complete as of the date hereof. Each of such Certificate of Incorporation and bylaws is in full-force and effect, and neither the Company nor Company Sub is in violation or breach of any of the provisions of its respective Certificate of Incorporation or bylaws.

                 (b) The Company and Company Sub have the requisite corporate power and authority to enter into this Agreement and, subject to obtaining stockholder approval of the Merger, to perform their respective obligations hereunder. The execution and delivery of this Agreement by each of the Company and Company Sub and the consummation by each of the Company and Company Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and Company Sub and no other corporate proceedings on the part of the Company are necessary for the execution and delivery of this Agreement by the Company or Company Sub, and, subject to obtaining stockholder approval of the Merger, the consummation by the Company and Company Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Company and Company Sub and, subject to obtaining any necessary stockholder approval of the Merger and assuming that it has been duly executed and delivered by AMRE and Merger Sub, constitutes a legal, valid and binding obligation of each of the Company and Company Sub, enforceable against the Company and Company Sub in accordance with its terms except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

         3.2     Authorized Capitalization of the Company and Company Sub.

                 (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share (the "COMPANY PREFERRED STOCK"). As of October 15, 1995, there were 3,396,572 shares of Company Common Stock and no shares of Company Preferred Stock issued and outstanding. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in the Company Reports or the Company Disclosure Letter, (i) there are no outstanding or authorized subscriptions, options, warrants, calls, rights (including any preemptive rights), commitments, or other agreements of any character whatsoever which obligate or may obligate the Company to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar plans or contracts or rights with respect to the Company or any of its subsidiaries which are effective as of the date hereof or which have been executed or agreed to as of the date hereof with an effective date after the date hereof, and (iii) there are no stockholders' agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is or are a party which are presently effective or have been executed or agreed to as of the date hereof and provide for an effective date after the date hereof or to which any officer or director of the Company or any stockholder owned or controlled by such officer or director is or will be a party in accordance with the terms hereof.

                 (b) The authorized capital stock of Company Sub consists of 19,000,000 shares of common stock, par value $0.01 per share ("COMPANY SUB COMMON STOCK"), and 1,000,000 shares of preferred stock, par value $0.01 per share (the "COMPANY SUB PREFERRED STOCK"). As of October 31, 1995, there were 1,000 shares of Company Sub Common Stock and no shares of Company Sub Preferred Stock issued and outstanding. Company Sub has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company Sub on any matter. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in the Company Sub Disclosure Letter, (i) there are no outstanding or authorized subscriptions, options, warrants, calls, rights (including any preemptive rights), commitments, or other agreements of any character whatsoever which obligate or may obligate the Company Sub to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar plans or contracts or rights with respect to the Company Sub or any of its subsidiaries which are effective as of the date hereof or which have been executed or agreed to as of the date hereof with an effective date after the date hereof, and (iii) there are no stockholders' agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company Sub or any of its subsidiaries to which the Company Sub or any of its subsidiaries is or are a party which are presently effective or have been executed or agreed to as of the date hereof and provide for an effective date after the date hereof or to which any officer or director of the Company Sub or any stockholder owned or controlled by such officer or director is or will be a party in accordance with the terms hereof.

         3.3 Subsidiaries. Except as set forth in the Company Disclosure Letter, the Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary of the Company) of each of the Company's direct or indirect subsidiaries (each a "COMPANY SUBSIDIARY"). Each of the outstanding shares of capital stock of each of the Company Subsidiaries (that are corporations) is duly authorized, validly issued, fully paid and nonassessable, and all such outstanding shares or other ownership interests are owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.

         3.4 Other Interests. Except for interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any material interest or investment (whether equity or debt) in any corporation (including but not limited to AMRE), partnership, joint venture, business, trust or entity other than investments in short term investment securities.

         3.5 Effect of Agreement. The execution, delivery and performance of this Agreement by the Company and Company Sub and the consummation by each of the Company and Company Sub of the transactions contemplated hereby will not require any notice to, filing with, or the consent, approval or authorization of any person or governmental authority, except for filings required under the Hart-Scott-Rodino Act and the Exchange Act. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) except as set forth in the Company Disclosure Letter, result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which the Company or Company Sub is a party or is bound or to which any of their respective assets are subject which event would have a material adverse effect on the Company or Company Sub, (ii) conflict with, violate or result in a breach of any provision of the charter documents or bylaws of the Company or Company Sub, (iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to the Company or to Company Sub or by which any of their respective properties or assets is bound or affected which conflict or violation would result in a material adverse effect on the Company or Company Sub or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of the Company or Company Sub pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which the Company or Company Sub is a party or by which the Company, Company Sub or any of their respective assets is bound or affected which would have a material adverse effect on the Company.

         3.6 SEC Documents. The Company has delivered to AMRE each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) prepared by it since March 31, 1993, (including exhibits and any amendments thereto) filed with the SEC (collectively, the "COMPANY REPORTS"). As of their respective dates, (i) the Company Reports complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder, and (ii) the Company Reports and any Private Placement Memorandums of Company did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Company included in the Company Reports (including the related notes and schedules) has been prepared in accordance with generally accepted accounting principles consistently applied, or, if unaudited, in accordance with applicable published accounting requirements of the SEC, and fairly presents the consolidated financial position of Company and the Company's Subsidiaries as of its date, and each of the consolidated statements of income, changes in stockholders' equity and cash flows of Company included the Company Reports (including any related notes and schedules, and together with the consolidated balance sheets of the Company, the "COMPANY FINANCIAL STATEMENTS") has been prepared in accordance with generally accepted accounting principles consistently applied, or, if unaudited, in accordance with applicable published accounting requirements of the SEC, and fairly presents the results of operations, changes in stockholders' equity or cash flows, as the case may be, of the Company and the Company's Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not cause a material adverse effect on the financial condition, business, operations, liquidity, property, or assets of the Company and the Company Subsidiaries considered as a single enterprise). Neither the Company nor any of the Company Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since June 30, 1995 (the "BALANCE SHEET DATE"). The balance sheet of the Company for March 31, 1995 and the related consolidated statements of income for the period ended March 31, 1995 are hereafter referred to as the "MARCH COMPANY FINANCIALS".
All material agreements, contracts and other documents required to be filed as exhibits to any of the Company Reports have been so filed. The Company has timely filed all reports, registration statements and other filings required to be filed with the SEC under the rules and regulations of the SEC. Any financial statements prepared for filing with the SEC by the Company subsequent to the date of the March Company Financials or the date hereof, including but not limited to its year ended March 31, 1996 audited financial statements (but only to the





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

extent the same are required to be filed with the SEC prior to the Effective
Time) (the "SUBSEQUENT COMPANY FINANCIALS"), have been, or if not yet filed, will be, prepared in accordance with generally accepted accounting principles consistently applied (in the case of audited statements) and in accordance with applicable published accounting requirements of the SEC (in the case of unaudited statements), consistently applied, will fairly represent the financial condition, and will accurately set forth in all material respects the results of the combined operations, of the Company and the Company Subsidiaries for the periods covered thereby.

         3.7 Absence of Certain Changes or Events. Except as disclosed in the Company Reports, and the Company Financial Statements, the Company Disclosure Letter or as required to effect the Reincorporation and except for changes arising from the public announcement of the transactions contemplated by this Agreement, since June 30, 1995, the Company has conducted its business only in the ordinary course of business and there has not been (i) any material change in the Company or any development or combination of developments of which any of its executive officers has actual knowledge which has resulted or is reasonably likely to result in a material adverse effect on the Company;
(ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, except for quarterly dividends paid and to be paid in accordance with the Company's past practice and at a level no greater than $0.005 per share; (iii) any material change in its accounting principles, practices or methods; (iv) any termination by the Company of the employment of any department head or officer of the Company or entered into (A) any written employment agreement or (B) any oral employment agreement not terminable without penalty by any party thereto upon 60 days notice; (v) any material increase in the rate of compensation or bonus payments payable or to become payable to any of the Company's officers or directors (including, without limitation, any payment of or promise to pay any bonus or special compensation); (vi) any purchase, redemption, issuance, sale or other acquisition or disposition of any of its shares of capital stock or other equity securities, or agreement to do so, or any grant of any options, warrants or other rights to purchase or convert any obligation into any shares of the Company's capital stock or any evidence of indebtedness or other securities;
(vii) any transaction between the Company and any Affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of the Company; and (viii) any agreement entered into by the Company.

         3.8 Taxes. Except as disclosed in the Company Disclosure Letter, the Company has timely filed or caused to be timely filed (including allowable extensions) all material federal, state, local, foreign and other tax returns for income taxes, sales taxes, withholding taxes, employment taxes, property taxes, franchise taxes and all other taxes of every kind whatsoever which are required by law to have been filed for its tax years ended prior to the date of this Agreement or requests for extensions have been timely filed. All of the tax returns that have been filed accurately reflect in all material respects the facts regarding the income, deductions, credits, assets, operations, activities and all other matters and information required to be shown thereon. The Company has paid or caused to be paid all taxes, assessments, fees, penalties and other governmental charges which have become due pursuant to said returns and all other taxes, assessments, fees, penalties and other governmental charges which have become due and payable. The Company has not filed or entered into any election, consent or extension agreement that extends the applicable statute of limitations with respect to its liability for taxes, except as set forth in the Company Disclosure Letter or except as would not have a material adverse effect on the Company.

         3.9     Real Property.

                 (a) The Company Reports and the Company Disclosure Letter contain a complete and accurate list of all real property owned or, to the extent material, leased by the Company (the "SECTION 3.9 PROPERTY"). Except as otherwise disclosed in the Company Disclosure Letter and except for liens for taxes not yet due and payable, the
         Section 3.9 Property owned by the Company is free and clear of all liens, mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances (except to the extent that the existence of such encumbrance would not materially affect the Company's use of such property) and other adverse claims or interests of any nature whatsoever. All improvements on the Section 3.9 Property are in good condition and repair, reasonable wear and tear excepted.

                 (b) Except as disclosed in the Company Reports or the Company Disclosure Letter, there are no material existing leases, subleases, tenancies, licenses, contracts or other agreements relating to the Section 3.9 Property to which the Company is a party (the "LEASES").

                 (c) Except as disclosed in the Company Reports or the Company Disclosure Letter, (i) each of the Leases to the Company of the Section 3.9 Property is valid, and neither the Company nor, to the knowledge of the Company, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party thereto except where such default would not result in a material adverse effect on the Company and (ii) the Company has not received notice that any party to any Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

         3.10 Environmental. Except for those matters that (i) would not have a material adverse effect on the Company, (ii) are in compliance with applicable law, or (iii) are disclosed in the Company Reports or the Company Disclosure Schedule:

                 (a) The Company has not used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials (as defined hereafter) on, under, at, or from, any of the owned, leased or operated properties or assets described in the Company Disclosure Letter, or otherwise, in any manner which violated any applicable Environmental Law (as defined hereafter) and to the Company's knowledge no prior owner or operator of such property or asset of any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on, from or affecting such property or asset, or otherwise, in any manner which violated any applicable Environmental Law.

                 (b) There have been no Releases (as defined hereafter) of any Hazardous Material on, under, at, or from any of the owned, leased or operated properties or assets described in the Company Disclosure Letter or otherwise.

                 (c) The Company does not have any liabilities assessed, no written claims have been received by the Company and no currently outstanding citations or notices of violation have been received by the Company, which in the case of any of the foregoing have been or are imposed by reason of or based upon any alleged violation of any applicable Environmental Laws, including, but not limited to, any such liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, presence or handling of any Hazardous Materials by the Company at any of the Section 3.9 Property or otherwise.

                 (d) There are no actions by any governmental authority or third party pending under any Environmental Laws to which the Company is a party alleging a violation of Environmental Law, nor are there any decrees, or orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to the Company.

                 (e) The real property currently used, owned or leased by the Company contains no regulated underground storage tanks, or regulated underground piping associated with underground storage tanks, used currently or in the past as such tanks are defined in RCRA or comparable state law.

                 (f) The Company has obtained and is in compliance with all material permits and licenses that are required under Environmental Laws, and is in material compliance with all terms and conditions of such permits and licenses.

                 (g)      Definitions:

                          (1) as used herein, the term "HAZARDOUS MATERIALS" means chemicals, materials or substances which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; or other chemical, material, substance or waste, exposure to which is prohibited, limited or regulated under any Environmental Law;

                          (2) the term "ENVIRONMENTAL LAWS" means all federal, state and local laws, rules and regulations applicable to the Company and its properties relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of Hazardous Materials; and

                          (3) the term "RELEASES" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil surface water, groundwater or property in violation of Environmental Law.

         3.11    Personal Property.

                 (a) Except as otherwise described in the Company Reports or the Company Disclosure Letter, all of the Company's personal property (the "SECTION 3.11 PROPERTY") is (i) free and clear of all liens, other than liens for taxes not yet due and payable, mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any nature whatsoever, and (ii) is in good operating condition and repair, reasonable wear and tear excepted. The Section 3.11 Property, taken as a whole, is reasonably fit and usable for the purposes for which it is being used, reasonably sufficient for all current operations and business of the Company and conforms with all applicable ordinances, regulations and laws except where the failure to conform would not have a material adverse effect on the Company.

                 (b) The inventory of the Company as reflected by the March Company Financials and the inventory as the same shall exist on the date hereof, other than the reserve established for the inventory reflected in the March Company Financials, consisted and will consist of items which were and will be of the usual quality and quantity necessary for the normal conduct of the business of the Company and is reasonably expected to be usable or saleable within a reasonable period of time in the ordinary course of the business of the Company. With respect to inventory in the hands of suppliers for which the Company is committed as of the date hereof, such inventory is reasonably expected to be usable in the ordinary course of the business of the Company as presently being conducted.

         3.12 Contracts. Except as disclosed in the Company Reports or the Company Disclosure Letter, all contracts and leases referred to in the Company Disclosure Letter are valid and enforceable, the Company has performed all obligations imposed upon them thereunder, and the Company nor, to the knowledge of the Company, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party thereto.

         3.13 Legal Proceedings. Except as set forth in the Company Reports or the Company Disclosure Letter, there are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company, at law, in equity, or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party, which involve the transactions contemplated herein or which would have a material adverse effect upon the Company. Except as set forth in the Company Disclosure Letter, the Company is not presently engaged in or contemplating any legal action to recover moneys due to them or damages sustained by them. The Company is not in violation of or in default with respect to any applicable judgment, order, writ, injunction or decree, which would have a material adverse effect upon the Company.

         3.14 Labor Matters. Except as set forth in the Company Reports or the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of the Company, there is no unfair labor practice or labor arbitration proceeding pending. To the knowledge of the Company and except as set forth in the Company Disclosure Letter, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Company or any of the Company Subsidiaries.

         3.15 Patents, Trademarks, Franchises, etc. All patents and trademarks owned by the Company and registered in the U.S. Patent and Trademark Office have been duly issued or registered therein, all such registrations have been validly issued and all are in full force and effect. The Company in its operations does not infringe any valid patent, trademark, trade name, service mark or copyright of any other person or entity. All agreements related to patents, trademarks, franchises and other similar rights listed in the Company Disclosure Letter are valid and enforceable, the Company has performed all obligations imposed upon it thereunder, and the Company is not in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party thereto. Except as set forth in the Company Disclosure Letter, the Company has not received notice that any party to any such agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

         3.16 Insurance. Since January 1, 1993 neither the Company nor any of the Company Subsidiaries has been denied coverage by any insurance carrier or has failed or currently fails to maintain any insurance coverage which may be required by the laws of the states in which the Company or the Company Subsidiaries do business. The premiums due on the insurance which covers calendar year 1994 have been paid in full (or are not delinquent) and the premiums due for the period from January 1, 1995 to the Effective Time have been or will be paid in full as and when due. All such insurance complies in all material respects with the terms of each of its leases and each of the mortgages, deeds of trust, service agreements with third parties and/or loan agreements to which Company or any of the Company Subsidiaries is a party.

         3.17 Employees. Except as disclosed in the Company Reports and as reflected in the Company Financial Statements, the Company is not a party to any:

                          (i) management, employment or other contract providing for the employment or rendition of executive services;

                          (ii) contract for the employment of any employee which is not terminable by the Company on 30 days' notice;

                          (iii) bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, stock purchase, stock option, employee benefit or similar plan, agreement or arrangement (including without limitation Christmas bonuses and similar year end bonuses); or

                          (iv) any other employment contract or other compensation agreement or arrangement affecting or relating to current or former employees of the Company.

         3.18 Employee Benefit Plans. All material employee benefit plans, as defined in Section 3(3) of ERISA, all arrangements providing compensation, severance or other benefits to any employee or director or former employee or director of the Company, the Company Subsidiaries or ERISA Affiliate of the Company (the "COMPANY BENEFIT PLANS") are listed in the Company Disclosure Letter. Unless otherwise disclosed in the Company Disclosure Letter, to the extent applicable, the Company Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or the Company has submitted or is in the process of submitting a timely determination letter request to the IRS with respect to any such Company Benefit Plan. Except as set forth in the Company Disclosure Letter, neither the Company nor any ERISA Affiliate of the Company (during the period of its affiliated status and prior thereto, to its knowledge) maintains, contributes to or has in the past maintained or contributed to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. Neither any Company Benefit Plan nor the Company has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. There are no pending or anticipated claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other liability (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which would not have a material adverse effect on the Company. All contributions required to be made as of the date hereof to Company Benefit Plans have been made or provided for. All required contributions to Company Benefit Plans have been timely made. Neither the Company nor any ERISA Affiliate of the Company has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except for benefits as may be required to be provided under applicable provisions of federal or state law and except as set forth in the Company Disclosure Letter, there are no plans or arrangements which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company or any of the Company Subsidiaries are the agreements and policies specifically referred to in the Company Reports or in the Company Disclosure Letter.

         3.19 Transactions with Related Parties. Except for transactions disclosed in the Company Disclosure Letter or in the Company Reports there have been no loans or other transactions between the Company and any officer, director or stockholder of the Company. Except as disclosed in the Company Disclosure Letter or in the Company Reports, neither the Company, any officer or director of the Company nor any spouse or child of any such person owns or has any interest in, directly or indirectly, any real or personal property owned by or leased to the Company or any copyrights, patents, trademarks, service marks, trade names or trade secrets licensed by the Company.

         3.20 Brokerage. Except as set forth in the Company Disclosure Letter, the Company has not retained any broker or finder in connection with the transactions contemplated by this Agreement.

         3.21 Stockholder Information. None of the information to be distributed to stockholders of the Company in connection with the Merger nor any amendments or supplements of or to any of the foregoing which is provided by the Company (collectively, the "STOCKHOLDER INFORMATION"), will between the date the Stockholder Information is first mailed to stockholders and the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, will be false or misleading with respect to any fact, or will omit to state any fact necessary in order to make the statements therein not false or misleading.

         3.22    Laws.  Except for environmental laws, which are covered in
Section 3.10 hereof, and as specifically set forth in the Company Disclosure Letter, the Company has complied in all material respects with all laws, rules, regulations, ordinances, codes, licenses, clearances, permits, franchises, grants, authorizations, easements, consents, certificates and orders relating to any of its properties or applicable to its business, including, but not limited to, labor, equal employment opportunity, occupational safety and health, consumer protection, environmental, securities and antitrust laws and regulations except where the failure to be in compliance would not have a material adverse effect on the Company. The Company has all contractors licenses required for it to conduct its business except where the failure to be in compliance would not have a material adverse effect on the Company. The Company is not in material violation of any applicable zoning, building or environmental regulation, ordinance or other law, order, regulation, restriction or requirement relating to its operations or properties, whether such properties are owned or leased, and no governmental body or other person has claimed that any such violation exists, or called attention to the need for any work, repairs, construction, alterations or installation on or in connection with the properties of the Company, except for such violations that would not have a material adverse effect on the Company. As of the date hereof, the Board of Directors of the Company has approved the Merger pursuant to the relevant provisions of Applicable Law.

         3.23 Full Disclosure. No information furnished, or to be furnished, by either the Company or any of the stockholders to AMRE or Merger Sub or their representatives in connection with this Agreement (including, but not limited to, the Company Reports and all information in the Schedules hereto) is, or will be, false or misleading and such information includes all facts required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty by or on behalf of Company or the Company Subsidiaries contained in this Agreement, and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to AMRE pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statement contained herein or therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE 4

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, prior to the Effective Time, unless AMRE and Merger Sub shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

                 (a) To the extent reasonably practicable taking into account any operational matters that may arise that are attributable to the pendency of the Merger, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and consistent with past practices, and the Company shall use its commercially reasonable efforts to maintain and preserve its business organization, assets, prospects, employees and advantageous business relationships;

                 (b) The Company shall not, directly or indirectly, do any of the following except as appropriate for the reincorporation of the Company in the State of Delaware: (i) authorize for issuance, issue, sell, pledge, deliver, or agree or commit to issue, sell, pledge or deliver (whether through the issuance or grant of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of the Company or securities or rights convertible into or exchangeable for, shares of capital stock or securities convertible into or exchangeable for such shares; (ii) pledge, dispose of or encumber, except in the ordinary course of business, any assets of the Company (including any indebtedness owed to it or any claims held by it); (iii) amend or propose to amend its Certificate of Incorporation or bylaws or similar organizational documents; (iv) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; (v) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any capital stock of the Company; (vi) transfer any assets or liabilities to any subsidiary; or (vii) authorize or propose any of the foregoing or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided, however, that nothing in this Section 4.1(b) shall prohibit the Company from issuing any capital stock of the Company upon the exercise of outstanding options;

                 (c) The Company shall not, directly or indirectly, (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer or purchase of any amount of property or assets of any other individual or entity;
         (ii) acquire any assets for a value in excess of $25,000 other than in the ordinary course of business; (iii) dispose of any assets with a value in excess of $25,000 other than in the ordinary course of business; (iv) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, make any loans or advances or enter into any other transaction, except in the ordinary course of business and consistent with past practice; (v) authorize, recommend or propose any change in its capitalization or any release or relinquishment of any contract right; or (vi) authorize or propose any of the foregoing or enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                 (d) The Company shall not enter into or adopt any new, or amend any existing, severance or termination benefit arrangements, consulting agreements, any employment benefit plans, or arrangement, other than in the ordinary course of business and consistent with past practices;

                 (e) Except (i) for arrangements existing prior to October 15, 1995, (ii) as required by law, or (iii) or as noted in the Company Disclosure Letter or the Company Reports, the Company (except for salary increases or other employee benefit arrangements in the ordinary course of business) shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increase or pay any benefit not required by any existing plan and arrangement;

                 (f) The Company shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Company's Financial Statements or incurred in the ordinary course of business and consistent with past practice;

                 (g) The Company shall not waive, release, grant or transfer any franchises, franchise agreements, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights or know-how or modify or change in any respect any existing license, lease, contract franchise, franchise agreement or other document, other than in the ordinary course of business and consistent with past practice;

                 (h) The Company shall use its best efforts to preserve its business organization intact, to keep available the services of its current officers and key employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having significant business relationships with the Company;

                 (i) The Company shall not make any capital expenditure in excess of $50,000.

         4.2 Interim Operations of AMRE. AMRE covenants and agrees as to itself and the AMRE Subsidiaries that, from and after the date hereof and until the Effective Time (except as the Company shall otherwise agree or except as otherwise contemplated by this Agreement), neither AMRE nor Merger Sub shall take or cause to be taken any action which would disqualify the Merger as a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code. AMRE and the Company shall each deliver customary representations for purposes of the delivery of the opinions referenced in Sections 6.2(g) and 6.3(g). Except as disclosed in the AMRE Reports, to the extent reasonably practicable taking into account any operational matters that may arise that are attributable to the pendency of the Merger, the business of AMRE shall be conducted only in, and AMRE shall not take any action except in the ordinary course of business, and AMRE shall use its commercially reasonable efforts to maintain and preserve its business organization, assets, prospects, employees and advantageous business relationships.


                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

         5.1 Registration Statement and Proxies. AMRE and the Company shall cooperate and promptly prepare and AMRE shall file with the SEC as soon as practicable a Joint Proxy and Registration Statement on Form S-4 (the "FORM S-4") under the Securities Act, with respect to the AMRE Common Stock issuable in the Merger, a portion of which Joint Proxy and Registration Statement shall serve as the proxy statement with respect to the meetings of the stockholders of AMRE and the Company in connection with the Merger (the "JOINT PROXY STATEMENT/PROSPECTUS"). The respective parties will cause the Joint Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. AMRE shall use all reasonable efforts, and the Company will cooperate with AMRE, to have the Form S-4 declared effective by the SEC as promptly as practicable. AMRE shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. AMRE agrees that the Joint Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the meetings of stockholders of AMRE and the Company, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by AMRE in reliance upon and in conformity with written information concerning the Company furnished to AMRE by the Company specifically for use in the Joint Proxy Statement/Prospectus. The Company agrees that the written information concerning the Company provided by it for inclusion in the Joint Proxy





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

Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meetings of the stockholders of AMRE and the Company, or, in the case of written information concerning the Company provided by the Company for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not including an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the Statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Joint Proxy Statement/Prospectus or the Form S-4 nor any request for acceleration thereof will be made by AMRE or the Company without the approval of the other party, except as required by law. AMRE will advise the Company, promptly after its receives notice, of the time when the Form S-4 or any post effective supplement or amendment thereto has become effective the issuance of any stop order, the suspension of the qualification of the AMRE Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4 or requests by the SEC for additional information and will promptly provide the Company with copies of any responses filed by AMRE to SEC comments on the Form S-4.

         5.2 Letter to the Company's Accountants. The Company shall use its best efforts to cause to be delivered to AMRE a letter of Grant Thornton & Co., the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to AMRE and the Company, in form and substance reasonably satisfactory to AMRE and customary in scope and substance of letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         5.3 Letters of AMRE's Accountants. AMRE shall use its best efforts to cause to be delivered to the Company a letter of Arthur Andersen & Co., AMRE's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to AMRE and the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance of letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         5.4 Company Board Recommendation. Subject to Section 5.10 hereof, the Stockholder Information shall contain the recommendation of the Board of Directors of the Company in favor of the Merger and the Board of Directors shall recommend that the stockholders of the Company adopt the Merger Agreement, it being understood that the failure of the Board of Directors of the Company to make such recommendations shall not be deemed a breach of this Agreement if the Board determines, after consultation with and advice from counsel, that it cannot, consistent with its fiduciary duties, make such recommendations.

         5.5 AMRE Board Recommendation. The Joint Proxy Statement/Prospectus shall contain the recommendation of the Board of Directors of AMRE in favor of the Merger, the proposed amendment to amend the Certificate of Incorporation of AMRE to increase the number of AMRE's authorized shares and the consummation of the transactions contemplated thereby and shall recommend that the stockholders of AMRE approve and consent to such proposals and





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shall recommend that the stockholders of AMRE adopt the Merger Agreement, it being understood that the failure of the Board of Directors of AMRE to make such recommendations shall not be deemed a breach of this Agreement if the Board of Directors of AMRE determines, after consultation with and advice from counsel, that it cannot, consistent with its fiduciary duties, make such recommendations.

         5.6     Consent of Stockholders of the Company.  Subject to Section
5.10 hereof, the Company shall use commercially reasonable efforts to take all action necessary, in accordance with Applicable Law and its Certificate of Incorporation and bylaws, to transmit the Joint Proxy Statement/Prospectus to its stockholders and obtain its stockholders' approval of the Merger as promptly as reasonably practicable. The Company shall use commercially reasonable efforts to secure the consent of its stockholders required by law to effect the Merger.

         5.7 Consent of Stockholders of AMRE. AMRE shall transmit the Joint Proxy Statement/Prospectus to its stockholders and shall use its best efforts to take all action necessary to obtain its stockholders' approval to the Merger and the proposal to amend it Certificate of Incorporation to increase the authorized amount of shares of AMRE Common Stock issuable to 40 million (40,000,000) shares, as promptly as reasonably practicable.

         5.8 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

         5.9 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees (i) to use all reasonable efforts to take, or cause to be taken, all actions and (ii) to use all reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, (iii) to use all reasonable efforts to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts and to notify each of the other parties hereto of any request for prepayment with respect thereto; provided however, all reasonable efforts with respect to obtaining waivers, consents and approvals under loan agreements does not obligate the parties hereto to make any prepayment on any such loan, (iv) to use all reasonable efforts to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state, local or foreign law or regulations, (v) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (vi) to use all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (vii) to use all reasonable efforts to effect all necessary registrations and filings and submissions of information required or requested by governmental authorities; and (viii) to use all reasonable efforts to cause the Merger to be treated as a "pooling of interests."

         5.10 No Solicitation. From and after the date hereof, the Company will not, and will not permit any of its officers, directors, employees, agents and other representatives or those of any Company Subsidiary (collectively, the "COMPANY REPRESENTATIVES") to, directly or





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

indirectly, solicit or initiate any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined herein) from any person; provided, however, that, notwithstanding any other provision of this Agreement, (i) the Company may engage in discussions or negotiations with a third party who (without any solicitation or initiation, directly or indirectly, by or with the Company or any Company Representatives after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets, (ii) the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of an Acquisition Proposal that is financially superior to the Merger and reasonably capable of being financed (as determined in each case in good faith by the Company's Board of Directors after consultation with the Company's financial advisors), the Board of Directors of the Company may withdraw, modify or not make its recommendation referred to in
Section 5.4 or terminate this Agreement in accordance with Section 7.1(d), but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the Board of Directors of the Company shall conclude in good faith that such action is necessary in order for the Board of Directors of the Company to act in a manner that is consistent with its fiduciary obligations under applicable law. The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or any Company representatives with respect to any Acquisition Proposal existing on the date hereof. The Company will promptly notify AMRE of any inquiries or developments related to any of the above or any such requests for such information or the receipt of any Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal, and (unless the Board of Directors of the Company concludes such disclosure is inconsistent with its fiduciary obligations under applicable law) the material terms and conditions of any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by AMRE or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving the Company or any Company Subsidiary or any proposal to acquire in any manner a substantial equity interest in, or substantially all of the assets of, the Company or any Company Subsidiary.

         5.11 Notification of Certain Matters. Each party will promptly give written notice to the other parties upon becoming aware of the occurrence or failure to occur, or impending or threatened occurrence or failure to occur, of any event that would cause or constitute, or would be likely to cause or constitute, a breach of any of its representations, warranties or covenants contained in this Agreement and will use all reasonable efforts to prevent or promptly remedy the occurrence or failure. No such notification shall limit or affect the representations, warranties, covenants or conditions or remedies of the parties hereunder.

         5.12    Access to Information.

                 (a) The Company and AMRE and their respective officers, directors, employees and agents shall afford the officers, employees and agents of the other parties hereto complete access at all reasonable times to their respective officers, employees,





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

         agents, properties, facilities, books, records and contracts and those of their respective subsidiaries (including the Company Subsidiaries) and shall furnish the other parties hereto all financial, operating and other data and information as the other parties hereto through their officers, employees or agents, may reasonably request. Each party hereto shall hold and will cause their respective representatives to hold in strict confidence all documents and information concerning the other parties hereto (and the Company Subsidiaries) furnished to other parties hereto in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to whom the information was disclosed (or their respective Affiliates) prior to its disclosure to the party to whom the information was disclosed, (ii) in the public domain through no fault of the party to whom the information was disclosed or (iii) later lawfully acquired by the party to whom the information was disclosed (or their respective affiliates) from other sources, and will not release or disclose such information to any other person, except in connection with this Agreement to (i) their respective auditors, attorneys, financial advisors and other consultants or advisors or
         (ii) responsible financial institutions, partnerships and individuals after the disclosing party, has made reasonable efforts to cause such financial institutions, partnerships and individuals to agree to be bound by the provisions of this Section 5.12 as if the reference to the disclosing party herein were to them (it being understood that such persons shall be informed by the disclosing party of the confidential nature of such information and shall be directed by the disclosing party to treat such information confidentially); provided that the disclosing party and their respective representatives may provide such documents and information in response to judicial or administrative process or applicable governmental laws, rules, regulations, orders or ordinances, but only that portion of the documents or information which, on the advice of counsel, is legally required to be furnished, and provided that the disclosing party notifies the non-disclosing party of its obligation to provide such information prior to such disclosure and fully cooperates with the non-disclosing party to protect the confidentiality of such documents and information under applicable law. If the transactions contemplated by this Agreement are not consummated, the parties shall return to each other all copies of written information furnished to them by the other parties hereto or their respective affiliates, agents, representatives or advisers.

                 (b) Any schedule which is not attached hereto at the time that AMRE and Merger Sub execute this Agreement shall not be subsequently attached hereto or incorporated herein unless such schedule is acceptable to AMRE and Merger Sub.

         5.13 Information for Other Filings. The parties represent to each other that the information provided and to be provided by AMRE, Merger Sub and the Company, respectively, for use in any document to be filed with any other governmental agency or authority in connection with the transactions contemplated hereby shall, at the respective times such documents are filed with the governmental agency or authority and on the Effective Date be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading, and the Company, AMRE and Merger Sub each agree to so correct any such information provided by it for use in such documents that shall have become false or misleading.





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


         5.14 Employment Agreements. At the Effective Time, AMRE shall enter into employment agreements with each of Mark Honigsfeld and Murray Gross substantially in the forms attached hereto as Exhibits A and B (respectively, the "HONIGSFELD AND GROSS EMPLOYMENT AGREEMENTS").

         5.15 Sub-License Agreement. No later than the mailing of the Joint Proxy Statement/Prospectus, AMRE and the Company shall have entered into a Sub-License Agreement containing the terms and conditions contained in Exhibit C attached hereto and such other terms and conditions as the parties hereto may mutually agree. In the event AMRE and the Company disagree on whether a particular term should be included in the Sub-License Agreement or what provisions should be included in any section of the Sub-License Agreement, the parties agree to submit such disagreement to Mr. Dave Yoho of Dave Yoho & Associates, 10803 W. Main St., Fairfax, Virginia for arbitration. (AMRE and the Company acknowledge Mr. Dave Yoho has a son by the same name who is employed by Dave Yoho & Associates, and it is the intention of AMRE and the Company that the elder Dave Yoho act as the arbitrator of disputes between the parties). The decision(s) made by Dave Yoho regarding the inclusion or non-inclusion of any term or provision in the Sub-License shall be final and binding on each of AMRE and the Company for all purposes. Each party shall bear its own expenses in connection with the arbitration of any dispute, including attorney's fees, witness expenses and expenses of presenting the case, but all fees of Dave Yoho and/or Dave Yoho & Associates shall be divided and paid equally by AMRE and the Company. If this Agreement is terminated pursuant to Section 7.1(d) hereof, the obligations of AMRE and the Company under this Section 5.15 shall remain in full force and effect.

         5.16 Company Reincorporation in Delaware. Provided that such action will not prevent, delay or in any manner adversely affect the ability of the parties to consummate the Merger, the Company shall cause the Company to become a Delaware corporation no later than three business days prior to the mailing of the Joint Proxy Statement/Prospectus.

         5.17    Affiliate Letters.

                 (a) Prior to the Effective Time, the Company shall deliver to AMRE a list (the "COMPANY AFFILIATE LIST") of names and addresses of those persons who, as of the date of this Agreement, were in the reasonable judgment of the Company, "affiliates" (each such person, an "AFFILIATE OF THE COMPANY") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act and under the SEC guidelines and interpretations applicable to Pooling of Interests. The Company Affiliate List will be updated as appropriate from time to time, up to and including the Effective Time. The Company shall provide AMRE such information and documents as AMRE shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to AMRE, concurrently with the execution of this Agreement and when necessary from time to time between the date hereof and the Effective Time, from each Affiliate of the Company identified in the Company Affiliate List, an Affiliate Letter in the form attached hereto as Exhibit D-1 (the "COMPANY AFFILIATE LETTER"). AMRE shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any AMRE Common Stock to be received by each Affiliate of the

         Company, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the AMRE Common Stock, consistent with the terms of such Company Affiliate Letters.

                 (b) At least ten (10) days prior to the date of the meeting of AMRE's stockholders contemplated by this Agreement, AMRE shall deliver to the Company a list of names and addresses of those persons who were, in AMRE's reasonable judgment, at the record date for such meeting, Affiliates of AMRE. AMRE shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. AMRE shall use all reasonable efforts to deliver or cause to be delivered to the Company, prior to the Effective Time from each of the Affiliates of AMRE identified in the foregoing list (as the same may be supplemented or as aforesaid), Affiliates Letters in the form attached hereto as Exhibit D-2 (the "AMRE AFFILIATE LETTER").

         5.18 Pooling. From and after the date hereof and until the expiration of the Restricted Period (as defined below), AMRE and the Company shall use commercially reasonable efforts to prevent any of its or their Subsidiaries or Affiliates (as defined in Section 5.17) from taking any action, or failing to take any reasonable action, that would jeopardize the treatment of the Merger as a "pooling of interests." For purposes hereof, the Restricted Period shall mean the period commencing on the date hereof and terminating on the date on which thirty days of combined operations are publicly announced by AMRE. Notwithstanding any other terms of this Agreement to the contrary, it shall not be a condition precedent to the consummation of the transactions contemplated by this Agreement that the Merger shall be treated as a "pooling of interests" under applicable accounting standards.

         5.19 Stockholders Agreement. The Affiliates of the Company shall enter into the Stockholders Agreement attached hereto as Exhibit E.

         5.20 Documentation; Registration. AMRE shall take all corporate action necessary to reserve for issuance a sufficient number of shares of AMRE Common Stock for delivery upon exercise of the options provided in the Company Options. Promptly following the Effective Time of the Merger, AMRE shall file a Registration Statement covering the shares of AMRE Common Stock issuable upon the exercise of the assumed Company Options. AMRE will use its reasonable efforts to cause such shares to be registered under the Securities Act and to maintain such registration in effect until the exercise or termination of all such Company Options.

         5.21    Director and Officer Indemnification.

                 (a) From and after the Effective Time, AMRE shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of the Company or any Company Subsidiary or an employee of the Company or any Company subsidiary who acts as a fiduciary under any benefit or pension plan of the Company or any Company Subsidiary (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of AMRE (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of, or pertaining to this Agreement or the transactions contemplated hereby (the "INDEMNIFIED LIABILITIES"), in each case to the full extent permitted under the Delaware Law (and AMRE will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties, (i) the Indemnified Parties may retain counsel satisfactory to them (or them and AMRE and the Surviving Corporation after the Effective Time) and the Company (or after the Effective Time, AMRE and the Surviving Corporation) shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and
         (ii) the Company (or after the Effective Time, AMRE and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company, AMRE nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.21(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify AMRE, but the failure so to notify shall not relieve AMRE from any liability that it may have under this Section 5.21(a), except to the extent such failure materially prejudices AMRE. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Indemnified Parties and AMRE agree that the rights to indemnification provided pursuant to this Section 5.21(a), including provisions relating to advances of expenses incurred in defense of any action or suit with respect to matters pertaining to this Agreement or matters contemplated hereby, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect to any Indemnified Liabilities asserted or made with such period shall continue until the disposition of such Indemnified Liabilities.

                 (b) From and after the Effective Time, AMRE and the Surviving Corporation shall, indemnify, defend and hold harmless the Indemnified Parties against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on the arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of the Company or any Company Subsidiary that pertains to any matter existing or occurring at or prior to the date hereof ("Existing Liabilities"), in each case to the full extent permitted under the Delaware Law (and AMRE and the Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties after the Effective Time, (i) the Indemnified Parties may retain counsel satisfactory to them, the Surviving Corporation and AMRE and AMRE and the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and AMRE and the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither AMRE nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.21(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation and AMRE, but the failure so to notify shall not relieve a party from any liability that it may have under this Section 5.21(b), except to the extent such failure materially prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Indemnified Parties, AMRE and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit with respect to matters occurring prior to the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of two years from the Effective Time (provided, however, that all rights to indemnification in respect to any Existing Liabilities asserted or made with such period shall continue until the disposition of such Existing Liabilities). Notwithstanding anything to the contrary contained herein, the Indemnified Parties, AMRE and Merger Sub agree that (i) if at the time any claim, action, suit, proceeding or investigation is brought against any of the Indemnified Parties the tangible net book value of the Surviving Corporation is equal to or greater than the tangible net book value of the Surviving Corporation as reflected in the last Company Report filed before the Effective Time, as adjusted to give effect to the lease termination referred to in Section 5.25 if the results of such termination are not reflected in the last Company Report filed before the Effective Time, then the Indemnified Parties shall be entitled to be indemnified pursuant to this Section 5.21(b) only by the Surviving Corporation and only to the extent of the Surviving Corporation's tangible net book value; and (ii) if at the time any claim, action, suit, proceeding or investigation is brought against any of the Indemnified Parties the tangible net book value of the Surviving Corporation is less than the tangible net book value of the Surviving Corporation as reflected in the last Company Report filed before the Effective Time, as adjusted to give effect to the lease termination referred to in Section 5.25 if the results of such termination are not reflected in the last Company Report filed before the Effective Time, the Indemnified Parties shall be entitled to be indemnified pursuant to this Section 5.21(b) by AMRE and the Surviving Corporation, but in no event shall the obligations of the Surviving Corporation and AMRE under this Section 5.21(b), in the aggregate, exceed the tangible net book value of the Surviving Corporation as reflected in the last Company Report filed before the Effective Time as adjusted to give effect to the lease termination referred to in
         Section 5.25 below.

         5.22 Listing Application. AMRE shall prepare and submit to the NYSE a listing application covering AMRE Common Stock to be issued in connection with the Merger and issuable upon exercise of the Company Options and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such AMRE Common Stock upon official notice of issuance.

         5.23 Public Announcements. AMRE and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system.

         5.24 Tax Free Reorganization. AMRE shall not, and AMRE shall not permit Surviving Corporation to, take any action which would disqualify the Merger as a tax free "reorganization" within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the code, and AMRE and Surviving Corporation agree to report the Merger for tax purposes as a tax free "reorganization."

         5.25 Lease Termination. Prior to December 31, 1995, the Company agrees to terminate the lease agreement for its principal offices and its manufacturing facility in Brooklyn, New York, and in connection therewith shall pay no more than $525,000 (the "TERMINATION PAYMENT"). The Termination Payment shall be paid in full prior to December 31, 1995.

         5.26 Home Financial Acceptance Corp. Prior to the Effective Time the Company agrees that Home Financial Acceptance Corp. ("HFAC") shall conduct no business or operations beyond obtaining lending licenses it would be required to have to begin operations and that it shall have no contractual commitment which is not cancelable without cost to HFAC, AMRE or the Company.


                                   ARTICLE 6

                                   CONDITIONS

         6.1 Conditions to Obligation of Each Party to Effect the Merger. The obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                 (a) the Merger shall have been approved and adopted by the requisite consent of the stockholders of each of AMRE and the Company required by applicable law or by the applicable regulations of any stock exchange;

                 (b) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated;

                 (c) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect that would make the acquisition or holding directly or indirectly by AMRE of the shares of Common Stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted or order reversed;

                 (d) the Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued;

                 (e) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the Company; provided, however, that for the purposes of this Section 6.1(e), the failure of the Company to obtain the consent of (i) lenders under credit agreements disclosed in the Company Reports or (ii) landlord's consents under any leases disclosed in the Company Disclosure Letter or the Company Reports shall not be considered to have a material adverse effect on the Company;

                 (f) Bear, Stearns & Co. Inc. shall have advised AMRE and Merger Sub in writing that the Merger is fair from a financial point of view;

                 (g) Southwest Securities, Inc. shall have advised the Company in writing that the Merger is fair from a financial point of view;

                 (h) the AMRE Common Stock to be issued to Company stockholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance; and

                 (i) no action shall be pending which has been filed by any state or federal authority or any other party seeking to enjoin consummation of the transactions contemplated by this Agreement, including, but not limited to, the Merger and no injunction shall have been issued and shall be effective or enforceable or under appeal if the effectiveness or enforceability thereof has been lifted or stayed by a court or other authority of competent jurisdiction, preventing the Merger, or imposing conditions on, the Merger which are materially adverse to AMRE, Merger Sub, the Company or any of their stockholders.

         6.2 Additional Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of the following conditions (unless waived):


                 (a) each of AMRE and Merger Sub shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder on or prior to the Effective Time;

                 (b) the representations and warranties of AMRE and Merger Sub in this Agreement shall be true and correct in all material respects when made and at the Effective Time with the same force and effect as though made at such time, except as affected by the transactions contemplated hereby;

                 (c) the Designee shall have been elected to the Board of Directors of AMRE as of the Effective Time;

                 (d) AMRE and Merger Sub shall have furnished to the Company a certificate, dated the Effective Date, signed by a responsible officer of each of AMRE and Merger Sub, to the effect that all conditions set forth in Section 6.2(a) and (b) have been satisfied;

                 (e) AMRE shall have filed and had declared effective a Form S-8 with respect to the registration of the shares of AMRE Common Stock issuable upon exercise of Company Options converted into options to purchase shares of AMRE Common Stock pursuant to Section 1.5(e) hereof;

                 (f) AMRE and Merger Sub shall have executed and delivered the Honigsfeld Employment Agreement and the Gross Employment Agreement;

                 (g) the Company shall have received the opinion of counsel to the Company dated the Closing Date and based on customary representations and assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that the Company, Merger Sub and AMRE will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

                 (h) the AMRE Common Stock to be issued to the Company stockholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance;

                 (i) the Company shall have received a copy of the resolutions of the Board of Directors of AMRE and Merger Sub authorizing the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby and a copy of the resolutions or other consent of the stockholders of AMRE approving the Merger, all certified by the Secretary of AMRE on the Effective Date.

         Such certificates shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificates;

                 (j) the Company shall have received a certificate of the Secretary of AMRE dated the Effective Date, as to the incumbency and signature of the officers of AMRE executing this Agreement and any certificate, agreement or other documents to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary; and

                 (k) AMRE's Certificate of Incorporation shall have been amended as provided in Section 5.5 hereof.

         6.3 Additional Conditions to the Obligations of AMRE and Merger Sub. The obligations of AMRE and Merger Sub to effect the Merger are also subject to the fulfillment at or prior to the Effective Time of the following conditions (unless waived):

                 (a) the Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder on or prior to the Effective Time;

                 (b) the representations and warranties of the Company in this Agreement shall be true and correct in all material respects when made and at the Effective Time with the same force and effect as though made at such time, except as affected by the transactions contemplated hereby;

                 (c) the Company shall have furnished to AMRE and Merger Sub a certificate, dated the Effective Date, signed by a responsible officer of the Company, to the effect that all conditions set forth in
         Section 6.3(a) and (b) have been satisfied;

                 (d) the Company shall have provided or made available to AMRE and Merger Sub or their designated representatives the information and documents as specified in Section 5.12 for review by AMRE and its agents and representatives;

                 (e) all of the members of the Company's Board of Directors shall have irrevocably tendered their resignations effective as of the Effective Time and the Company shall have accepted such resignations;

                 (f) AMRE shall have received the opinion of its counsel, dated the Closing Date and based on customary representations and assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that AMRE, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

                 (g) AMRE and Merger Sub shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby and a copy of the resolutions or other consent of the stockholders of the Company approving the Merger, all certified by the Secretary of the Company on the Effective Date. Such certificates shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificates;

                 (h) AMRE and Merger Sub shall have received a certificate of the Secretary of the Company dated the Effective Date, as to the incumbency and signature of the officers of the Company executing this Agreement and any certificate, agreement or other documents to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary;

                 (i) AMRE and Merger Sub shall have received a certificate of good standing from the state where the Company is incorporated;

                 (j) each holder of Company Options shall have agreed to the assumption by AMRE of such Company Options in accordance with the terms of Section 1.5(e) hereof; and

                 (k) the Company shall have delivered to AMRE and Merger Sub all necessary consents, waivers, authorizations and approvals, so that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which the Company is a party or is bound or to which any of their assets are subject, (ii) conflict with, violate or result in a breach of any provision of the charter documents or bylaws of the Company, or any Stockholder, (iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to the Company or by which any of their respective properties or assets is bound or affected or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of the Company pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which the Company is a party or by which the Company or any of its assets is bound or affected; provided, however, that for the purposes of this Section 6.3(k), the failure of the Company to obtain the consent of (i) lenders under credit agreements disclosed in the Company Reports or (ii) landlord's consents under any leases disclosed in the Company Disclosure Letter or the Company Reports shall not be considered to have a material adverse effect on the Company or be required as a condition to Closing by AMRE or Merger Sub.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time whether before or after approval of the Merger by the stockholders :

                 (a) by mutual written consent of the Boards of Directors of AMRE, Merger Sub and the Company;

                 (b) by either of the Boards of Directors of Merger Sub or the Company if the Effective Time shall not have occurred on or before April 1, 1996; provided, however, that the right to terminate under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                 (c) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use all reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                 (d) by the Company in the event a third party makes a bona fide proposal for an acquisition of the Company for consideration that exceeds $11.28 per share of Company Common Stock.

                 The date on which this Agreement is terminated pursuant to any of the foregoing subsections of this Section 7.1 is herein referred to as the "TERMINATION DATE."

         7.2 Effect of Termination. Except as set forth in Sections 5.4, 5.12(a) and 5.15, upon the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

         7.3 Fees and Expenses. In the event the Company terminates this Agreement pursuant to Section 7.1(d), the Company shall, within 15 business days of termination, pay AMRE a fee equal to $2,000,000.

         7.4 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval of the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made that changes the form or reduces the amount of consideration to be paid to the stockholders of the Company or that in any other way materially adversely affects the rights of such stockholders (other than a termination of this Agreement in accordance with the provisions hereof) without the further approval of such stockholders. This

Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.5 Waiver. At any time prior to the Effective Time, any term, provision or condition of this Agreement may be waived in writing (or the time for performance of any of the obligations or other acts of the parties hereto may be extended) by the party that is entitled to the benefits thereof.


                                   ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger; provided, however, the agreements contained in Article 1 and Sections 4.2, 5.8, 5.9, 5.15, 5.19, 5.20, 5.21, 5.24, 7.3 and 8.5 shall survive.

         8.2 Public Statements. So long as this Agreement is in effect, neither the Company nor AMRE shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without consulting with and obtaining the consent of the other parties; provided, however, that such consent shall not be required where such release or announcement is required by applicable law.

         8.3 Notices. All notices and other communications hereunder shall be in writing and, except where notice is specifically required to be given by telecopier or facsimile shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                 (a)      if to AMRE or Merger Sub to each of:

                          AMRE, Inc.
                          8586 N. Stemmons Freeway
                          South Tower, Suite 102
                          Dallas, TX 75247
                          Fax No. (214) 658-6101
                          Attn:  President and General Counsel

                          with a copy to:

                          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                          1700 Pacific Avenue, Suite 4100
                          Dallas, TX 75201
                          Fax No. (214) 969-4343

                          Attn:  Gary M. Lawrence, P.C.

                 (b)      if to the Company:

                          Facelifters Home Systems, Inc.
                          One Park Place
                          621 N.W. 53rd Street, Suite 450
                          Boca Raton, FL 33487
                          Fax No. (407) 997-2842
                          Attn:  Murray Gross, President

                          and

                          Facelifters Home Systems, Inc.
                          800 Snediker Ave.
                          Brooklyn, NY 11207-7606
                          Fax No. (516) 569-7639
                          Attn:  Mark Honigsfeld

                          with a copy to:

                          Jackson & Walker, L.L.P.
                          901 Main Street, Suite 6000
                          Dallas, TX 75202
                          Fax No. (214) 953-5822/5823
                          Attn:  Charles D. Maguire, Jr.

                 Notice so given shall (in the case of notice so given by mail) be deemed to be given and received in the fourth calendar day after posting and (in the case of notice so given by cable, telegram, telecopier, telex or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.

         8.4 Closing. The Closing of the transactions contemplated by this Agreement shall take place at Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, or such other place as the parties may agree, as soon as practicable after the satisfaction or waiver of the conditions set forth in Section 6.

         8.5 Miscellaneous. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; except with respect to Sections 5.14, 5.19,
         5.20 and 5.21 is not intended to confer upon any other person any rights or remedies hereunder, shall not be assigned; and shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware without giving effect, to the principles of conflict of laws thereof. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

                            [Signature Page Follows]

                  AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE

         IN WITNESS WHEREOF, AMRE, Merger Sub, the Company and the Company Sub have caused this Agreement to be executed as of the date first written above.

                                        AMRE, INC.


                        By: /s/ Robert M. Swartz
                            -------------------------------------------------
                                 Name: Robert M. Swartz
                                       --------------------------------------
                                 Title:  President
                                         ------------------------------------


                        AMRE ACQUISITION, INC.



                        By: /s/ Robert M. Swartz
                            -------------------------------------------------
                                 Name: Robert M. Swartz
                                       --------------------------------------
                                 Title:  President
                                         ------------------------------------


                        FACELIFTERS HOME SYSTEMS, INC.,
                        a New York corporation



                        By: /s/ Murray H. Gross
                            -------------------------------------------------
                                 Name: Murray H. Gross
                                       --------------------------------------
                                 Title:  President
                                         ------------------------------------


                        FACELIFTERS HOME SYSTEMS, INC.,
                        a Delaware corporation



                        By: /s/ Murray H. Gross
                            -------------------------------------------------
                                 Name: Murray H. Gross
                                       --------------------------------------
                                 Title:  President
                                         ------------------------------------

                                                                         ANNEX B



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made as of ____________________, 199__, (the "date of this Agreement") is by and between AMRE, Inc., a Delaware corporation ("AMRE"), and Mark Honigsfeld, of Woodmere, New York ("Honigsfeld").


                              W I T N E S S E T H:

         WHEREAS, AMRE, AMRE Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of AMRE ("Merger Sub"), and Facelifters Home Systems, Inc., a Delaware corporation ("Facelifters"), have entered into an Agreement and Plan of Merger dated October 31, 1995, pursuant to which Merger Sub will merge with and into Facelifters (the "Merger");

         WHEREAS, Honigsfeld previously served as the Chairman of the Board and Chief Executive Officer of Facelifters; and

         WHEREAS, AMRE wishes to hire Honigsfeld in the capacity of Business Consultant in order to secure Honigsfeld's services in connection with the kitchen cabinet refacing business of AMRE and its wholly owned subsidiaries as well as such other duties as may be designated by the Chief Executive Officer of AMRE;

         WHEREAS, in connection with the execution of this Agreement Honigsfeld has agreed to terminate his existing employment agreement with Facelifters;

         NOW, THEREFORE, in consideration of the covenants and mutual agreements contained herein, AMRE and Honigsfeld agree as follows:

         1. Employment. AMRE agrees to employ Honigsfeld as its Business Consultant and Honigsfeld agrees to serve in such capacity on the terms and conditions hereinafter set forth.

         2.      Term.

                 (a) Term of Agreement. The initial term of this Agreement (the "Initial Term") shall commence on the Effective Date of the Merger, and shall end at midnight on the third anniversary of such date (the "Expiration Date").

                 (b) Term of Employment. The period from the Effective Date of the Merger to the first to occur of (i) the Expiration Date or (ii) the date on which Honigsfeld's employment is terminated pursuant to paragraph 5 or paragraph 6 is hereinafter referred to as the "Term of Employment".

                 (c) Extension of Term. In the event AMRE elects not to extend the term of this Agreement past the Expiration Date, AMRE shall provide written notice to Honigsfeld no later than 12 months prior to the Expiration Date. If AMRE does not provide written notice to Honigsfeld as provided in the previous sentence, the Term of Employment and the Expiration Date shall be extended automatically for successive periods of one year upon the same terms as existed for the previous year of the Term of Employment (each such successive one year period is hereafter referred to as a "Renewal Term").

         3. Services. During the Term of Employment, Honigsfeld will devote his full business time to the business and affairs of AMRE and such other members of the AMRE Group as may be requested by the Chief Executive Officer of AMRE, and shall use his best efforts, skills and abilities to promote the interests of AMRE; provided, however, that Honigsfeld may, from time to time, engage in such other pursuits, including (without limitation) personal, legal, financial and business affairs, provided, in each case, that such pursuits do not interfere with the proper performance of duties and obligations under the terms hereof and do not create any actual or intentional conflict of interest. For the purposes of this Agreement, the term "AMRE Group" means all corporations or other business organizations, with respect to any one of which AMRE possesses the ability, directly or through any intervening medium, to elect a majority of the Board of Directors (or persons filling similar functions).

         4.      Compensation and Benefits.

                 (a) Salary. During the Term of Employment, AMRE shall pay to Honigsfeld such annual salary as the Board of Directors of AMRE from time to time may determine, but such annual salary shall in no event be less than $400,000 per year. AMRE agrees to pay Honigsfeld's annual salary to Honigsfeld in accordance with the usual and customary procedures for the payment of compensation to salaried employees of AMRE, but in any event to make such payment in not less than monthly installments.

                 (b) Additional or Incentive Compensation. During the first year of the Term of Employment, Honigsfeld shall participate in an incentive compensation plan to be adopted by AMRE's Board of Directors which will be based on the quantity and aggregate value of new sub-license agreements that may be entered into in connection with the former Facelifters' operations. The parties hereto acknowledge that the estimated value of such bonus during the first year of the Term of Employment is expected to be approximately $250,000, but shall in no event be less than $100,000 nor more than $500,000. Honigsfeld shall not be entitled to any compensation in addition to his annual salary after the first year of the Term of Employment except as may otherwise be mutually agreed by the parties hereto.

                 (c) Employee Benefits (General). During the Term of Employment, Honigsfeld shall be entitled to receive benefits and perquisites ordinarily provided to executive officers of AMRE, including a monthly automobile allowance of $750.00, and eligibility to participate in all employee welfare benefit plans or employee pension benefit plans (within the meaning of the Employee Retirement Income Security Act of 1974) from time to time maintained by AMRE. Honigsfeld shall be entitled to participate in all such plans or programs on terms no less favorable than those generally available to executive officers of AMRE and at a level of participation commensurate with his position as Business Consultant of AMRE and with his level of compensation.

                 (d) Executive Supplemental Life and Disability Insurance. Subject to the limits and provisions referred to in the next sentence, during the Term of Employment, in addition to all other group term life or benefits provided under any AMRE sponsored group life insurance plan (if any), AMRE shall (i) maintain, at no cost (except recognition, if applicable, of imputed income for tax purposes) to Honigsfeld, Executive Supplemental Life Insurance in an amount equal to 300% of Honigsfeld's annual salary, (ii) maintain Executive Long Term Disability Insurance which will provide a benefit equal to 55% of Honigsfeld's monthly base salary and (iii) make available for purchase by Honigsfeld at his sole expense Executive Long Term Disability Insurance which will provide a benefit equal to 20% of Honigsfeld's monthly base salary. The types of policies, the identity of the carriers and the exact terms, limitation, underwriting specifications and benefits of each of such coverages shall be no less favorable than the coverages provided by AMRE to its other executive officers. Any coverage for Honigsfeld by the insurance described in this paragraph 4(d) shall be subject to Honigsfeld meeting the insurance carrier's underwriting requirements. AMRE shall arrange for and submit such application or other information required with respect to such insurance coverage promptly upon the commencement of the Term of Employment. Should this Employment Agreement be terminated under the terms of paragraph 5(a)(iii), AMRE shall continue the payment of his salary to his designated beneficiary for a period of up to one year or until such time that the Executive Supplemental Life Insurance benefit is paid to his designated beneficiary, in which case AMRE may deduct from the insurance benefit an amount equal to the salary advanced to Honigsfeld's beneficiary after the time of his death until the payment of the insurance benefit.

                 (e) Vacation. Honigsfeld shall accrue paid vacation at the rate of 10 hours of paid vacation for each calendar month he is employed during the Term of Employment, subject to a maximum accrual of 120 hours at any time. Hours of vacation accrued for any period of less than a full calendar month shall be prorated. Honigsfeld shall not be required to use paid vacation time for the purpose of celebrating religious holidays.

                 (f) Annual Physical Examination. During the Term of Employment, to the extent not covered by any insurance plan maintained by AMRE, AMRE shall reimburse Honigsfeld for the cost of one comprehensive annual physical examination during each calendar year by a physician of Honigsfeld's choosing.

                 (g) Expenses. AMRE shall pay or reimburse Honigsfeld upon submission of vouchers by him, and approval thereof by the Chief Executive Officer or Chief Financial Officer of AMRE, for all entertainment, travel, meal, hotel accommodation and miscellaneous expenses reasonably incurred by him in the interest of AMRE's business and in accordance with current AMRE policy during the Term of Employment.

         5. Termination of Employment Other Than in Connection With a Change of Control of AMRE.

                 (a) Termination by AMRE for Good Cause. AMRE may terminate Honigsfeld's employment prior to the Expiration Date for good cause only upon compliance with the requirement of this paragraph 5(a). "Good Cause" for termination by AMRE shall mean only (i) the willful engagement by Honigsfeld in misconduct which is materially injurious to AMRE, monetarily or otherwise, (ii) Honigsfeld's physical or mental disability, if such disability results in Honigsfeld's receiving permanent disability payments pursuant to a group or individual disability insurance policy maintained by AMRE on behalf of Honigsfeld, or
(iii) Honigsfeld's death. For purposes of this paragraph 5(a), no act or failure to act on Honigsfeld's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the best interest of AMRE. Notwithstanding the foregoing, Honigsfeld shall not be deemed to have been terminated for good cause within the meaning of clause (i) of the preceding sentence without (i) reasonable notice to Honigsfeld setting forth the reasons for AMRE's intention to terminate for good cause, (ii) an opportunity for Honigsfeld, together with his counsel, to be heard before the Board of Directors of AMRE, and (iii) written notice from the Board of Directors of AMRE finding that in the good faith opinion of such Board, Honigsfeld was guilty of the conduct set forth above and specifying the particulars thereof in detail. In the event of the termination of Honigsfeld's employment in accordance with the conditions of this paragraph 5(a), the Term of Employment shall end, all of Honigsfeld's obligations pursuant to this Agreement (except for those provided in paragraphs 8, 9 and 10, if termination is for a reason other than death) shall end and AMRE's obligations to pay compensation to Honigsfeld pursuant to paragraph 4 shall cease on the effective date of termination.

                 (b) Termination by AMRE Other Than for Good Cause. AMRE may terminate Honigsfeld's employment prior to the Expiration Date for any reason other than Good Cause upon providing not less than 30 days' prior written notice to Honigsfeld specifying the effective date of termination. If AMRE terminates Honigsfeld's employment other than for Good Cause under paragraph 5(a) prior to the public announcement of, or actual or deemed knowledge of AMRE of, any actual or proposed transaction which results, directly or indirectly, in a change of control of AMRE, as defined in paragraph 6, the Term of Employment shall end on the effective date of termination, but AMRE shall provide, as a severance benefit to Honigsfeld and as liquidated damages for breach by AMRE of its otherwise applicable obligations thereunder, each of the following: (i) within three (3) days of the effective date of termination, a lump sum cash payment equal to the sum of all accrued vacation pay and monthly cash payments which would, except for the termination have been paid to Honigsfeld as salary under paragraph 4(a) through the Expiration Date,
(ii) not later than the date on which incentive compensation for the fiscal year in which Honigsfeld's termination of employment occurs (the "Current Fiscal Year") would be paid to Honigsfeld if he were employed on the last day of the Current Fiscal Year, an amount equal to the product of (a) the incentive compensation which would have been paid to Honigsfeld if he were still employed on the last day of the Current Fiscal Year, and (b) a fraction, the numerator of which is the number of days in the Current Fiscal Year through the effective date of termination and the denominator of which is 365; provided, however, that if the effective date of termination occurs on or before October 31, 1996, such amount payable pursuant to this cause (ii) shall not be less than One Hundred Thousand Dollars ($100,000.00), and (iii) continuation of all life, health, disability insurance benefits then in effect and described in paragraph 4 through the period ending on the Expiration Date.

                 (c) Substantial Change in Conditions, Authority or Responsibilities. If AMRE, during the Term of Employment, but prior to the public announcement of, or actual or deemed knowledge of AMRE of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE, as defined in paragraph 6, makes any substantial change in Honigsfeld's employment conditions, authority or job responsibilities which would constitute "Good Reason", within the meaning of paragraph 6(c), if a Change of Control of AMRE had then occurred, then Honigsfeld may elect to terminate his employment in accordance with the procedures set forth in paragraph 6(b) and such employment will be deemed terminated by AMRE without Good Cause and the severance benefits specified in paragraph 5(b) shall apply.

                 (d) Termination by Honigsfeld. Honigsfeld may terminate his employment at any time on or after the effective date of this Agreement upon providing 30 days' prior written notice to AMRE stating the effective date of termination. In any such event, all obligations of AMRE to Honigsfeld under this Agreement and all obligations of Honigsfeld to AMRE (except those provided for in paragraphs 7 through 10) shall cease and the Term of Employment shall end on the specified effective date of termination.

                 (e) Mitigation. AMRE's termination of Honigsfeld's employment under paragraph 5(b) or 5(c) shall immediately relieve Honigsfeld of all obligations under this Agreement (except for those provided in paragraphs 7 through 10), shall not obligate Honigsfeld to seek other employment and shall not be construed to require the application of any compensation which Honigsfeld may earn in any such other employment to reduce AMRE's obligation to provide severance benefits as provided herein. Honigsfeld's right to receive severance benefits hereunder shall not be subject to voluntary or involuntary sale, pledge, hypothecation, transfer or assignment by Honigsfeld, nor shall Honigsfeld, by virtue of such right, acquire any right, title or interest in particular assets of AMRE and such right shall be no greater than the right of any unsecured general creditor of AMRE.

         6. Change of Control of AMRE. In the event of a Change of Control of AMRE, the following provisions of this Agreement shall apply notwithstanding any other terms or conditions of this Agreement:

                 (a) Extension of Term of Agreement. Upon the change of control of AMRE, the Expiration Date referred to in paragraph 2(a) shall be changed to the date which is two (2) years subsequent to the date immediately prior to the date on which the change of control of AMRE occurred.

                 (b) Termination of Employment by Honigsfeld for Good Reason. Honigsfeld's employment may be terminated by Honigsfeld during the Term of Employment for Good Reason if, (i) within 90 days of the date of occurrence of a triggering event (as defined below), Honigsfeld notifies AMRE in writing of his intention to treat such event as Good Reason, (ii) within 30 days following receipt of such notice provided for in (i), AMRE fails to cure the triggering event, and (iii) within 60 days following the expiration of the 30-day period described in (ii), Honigsfeld voluntarily terminates his employment by giving written notice to AMRE.

                 (c) Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of one or more of the following events subsequent to the public announcement of, or actual or deemed knowledge of AMRE of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE (each of which shall be a "triggering event"):

                          (i) the assignment to Honigsfeld of any duties materially inconsistent in any respect with Honigsfeld's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by paragraph 3 of this Agreement, or any other action by AMRE which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by AMRE promptly after receipt of notice thereto given by Honigsfeld;

                         (ii) any failure by AMRE to materially comply with any of the provisions of paragraph 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by AMRE promptly after receipt of notice thereof given by Honigsfeld, unless AMRE agrees to fully compensate Honigsfeld for any such reduction;

                        (iii) Honigsfeld is required to locate his office more than 50 miles from the current location of Woodmere, New York, excluding business travel reasonably consistent with the amount of travel required of him prior to such relocation;

                         (iv) any purported termination by AMRE of Honigsfeld's employment otherwise than as expressly permitted by this Agreement;

                          (v) any failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of AMRE to expressly assume and agree to perform this Agreement in the same manner and to the same extent that AMRE would be required to perform it if no such succession had taken place; or

                         (vi) AMRE's request that Honigsfeld perform an illegal, or wrongful act in violation of AMRE's code of conduct policies.

                 (d) Severance Benefit on Termination by Honigsfeld for Good Reason. Upon termination of Honigsfeld's employment by Honigsfeld pursuant to paragraph 6(b) or by AMRE for a reason other than Good Cause subsequent to the public announcement of, or AMRE's actual or deemed knowledge of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE, all obligations of AMRE to Honigsfeld under this Agreement and all obligations of Honigsfeld to AMRE (except those provided for in paragraphs 7 through 10) shall cease and the Term of Employment shall end and AMRE shall pay to Honigsfeld within 10 days of such termination of employment, the sum of (i) all accrued vacation pay and
         (ii) an amount
         equal to the greater of (A) two times the amount of Honigsfeld's annual salary on the date prior to the Change of Control or (B) if such termination occurs during the Initial Term, then an amount equal to the annual salary remaining to be paid during the Initial Term pursuant to paragraph 4(a). In the event the cash settlement payment payable under this paragraph 6(d), either alone or together with any other payments which Honigsfeld has the right to receive from AMRE, would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended), such cash settlement amount shall be increased to an amount sufficient to provide Honigsfeld, after satisfaction of all federal excise taxes and federal and state income taxes attributable to such increases in amount, a net amount equal to such cash settlement amount calculated as described above and before any such excise tax.

                 (e) Definition of Change of Control of AMRE. For the purpose of this Agreement, a "Change of Control of AMRE" shall be deemed to have occurred:

                          (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, excluding any employee benefit plan sponsored or maintained by AMRE or any subsidiary of AMRE (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of AMRE representing:

                          (A) 30% or more of the combined voting power of AMRE's then outstanding securities with respect to the election of the directors of AMRE; or

                          (B) 20% or more of such combined voting power if such person thereby becomes the largest stockholder of AMRE; or

                         (ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors of AMRE (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this provision; or

                        (iii) The occurrence of a transaction requiring stockholder approval of the acquisition of AMRE by an entity other than AMRE or a 50% or more owned subsidiary of AMRE through purchase of assets, or by merger, or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, AMRE's stockholders immediately prior to the transaction own at least 60% of the combined voting power of the surviving entity's then outstanding securities with respect to the election of the directors of such entity solely by reason of such transaction.

         The foregoing notwithstanding, the acquisition by Ronald I. Wagner, or by a "Group" as defined above of which Ronald I. Wagner is a member, of securities of AMRE representing up to a maximum of 40% of the combined voting power of AMRE's then outstanding securities with respect to the election of the directors of AMRE shall not constitute a "Change of Control of AMRE".

         7.      Restrictions on Investments and Competing Activities.

                 (a) Except to the extent permitted by the last sentence of this paragraph 7(a) and by paragraph 7(b), during the Term of Employment, Honigsfeld will not hold or acquire (whether by purchase, gift or otherwise) any direct or beneficial interest in any securities (debt or equity) of, or any other interest in, any corporation (domestic or foreign) or any other business organization engaged, directly or indirectly, in any business competitive with that conducted by AMRE or any member of the AMRE Group nor will Honigsfeld himself (whether in an individual capacity or as a member of a partnership or otherwise) engage, directly or indirectly, in any business competitive with that conducted by AMRE or any member of the AMRE Group. The restrictions on the investment activities of Honigsfeld, set forth in the first sentence of this subparagraph (a), do not apply to investments in debt securities of any corporation, if such debt securities are traded on a national securities exchange, or to investments in equity securities of any corporation, if such equity securities are traded on a national securities exchange, provided that the aggregate holdings (direct and beneficial) of Honigsfeld, his spouse and minor children in equity securities of such corporation do not, at any time, equal 1% or more of the outstanding equity securities of such corporation.

                 (b) Honigsfeld agrees that, in addition to the restrictions imposed by paragraph 7(a), he will conduct his respective investment activities in strict compliance with any and all policies with respect thereto now or hereafter established by AMRE (and any other member of the AMRE Group that employs Honigsfeld), and Honigsfeld further agrees to render, and cause to be rendered, any and all such reports with respect thereto as may be required by AMRE or any such other member of the AMRE Group. The foregoing notwithstanding, an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Honigsfeld promptly after receipt of notice of any failure to comply with such policies shall not constitute a violation of the provisions of this subparagraph.

         8. Confidentiality. Honigsfeld agrees and acknowledges that the trade secrets of AMRE and the AMRE Group, as such secrets may exist from time to time, are valuable, special and unique assets of AMRE and the AMRE Group, and that access to and knowledge of such secrets are essential to the performance of Honigsfeld's duties hereunder. Honigsfeld will not, in whole or in part, for his own purposes or for the benefit of any person, firm, corporation or other entity (except AMRE or any member of the AMRE Group) disclose to any person, firm, corporation, association or any other entity, any such trade secrets or any other confidential or secret information with respect to the business of AMRE or the AMRE Group (including, without limitation, any such information with respect to customers), nor will Honigsfeld make use of any such trade secrets or other confidential or secret information for his own purposes or for the benefit of any person, firm, corporation or other entity (except AMRE or any member of the AMRE Group) under any circumstances during or after the Term of Employment; provided, however, that after the Term of Employment these restrictions shall not apply to such trade secrets or confidential or secret information which are then in the public domain (so long as Honigsfeld was not responsible, directly or indirectly, for permitting such trade secrets or confidential or secret information to enter the public domain without AMRE's consent).

         9.      Covenants Not to Solicit or Interfere.

                 (a) In the event Honigsfeld's employment is terminated by AMRE other than for Good Cause as provided in paragraph 5(a) hereof and other than by AMRE in accordance with the provisions of paragraph 6(d), Honigsfeld shall not compete with AMRE or any member of the AMRE Group in the business of AMRE or the AMRE Group in any geographic area in which AMRE (or such member of the AMRE Group) is actively engaged in such business on the date Honigsfeld's employment hereunder terminates for a period beginning on the date Honigsfeld's employment terminates and ending on what would be the Expiration Date as defined in paragraph 2 above had the Agreement not been earlier terminated.

                 (b) In the event Honigsfeld's employment is terminated for Cause as provided in paragraph 5(a) hereof, or if Honigsfeld terminates this Agreement pursuant to paragraph 5(d) hereof, for a period of 12 months from the effective date of Honigsfeld's termination of employment for Cause, Honigsfeld will not compete with AMRE or any member of the AMRE Group in the business of AMRE or the AMRE Group in any geographic area in which AMRE (or such member of the AMRE Group) is actively engaged in such business on the date Honigsfeld's employment hereunder terminates.

                 (c) If Honigsfeld terminates his employment pursuant to paragraph 6(b) hereof or if AMRE terminates Honigsfeld's employment for a reason other than Good Cause subsequent to the announcement of, or AMRE's actual or deemed knowledge of, any actual or proposed transaction which results, directly or indirectly in a change of control of AMRE, Honigsfeld shall not compete with AMRE or any member of the AMRE Group in the business of AMRE or the AMRE Group in any geographic area in which AMRE (or such member of the AMRE Group) is actively engaged in such business on the date Honigsfeld's employment terminates for a period equal to the greater of (i) two years or (ii) if such termination occurs during the Initial Term, then a period ending when the Initial term would have expired were it not for such earlier termination.

                 (d) The term "compete", as used herein, means to engage in competition, directly or indirectly (including, without limitation, to conduct the business of AMRE or the AMRE Group for any customer with which Honigsfeld had any significant business contacts during his employment hereunder), either as a proprietor, partner, employee, agent, consultant, director, officer, controlling stockholder or in any other capacity or manner whatsoever. It is the desire and intent of the parties that the provisions of this paragraph 9 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if, and to the extent that, any portion of this paragraph 9 shall be adjudicated to be invalid or unenforceable, this paragraph 9 shall be deemed amended to delete therefrom or reform the portion thus adjudicated to be invalid or unenforceable, such deletion or reformation to apply only with respect to the operation of this paragraph 9 in the particular jurisdiction in which such adjudication is made.

         10. Injunctive Relief. Honigsfeld acknowledges and agrees that a breach or threatened breach of the provisions of paragraphs 7, 8 or 9 may cause irreparable injury to AMRE and any member of the AMRE Group, and that, as a result of such breach AMRE, or any member of the AMRE Group, as the case may be, shall be entitled, among and in addition to other remedies available at law or in equity, to an injunction restraining Honigsfeld from continuing the activity causing such breach. Such remedy shall not be exclusive and shall be in addition to any other remedy AMRE or any such member of the AMRE Group may be entitled.

         11.     Miscellaneous.

                 (a) Notices. Any notice required or permitted to be given under this Agreement shall be deemed to have been received when delivered in person or mailed, postage prepaid, by certified mail addressed, in the case of Honigsfeld, to his last known residence as provided by him to AMRE, or, in the case of AMRE, to its principal office.

                 (b) Benefits and Obligations. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by AMRE and its respective successors and assigns, and Honigsfeld, his heirs, assigns or legal representatives; provided, however, that the obligations of Honigsfeld contained herein may not be delegated or assigned.

                 (c) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may only be amended by an agreement in writing signed by all of the parties hereto.

                 (d) Waiver. The failure of any party hereto to insist, in any one or more instances, upon performance of any of the terms and conditions of this Agreement, shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

                 (e) Severability. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason, the parties hereto agree that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions thereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid and enforceable.

                 (f) Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 (g) Captions. The captions contained in this Agreement are for the convenience of AMRE and Honigsfeld and shall not be deemed or construed as in any way limiting or extending the language of the provisions to which such captions refer.

                 (h)      Termination of Existing Employment Agreement.
Upon the execution of this Agreement Honigsfeld's existing employment agreement with Facelifters dated October 1, 1993 and amended on March 27, 1995, shall immediately terminate and be of no further force or effect, and all payments due thereunder, other than incentive compensation or bonuses which shall, within thirty days from the date hereof be paid pro rata as of the end of the month of the closing of the Merger, are waived and released.

         IN WITNESS WHEREOF, AMRE has caused this Agreement to be executed by its officer thereunto duly authorized, and Honigsfeld has hereunto set his hand, all as of the day, month and year first above written.

                                             AMRE, INC.


                                             By:
                                                --------------------------------
                                                   Robert M. Swartz
                                                   President

                                             -----------------------------------
                                             Mark Honigsfeld

                                                                         ANNEX C



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made as of ____________, 1995, (the "date of this Agreement") is by and between AMRE, Inc., a Delaware corporation ("AMRE"), and Murray Gross, of Boca Raton, Florida ("Gross").


                              W I T N E S S E T H:

         WHEREAS, AMRE, AMRE Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of AMRE ("Merger Sub"), and Facelifters Home Systems, Inc., a Delaware corporation ("Facelifters"), have entered into an Agreement and Plan of Merger dated October 31, 1995, pursuant to which Merger Sub will merge with and into Facelifters (the "Merger");

         WHEREAS, Gross previously served as the President and Chief Operating Officer of Facelifters; and

         WHEREAS, AMRE wishes to hire Gross in order to secure Gross's services in connection with the former business of Facelifters, as such business may be carried on by the surviving entity in the Merger;

         WHEREAS, in connection with the execution of this Agreement, Gross has agreed to terminate his existing employment agreement with Facelifters;

         NOW, THEREFORE, in consideration of the covenants and mutual agreements contained herein, AMRE and Gross agree as follows:

         1. Employment. AMRE agrees to employ Gross as an executive officer in the capacity of vice president and Gross agrees to serve in such capacity on the terms and conditions hereinafter set forth.

         2.      Term.

                 (a) Term of Agreement. The initial term of this Agreement (the "Initial Term") shall commence on the effective date of the Merger, and shall end at midnight on the second anniversary of such date (the "Expiration Date").

                 (b) Term of Employment. The period from the effective date of the Merger to the first to occur of (i) the Expiration Date or (ii) the date on which Gross's employment is terminated pursuant to paragraph 5 or paragraph 6 is hereinafter referred to as the "Term of Employment".

         3. Services. During the Term of Employment, Gross will devote his full business time to the business and affairs of AMRE and such other members of the AMRE Group as may be requested by the Chief Executive Officer of AMRE, and shall use his best efforts, skills and abilities to promote the interests of AMRE; provided, however, that Gross may, from time to time, engage in such other pursuits, including (without limitation) personal, legal, financial and business affairs, provided, in each case, that such pursuits do not interfere with the proper performance of duties and obligations under the terms hereof and do not create any actual or intentional conflict of interest.

         4.      Compensation and Benefits.

                 (a) Salary. During the Term of Employment, AMRE shall pay to Gross such annual salary as the Board of Directors of AMRE from time to time may determine, but such annual salary shall in no event be less than $250,000 per year. AMRE agrees to pay Gross's annual salary to Gross in accordance with the usual and customary procedures for the payment of compensation to salaried employees of AMRE, but in any event to make such payment in not less than monthly installments.

                 (b) Additional or Incentive Compensation. During the Term of Employment, Gross shall participate in an incentive compensation plan consistent with incentive compensation plans provided to other executive officers of AMRE with positions and compensation equivalent to Gross. In addition, during the first year of the Term of Employment, Gross shall be entitled to an incentive bonus based on performance criteria to be mutually agreed upon by AMRE and Gross, but shall in no event be less than $100,000 nor more than $250,000. After the first year of the Term of Employment, Gross will participate in the AMRE incentive compensation plan in which other AMRE executives who report directly to the Chief Executive Officer of AMRE participate.

                 (c) Employee Benefits (General). During the Term of Employment, Gross shall be entitled to receive benefits and perquisites ordinarily provided to executive officers of AMRE, including a monthly automobile allowance of $750.00, protection under an officer's and director's liability insurance policy and eligibility to participate in all employee welfare benefit plans or employee pension benefit plans (within the meaning of the Employee Retirement Income Security Act of 1974) from time to time maintained by AMRE. Gross shall be entitled to participate in all such plans or programs on terms no less favorable than those generally available to executive officers of AMRE and at a level of participation commensurate with his position as Business Consultant of AMRE and with his level of compensation. In the event that AMRE relocates Gross to any location other than that of his present office, he shall be entitled to the benefits of AMRE's executive relocation benefit package.

                 (d) Executive Supplemental Life and Disability Insurance. Subject to the limits and provisions referred to in the next sentence, during the Term of Employment, in addition to all other group term life or benefits provided under any AMRE sponsored group life insurance plan (if any), AMRE shall: (i) maintain, at no cost (except recognition, if applicable, of imputed income for tax purposes) to Gross, Executive Supplemental Life Insurance in an amount equal to 300% of Gross's annual salary, (ii) maintain Executive Long Term Disability Insurance which will provide a benefit equal to 55% of Gross's monthly base salary and (iii) make available for purchase by Gross at his sole expense Executive Long Term Disability Insurance which will provide a benefit equal to 20% of Gross's monthly base salary. The types of policies, the identity of the carriers and the exact terms, limitation, underwriting specifications and benefits of each of such coverage shall be no less favorable than the coverage provided by AMRE to its other executive officers. Any coverage for Gross by the insurance described in this paragraph 4(d) shall be subject to Gross meeting the insurance carrier's underwriting requirements. AMRE shall arrange for and submit such application or other information required with respect to such insurance coverage promptly upon the commencement of the Term of Employment. Should this Agreement be terminated under the terms of paragraph 5(a)(iii), AMRE shall continue the payment of his salary to his designated beneficiary for a period of up to one year or until such time that the Executive Supplemental Life Insurance benefit is paid to his designated beneficiary, in which case AMRE may deduct from the insurance benefit an amount equal to the salary advanced to Gross's beneficiary after the time of his death until the payment of the insurance benefit.

                 (e) Vacation. Gross shall accrue paid vacation at the rate of 10 hours of paid vacation for each calendar month he is employed during the Term of Employment, subject to a maximum accrual of 120 hours at any time. Hours of vacation accrued for any period of less than a full calendar month shall be prorated. Gross shall not be required to use paid vacation time for the purpose of celebrating religious holidays.

                 (f) Annual Physical Examination. During the Term of Employment, to the extent not covered by any insurance plan maintained by AMRE, AMRE shall reimburse Gross for the cost of one comprehensive annual physical examination during each calendar year by a physician of Gross's choosing.

                 (g) Expenses. AMRE shall pay or reimburse Gross upon submission of vouchers by him, and approval thereof by AMRE's Chief Executive Officer or Chief Financial Officer, for all entertainment, travel, meal, hotel accommodation and miscellaneous expenses reasonably incurred by him in the interest of AMRE's business and in accordance with current AMRE policy during the Term of Employment.

         5. Termination of Employment Other Than in Connection With a Change of Control of AMRE.

                 (a) Termination by AMRE for Good Cause. AMRE may terminate Gross's employment prior to the Expiration Date for good cause only upon compliance with the requirements of this paragraph 5(a). "Good Cause" for termination by AMRE shall mean only (i) the willful engagement by Gross in misconduct which is materially injurious to AMRE, monetarily or otherwise, (ii) Gross's physical or mental disability, if such disability results in Gross's receiving permanent disability payments pursuant to a group or individual disability insurance policy maintained by AMRE on behalf of Gross, or (iii) Gross's death. For purposes of this paragraph 5(a), no act or failure to act on Gross's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the best interest of AMRE. Notwithstanding the foregoing, Gross shall not be deemed to have been terminated for Good Cause within the meaning of clause (i) of the preceding sentence without (i) reasonable notice to Gross setting forth the reasons for AMRE's intention to terminate for Good Cause, (ii) an opportunity for Gross, together with his counsel, to be heard before the Board of Directors of AMRE, and (iii) written notice from the Board of Directors of AMRE finding that in the good faith opinion of such Board, Gross was guilty of the conduct set forth above and specifying the particulars thereof in detail. In the event of Gross's employment in accordance with the conditions of this paragraph 5(a), the Term of Employment shall end, all of Gross's obligations pursuant to this Agreement (except for those provided in paragraphs 8, 9 and 10, if termination is for a reason other than death) shall end and AMRE's obligations to pay compensation to Gross pursuant to paragraph 4 shall cease on the effective date of termination.

                 (b) Termination by AMRE Other Than for Good Cause. AMRE may terminate Gross's employment prior to the Expiration Date for any reason other than Good Cause upon providing not less than 30 days prior written notice to Gross specifying the effective date of termination. If AMRE terminates Gross's employment other than for Good Cause under paragraph 5(a) prior to the public announcement of, or actual or deemed knowledge of AMRE, of, any actual or proposed transaction which results, directly or indirectly, in a change of control of AMRE, as defined in paragraph 6, the Term of Employment shall end on the effective date of termination, but AMRE shall provide, as a severance benefit to Gross, and as liquidated damages for breach by AMRE of its otherwise applicable obligations thereunder, each of the following: (i) within three (3) days of the effective date of termination, a lump sum cash payment equal to the sum of all accrued vacation pay and monthly cash payments which would, except for the termination have been paid to Gross as salary under paragraph 4(a) through the Expiration Date, (ii) not later than the date on which incentive compensation for the fiscal year in which Gross's termination of employment occurs (the "Current Fiscal Year") would be paid to Gross if he were employed on the last day of the Current Fiscal Year, an amount equal to the product of
(a) the incentive compensation which would have been paid to Gross if he were still employed on the last day of the Current Fiscal Year and (b) a fraction, the numerator of which is the number of days in the Current Fiscal Year through the effective date of termination and the denominator of which is 365; provided, however, that if the effective date of termination occurs on or before October 31, 1996, such amount payable pursuant to this cause (ii) shall not be less than One Hundred Thousand Dollars ($100,000.00), (iii) within three days of the effective date of termination; a lump sum cash payment equal to the payment of the automobile allowance monthly payments described in paragraph 4(c) which would, except for the termination, have been paid to Gross through the expiration date and (iv) continuation of all life, health, disability insurance benefits then in effect and described in paragraph 4 through the period ending on the Expiration Date.

                 (c) Substantial Change in Conditions, Authority or Responsibilities. If AMRE, during the Term of Employment, but prior to the public announcement of, or actual or deemed knowledge of AMRE of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE, as defined in paragraph 6, makes any substantial change in Gross's employment conditions, authority or job responsibilities which would constitute "Good Reason", within the meaning of paragraph 6(c), if a Change of Control of AMRE had then occurred, then Gross may elect to terminate his employment in accordance with the procedures set forth in paragraph 6(b) and such employment will be deemed terminated by AMRE without Good Cause and the severance benefits specified in paragraph 5(b) shall apply.

                 (d) Termination by Gross. Gross may terminate his employment at any time on or after the effective date of this Agreement upon providing 30 days' prior written notice to AMRE stating the effective date of termination. In any such event, all obligations of AMRE to Gross under this Agreement and all obligations of Gross to AMRE (except those provided for in paragraphs 7 through 10) shall cease and the Term of Employment shall end on the specified effective date of termination.

                 (e) Mitigation. AMRE's termination of Gross's employment under paragraph 5(b) or 5(c) shall immediately relieve Gross of all obligations under this Agreement (except for those provided in paragraphs 7 through 10), shall not obligate Gross to seek other employment and shall not be construed to require the application of any compensation which Gross may earn in any such other employment to reduce AMRE's obligation to provide severance benefits as provided herein. Gross's right to receive severance benefits hereunder shall not be subject to voluntary or involuntary sale, pledge, hypothecation, transfer or assignment by Gross, nor shall Gross, by virtue of such right, acquire any right, title or interest in particular assets of AMRE and such right shall be no greater than the right of any unsecured general creditor of AMRE.

         6. Change of Control of AMRE. In the event of a Change of Control of AMRE, the following provisions of this Agreement shall apply notwithstanding any other terms or conditions of this Agreement:

                 (a) Extension of Term of Agreement. Upon the change of control of AMRE, the Expiration Date referred to in paragraph 2(a) shall be changed to the date which is two (2) years subsequent to the date immediately prior to the date on which the Change of Control of AMRE occurred.

                 (b) Termination of Employment by Gross for Good Reason. Gross's employment may be terminated by Gross during the Term of Employment for Good Reason if, (i) within 90 days of the date of occurrence of a triggering event (as defined below), Gross notifies AMRE in writing of his intention to treat such event as Good Reason,
         (ii) within 30 days following receipt of such notice provided for in
         (i), AMRE fails to cure the triggering event, and (iii) within 60 days following the expiration of the 30-day period described in (ii), Gross voluntarily terminates his employment by giving written notice to AMRE.

                 (c) Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of one or more of the following events subsequent to the public announcement of, or actual or deemed knowledge of AMRE of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE (each of which shall be a "triggering event"):

                          (i) the assignment to Gross of any duties materially inconsistent in any respect with Gross's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by paragraph 3 of this Agreement, or any other action by AMRE which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by AMRE promptly after receipt of notice thereto given by Gross;

                         (ii) any failure by AMRE to materially comply with any of the provisions of paragraph 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by AMRE promptly after receipt of notice thereof given by Gross, unless AMRE agrees to fully compensate Gross for any such reduction;

                        (iii) except for relocating to the Dallas, Texas metropolitan area, Gross is required to locate his office more than 50 miles from the current location of Boca Raton, Florida, excluding business travel reasonably consistent with the amount of travel required of him prior to such relocation;

                         (iv) any purported termination by AMRE of Gross's employment otherwise than as expressly permitted by this Agreement;

                          (v) any failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of AMRE to expressly assume and agree to perform this Agreement in the same manner and to the same extent that AMRE would be required to perform it if no such succession had taken place; or

                         (vi) AMRE's request that Gross perform an illegal, or wrongful act in violation of AMRE's code of conduct policies.

                 (d) Severance Benefit on Termination by Gross for Good Reason. Upon termination of Gross's employment by Gross pursuant to paragraph 6(b) or by AMRE for a reason other than Good Cause subsequent to the public announcement of, or AMRE's actual or deemed knowledge of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE, all obligations of AMRE to Gross under this Agreement and all obligations of Gross to AMRE (except those provided for in paragraphs 7 through 10) shall cease and the Term of Employment shall end and AMRE shall pay to Gross within 10 days of such termination of employment, the sum of (i) all accrued vacation pay and (ii) an amount equal to the greater of (A) two times the amount of Gross's annual salary on the date prior to the Change of Control or (B) if such termination occurs during the Initial Term, then an amount equal to the annual salary remaining to be paid during the Initial Term pursuant to paragraph 4(a). In the event the cash settlement payment payable under this paragraph 6(d), either alone or together with any other payments which Gross has the right to receive from AMRE, would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended), such cash settlement amount shall be increased to an amount sufficient to provide Gross, after satisfaction of all federal excise taxes and federal and state income taxes attributable to such increases in amount, a net amount equal to such cash settlement amount calculated as described above and before any such excise tax.

                 (e) Definition of Change of Control of AMRE. For the purpose of this Agreement, a "Change of Control of AMRE" shall be deemed to have occurred:

                          (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, excluding any employee benefit plan sponsored or maintained by AMRE or any subsidiary of AMRE (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of AMRE representing:

                          (A) 30% or more of the combined voting power of AMRE's then outstanding securities with respect to the election of the directors of AMRE; or

                          (B) 20% or more of such combined voting power if such person thereby becomes the largest stockholder of AMRE; or

                         (ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors of AMRE (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this provision; or

                        (iii) The occurrence of a transaction requiring stockholder approval of the acquisition of AMRE by an entity other than AMRE or a 50% or more owned subsidiary of AMRE through purchase of assets, or by merger, or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, AMRE's stockholders immediately prior to the transaction own at least 60% of the combined voting power of the surviving entity's then outstanding securities with respect to the election of the directors of such entity solely by reason of such transaction.

         The foregoing notwithstanding, the acquisition by Ronald I. Wagner, or by a "Group" as defined above of which Ronald I. Wagner is a member, of securities of AMRE representing up to a maximum of 40% of the combined voting power of AMRE's then outstanding securities with respect to the election of the directors of AMRE shall not constitute a "Change of Control of AMRE".

         7.      Restrictions on Investments and Competing Activities.

                 (a) Except to the extent permitted by the last sentence of this paragraph 7(a) and by paragraph 7(b), during the Term of Employment, Gross will not hold or acquire (whether by purchase, gift or otherwise) any direct or beneficial interest in any securities (debt or equity) of, or any other interest in, any corporation (domestic or foreign) or any other business organization engaged, directly or indirectly, in any business competitive with that conducted by AMRE or any member of the AMRE Group nor will Gross himself (whether in an individual capacity or as a member of a partnership or otherwise) engage, directly or indirectly, in any business competitive with that conducted by AMRE or any member of the AMRE Group. The restrictions on the investment activities of Gross, set forth in the first sentence of this subparagraph (a), do not apply to investments in debt securities of any corporation, if such debt securities are traded on a national securities exchange, or to investments in equity securities of any corporation, if such equity securities are traded on a national securities exchange, provided that the aggregate holdings (direct and beneficial) of Gross, his spouse and minor children in equity securities of such corporation do not, at any time, equal 1% or more of the outstanding equity securities of such corporation.

                 (b) Gross agrees that, in addition to the restrictions imposed by paragraph 7(a), he will conduct his respective investment activities in strict compliance with any and all policies with respect thereto now or hereafter established by AMRE (and any other member of the AMRE Group that employs Gross), and Gross further agrees to render, and cause to be rendered, any and all such reports with respect thereto as may be required by AMRE or any such other member of the AMRE Group. The foregoing notwithstanding, an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Gross promptly after receipt of notice of any failure to comply with such policies shall not constitute a violation of the provisions of this subparagraph.

         8. Confidentiality. Gross agrees and acknowledges that the trade secrets of AMRE and the AMRE Group, as such secrets may exist from time to time, are valuable, special and unique assets of AMRE and the AMRE Group, and that access to and knowledge of such secrets are essential to the performance of Gross's duties hereunder. Gross will not, in whole or in part, for his own purposes or for the benefit of any person, firm, corporation or other entity (except AMRE or any member of the AMRE Group) disclose to any person, firm, corporation, association or any other entity, any such trade secrets or any other confidential or secret information with respect to the business of AMRE or the AMRE Group (including, without limitation, any such information with respect to customers), nor will Gross make use of any such trade secrets or other confidential or secret information for his own purposes or for the benefit of any person, firm, corporation or other entity (except AMRE or any member of the AMRE Group) under any circumstances during or after the Term of Employment; provided, however, that after the Term of Employment these restrictions shall not apply to such trade secrets or confidential or secret information which are then in the public domain (so long as Gross was not responsible, directly or indirectly, for permitting such trade secrets or confidential or secret information to enter the public domain without AMRE's consent).

         9. Covenants Not to Solicit or Interfere. For a period of 12 months from the effective date of Gross's termination of employment, Gross will not compete with AMRE or any





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
member of the AMRE Group in the business of AMRE or the AMRE Group in any geographic area in which AMRE (or such member of the AMRE Group) is actively engaged in such business on the date Gross's employment hereunder terminates. The term "compete", as used herein, means to engage in competition, directly or indirectly (including, without limitation, to conduct the business of AMRE or the AMRE Group for any customer with which Gross had any significant business contacts during his employment hereunder), either as a proprietor, partner, employee, agent, consultant, director, officer, controlling stockholder or in any other capacity or manner whatsoever. It is the desire and intent of the parties that the provisions of this paragraph 9 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if, and to the extent that, any portion of this paragraph 9 shall be adjudicated to be invalid or unenforceable, this paragraph 9 shall be deemed amended to delete therefrom or reform the portion thus adjudicated to be invalid or unenforceable, such deletion or reformation to apply only with respect to the operation of this paragraph 9 in the particular jurisdiction in which such adjudication is made.

         10. Injunctive Relief. Gross acknowledges and agrees that a breach or threatened breach of the provisions of paragraphs 7, 8 or 9 may cause irreparable injury to AMRE and any member of the AMRE Group, and that, as a result of such breach AMRE, or any member of the AMRE Group, as the case may be, shall be entitled, among and in addition to other remedies available at law or in equity, to an injunction restraining Gross from continuing the activity causing such breach. Such remedy shall not be exclusive and shall be in addition to any other remedy AMRE or any such member of the AMRE Group may be entitled.

         11.     Miscellaneous.

                 (a) Notices. Any notice required or permitted to be given under this Agreement shall be deemed to have been received when delivered in person or mailed, postage prepaid, by certified mail addressed, in the case of Gross, to his last known residence as provided by him to AMRE, or, in the case of AMRE, to its principal office.

                 (b) Benefits and Obligations. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by AMRE and its respective successors and assigns, and Gross, his heirs, assigns or legal representatives; provided, however, that the obligations of Gross contained herein may not be delegated or assigned.

                 (c) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may only be amended by an agreement in writing signed by all of the parties hereto.

                 (d) Waiver. The failure of any party hereto to insist, in any one or more instances, upon performance of any of the terms and conditions of this Agreement, shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

                 (e) Severability. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason, the parties hereto agree that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions thereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid and enforceable.

                 (f) Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                 (g) Captions. The captions contained in this Agreement are for the convenience of AMRE and Gross and shall not be deemed or construed as in any way limiting or extending the language of the provisions to which such captions refer.

                 (h)      Termination of Existing Employment Agreement.
Upon the execution of this Agreement, Gross' existing employment agreement with Facelifters dated October 1, 1993 and amended on March 27, 1995 shall immediately terminate and be of no further force or effect, and all payments due thereunder, other than incentive compensation or bonuses which shall, within thirty days from the date hereof be paid pro rata as of the end of the month of the closing of the Merger, are waived and released.


         IN WITNESS WHEREOF, AMRE has caused this Agreement to be executed by its officer thereunto duly authorized, and Gross has hereunto set his hand, all as of the day, month and year first above written.

                                                 AMRE, INC.


                                                 By:
                                                    ----------------------------
                                                      Robert M. Swartz
                                                      President

                                                 -------------------------------
                                                 Murray Gross

                                                                         ANNEX D


                             STOCKHOLDER AGREEMENT


         THIS STOCKHOLDER AGREEMENT (this "AGREEMENT") dated as of October 31, 1995 is by and between the undersigned stockholders of Facelifters Home Systems, Inc., a New York corporation (the "COMPANY") (each such stockholder a "STOCKHOLDER") and AMRE, Inc., a Delaware corporation ("AMRE").

                             PRELIMINARY STATEMENTS

         A. Concurrently herewith, AMRE, AMRE Acquisition, Inc., a wholly-owned subsidiary of AMRE ("MERGER SUB"), and the Company, are entering into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT"), pursuant to which, and subject to the terms and conditions contained therein, Merger Sub will be merged with and into the Company (the "MERGER").

         B. As a condition to their willingness to enter into the Merger Agreement, AMRE has required that each of the certain Stockholders, who collectively own more than 30% of the outstanding common stock of the Company (collectively, the "SIGNATORY STOCKHOLDERS"), enter into, and each of the Signatory Stockholders has agreed to enter into, this Agreement or an agreement in the same form as this Agreement (together, the "STOCKHOLDER AGREEMENTS").

         C. The Board of Directors of the Company has, prior to the execution of the Merger Agreement and the Stockholder Agreements, approved the Merger Agreement and the Merger.

         D. Terms used but not defined in this Agreement shall have the meaning as set forth for such term in the Merger Agreement.

         WHEREAS, AMRE and Merger Sub will enter into the Merger Agreement in part in reliance on each Stockholder's representations, warranties and agreements set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby approved, and intending to be legally bound hereby, it is agreed as follows:


                             STATEMENT OF AGREEMENT

         1. AGREEMENT TO SUPPORT MERGER. Each Stockholder agrees during the Term (as hereinafter defined), subject to the terms of Section 3 hereto, to vote any and all shares of the Company's common stock $0.01 par value per Share (the "COMMON STOCK") listed on Exhibit A attached hereto (the "SHARES") held by such Stockholder in favor of the Merger pursuant to the terms of the Merger and the Merger Agreement, but in the event that a vote for the Merger does not take place during the Term, then Stockholder agrees not to vote in favor of any other Change of Control (as hereinafter defined) during the Term; provided, however, no stockholder shall be required to vote in favor of any modification or amendment to the Merger Agreement which would reduce the Exchange Ratio.

         2. PROXY WITH RESPECT TO THE SHARES. During the Term, each Stockholder hereby irrevocably appoints Merger Sub as Stockholder's attorney-in-fact and proxy, with full power of substitution, to vote or to express written consent in lieu of a vote or meeting with respect to all of the Shares which Stockholder is entitled to vote at any meeting of stockholders (whether annual or special and whether or not an adjourned meeting) of the Company, or pursuant to written action taken in lieu of any such meeting or otherwise, in such manner as to cause the Merger and the Merger Agreement to be approved and the right to vote against any other transaction or proposal which would constitute a Change of Control; provided, however, this proxy shall not be used to vote in favor of any modification or amendment to the Merger Agreement which would reduce the Exchange Ratio. During the Term, this proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration of and as an inducement to cause AMRE and Merger Sub to enter into the transactions contemplated by this Agreement and the Merger Agreement. During the Term, this proxy shall revoke any other proxy granted by Stockholder at any time with respect to the Shares and during the Term, no subsequent proxies will be given with respect thereto by Stockholder. "CHANGE OF CONTROL" shall mean any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including but not limited to, (a) any extraordinary corporate transaction (other than the Merger), such as a merger, other business combination, reorganization or liquidation involving Company, (b) a sale or transfer of a material amount of assets of Company or any of its subsidiaries,
(c) any change in the management or board of directors of Company, except as otherwise agreed to in writing by AMRE, or (d) any material change in the present capitalization of Company. The duration of the proxy granted under this Section 2 (the "TERM") will continue until the earlier of April 1, 1996 or
(a) when AMRE, Merger Sub and Stockholder mutually consent in writing to terminate this Agreement, or (b) upon the termination of the Merger Agreement by AMRE or Company pursuant to Section 7.1 of the Merger Agreement.

         3. CONDITION TO STOCKHOLDER'S OBLIGATIONS. The obligations of the parties to perform under this Agreement upon its execution and thereafter shall be subject to the additional condition that there shall be no preliminary or permanent injunction or other order issued by any court of competent jurisdiction in effect which prohibits (i) this Agreement, or (ii) the Merger. Each Stockholder and AMRE agree not to seek any such injunction or order and shall use their respective reasonable best efforts to oppose and shall seek the immediate lifting of any such injunction or order.

         4. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS. Each Stockholder, solely on behalf of such Stockholder, represents and warrants to AMRE as follows:

                 4.1 OWNERSHIP OF SHARES. On the date hereof, the Shares listed on Exhibit A opposite the Stockholder's name are all of the shares of the Company's Common Stock currently beneficially and of record owned by the Stockholder and options to acquire Company Stock. Except as set forth on Exhibit A, Stockholder does not have any rights to acquire any additional shares of the Company's capital stock. Stockholder currently has, and at the closing of the Merger will have, good, valid and marketable title to the Shares listed on Exhibit A opposite the Stockholder's name, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrance created by this Agreement).

                 4.2 POWER; BINDING AGREEMENT. Stockholder has the full legal right, power and authority to enter into and perform all of Stockholder's obligations under this Agreement.

         5. EXPENSES. Except as provided in Section 6(h), each party hereto will pay all of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisers.

         6. CERTAIN COVENANTS OF AMRE. AMRE agrees to provide each Stockholder the following registration rights:

                 (a) DEMAND REGISTRATION. At any time prior to three years from the date hereof, the Signatory Stockholders owning a majority of the AMRE common stock issued to the Signatory Stockholders in the Merger may make a written request for registration ("DEMAND REGISTRATION") under the Securities Act of 1933, as amended (the "SECURITIES ACT") of all or a part of the common stock of AMRE received pursuant to the Merger Agreement (the "REGISTRABLE SECURITIES"). Subject to the provisions of this paragraph, AMRE shall not be obligated to effect more than one such Demand Registration. Notwithstanding the foregoing, (i) AMRE shall not be obligated to effect a registration pursuant to this Section 6(a) during the period starting with the date ninety
(90) days prior to AMRE's estimated date of filing of, and ending on a date 180 days following the effective date of, a registration statement pertaining to an underwritten public offering of Common Stock for the account of AMRE, and (ii) if AMRE is required to effect a registration pursuant to this Section 6(a) and AMRE furnishes to the Signatory Stockholders a certificate signed by the President of AMRE stating that in the good faith judgment of the Board of Directors of AMRE it would be materially adverse to AMRE and its stockholders for such registration statement to be filed on or before the date such filing would otherwise be required hereunder and it is therefore necessary to defer the filing of such registration statement, then AMRE shall have the right to defer such filing for a period not to exceed 90 days after receipt of the request for such registration from the Signatory Stockholders; provided that during such time AMRE may not file a registration statement for securities to be issued and sold for its own account other than on Form S-8, S-4 or any successor similar forms or any other form not available for registering the Registrable Securities for sale to the public. AMRE shall at all times use commercially reasonable efforts to register such Registrable Securities. A registration will not count as a Demand Registration until it has become effective, unless the cause of such failure shall be in part attributable to actions of any of the Signatory Stockholders. If any Demand Registration is in the form of an underwritten offering, AMRE shall have the right to designate the underwriter(s) with the approval of the Signatory Stockholders, which approval shall not be unreasonably withheld or delayed.

                 If a requested registration pursuant to this Section 6(a) involves an underwritten offering, and the managing underwriter shall advise AMRE in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Registrable Securities requested to be registered pursuant to this Section 6(a) shall either (i) be reduced to the number of Registrable Securities which AMRE is so advised can be sold in (or during the time of) such offering, or, (ii) in the alternative, the Signatory Stockholders holding a majority of the Registrable Securities may elect to cancel the Demand Registration, which shall not then count as a Demand Registration hereunder.

                 (b) PIGGY-BACK REGISTRATION. If, at any time prior to three years from the date hereof, AMRE proposes to register any of its securities under the Securities Act (other than by a registration on Form S-8, S-4 or any successor similar forms or any other form not available for registering the Registrable Securities for sale to the public and other than pursuant to Section 6(a) hereof), whether for sale for its own account or other security holders, AMRE will, each such time, at least 30 days prior to filing the registration statement, give written notice to the Signatory Stockholders of its intention to do so and upon the written request of any of the Signatory Stockholders made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by each of the Signatory Stockholders), AMRE will use commercially reasonable efforts to affect the registration under the Securities Act of all Registrable Securities which AMRE has been so requested to register by each of the Signatory Stockholders; provided, however, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, AMRE shall determine for any reason not to register or to delay registration of such securities, AMRE may, at its election, give written notice of such determination to each of the Signatory Stockholders who have requested registration of any Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this
Section 6(b) for the same period as the delay in registering such other securities.

                 (c) PRIORITY IN PIGGY-BACK REGISTRATIONS. If (i) a registration pursuant to Section 6(c) involves an underwritten offering of the securities so being registered, whether or not for sale for the account of AMRE, to be distributed (on a firm commitment basis) by or through one or more underwriters, whether or not the Registrable Securities so requested to be registered for sale for the account of any of the Signatory Stockholders are also to be included in such underwritten offering, and (ii) the managing underwriter of such underwritten offering shall inform in writing AMRE and each of the Signatory Stockholders who have requested registration of any Registrable Securities of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then AMRE may include in such offering all securities proposed by AMRE to be sold for its own account and all securities proposed to be sold by any other holders of AMRE securities exercising demand registration rights (if any) and may decrease the number of Registrable Securities and other securities of AMRE that are requested to be included in such registration by decreasing the Registrable Securities requested to be included in such registration (pro rata among all the holders of Registrable Securities requesting such registration on the basis of the number of shares of such securities held by such holder immediately prior to the filing of the registration statement with respect to such registration). AMRE shall not be required under this Section 6(c) to include any of the Registrable Securities in such underwriting unless the Signatory Stockholder owning such Registrable Securities accepts the terms of the underwriting as determined by AMRE and the underwriters selected by AMRE.

                 (d) PROCEDURES. If and whenever AMRE is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 6(a) or 6(b) hereof, AMRE will, subject to the limitations provided herein:

                          (i) promptly prepare and as soon as reasonably practicable file with the Securities and Exchange Commission (the "SEC") the requisite registration statement to effect such registration and thereafter, subject to the provisions of Section 6 hereof, use reasonable efforts to cause such registration statement to become promptly effective;

                          (ii) promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that AMRE shall not in any event be required to keep the registration statement effective for a period of more than three months after such registration statement becomes effective; and provided, further that AMRE may delay the filing or suspend the effectiveness of any registration under this Agreement, or without suspending such effectiveness instruct the Signatory Stockholders not to sell any Registrable Securities included in any such registration, if (A) AMRE shall have determined that AMRE would be required to disclose any action taken or proposed to be taken by AMRE in good faith, including without limitation the acquisition or divestiture of assets, which disclosure would adversely effect AMRE or on such actions, or (B) required by law, to update the prospectus relating to any such registration to include updated financial statements (a "SUSPENSION PERIOD") by providing the Signatory Stockholders with written notice of such Suspension Period and the reasons therefor. Each Stockholder agrees to maintain such reason as is disclosed by AMRE in strict confidence. In addition, AMRE shall not be required to keep any registration effective, or may without suspending such effectiveness, instruct the Signatory Stockholders who have Registrable Securities included in such registration not to sell such securities, during any period which AMRE is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales ("SUPPLEMENTAL EXTENSION PERIOD"). In the event of a Suspension Period or Supplemental Extension Period, the period during which any registration under this Agreement is to remain effective pursuant to this Section 6(d) shall be tolled until the end of any such Suspension Period or Supplemental Extension Period;

                          (iii) furnish to each of the Signatory Stockholders who have Registrable Securities included in the registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as such Signatory Stockholders may reasonably request;

                          (iv) use reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as each seller thereof shall reasonably request and to keep such registration or qualification in effect for 90 days as such registration statement remains in effect (provided, however, that AMRE shall not in any event be required to keep such registration or qualification in effect for a period of more than three months after such registration or qualification becomes effective), and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by the Signatory Stockholders who have Registrable Securities included in the registration statement, then such expenses shall be payable by such Signatory Stockholders, to the extent required by such jurisdiction; and

                          (v)     use reasonable efforts to list all
         Registrable Securities covered by such registration statement on any securities exchange on which any of AMRE's Common Stock is then listed.

                 (e) STOCKHOLDER INFORMATION REQUIREMENTS. It shall be a condition precedent to the obligations of AMRE to take any such action with respect to registering a Stockholder's Registrable Securities pursuant to this
Section 6 that the Stockholder furnish AMRE in writing such information regarding the Stockholder, the Registrable Securities and the distribution of such securities as AMRE may from time to time request in writing within ten days of such request. If a Stockholder fails to provide AMRE with any such information, AMRE may exclude the Stockholder's Registrable Securities from the registration statement.

                 (f) REQUESTED UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering of Registerable Securities pursuant to a registration requested under Section 6 hereof, AMRE will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such customary representations and warranties, covenants and indemnities by AMRE and such other terms as are generally required in agreements of this type. The Signatory Stockholders who have Registrable Securities included in the registration statement will cooperate with AMRE in the negotiation of the underwriting agreement. If requested by the underwriters of any underwritten offering pursuant to a registration under
Section 6 hereof, each of the Signatory Stockholders who does not have Registrable Securities included in the registration statement agrees to enter into an agreement with such underwriters not to sell its shares Common Stock for a period of time (not to exceed 360 days) after the effectiveness of a registration statement equal to the period of time which the sellers of securities in such registration have agreed not to sell their shares after the effectiveness of such registration statement. Each of the Signatory Stockholders who has Registrable Securities included in the registration statement shall be a party to such underwriting agreement.

                 (g) INCIDENTAL UNDERWRITTEN OFFERINGS. If AMRE at any time proposes to register any of its securities under the Securities Act as contemplated by Section 6(b) hereof and such securities are to be distributed by or through one or more underwriters, AMRE will, if requested by any of the Signatory Stockholders as provided in Section 6(b) hereof and subject to the provisions of Section 6(c) hereof, use reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Signatory Stockholders to be distributed by such underwriters, provided that such Signatory Stockholders have accepted the terms of the underwriting as determined hereunder and the Underwriter(s) selected by AMRE. In such event, such Signatory Stockholders shall be a party to the underwriting agreement between AMRE and such Underwriters.

                 (h) EXPENSES AND INDEMNIFICATION. All expenses incurred by AMRE in connection with the registration of Registrable Securities pursuant to Section 6(a) or 6(b) hereof, including without limitation, all registration and qualification fees, printers' costs and fees and disbursements of counsel for AMRE, but not including underwriter's discounts, commissions and disbursements of joint counsel for the Signatory Stockholders, shall be paid by
AMRE.    In connection with any public offering of Registrable Securities pursuant to this Section, AMRE agrees to indemnify each of the Signatory Stockholders who have Registrable Securities included in the registration statement to the same extent as AMRE indemnifies any underwriter participating therein. In connection with any underwritten public offering, each of the Signatory Stockholders who have Registrable Securities included in the registration statement shall indemnify AMRE, but only to the same extent that an underwriter participating therein indemnifies AMRE and, in any event, only with respect to information provided by each of the Signatory Stockholders.

         7. NOTICES. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by telecopy, telex or telegram or by certified mail, postage prepaid, or by an overnight courier service, addressed as follows:

         If to AMRE or Merger Sub:

                 AMRE, Inc.
                 8585 North Stemmons Freeway
                 SouthTower, Suite 102
                 Dallas, Texas  75247
                 Telephone: (214) 658-6300
                 Fax: (214) 658-6101
                 Attention: Robert M. Swartz, President

                 with copies to:

                 AMRE, Inc.
                 8585 North Stemmons Freeway
                 SouthTower, Suite 102
                 Dallas, Texas  75247
                 Telephone: (214) 658-6335
                 Fax: (214) 658-6101
                 Attention: C. Curtis Everett

         If to Stockholder:

                 To the address set forth on the signature page hereto.

         8. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the documents expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understanding among the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by the party against whom such modification, amendment, alteration or supplement is sought to be enforced.

         9. ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub may assign any or all of its rights and obligations hereunder to AMRE or any direct or indirect wholly-owned subsidiary of AMRE without the consent of any Stockholder, but no such transfer shall relieve Merger Sub of its obligations under this Agreement if such subsidiary does not perform the obligations of Merger Sub hereunder.

         10. GOVERNING LAW. This Agreement, and all matters relating hereto, shall be governed by, and constituted in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

         11. RESTRICTIONS ON TRANSFER. Each Stockholder agrees with, and covenants to, AMRE and Merger Sub as follows:

                 (a) For as long as the Merger Sub holds the proxy and power of attorney granted pursuant to Section 2 above, each Stockholder shall not (i) transfer (which terms shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, alienation, assignment or other disposition, directly or indirectly, by operation of law, in connection with any merger or otherwise (collectively, a "TRANSFER")), or consent to any Transfer of, any or all of the Shares or any interest therein, except pursuant to the Merger, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of the Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to the Shares, except for this Agreement, or
(iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares.

                 (b) Following the Merger, Stockholder agrees not to Transfer any shares of Common Stock (as defined in the Merger Agreement) received in exchange for the Shares pursuant to the Merger except as follows:
(i) pursuant to an effective registration statement under the Securities Act or
(ii) subject to receipt of an opinion of counsel satisfactory to AMRE that such a Transfer is permissible under the Securities Act.

                 (c) There is no plan or intention by the Stockholder to sell, exchange or otherwise dispose of the Shares of AMRE received by the Stockholder in the Merger.

         12. CHANGE IN STATE OF INCORPORATION. The parties hereto expressly acknowledge that, provided it will not prevent, delay or in any manner adversely affect the ability of the parties to consummate the Merger, the Company intends, prior to its mailing of the Joint Proxy Statement/Prospectus, to change its state of incorporation from New York to Delaware, as previously contemplated in the Company's proxy materials for its annual meeting of stockholders held August 9, 1995. Provided that such reincorporation will not prevent, delay or in any manner adversely affect the parties ability to consummate the Merger, each Stockholder hereby agrees to take all action that may be necessary to effect such reincorporation, including voting the Shares of Common Stock held by such Stockholder in favor of such reincorporation if so required. Each Stockholder and AMRE expressly acknowledge and agree that if the reincorporation occurs, then the term "Company" shall mean and refer to the constituent corporation to the reincorporation that is the surviving corporation under Delaware law (the "Survivor") and the terms "Common Stock" and "Shares" shall respectively refer to the common stock of the Survivor and the common stock of the Survivor owned by the Stockholders.

         13. COMPANY STOCK OPTIONS. Each Stockholder executing an Employment Agreement with AMRE in connection with the Merger agrees to waive and release the benefit of any reload provisions with respect to any Company options previously granted to such Stockholder pursuant to any Company stock option or other incentive compensation plan.

         14. CERTAIN EVENTS. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of Stockholder's Shares shall pass, whether by operation of law or otherwise, including without limitation, such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Shares, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by Stockholder, the number of Shares listed in Exhibit A set forth opposite the Stockholders Name shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.

         15. STOCKHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director of Company makes any agreement or understanding herein in his or her capacity as a director. Each Stockholder is executing this Agreement solely in his or her capacity as the record and beneficial owner of his or her Shares. The parties hereto acknowledge and agree that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty, the undersigned or any partner of the undersigned or any of their respective affiliates may have as a member of the Board of Directors or executive officer of Company, or as counsel to Company; provided, that no such duty shall excuse any Stockholder from his or her obligation as a stockholder of Company to vote the Shares, to the extent that they may be so voted, as herein provided and to otherwise comply with the terms and conditions of this Agreement.

         16. ENFORCEMENT. Each Stockholder agrees that irreparable damage would occur and that AMRE and Merger Sub would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that AMRE and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches by any Stockholder or Company of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which AMRE and/or Merger Sub may be entitled at law or in equity. In addition, each of the parties hereto irrevocably and unconditionally (i) consents to be subject to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat the personal jurisdiction of such courts by motion or other request for leave from any such court, (iii) agrees that such party shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal court sitting in the State of Delaware or a Delaware state court and (iv) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (iv) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

         17. APPROVAL OF MERGER. Each of the Stockholders agree that, by execution and delivery of this Agreement, such Stockholder consents to and approves the Merger to the same extent and with the same force and effect as if such Stockholder had consented to, approved and voted for the Merger at a formal meeting of the Company's stockholders duly called and held for the purpose of acting upon the proposal to approve the Merger; provided that this section shall not constitute a consent or approval of any modification or amendment to the Merger Agreement that would reduce the Exchange Ratio.

         IN WITNESS WHEREOF, AMRE has caused this Agreement to be executed by its duly authorized officer and the Stockholder has executed this Agreement as of the date and year first above written.

                                                AMRE, INC.



                                                By:  /s/ Robert M. Swartz
                                                   -----------------------------
                                                Name:  Robert M. Swartz
                                                     ---------------------------
                                                Title:   President
                                                      --------------------------

STOCKHOLDERS                                                NUMBER OF SHARES
         Mark Honigsfeld                                    478,714, plus 122,500 option shares
-----------------------------------------                   -------------------------------------------
           Printed Name

 /s/ Mark Honigsfeld
-----------------------------------------
            Signature

 800 Snediker Avenue
-----------------------------------------
 Brooklyn, NY  11207-7606
-----------------------------------------
             Address


           Murray Gross                                     137,625 plus 235,000 option shares
-----------------------------------------                   -------------------------------------------
           Printed Name

 /s/ Murray Gross
-----------------------------------------
            Signature

 621 NW 53d St.
-----------------------------------------
 Boca Raton, FL  33487
-----------------------------------------
             Address



        Deedee Honigsfeld                                   158,606, plus 0 option shares
-----------------------------------------                   -------------------------------------------
           Printed Name

 /s/ Deedee Honigsfeld
-----------------------------------------
            Signature

 800 Snediker Avenue
-----------------------------------------
 Brooklyn, NY  11207-7606
-----------------------------------------
             Address


                                                                         ANNEX E

March 11, 1996


Board of Directors
Facelifters Home Systems, Inc.
621 N.W. 53 Street, Suite 450
Boca Raton, Florida  33487



Gentlemen:

You have asked our opinion (the "Opinion") as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share ("Facelifters Common Stock"), of Facelifters Home Systems, Inc., a Delaware Corporation ("Facelifters" or the "Company") of the consideration to be received in the proposed merger of AMRE Acquisition, Inc., ("Merger Sub") a Texas corporation and wholly owned subsidiary of AMRE, Inc. ("AMRE"), a Delaware Corporation, with and into Facelifters. Such proposed merger (the "Merger") is pursuant to the terms of an Agreement and Plan of Merger dated as of October 31, 1995 by and among Facelifters, AMRE and Merger Sub (the "Agreement"). The Agreement provides that upon consummation of the Merger, shareholders of Facelifters will receive validly issued, fully paid and non-assessable shares of $0.01 par value common stock of AMRE (the "AMRE Common Stock") as determined by the exchange ratio (the "Exchange Ratio") and spelled out in the Agreement.

As a usual part of our investment banking business, Southwest Securities, Inc. ("Southwest") is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings and distributions of listed and unlisted securities, private placements and valuations. Southwest, through its parent Southwest Securities Group, Inc., is a publicly-held transaction processing, investment banking and securities brokerage firm (SWST-NASDAQ).

For purposes of the Opinion set forth herein, we have taken into account such accepted financial and investment banking procedures and considerations we deemed relevant. Among other things, we have:

(i) reviewed the Agreement and the Joint Proxy Statement/Prospectus, in substantially final form to be sent to the stockholders of Facelifters, and the supporting documents thereto;

Board of Directors
March 11, 1996
Page 2



(ii) reviewed Facelifters' Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the five fiscal years ended March 1995; Quarterly Reports on Form 10-Q for the periods ended June 30, September 30 and December 31, 1995 and certain other relevant financial and operating data made available to us from published sources;

(iii) reviewed AMRE's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the five fiscal years ended December 1995; Quarterly Reports on Form 10-Q for the periods ended April 2, July 2 and October 1, 1995 and certain other relevant financial and operating data made available to us from published sources;

(iv) reviewed certain internal financial and operating information (including financial projections) prepared by the management of Facelifters and AMRE as well as pro forma consolidated financial projections provided by AMRE;

(v) discussed with the senior management of both Facelifters and AMRE their business, operations, assets, financial condition and future prospects and their views as to the potential benefits and implications of the Merger;

(vi) reviewed reported market prices, price/earnings ratios and trading statistics of the common stock of Facelifters and AMRE and certain other comparable publicly-traded companies;

(vii) compared Facelifters and AMRE from a financial point of view with certain other comparable publicly-traded companies;

(viii) reviewed the terms, to the extent publicly available, of certain comparable acquisition transactions; and

(ix) reviewed all public announcements made by the Company and AMRE in the prior nine months;

(x) performed such other analyses and examinations and considered such other factors as we deemed appropriate.

In connection with our Opinion, we were not authorized to, and consequently, did not solicit any alternative proposals for a merger or acquisition of Facelifters. We have not independently verified the accuracy or completeness of the information considered in the foregoing review, and for purposes of the Opinion set forth herein we have assumed and relied upon the accuracy and

Board of Directors
March 11, 1996
Page 3





completeness of all such information. We relied upon the management of both companies as to the reasonableness and achievability of the financial projections provided to us and referred to in (iv) above. We did not make an independent evaluation or appraisal of the respective assets or liabilities of Facelifters or AMRE or any subsidiary. No opinion is expressed as to the fairness of the Merger to the AMRE shareholders.

It should be noted that this Opinion is based, in part, on economic, market and other conditions as in effect on, and information made available to us as of, the date hereof, and does not represent an opinion as to what value AMRE Common Stock actually will have to Facelifters shareholders if and when the Merger is consummated. Such actual value could be affected by changes in such market conditions, general economic conditions and other factors which generally influence the price of securities.

Based upon and subject to the foregoing, we are of the opinion that as of the date hereof, the merger is fair, from a financial point of view, to the shareholders of Facelifters.

Sincerely,

/s/ Southwest Securities, Inc.

SOUTHWEST SECURITIES, INC.

                    [LETTERHEAD OF BEAR, STEARNS & CO. INC.]


                                March 14, 1996


Board of Directors
AMRE, Inc.
8585 N. Stemmons Freeway
South Tower, Suite 102
Dallas, Texas  75247

Dear Sirs:

We understand that AMRE, Inc. ("AMRE") has agreed pursuant to a merger agreement dated October 31, 1995 (the "Merger Agreement"), that AMRE Acquisition, Inc., a wholly-owned subsidiary of AMRE, will merge with and into Facelifters Home Systems, Inc. (the "Merger"). Each share of Facelifters will be converted into one share of AMRE common stock. You have provided us with the proxy statement/prospectus, which includes the Merger Agreement, in substantially the form to be sent to the shareholders of AMRE (the "Proxy Statement").

You have asked us to render our opinion as to whether the Merger is fair, from a financial point of view, to the public stockholders of AMRE.

In the course of our analyses for rendering this opinion, we have:

         1.      reviewed the Proxy Statement;

         2. reviewed AMRE's Annual Reports to stockholders and Annual Reports on Form 10-K for the fiscal years ended December 1991 through 1995, and its Quarterly Reports on Form 10-Q for the periods ended April 2, July 2 and October 1, 1995;

         3. reviewed Facelifters' Annual Reports to stockholders and Annual Reports on Form 10-K for the fiscal years ended March 1991 through 1995, and its Quarterly Reports on Form 10-Q for the periods ended June 30, September 30, 1995, and December 31, 1995;

         4. reviewed certain operating and financial information, including projections, provided to us by management of AMRE and Facelifters relating to their respective businesses and prospects;

         5. met with certain members of senior management of AMRE and Facelifters to discuss operations, historical financial statements and future prospects of their respective companies;

March 14, 1996
Page 2


         6. reviewed the historical prices and trading volumes of the common stock of AMRE and Facelifters;


         7. reviewed publicly available financial data and stock market performance data of companies which we deemed generally comparable to AMRE and Facelifters;

         8. reviewed the terms of recent acquisitions of companies which we deemed generally comparable to Facelifters; and

         9. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by AMRE and Facelifters. With respect to AMRE's and Facelifters' projected financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of AMRE and Facelifters as to the expected future performance of AMRE and Facelifters, respectively. We have not assumed any responsibility for the information or projections provided to us and we have further relied upon the assurances of the managements of AMRE and Facelifters that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of AMRE and Facelifters. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We further assumed that the Merger would be accounted for in accordance with the pooling of interests method of accounting under the requirements of APB No. 16 and would qualify as a tax-free reorganization under Section 368 (a) of the Internal Revenue Code. We did not consider the effect, if any, of the proposed merger of AMRE with Congressional Construction Corporation on our analysis.

Based on the foregoing, it is our opinion that the Merger is fair, from a financial point of view, to the public stockholders of AMRE.

We have acted as financial advisor to AMRE in connection with the Merger and will receive a fee for such services, payment of a significant portion of which is contingent upon the consummation of the Merger.

                                                Very truly yours,


                                                BEAR, STEARNS & CO. INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person.

         Article 9 of the AMRE's Certificate and Article 11 of the AMRE's Bylaws, which provide for indemnification of directors and officers and for the authority to purchase insurance with respect to indemnification of directors and officers, are incorporated herein by reference.

         Article 11 of the AMRE Bylaws provides that AMRE shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of AMRE) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of AMRE, or is or was serving or has agreed to serve at the request of AMRE as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding to the fullest extent permitted by Delaware law.

         The right to indemnification under Article 11 of the AMRE Bylaws is a contract right which includes, with respect to directors, officers, employees and agents, the right to be paid by AMRE the costs, charges and expenses incurred in defending a civil or criminal action, suit or proceeding in advance of its disposition; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director and officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to AMRE of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article 11 of the AMRE Bylaws or otherwise.

         The Delaware Act was amended in 1986 to provide that Delaware corporations may amend their certificates of incorporation to relieve directors of monetary liability for breach of their fiduciary duty, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and a knowing violation of law or any transaction from which the director derived improper personal benefit. Article 9 of the AMRE Certificate provides that, to the fullest extent permitted by the Delaware Act, AMRE's directors shall not be liable to AMRE or its stockholders for monetary damages for breach of their fiduciary duties as a director.

         Finally, individual Indemnification Agreements have been entered into between AMRE and each director of AMRE which contractually obligate AMRE to provide to the directors (i) indemnification, (ii) insurance and (iii) additional indemnification. The Indemnification Agreements are for an unspecified period of time and are intended to indemnify and hold harmless each director to the fullest extent permitted or authorized by applicable law and the AMRE Bylaws. The form of such Indemnification Agreements is contained in
Exhibit 10.19.

ITEM 21.  EXHIBITS


Exhibit No.                         Title

 2.1  -     Agreement and Plan of Merger dated as of October 31, 1995 among
            AMRE, Facelifters Home Systems, Inc., a New York corporation,
            Facelifters and Merger Sub (incorporated by reference to Exhibit
            7.1 to AMRE's Current Report on Form 8-K dated October 31, 1995).

 2.2  -     Amendment No. 1 dated December 12, 1995 to Agreement and Plan of
            Merger dated as of October 31, 1995 among AMRE, Facelifters Home
            Systems, Inc., a New York corporation, Facelifters and Merger Sub
            (incorporated by reference to Exhibit 2.3 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

 2.3* - Amendment No. 2 dated February 12, 1996 to Agreement and Plan of Merger dated as of October 31, 1995 among AMRE, Facelifters Home Systems, Inc., a New York Corporation, Facelifters and Merger Sub, as amended.

 2.4  -     Agreement and Plan of Merger, dated as of December 30, 1995, among
            AMRE, Congressional Merger Sub and Congressional (incorporated by reference to Exhibit 2.1 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

 3.1  -     Certificate of Incorporation of AMRE, as amended (incorporated by reference to Exhibit 3.1 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1989).

 3.2  -     Bylaws of AMRE, as amended (incorporated by reference to Exhibit
            3.2 to AMRE's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1993).

 4.1  -     Rights Agreement, dated as of November 13, 1992, by and between
            AMRE and The Bank of New York, as successor Rights Agent to The
            Frost National Bank of San Antonio (incorporated by reference to
            Exhibit 1 to AMRE's Registration Statement on Form 8-A, dated
            November 19, 1992).

 5*  -      Opinion regarding legality.

 8.1* - Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding tax matters.

 8.2* -     Opinion of Jackson & Walker, L.L.P. regarding tax matters.

10.1 -      Stock Option Plan of AMRE, as amended (incorporated by reference to
            Exhibit 10.1 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.2 - AMRE Savings Investment Plan, dated September 30, 1990, restating and retitling AMRE's Profit Sharing Plan, as amended (incorporated by reference to Exhibit 10.2 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1990).

10.3 - Amendment No. 1 to AMRE Savings Investment Plan, effective as of October 1, 1990 (incorporated by reference to Exhibit 10.3 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

10.4 - Amendment No. 2 to AMRE Savings Investment Plan, effective as of January 1, 1993 (incorporated by reference to Exhibit 10.5 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

10.5 - Amendment No. 3 to AMRE Savings Investment Plan, effective as of January 1, 1994 (incorporated by reference to Exhibit 10.5 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.6 - Amendment No. 4 to AMRE Savings Investment Plan, effective as of January 1, 1994, (incorporated by reference to Exhibit 10.1 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended September 25, 1994).


10.7 - AMRE Savings Investment Trust Agreement, dated September 30, 1990 (incorporated by reference to Exhibit 10.18 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended October 31,
            1990).

10.8  -     Welfare Benefits Plan for Employees of AMRE, dated April 24, 1990, as amended (incorporated by reference to Exhibit 10.15 to AMRE's
            Annual Report on Form 10-K for the fiscal year ended April 30,
            1990).

10.9  -     Amendment No. 1 to Welfare Benefits Plan for Employees of AMRE
            (incorporated by reference to Exhibit 10.16 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.10 - Amendment No. 2 to Welfare Benefits Plan for Employees of AMRE (incorporated by reference to Exhibit 10.19 to AMRE's Transition Report on Form 10-K for the transition period ended December 31,
            1991).

10.11 - Amendment No. 3 to Welfare Benefits Plan for Employees of AMRE (incorporated by reference to Exhibit 10.9 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

10.12 - Amendment No. 4 to Welfare Benefits Plan for Employees of AMRE (incorporated by reference to Exhibit 10.12 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.13 - Welfare Benefits Trust for Employees of AMRE, dated April 24, 1990 as amended (incorporated by reference to Exhibit 10.24 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30,
            1990).

10.14 - Amendment No. 1 to Welfare Benefits Trust for Employees of AMRE (incorporated by reference to Exhibit 10.17 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.15 - AMRE Flexible Benefits Plan, as restated effective January 1, 1993 (incorporated by reference to Exhibit 10.12 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1990).

10.16 - Stock Option Agreement dated as of May 11, 1994, between AMRE and Ronald I. Wagner (incorporated by reference to Exhibit 10.3 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1994).

10.17 - Form of Stock Option Agreements dated as of May 11, 1994, between AMRE and each of the outside Directors of AMRE, which are identical except for the names of the Directors (incorporated by reference to Exhibit 10.4 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1994).

10.18 - Form of Stock Option Agreements dated as of May 11, 1994, between AMRE and the outside Directors of AMRE, which are identical except for names, the dates of respective grants of options surrendered, the number of shares subject to the surrendered options and the number of shares subject to the respective options being granted (which information and exhibit are incorporated by reference to Exhibit 10.5 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1994).

10.19 - License Agreement dated as of January 1, 1995, between AMRE and Sears for the sale and installation of siding, overhang and trim kitchen cabinet refacing, exterior coating and replacement windows (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.20 - Form of Indemnification Agreements between AMRE and the Directors of AMRE, which are identical except for names and dates (incorporated by reference to Exhibit 10.27 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1990).

10.21 -     Management Incentive Plan for AMRE (incorporated by reference to
            Exhibit 10.19 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.22 -     Lease dated October 11, 1988 between Cabinet Magic, Inc. and Ronald
            I. Wagner (incorporated by reference to Exhibit 10.21 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30,
            1991).

10.23 - Lease dated November 12, 1991 between AMRE, as Tenant, and Twin Towers Investment Partnership, as Landlord, with respect to AMRE's corporate headquarters in Dallas, Texas (incorporated by reference to Exhibit 10.18 to AMRE's Transition Report on Form 10-K for the transition period ended December 31, 1991).

10.24 - Promissory Note of Keith L. Abrams dated as of April 30, 1994, in the principal amount of $468,499.35, together with related Stock Pledge Agreement dated January 31, 1995 (incorporated by reference to Exhibit 10.37 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.25 - Description of options granted outside of the AMRE Stock Option Plan (incorporated by reference to Exhibit 10.29 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

10.26 - Form of Executive Severance Plan for Senior Management Positions between AMRE and certain executives of AMRE, including Keith Abrams, Robert E. Horton, Jr., and Curtis Everett, which agreements are identical except for names and dates (incorporated by reference to Exhibit 10.30 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

10.27 - Merchant Agreement dated as of July 27, 1993 between AMRE and Household Bank (Illinois), N.A. (incorporated by reference to
            Exhibit 10.1 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1993).

10.28 - Merchant Agreement Between AMRE and American General Financial Center, effective July 1, 1993, as amended January 25, 1994 (incorporated by reference to Exhibit 10.38 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

10.29 - License Agreement, dated October 17, 1995, among TM Acquisition Corp. and Century 21 Real Estate Corporation and ARI (incorporated by reference to Exhibit 7.1 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.30 - Preferred Stock Purchase Agreement, dated October 17, 1995, between AMRE and HFS (incorporated by reference to Exhibit 7.2 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.31 - Credit Agreement, dated October 17, 1995, between AMRE and HFS (incorporated by reference to Exhibit 7.3 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.32 - Letter Agreement, dated October 17, 1995, between AMRE and David Moore (incorporated by reference to Exhibit 7.4 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.33 - $5.00 Stock Option Agreement, dated October 17, 1995, between AMRE and David Moore (incorporated by reference to Exhibit 7.5 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.34 - $5.50 Stock Option Agreement, dated October 17, 1995, between AMRE and David Moore (incorporated by reference to Exhibit 7.6 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.35 - Stock Purchase Agreement between David Moore or his designees and AMRE (incorporated by reference to Exhibit 7.7 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.36 - Amendment No. 1 to the AMRE, Inc. Savings Investment Trust (incorporated by reference to Exhibit 10.1 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended July 2, 1995).

10.37 - Amended and Restated Merchant Agreement between Household Bank (Illinois), N.A. and AMRE dated April 24, 1995 (incorporated by reference to Exhibit 10.2 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended July 2, 1995).

10.38 - Separation Agreement dated December 1, 1995 between AMRE and Ronald Wagner (incorporated by reference to Exhibit 10.38 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

10.39 - Amendment No. 1 to Stockholder Agreement between AMRE and the stockholders of Facelifters signatory thereto (incorporated by reference to Exhibit 10.39 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

10.40 - Employment Agreement, dated as of June 1, 1995, by and between AMRE and Robert M. Swartz (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed June 19, 1995).

10.41 - Stock Option Agreement, dated as of June 1, 1995, between AMRE and Robert M. Swartz (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed June 19, 1995).

11  -       Statement regarding computation of per share earnings (incorporated by reference to Exhibit 11 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

23.1  -     Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.(included in the Exhibit 5 and Exhibit 8.1 opinions filed herewith).

23.2  -     Consent of Jackson & Walker, L.L.P. (included in the Exhibit 8.2 opinion filed herewith).

23.3* -     Consent of Arthur Andersen LLP.

23.4* -     Consent of Grant Thornton LLP.

23.5* -     Consent of Bear, Stearns & Co. Inc.

23.6* -     Consent of Southwest Securities, Inc.

23.7* -     Consent of Murray Gross.

99.1 - Stipulation of Settlement among plaintiffs in the Litigation and AMRE, Steven D. Bedowitz, Robert Levin and Dennie D. Brown (incorporated by reference to Exhibit 1 to the Current Report on Form 8-K filed February 4, 1993).

99.2 - Final judgment and order approving settlement of the Litigation (incorporated by reference to Exhibit 2 to the Current Report on Form 8-K filed February 4, 1993).

99.3* -     AMRE Form of Proxy Card.

99.4* -     Facelifters Form of Proxy Card.


__________________________
*        Filed herewith.

ITEM 22.  UNDERTAKINGS.

         1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         2. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11, or 13 herein, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March ___, 1996.

                                      AMRE, INC.



                                      By:  /s/ Robert M. Swartz
                                          -------------------------------------
                                          Robert M. Swartz
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints each of Robert M. Swartz and C. Curtis Everett, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-4 under the Securities Act of 1933, as amended, including any and all amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto and any regulatory authority, granting unto said attorney, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                        Title                             Date
                 ---------                                        -----                             ----

 /s/ John D. Snodgrass                                    Chairman of the Board               March    , 1996
------------------------------------------------------         and Director                         ---
             John D. Snodgrass

 /s/ Robert M. Swartz                                    Chief Executive Officer              March    , 1996
------------------------------------------------------         and Director                         ---
              Robert M. Swartz

 /s/ Ronald L. Bliwas                                            Director                     March    , 1996
------------------------------------------------------                                              ---
              Ronald L. Bliwas

                 Signature                                        Title                             Date
                 ---------                                        -----                             ----

 /s/ Dennis S. Bookshester                                       Director                     March    , 1996
------------------------------------------------------                                              ---
           Dennis S. Bookshester

 /s/ Arthur P. Frigo                                             Director                     March    , 1996
------------------------------------------------------                                              ---
              Arthur P. Frigo

 /s/ Stephen P. Holmes                                           Director                     March    , 1996
------------------------------------------------------                                              ---
             Stephen P. Holmes

 /s/ Jack L. McDonald                                            Director                     March    , 1996
------------------------------------------------------                                              ---
              Jack L. McDonald

 /s/ David L. Moore                                   Director                                 March ___, 1996
------------------------------------------
               David L. Moore

 /s/ Robert W. Pittman                                           Director                     March    , 1996
------------------------------------------------------                                              ---
             Robert W. Pittman

 /s/ Sheldon I. Stein                                            Director                     March    , 1996
------------------------------------------------------                                              ---
              Sheldon I. Stein

 /s/ John S. Vanecko                                  Principal Financial and                 March    , 1996
------------------------------------------                  Accounting Officer                      ---
              John S. Vanecko

                              INDEX TO EXHIBITS


EXHIBIT NO.                      DESCRIPTION
-----------                      -----------

 2.1  -     Agreement and Plan of Merger dated as of October 31, 1995 among
            AMRE, Facelifters Home Systems, Inc., a New York corporation,
            Facelifters and Merger Sub (incorporated by reference to Exhibit
            7.1 to AMRE's Current Report on Form 8-K dated October 31, 1995).

 2.2  -     Amendment No. 1 dated December 12, 1995 to Agreement and Plan of
            Merger dated as of October 31, 1995 among AMRE, Facelifters Home
            Systems, Inc., a New York corporation, Facelifters and Merger Sub
            (incorporated by reference to Exhibit 2.3 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

 2.3* - Amendment No. 2 dated February 12, 1996 to Agreement and Plan of Merger dated as of October 31, 1995 among AMRE, Facelifters Home Systems, Inc., a New York Corporation, Facelifters and Merger Sub, as amended.

 2.4  -     Agreement and Plan of Merger, dated as of December 30, 1995, among
            AMRE, Congressional Merger Sub and Congressional.

 3.1  -     Certificate of Incorporation of AMRE, as amended (incorporated by reference to Exhibit 3.1 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1989).

 3.2  -     Bylaws of AMRE, as amended (incorporated by reference to Exhibit
            3.2 to AMRE's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1993).

 4.1  -     Rights Agreement, dated as of November 13, 1992, by and between
            AMRE and The Bank of New York, as successor Rights Agent to The
            Frost National Bank of San Antonio (incorporated by reference to
            Exhibit 1 to AMRE's Registration Statement on Form 8-A, dated
            November 19, 1992).

 5*  -      Opinion regarding legality.

 8.1* - Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding tax matters.

 8.2* -     Opinion of Jackson & Walker, L.L.P. regarding tax matters.

10.1 -      Stock Option Plan of AMRE, as amended (incorporated by reference to
            Exhibit 10.1 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.2 - AMRE Savings Investment Plan, dated September 30, 1990, restating and retitling AMRE's Profit Sharing Plan, as amended (incorporated by reference to Exhibit 10.2 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1990).

10.3 - Amendment No. 1 to AMRE Savings Investment Plan, effective as of October 1, 1990 (incorporated by reference to Exhibit 10.3 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

10.4 - Amendment No. 2 to AMRE Savings Investment Plan, effective as of January 1, 1993 (incorporated by reference to Exhibit 10.5 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

10.5 - Amendment No. 3 to AMRE Savings Investment Plan, effective as of January 1, 1994 (incorporated by reference to Exhibit 10.5 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.6 - Amendment No. 4 to AMRE Savings Investment Plan, effective as of January 1, 1994, (incorporated by reference to Exhibit 10.1 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended September 25, 1994).


10.7 - AMRE Savings Investment Trust Agreement, dated September 30, 1990 (incorporated by reference to Exhibit 10.18 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended October 31,
            1990).

10.8  -     Welfare Benefits Plan for Employees of AMRE, dated April 24, 1990, as amended (incorporated by reference to Exhibit 10.15 to AMRE's
            Annual Report on Form 10-K for the fiscal year ended April 30,
            1990).

10.9  -     Amendment No. 1 to Welfare Benefits Plan for Employees of AMRE
            (incorporated by reference to Exhibit 10.16 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.10 - Amendment No. 2 to Welfare Benefits Plan for Employees of AMRE (incorporated by reference to Exhibit 10.19 to AMRE's Transition Report on Form 10-K for the transition period ended December 31,
            1991).

10.11 - Amendment No. 3 to Welfare Benefits Plan for Employees of AMRE (incorporated by reference to Exhibit 10.9 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

10.12 - Amendment No. 4 to Welfare Benefits Plan for Employees of AMRE (incorporated by reference to Exhibit 10.12 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.13 - Welfare Benefits Trust for Employees of AMRE, dated April 24, 1990 as amended (incorporated by reference to Exhibit 10.24 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30,
            1990).

10.14 - Amendment No. 1 to Welfare Benefits Trust for Employees of AMRE (incorporated by reference to Exhibit 10.17 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.15 - AMRE Flexible Benefits Plan, as restated effective January 1, 1993 (incorporated by reference to Exhibit 10.12 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1990).

10.16 - Stock Option Agreement dated as of May 11, 1994, between AMRE and Ronald I. Wagner (incorporated by reference to Exhibit 10.3 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1994).

10.17 - Form of Stock Option Agreements dated as of May 11, 1994, between AMRE and each of the outside Directors of AMRE, which are identical except for the names of the Directors (incorporated by reference to Exhibit 10.4 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1994).

10.18 - Form of Stock Option Agreements dated as of May 11, 1994, between AMRE and the outside Directors of AMRE, which are identical except for names, the dates of respective grants of options surrendered, the number of shares subject to the surrendered options and the number of shares subject to the respective options being granted (which information and exhibit are incorporated by reference to Exhibit 10.5 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1994).

10.19 - License Agreement dated as of January 1, 1995, between AMRE and Sears for the sale and installation of siding, overhang and trim kitchen cabinet refacing, exterior coating and replacement windows (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

10.20 - Form of Indemnification Agreements between AMRE and the Directors of AMRE, which are identical except for names and dates (incorporated by reference to Exhibit 10.27 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1990).

10.21 -     Management Incentive Plan for AMRE (incorporated by reference to
            Exhibit 10.19 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.22 -     Lease dated October 11, 1988 between Cabinet Magic, Inc. and Ronald
            I. Wagner (incorporated by reference to Exhibit 10.21 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30,
            1991).

10.23 - Lease dated November 12, 1991 between AMRE, as Tenant, and Twin Towers Investment Partnership, as Landlord, with respect to AMRE's corporate headquarters in Dallas, Texas (incorporated by reference to Exhibit 10.18 to AMRE's Transition Report on Form 10-K for the transition period ended December 31, 1991).

10.24 - Promissory Note of Keith L. Abrams dated as of April 30, 1994, in the principal amount of $468,499.35, together with related Stock Pledge Agreement dated January 31, 1995 (incorporated by reference to Exhibit 10.37 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.25 - Description of options granted outside of the AMRE Stock Option Plan (incorporated by reference to Exhibit 10.29 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

10.26 - Form of Executive Severance Plan for Senior Management Positions between AMRE and certain executives of AMRE, including Keith Abrams, Robert E. Horton, Jr., and Curtis Everett, which agreements are identical except for names and dates (incorporated by reference to Exhibit 10.30 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

10.27 - Merchant Agreement dated as of July 27, 1993 between AMRE and Household Bank (Illinois), N.A. (incorporated by reference to
            Exhibit 10.1 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1993).

10.28 - Merchant Agreement Between AMRE and American General Financial Center, effective July 1, 1993, as amended January 25, 1994 (incorporated by reference to Exhibit 10.38 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

10.29 - License Agreement, dated October 17, 1995, among TM Acquisition Corp. and Century 21 Real Estate Corporation and ARI (incorporated by reference to Exhibit 7.1 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.30 - Preferred Stock Purchase Agreement, dated October 17, 1995, between AMRE and HFS (incorporated by reference to Exhibit 7.2 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.31 - Credit Agreement, dated October 17, 1995, between AMRE and HFS (incorporated by reference to Exhibit 7.3 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.32 - Letter Agreement, dated October 17, 1995, between AMRE and David Moore (incorporated by reference to Exhibit 7.4 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.33 - $5.00 Stock Option Agreement, dated October 17, 1995, between AMRE and David Moore (incorporated by reference to Exhibit 7.5 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.34 - $5.50 Stock Option Agreement, dated October 17, 1995, between AMRE and David Moore (incorporated by reference to Exhibit 7.6 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.35 - Stock Purchase Agreement between David Moore or his designees and AMRE (incorporated by reference to Exhibit 7.7 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.36 - Amendment No. 1 to the AMRE, Inc. Savings Investment Trust (incorporated by reference to Exhibit 10.1 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended July 2, 1995).

10.37 - Amended and Restated Merchant Agreement between Household Bank (Illinois), N.A. and AMRE dated April 24, 1995 (incorporated by reference to Exhibit 10.2 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended July 2, 1995).

10.38 - Separation Agreement dated December 1, 1995 between AMRE and Ronald Wagner (incorporated by reference to Exhibit 10.38 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

10.39 - Amendment No. 1 to Stockholder Agreement between AMRE and the stockholders of Facelifters signatory thereto (incorporated by reference to Exhibit 10.39 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

10.40 - Employment Agreement, dated as of June 1, 1995, by and between AMRE and Robert M. Swartz (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed June 19, 1995).

10.41 - Stock Option Agreement, dated as of June 1, 1995, between AMRE and Robert M. Swartz ( incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed June 19, 1995).

11  -       Statement regarding computation of per share earnings (incorporated by reference to Exhibit 11 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

23.1  -     Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.(included in the Exhibit 5 and Exhibit 8.1 opinions filed herewith).

23.2  -     Consent of Jackson & Walker, L.L.P. (included in the Exhibit 8.2 opinion filed herewith).

23.3* -     Consent of Arthur Andersen LLP.

23.4* -     Consent of Grant Thornton LLP.

23.5* -     Consent of Bear, Stearns & Co. Inc.

23.6* -     Consent of Southwest Securities, Inc.

23.7* -     Consent of Murray Gross.

99.1 - Stipulation of Settlement among plaintiffs in the Litigation and AMRE, Steven D. Bedowitz, Robert Levin and Dennie D. Brown (incorporated by reference to Exhibit 1 to the Current Report on Form 8-K filed February 4, 1993).

99.2 - Final judgment and order approving settlement of the Litigation (incorporated by reference to Exhibit 2 to the Current Report on Form 8-K filed February 4, 1993).

99.3* -     AMRE Form of Proxy Card.

99.4* -     Facelifters Form of Proxy Card.


__________________________
*        Filed herewith.